                                                                  EXHIBIT 10




                                   AGREEMENT

                                    Between

                             DELTA AIR LINES, INC.

                                      and

                     THE AIR LINE PILOTS IN THE SERVICE OF
                             DELTA AIR LINES, INC.

                               as Represented by

                        THE AIR LINE PILOTS ASSOCIATION,
                                 INTERNATIONAL

                 Date of Signing:   April 29, 1996
                 Effective Date:    May 1, 1996
                 Duration:          May 1, 1996 - May 2, 2000

                               TABLE OF CONTENTS

                                     TITLE

SECTION                                                                 SECTION.PAGE
  1  Recognition and Job Security..........................................  1.1
  2  Definitions...........................................................  2.1
  3  Compensation..........................................................  3.1
  4  Minimum Pay Guarantees................................................  4.1
  5  Traveling Expenses....................................................  5.1
  6  Moving Expenses.......................................................  6.1
  7  Vacations.............................................................  7.1
  8  Deadhead..............................................................  8.1
  9  Miscellaneous Flying..................................................  9.1
 10  Transfer to Non Flying or Supervisory Duty............................ 10.1
 11  Training.............................................................. 11.1
 12  Hours of Service...................................................... 12.1
 13  Leaves of Absence..................................................... 13.1
 14  Sick Leave............................................................ 14.1
 15  Physical Examinations................................................. 15.1
 16  International Category Operations..................................... 16.1
 17  Witnesses and Representatives......................................... 17.1
 18  Grievances............................................................ 18.1
 19  System Board of Adjustment............................................ 19.1
 20  Seniority............................................................. 20.1
 21  Reduction in Force, Furlough, and Recall.............................. 21.1
 22  Filling of Vacancies.................................................. 22.1
 23  Scheduling............................................................ 23.1
 24  General............................................................... 24.1
 25  Medical, Dental, Optional Life and Accident Insurance Benefits........ 25.1
 26  Retirement, Basic Life Insurance, Disability and Survivor Benefits.... 26.1
 27  Union Security and Check Off.......................................... 27.1
 28  Effective Date, Duration and Effect on Other Agreements............... 28.1

                            SUPPLEMENTAL AGREEMENTS
                               TABLE OF CONTENTS

TITLE                                                                  SECTION.PAGE
CRAF....................................................................... CR.1
Retirement and Insurance Committee......................................... RI.1
Age 60 Transition to Second Officer........................................ AG.1
Charter.................................................................... CH.1
Sunshine Operation......................................................... SO.1

                              LETTERS OF AGREEMENT
                               TABLE OF CONTENTS


Letter Number 1     Bank Time Use for FAE...........................................  L.1
Letter Number 2     New Hire Pilot Rights...........................................  L.2
Letter Number 3     Line of Time Window Expansion...................................  L.3
Letter Number 4     Retirement and Insurance Committee Information..................  L.4
Letter Number 5     Disability and Survivorship Plan Long Term Disability Payments..  L.5
Letter Number 6     24.J.2. Billing.................................................  L.6
Letter Number 7     Deadhead Relief Pilot Part of Crew..............................  L.7
Letter Number 8     Pilot Mailboxes.................................................  L.8
Letter Number 9     MEC, Negotiating Committee Category Options.....................  L.9
Letter Number 10    Family Care Savings Plan........................................ L.10
Letter Number 11    Medical Review.................................................. L.11
Letter Number 12    Pilots Returning to Line Flying Following Extended ALPA Duty.... L.12
Letter Number 13    Family Care Savings Plan........................................ L.13
Letter Number 14    Delta Pilots Medical Plan....................................... L.14
Letter Number 15    Delta Pilots Disability and Survivorship Plan................... L.15
Letter Number 16    Retirement Benefit Issues....................................... L.16
Letter Number 17    Stock Options................................................... L.17
Letter Number 18    Board Member.................................................... L.18
Letter Number 19    Instructor(s) Flying............................................ L.19
Letter Number 20    Line of Time Construction for International Flying.............. L-20
Letter Number 21    Swap with the Pot, Ultra Long Call and Jump Seat................ L-21
Letter Number 22    B-737 Displaced Pilots Pay Protection........................... L-22

                                OTHER DOCUMENTS
                               TABLE OF CONTENTS

Pilots Stock Option Plan
Pilots Profit Sharing Program

                                   AGREEMENT
                                    Between
                             DELTA AIR LINES, INC.
                                      and
                              THE AIR LINE PILOTS
                               in the Service of
                             DELTA AIR LINES, INC.
                               as Represented by
                        THE AIR LINE PILOTS ASSOCIATION,
                                 INTERNATIONAL

       THIS AGREEMENT is made and entered into in accordance with the provisions of the Railway Labor Act, as amended, by and between DELTA AIR LINES, INC., (hereinafter known as the "Company"), and the AIR LINE PILOTS in the service of DELTA AIR LINES, INC., as represented by the AIR LINE PILOTS ASSOCIATION, INTERNATIONAL (hereinafter known as the "Association").

       It is hereby mutually agreed:

SECTION 1

RECOGNITION AND JOB SECURITY

  A.  RECOGNITION
      1. The Air Line Pilots Association, International, has furnished the Company proof that a majority of the airline pilots employed by the Company have designated the Association to represent them and in their behalf negotiate and conclude an Agreement with the Company as to rates of pay, rules and working conditions covering the pilots in the employ of the Company in accordance with the provisions of the Railway Labor Act, as amended. This basic collective bargaining agreement together with all effective amendments, supplemental agreements, letters of agreement, and letters of understanding between the Company and the Association, collectively constitute this "Agreement".

      2. Nothing in this Agreement shall be construed to limit or deny any pilot hereunder any rights or privileges to which he may be entitled under the provisions of the Railway Labor Act, as amended.

  B.  DEFINITIONS

      1. "Company" means Delta Air Lines, Inc.

      2. "Affiliate" means (i) any Subsidiary, Parent or division of the Company, or (ii) any other Subsidiary, Parent or division of either a Parent or a Subsidiary of the Company or (iii) any Entity that Controls the Company or is Controlled by the Company whether directly or indirectly through the Control of other Entities.

      3. "Parent" means any Entity that controls another Entity.

                                      1.1

      4. "Subsidiary" means any Entity that is Controlled by another Entity.

      5. "Control" for the purposes of this Section 1, shall exist by Entity A over Entity B, only if A, whether directly or indirectly through the Control of other Entities:

         a. owns securities that constitute and/or are exchangeable into, exercisable for or convertible into more than (i) 40 percent of B's outstanding common stock, or if stock in addition to common stock has voting power then (ii) 40 percent of the voting power of all outstanding securities of B entitled to vote generally for the election of members of B's Board of Directors or similar governing body, or

         b. has the power or right to manage or direct the management of all or substantially all of B's air carrier operations, or

         c. has the power or right to designate or provide all or substantially all of B's officers, or

         d. has the power or right to provide a majority of the following management services for B: capacity planning, financial planning, strategic planning, market planning, marketing and sales, technical operations, flight operations, and human resources activities, or

         e. has the power or right to appoint or elect or prevent the appointment or election of a majority of B's Board of Directors, or other governing body having substantially the powers and duties of a board of directors, or

         f. has the power or right to appoint or elect or to prevent the appointment or election of a minority of B's Board of Directors or similar governing body, but only if such minority has the power or right to appoint or remove B's

                                      1.2

            Chief Executive Officer, or President, or Chief Operating Officer, or the majority membership of the Executive Committee or similar committee on B's Board of Directors, or the majority membership of at least one-half of B's Board committees.


      6. "Domestic Air Carrier" means an air carrier as defined in 49 U.S.C. Section 40102(a)(2)

      7. "Foreign Air Carrier" means an air carrier other than a Domestic Air Carrier.

      8. "United States" means the United States and its territories.

      9. "Entity" means a natural person, corporation, association, partnership, trust or any other form for conducting business, and any combination or concert of any of the foregoing.

     10. "Company Flying" means all flying reserved under Section 1.C. below for performance by pilots on the Delta Air Lines Pilots' System Seniority List ("Seniority List").

     11. "International Partner Flying" means flying performed by any Foreign Air Carrier (who is not an Affiliate) (i) under or utilizing a designator code, trade name, brand, logo, trademarks, service marks, aircraft livery or aircraft paint scheme currently or in the future utilized by the Company or any Affiliate and/or (ii) as described in
         (i) above on aircraft on which the Company or any Affiliate has purchased or reserved blocked space or blocked seats for sale or resale to customers of the Company or any Affiliate.

     12. "Designated Flying" means total monthly scheduled aircraft block hours operated by pilots on the Seniority List under the terms of this Agreement on twin-aisle

                                      1.3
         equipment, between points outside the United States and between the United States and foreign points.

  C.  SCOPE

  Except as expressly provided in Sections 1.D. and E. below:

      1. All flying performed by or for the Company or any Affiliate shall be performed by pilots on the Seniority List in accordance with the terms and conditions of this Agreement.

      2. Paragraph 1. above includes without limitation all passenger flying, cargo flying, freight flying, positioning flights and ferry flights (scheduled and nonscheduled, revenue and nonrevenue) and nonscheduled flights as defined in Section 2 of this Agreement:

          a. Performed by or for the Company or any Affiliate on aircraft owned, leased or operated by the Company or any Affiliate;

          b. Performed on aircraft under the operational control of the Company or any Affiliate (excluding advisory flight planning and following services provided by the Company on a fee for service basis to other air carriers);

          c. Performed for the Company or any Affiliate by any Affiliate or other air carrier;

          d. Performed by any Domestic Air Carrier under or utilizing a designator code, trade name, brand, logo, trademarks, service marks, aircraft livery or aircraft paint scheme currently or in the future utilized by the Company or any Affiliate;

                                      1.4

          e. Performed by pilots on the Seniority List for any other air carrier.

      3. There shall be no contracting, or subcontracting of any Company Flying to any other air carrier or performance of Company Flying by pilots of any other air carrier without the prior written consent of the Delta MEC.

      4. Nothing in this Section 1.C. shall be interpreted to cover flying performed by an air carrier other than the Company or an Affiliate, merely because of its participation in industry standard interline agreements.

      5. Nothing in this Section 1.C. shall be interpreted to cover flying performed by an air carrier other than the Company or any Affiliate, merely because of its participation in the Company's or any Affiliate's frequent flyer miles program under which passengers of such other carrier by frequent travel on board the aircraft of that carrier, may earn travel or other awards.

      6. Neither the Company nor any Affiliate shall establish or maintain a pilot domicile or other base of flight operations at any point outside the United States unless all Company Flying to and from such domicile or base is conducted by pilots on the Seniority List who continue at all times to be covered in all respects by this Agreement and the Railway Labor Act.

                                      1.5

  D.  PERMITTED ARRANGEMENT WITH DOMESTIC CARRIERS

      1. Section 1.C. above shall not apply to flying performed by any Domestic Air Carrier(s) (other than the Company) for the Company or for any Affiliate on (i) passenger aircraft configured with 70 or fewer passenger seats and (ii) freight aircraft with a maximum certificated gross take off weight of 70,000 or fewer pounds, that carry freight on or above the cabin floor ("Permitted Aircraft Types").

      2. If a Domestic Air Carrier operates both Permitted Aircraft Types and aircraft other than Permitted Aircraft Types, the exemption for that Domestic Air Carrier provided by Section D.1. above shall not apply unless (i) the flying on aircraft other than Permitted Aircraft Types is not performed for the Company within the meaning of Section 1.C., and (ii) there is no reduction in the level of the Company's then existing system scheduled aircraft block hours of flying as the result of the performance of such flying on other than Permitted Aircraft Types.

      3. Section 1.C. above shall not apply to flying performed by any Affiliate on Permitted Aircraft Types.

      4. Section 1.C. above shall not apply to flying performed for the Company by Atlantic Southeast Airlines (ASA) on up to 20 Bae 146 or AVRO RJ85 aircraft, provided that there is no reduction in the level of the Company's then existing system scheduled block hours of flying as the result of the performance of such flying by ASA.

                                      1.6

      5. Section 1.C. above shall not apply to prevent the Company or any Affiliate from acquiring a Domestic Air Carrier that operates aircraft other than Permitted Aircraft Types ("Acquired Airline") and operating such Acquired Airline pending a merger of the Company and the Acquired Airline, provided that:

          a. The Company agrees to operationally merge with the Acquired Airline and become a single carrier with a single pilot class or craft, a single collective bargaining agreement and a single integrated pilot seniority list, not later than six (6) months after either the effective date of issuance of a final and binding integrated pilot seniority list or the effective date of the single collective bargaining agreement, whichever is later;

          b. (1) The pilot Seniority Lists of the Company and the Acquired Airline shall be integrated (i) pursuant to Association Merger Policy if both groups are represented by the Association, or (ii) if the pilots of the Acquired Airline are not represented by the Association, then pursuant to a method to be determined by the Delta MEC. However, in either case, the integrated seniority list produced by the Association, including any attendant conditions and restrictions shall be subject to the approval of the Company, and shall be submitted to the Company for approval within nine (9) months of the date the Company or any Affiliate acquired Control of the Acquired Airline.

                                      1.7

              (2) If the Company rejects the list produced by the Association, the Association may modify the list and resubmit it within three (3) months after the date of such rejection to the Company for approval or at the election of the Association, the Association and the Company shall submit to an arbitrator mutually selected by the Association and the Company for a final and binding decision, the choice of a list produced by the Association and a list produced by the Company.

              (3) If the Association does not resubmit a modified list within the permitted time period or does so resubmit a modified list but it is rejected by the Company, then the matter shall be decided through the arbitration procedure set forth above.

              (4) Notwithstanding Paragraph (1) above, if the Association does not produce and present an integrated Seniority List to the Company for approval within nine (9) months of the date the Company or any Affiliate acquired Control of the Acquired Airline, the pilot seniority lists of the Company and the Acquired Airline shall be integrated pursuant to a method to be determined by the Company.

          c. Wages and benefits for the pilots of the Acquired Airline, to be effective upon the integration of the two seniority lists, shall be negotiated between the Company and the Association. Nothing herein shall entitle either the Company or the Association to negotiate any other provision of this Agreement except as this Agreement otherwise permits.

                                      1.8

          d. During the period between the closing date of the corporate transaction pursuant to which the Company or any Affiliate acquires Control of the Acquired Airline and the date of operational merger, the aircraft (including owned aircraft, leased aircraft, and all orders and options to purchase aircraft), of each pre-merger airline shall remain separated. Such pre-merger aircraft of the Company will be operated by pilots on the System Seniority List in accordance with the terms and conditions of this Agreement. Such pre-merger aircraft of the Acquired Airline will be operated by pilots on its seniority list. Nothing in this paragraph d. shall apply to prevent the Company from removing any aircraft from the fleet of either airline. In the event aircraft are removed from either fleet prior to the operational merger the Company and its Affiliates will make reasonable efforts consistent with the then existing financial and operational needs of the service, to ensure that the ratio of the total number of aircraft block hours operated by pilots on the Seniority List to the aircraft block hours operated by pilots of the Acquired Airline ("Block Hour Ratio") is not reduced below the Block Hour Ratio that existed on the date the Company or any Affiliate acquired Control of the Acquired Airline.

  E.  PERMITTED ARRANGEMENTS WITH FOREIGN AIR CARRIERS

      1.  Section 1.C. above shall not apply to International Partner Flying.

                                      1.9

      2. During any period of time that Designated Flying is below 15,500 hours:

          a. There shall be no substitution or increase in the number of Foreign Air Carriers performing International Partner Flying, and

          b. there shall be no substitution or increase in the number of routes over which International Partner Flying is performed, and

          c. there shall be no increase in the number of flight frequencies on routes over which International Partner Flying is performed, and

          d. the number of permissible hours of international flex (excluding training flex hours) set forth in Section 12.A.1. of this Agreement shall be reduced to zero (international flex sanction), and

          e. for three or more consecutive months, the international flex sanction specified in d. above shall remain in place for a period of six months from the date Designated Flying next exceeds 15,500 hours.

      3. Without the consent of the Delta MEC, neither the Company nor any Affiliate shall enter into or maintain an agreement or arrangement with any Foreign Air Carrier performing International Partner Flying that permits the Company or any Affiliate to book or ticket under the Company's or Affiliate's designator code, reserve, block, and/or purchase for resale, more than 50% of the seats in any month on any flight segment of such Foreign Air Carrier.

                                     1.10

      4. No Foreign Air Carrier shall in the performance of International Partner Flying, take on for hire, persons, property or mail at any point within the United States that is destined to be transported by such Foreign Air Carrier to any other point within the United States.

      5. The Company shall be excused from compliance with the provisions of paragraph 2. above in the event a circumstance over which the Company does not have control is the cause of such noncompliance. The term "circumstance over which the Company does not have control" includes, but is not limited to, a natural disaster; labor dispute; grounding of a substantial number of the Company's aircraft by a government agency; reduction in flying operations because of a decrease in available fuel supply or other critical materials due to either governmental action or commercial suppliers being unable to provide sufficient fuel or other critical materials for the Company's operations; revocation of the Company's operating certificate(s); war emergency; owner's delay in delivery of aircraft scheduled for delivery; manufacturer's delay in delivery of new aircraft scheduled for delivery. The term "circumstance over which the Company does not have control" shall not include the price of fuel or other supplies, the price of aircraft, the state of the economy, the financial state of the Company, or the relative profitability or unprofitability of the Company's then-current operations.


                                     1.11

  F.  AFFILIATES AND SUCCESSORS

      1. This Agreement shall be binding upon any Affiliate. The Company shall not conclude any agreement or arrangement that establishes an Affiliate unless such Affiliate agrees in writing as an irrevocable condition of such agreement or arrangement to be bound by this Agreement and if the Affiliate is an air carrier or Parent or Subsidiary of an air carrier, to operate as part of a single carrier with the Company in accordance with the terms of this Agreement, unless the Affiliate operates only Permitted Aircraft Types.

      2. This Agreement shall be binding upon any successor, including without limitation, any merged company or companies (as defined in Section 2.
          (a) of the Allegheny-Mohawk Labor Protective Provisions), assignee, purchaser, transferee, administrator, receiver, executor and/or trustee of all or substantially all of the equity securities and/or assets of the Company or any Affiliate (a "Successor") whether as a result of a single transaction or multi-step transactions (a "Successorship Transaction"). Neither the Company nor any Affiliate shall conclude any agreement with a Successor for a Successorship Transaction, or that will result in or create a Successor, unless the Successor agrees in writing to assume and be bound by this Agreement, to recognize the Association as the representative of the pilots on the Seniority List consistent with the Railway Labor Act, and to agree that the employment of such pilots will be pursuant to the terms of the Agreement.

                                     1.12

      3. If an Affiliate or Successor is an air carrier that operates other than Permitted Aircraft Types, the requirements of paragraph D.4. a-d. above will govern the resulting operational merger.

  G.  CHANGE IN CONTROL

      1. In the event that through a single transaction or multi-step related transactions, any Entity acquires Control of the Company or any Affiliate air carrier that operates other than Permitted Aircraft Types (any such transaction, a "Change in Control"), the Association shall have the right in its sole discretion upon written notice to the Company within 60 days of receiving written notice of the Change in Control, to serve a Section 6 notice to reopen this Agreement in whole or in part, or to extend the duration of this Agreement for one, two or three years past the amendable date.

      2. The provisions in paragraph 1. above shall not apply if the transaction that constitutes a "Change in Control" consists solely of a corporate form restructuring that creates a Parent holding company of the Company, whose shareholders and Board of Directors at the closing of the transaction are substantially the same as the shareholders and Board of Directors of the Company immediately preceding the transaction.

      3. The provisions in paragraph 1. above shall not apply to any Entity that is an IRS qualified employee benefit plan of the Company (or a Parent), or a trustee or other fiduciary of such plan acting in its capacity as such, provided that the plan is one in which (i) all pilots on the Seniority List who meet the general service requirements applicable to all participants are entitled to participate; (ii) stock of

                                     1.13
          the Company or Affiliate allocated to accounts of participants is voted in accordance with the instructions of the participants if any are given and (iii) the trustee voting unallocated stock is a nationally recognized bank or financial institution. If stock in the plan which is not required to be voted in accordance with directions of the participants is tendered to an Entity outside the plan, such stock shall be deemed to be no longer owned by the plan for purposes of this Paragraph 3.

  H.  OPPORTUNITY TO MAKE COMPETING PROPOSAL

          In the event the Company receives a proposal for a transaction that would, if completed, result in a Successor or Change in Control, and the Company determines to pursue or facilitate the proposal the Company and/or Affiliate will in good faith seek to provide the Association with the opportunity to make a competing proposal at such time and under such circumstances as the Board of Directors of the Company and/or Affiliate reasonably determines to be consistent with their fiduciary duties.

  I.  GENERAL FURLOUGH PROTECTION

      1. No pilot senior to J. R. Agne (number 8367 on the seniority list as of January 1, 1996) shall be placed on furlough.

                                     1.14

      2. All pilots on the Seniority List who are on furlough shall be recalled to service not later than July 1, 1997. The Company and the Association shall make every reasonable effort to agree upon a furlough recall schedule for 1996 and 1997 that is consistent with projected operational needs, provided that recalls shall be accomplished no later than July 1, 1997 whether or not agreement is reached on a recall schedule.

      3. The Company shall be excused from compliance with the provisions of Paragraphs 1. and 2. above in the event a circumstance over which the Company does not have control is the cause of such noncompliance. The term "circumstance over which the Company does not have control" includes, but is not limited to, a natural disaster; labor dispute; grounding of a substantial number of the Company's aircraft by a government agency; reduction in flying operations because of a decrease in available fuel supply or other critical materials due to either governmental action or commercial suppliers being unable to provide sufficient fuel or other critical materials for the Company's operations; revocation of the Company's operating certificate(s); war emergency; owner's delay in delivery of aircraft scheduled for delivery; manufacturer's delay in delivery of new aircraft scheduled for delivery. The term "circumstance over which the Company does not have control" shall not include the price of fuel or other supplies, the price of aircraft, the state of the economy, the financial state of the Company, or the relative profitability or unprofitability of the Company's then-current operations.

                                     1.15

      4. The Company shall be excused from compliance with the provisions of Paragraph 2. above, on a one-for-one basis to the extent that (i) pilots on the Seniority List are flying beyond age 60 as a Captain or First Officer as of July 1, 1997 as the result of a change effective before July 1, 1997, in the mandatory age limitations of the Federal Air Regulations and/or (ii) less than 160 pilots on the Seniority List who will reach age 60 on or after July 1, 1997, become participants in the Company's special early retirement program for pilots that is being offered as part of this Agreement. If 160 or more of such pilots become participants in the Company's special early retirement program, then such additional pilot shall count on a one-for-one basis to offset the numbers of pilots under (i) above.

  J.  ASSOCIATE NON-VOTING MEMBER OF THE BOARD OF DIRECTORS AND INFORMATION
      SHARING

      1. The Association shall be entitled to appoint an associate non-voting member of the Company's Board of Directors ("Member") to attend the regular quarterly meetings of the Company's Board of Directors. The Member, who must be an active pilot employee of the Company, shall be entitled to receive notice of and to participate in all such meetings and participate in any other meetings as deemed appropriate by the Chairman of the Board of Directors; provided, however, that the Board of Directors may hold executive sessions of such meetings, or hold meetings at any other time, from which such Member may be excluded. Such Member shall have no voting rights, but shall be entitled to schedule agenda time to address the Board on matters of interest to the Association and Company and shall be subject to such reasonable confidentiality requirements as may be determined by the Company, as well as applicable legal requirements. The

                                     1.16
          interpretation of the provisions of this section shall not be subject to the grievance and or System Board of Adjustment procedures of
          Section 18 and 19 of the Agreement and shall be subject to the laws of the State of Delaware.

      2. The Company will provide the Association on a periodic basis at their reasonable request, with detailed historical operating and financial information on the Company and when agreed to by the Company, detailed projected operating and financial information on the Company. Access to, use and distribution of, information provided to the Association under this paragraph J. 2. will be conditioned upon and governed by reasonable confidentiality agreements deemed appropriate by the Company and Association.

  K.  REMEDIES

            The Company at the written request of the Association will arbitrate any grievance filed by the Association alleging a violation of this
            Section 1 on an expedited basis directly before the System Board of Adjustment sitting with a neutral arbitrator.

                                     1.17

SECTION 2

DEFINITIONS

Terms used in this Agreement are defined as follows:

   ACQUIRED PILOT. Any person employed by the Company as a cockpit crewmember, whose employment with the Company commenced not earlier than September 1, 1991 and not later than November 1, 1991, whose employment was the direct consequence of the acquisition by the Company of certain assets of Pan American World Airways, Inc. (under the terms of the Asset Purchase Agreement of July 27, 1991) and who, as of July 27, 1991 held and exercised the privilege of a seniority number on the seniority list(s) of cockpit crew members for Pan American World Airways, Inc.

   ADVANCE ENTITLEMENT. A bid award or assignment to a category position which is anticipated to become effective on a later conversion date.
   AUTHORIZED MONTHLY MAXIMUM. Shall be the upper limit of the flex cap as determined in Section 12.A.2. and 12.A.4.

   BLOCK-TO-BLOCK. That period of time beginning when an aircraft first moves from the ramp blocks for the purpose of flight or repositioning and ending when the aircraft comes to a stop at the ramp at the next intermediate stop or final destination or point of departure, as the case may be.

   CATEGORY. A position, or group of positions, of line pilots of common base, equipment type and status.

   CATEGORY, NEW OR REESTABLISHED. A category which has been in existence for sixty (60) days or less.

                                      2.1

   CONVERSION DATE. The effective date of a category position and the termination date of the Advance Entitlement for such category position.

   CO-TERMINALS. As used in this Agreement shall include the following airport combinations:

      1.  DCA/IAD
      2.  DFW/DAL
      3.  IAH/HOU
      4.  JFK/EWR/LGA
      5.  LAX/BUR/LGB/ONT/SNA
      6.  MIA/FLL
      7.  ORD/MDW
      8.  SFO/OAK/SJC

   DESIGNATED MONTHLY MAXIMUM. The monthly maximum credit time that determines the scheduling limits in accordance with the flex cap rules.

   DISPLACEMENT ENTITLEMENT. A bid award or assignment of a surplus position that is anticipated on a later conversion date.

   DISTRIBUTED TRAINING. Training other than training accomplished by an Instructor in a classroom, Flight Training Device, Flight Simulator or airplane.

   DUTY HOURS.  The elapsed time:

      1. From the time a pilot

         a. Is required to report for flight duty (one hour prior to scheduled departure) or deadheading to or from flight duty (thirty (30) minutes prior to scheduled departure), or

                                      2.2

         b. Actually does report, whichever is later. Company requested late reporting shall not serve to reduce the one (1) hour report time for duty hour purposes.

         c. Duty hours shall include ground travel time as provided under
            Section 8.B. of this Agreement.

      2. Until the time such pilot is released from such duty:

          a. Thirty (30) minutes after the later time of actual block-in time or block-in time based on scheduled elapsed time from the later of actual or scheduled departure of the last flight segment flown or deadheaded for domestic flights (thirty minutes (:30) for International flights), or

          b. Actual release time, whichever is later, and shall continue until broken by a legal rest period as described in Section 12.F. (Break in Duty Hours).

          c. If a pilot reports for duty at his home domicile and does not depart, duty hours will terminate when notification of release is provided the pilot from Flight Control via teletype.

      FLYING PAY. Equipment base pay, hourly, mileage, gross weight, International and Specialized Navigation Procedures pay as specified in this Agreement.

   FOREIGN PILOT BASE. A station located outside the boundaries of the contiguous forty-eight (48) United States which is the common domicile of a pilot or group of pilots from which scheduled and non-scheduled flying is accomplished.

   INCREMENT PAY. A rate of flying pay, payable at minute rates applicable to pilots not on salary.

   INITIAL TRAINING. Training necessary to create an equipment and status qualification.

                                      2.3

   INTERNATIONAL CATEGORY. A position, or group of positions, of line pilots of common base, equipment type and status where qualification in Transoceanic Navigation Procedures is required.

   INTERNATIONAL OPERATIONS. Operations including all flights which commence (measured at block-out time) at the airport of last departure before leaving the boundaries of the United States as such boundaries existed January 1, 1955, and proceed to any destination outside such boundaries; any flight or flights at or between any airport or airports outside such boundaries; and all flights between any airport outside such boundaries which terminate (measured at block-in time) at the first airport of arrival within such boundaries.

   INTRA-THEATRE OPERATIONS. Operations within an International Category duty period that do not include an ocean crossing and that do not exceed the on-duty limitations and flight time limitations outlined in Section 12.E. and 12.M.1.(4).

   LINE OF TIME.  A pilot's monthly schedule as follows:

      1. "Initial Line of Time" shall be a pilot's initially awarded line of time (before move-up) as provided in Section 23.C. (Line of Time Selection Procedures).

      2. "Adjusted Line of Time" shall be the initial line of time as adjusted by a move-up or move-ups as provided in Section 23.E. (Escalation (Move-Ups)).

      3. "Modified Line of Time" shall be an initial or adjusted line of time as modified by the picking up of reserve time as provided in Section 23.F. (White Slip/Yellow Slip/Green Slip), as modified by approved trip swaps, or as modified by approved personal trip drop.

      4. "Composite Line of Time" shall be a line of time composed partially of reserve time and partially of regular time.

                                      2.4

      5. "Supplemental Regular Line" - Reserve or open time, combined on full bid period regular lines of time, including all the rights and responsibilities of a regular line, and awarded in seniority order among reserve line holders within a category.

      MONTH. A calendar month, except that for pilot scheduling and pay purposes, January, February, and March shall be considered as having thirty (30) days each, except in Leap Year. During Leap Year, January and March shall be considered as having thirty (30) days each.

   NON-SCHEDULED FLIGHTS. Publicity; contract; charter flights not shown on a pilot's regular line of time; scenic; attempts; rerouted flights; ferries; engine, instrument, airplane and radio test flights; proving runs and experimental and airway aid test flights.

   OCEAN CROSSING. For the purpose of this Agreement, an ocean crossing shall consist of a crossing of the Atlantic Ocean, a crossing of the Pacific Ocean between the North American Continent and the Hawaiian Islands, a crossing of the Pacific Ocean between the Hawaiian Islands and any point west of the 160 degree meridian, a crossing of the Pacific Ocean from the North American Continent to a point west of the 160 degree meridian, a crossing from Pacific Rim stations to Australia and/or New Zealand.

   PILOT. An employee of Delta Air Lines whose name appears on the Delta Air Lines Pilots' System Seniority List.

         CAPTAIN - A pilot who is in command and who is responsible for the manipulation of, or who manipulates, the flight controls of an aircraft while under way, including takeoff and landing of such aircraft; who is properly qualified to serve as and holds currently effective airman's certificates authorizing him to serve as such pilot.

                                      2.5

      FIRST OFFICER - A pilot who is second in command and who is to assist or relieve the captain in the manipulation of the flight controls of an aircraft while under way, including takeoff and landing of such aircraft; who is properly qualified to serve as and holds currently effective airman's certificates authorizing him to serve as such First Officer.

      RELIEF PILOT - A type-rated First Officer current on the appropriate equipment and in the appropriate status.

      SECOND OFFICER - A pilot holding a commercial license or a currently effective flight engineer certificate, and who is subordinate in command to the Captain and First Officer.

      RELIEF SECOND OFFICER A Second Officer current on the appropriate equipment and in the appropriate status.

      UNASSIGNED PILOT - A pilot who does not occupy a category position but who is assigned to a base.

      CURRENTLY QUALIFIED PILOT - A pilot who holds the proper current qualifications to fly revenue trips or a pilot who is scheduled to be qualified before the first (1st) day of the month for which line of time selections are taking place. Such qualification shall be independent of Initial Operating Experience requirements.

      PILOT BASE. A station which is the common domicile of a pilot or group of pilots from which scheduled and non-scheduled flying is accomplished.

   POSITION. A job requiring one pilot classified by category, or an instructor pilot, or as supervisor, etc.

                                      2.6

   RECURRENT TRAINING (RECURRING TRAINING). Training necessary to maintain an equipment and status qualification.

   ROTATION. A trip or series of trips beginning when a pilot is scheduled to depart his pilot base, and ending when such pilot is scheduled to receive at his pilot base a legal off-duty period as described in Section 12.F. (Break in Duty Hours).

   SCHEDULED FLIGHT.

      1. The flights included in the published schedules and extra sections thereof.

      2. Any flight shown on a pilot's regular line of time, including deadheading.

   SCHEDULED TIME. The time specified in the operating schedules used by the Company for flying pay purposes.

   SERVICE. The period of time as a line pilot, instructor pilot, or supervisory pilot with the Company, except as otherwise provided in this Agreement.

   SMALL CATEGORY. An International Category containing fewer than 1500 scheduled credit hours per month.

   STATUS. A pilot's cockpit position, or bid category position, or both, as captain, first officer, or second officer, in descending order of rank and authority.

   TRIP.  That portion of a scheduled flight normally flown by one crew.

   TRIP HOURS. The elapsed time between the time a pilot is required to report at his base, or actual report time, whichever is later, (Company-requested late reporting shall not serve to reduce the one (1) hour report time for trip hour purposes) and the time such pilot is released at his base for a legal rest free from all duty with the Company:

                                      2.7

      1. Minimum thirty (30) minutes for Domestic and International flights, after the later of actual block-in time, or block-in time based on scheduled elapsed time from the later of actual or scheduled departure of the last flight segment flown or deadheaded, or

      2. Actual release time, whichever is later.

      TRIPS SHOWN. The flying pay and the pay credit for the trips shown on a pilot's line of time.

                                      2.8

SECTION 3

COMPENSATION

  A.       CAPTAIN'S EQUIPMENT BASE PAY

                    Each pilot when serving as a captain shall be paid equipment base pay at a minute rate. The following equipment base pay rates will be effective on the dates indicated:

                                  MD-11 INT'L

                     YEARS OF
                      SERVICE      5/1/96      5/1/2000
                         1        2.350610     2.415545
                         2        2.437632     2.504307
                         3        2.459918     2.527041
                         4        2.484383     2.551994
                         5        2.509392     2.577503
                         6        2.531954     2.600516
                         7        2.553427     2.622418
                         8        2.579527     2.649041
                         9        2.601272     2.671221
                        10        2.634165     2.704772
                        11        2.665972     2.737214
                        12*       2.698587     2.770483

     *and thereafter

                                      3.1

                                   MD-11 DOM

                        YEARS OF
                         SERVICE      5/1/96   5/1/2000
                            1        2.337094  2.399591
                            2        2.424114  2.488354
                            3        2.446403  2.511087
                            4        2.470869  2.536043
                            5        2.495876  2.561549
                            6        2.518440  2.584565
                            7        2.539911  2.606467
                            8        2.566011  2.633089
                            9        2.587758  2.655269
                           10        2.620651  2.688820
                           11        2.652451  2.721258
                           12*       2.685074  2.754531

     *and thereafter


                               L-1011-500 INT'L**


                        YEARS OF
                         SERVICE      5/1/96   5/1/2000
                            1        2.344372  2.408183
                            2        2.431392  2.496943
                            3        2.453681  2.519678
                            4        2.478145  2.544632
                            5        2.503154  2.570141
                            6        2.525716  2.593154
                            7        2.547190  2.615056
                            8        2.573290  2.641678
                            9        2.595034  2.663858
                           10        2.627927  2.697410
                           11        2.659732  2.729850
                           12*       2.692350  2.763121

     *and thereafter
    **Applies to all L-1011 models except L-1011-1.

                                      3.2

                                L-1011-500 DOM**

                        YEARS OF
                         SERVICE      5/1/96   5/1/2000
                            1        2.320845  2.381218
                            2        2.407751  2.469863
                            3        2.430151  2.492711
                            4        2.454678  2.517729
                            5        2.479591  2.543140
                            6        2.502189  2.566189
                            7        2.523625  2.588054
                            8        2.549696  2.614647
                            9        2.571518  2.636905
                           10        2.604349  2.670394
                           11        2.636214  2.702894
                           12*       2.668851  2.736185

     *and thereafter
    **Applies to all L-1011 models except L-1011-1.



                                    L-1011-1

                        YEARS OF
                         SERVICE       5/1/96  5/1/2000
                            1        2.307016  2.367114
                            2        2.331758  2.392349
                            3        2.354318  2.415360
                            4        2.378511  2.440038
                            5        2.403520  2.465547
                            6        2.426080  2.488558
                            7        2.447554  2.510460
                            8        2.473651  2.537080
                            9        2.495398  2.559263
                           10        2.528291  2.592814
                           11        2.560369  2.625534
                           12*       2.592716  2.658527

     *and thereafter

                                      3.3

                               B-767-300ER INT'L

                        YEARS OF
                         SERVICE      5/1/96   5/1/2000
                            1        2.164674  2.223861
                            2        2.186305  2.245925
                            3        2.208321  2.268381
                            4        2.230721  2.291227
                            5        2.253316  2.314276
                            6        2.274561  2.335945
                            7        2.293870  2.355641
                            8        2.318401  2.380663
                            9        2.337712  2.400358
                           10        2.368027  2.431281
                           11        2.398738  2.462607
                           12*       2.428672  2.493138

            *and thereafter



                                B-767-300ER DOM

                        YEARS OF
                         SERVICE      5/1/96   5/1/2000
                            1        2.151158  2.207907
                            2        2.172789  2.229971
                            3        2.194803  2.252425
                            4        2.217207  2.275278
                            5        2.239800  2.298323
                            6        2.261043  2.319989
                            7        2.280354  2.339687
                            8        2.304885  2.364709
                            9        2.324194  2.384405
                           10        2.354514  2.415331
                           11        2.385223  2.446654
                           12*       2.415154  2.477183

            *and thereafter

                                      3.4

                                   B-767-300

                        YEARS OF
                         SERVICE       5/1/96  5/1/2000
                            1        2.146965  2.203011
                            2        2.168594  2.225071
                            3        2.190607  2.247525
                            4        2.213007  2.270374
                            5        2.235607  2.293425
                            6        2.256849  2.315094
                            7        2.276158  2.334787
                            8        2.300689  2.359809
                            9        2.320000  2.379507
                           10        2.350318  2.410431
                           11        2.381027  2.441754
                           12*       2.410958  2.472285

            *and thereafter



                                   B-767-200

                        YEARS OF
                         SERVICE      5/1/96   5/1/2000
                            1        2.144929  2.200585
                            2        2.166405  2.222489
                            3        2.188425  2.244949
                            4        2.210987  2.267963
                            5        2.233547  2.290974
                            6        2.254751  2.312603
                            7        2.274054  2.332291
                            8        2.298516  2.357243
                            9        2.317814  2.376927
                           10        2.348260  2.407983
                           11        2.378978  2.439314
                           12*       2.408883  2.469816

            *and thereafter

                                      3.5

                                   B-757-200

                        YEARS OF
                         SERVICE      5/1/96   5/1/2000
                            1        2.106629  2.160718
                            2        2.131291  2.185874
                            3        2.154778  2.209831
                            4        2.178263  2.233785
                            5        2.203220  2.259240
                            6        2.225825  2.282298
                            7        2.249016  2.305954
                            8        2.272798  2.330211
                            9        2.294523  2.352369
                           10        2.327109  2.385607
                           11        2.359696  2.418847
                           12*       2.391996  2.451791

            *and thereafter



                                   B-727-200

                        YEARS OF
                         SERVICE      5/1/96   5/1/2000
                            1        1.934466  1.984549
                            2        1.957300  2.007840
                            3        1.979046  2.030020
                            4        2.000793  2.052202
                            5        2.023897  2.075769
                            6        2.044831  2.097120
                            7        2.066304  2.119024
                            8        2.088322  2.141482
                            9        2.108440  2.162002
                           10        2.138615  2.192782
                           11        2.168786  2.223555
                           12*       2.198689  2.254055

            *and thereafter

                                      3.6

                        YEARS OF
                         SERVICE      5/1/96   5/1/2000
                            1        1.846549  1.894153
                            2        1.867031  1.915044
                            3        1.888484  1.936926
                            4        1.911500  1.960404
                            5        1.934520  1.983884
                            6        1.956560  2.006364
                            7        1.978791  2.029040
                            8        2.001029  2.051722
                            9        2.020340  2.071420
                           10        2.052131  2.103846
                           11        2.081977  2.134291
                           12*       2.113380  2.166320

            *and thereafter


                                     MD-88

                        YEARS OF
                         SERVICE      5/1/96   5/1/2000
                            1        1.846549  1.894082
                            2        1.867031  1.914975
                            3        1.888484  1.936857
                            4        1.911500  1.960333
                            5        1.934520  1.983813
                            6        1.956560  2.006295
                            7        1.978791  2.028971
                            8        2.001029  2.051653
                            9        2.020340  2.071351
                           10        2.052131  2.103777
                           11        2.081977  2.134220
                           12*       2.113380  2.166251

             *and thereafter

                                      3.7

                                   B-737-300

                        YEARS OF
                         SERVICE      5/1/96   5/1/2000
                            1        1.821473  1.868315
                            2        1.841857  1.889109
                            3        1.863064  1.910740
                            4        1.885895  1.934026
                            5        1.908731  1.957320
                            6        1.930477  1.979500
                            7        1.952493  2.001955
                            8        1.974515  2.024420
                            9        1.993542  2.043826
                           10        2.025075  2.075991
                           11        2.054706  2.106213
                           12*       2.085695  2.137822

            *and thereafter



                                   B-737-200

                        YEARS OF
                         SERVICE      5/1/96   5/1/2000
                            1        1.820535  1.867209
                            2        1.840922  1.888004
                            3        1.862129  1.909635
                            4        1.884960  1.932922
                            5        1.907795  1.956215
                            6        1.929542  1.978395
                            7        1.951560  2.000855
                            8        1.973577  2.023313
                            9        1.992606  2.042722
                           10        2.024140  2.074886
                           11        2.053771  2.105109
                           12*       2.084760  2.136717

            *and thereafter

                                      3.8

  B.  CAPTAIN'S HOURLY PAY

      1. Each pilot when serving as captain shall be paid hourly flying pay for each pay hour flown, payable monthly, at rates based on the speed in miles per hour of the equipment flown at the following minute rates:

          275 UTBNI*                 325  $.164167
          325                        375   .212000
          375                        473   .216667
          473                        500   .220833
          500 and over                     .227500

          *Up to but not including

      2. In determining flight time for flying pay purposes, the actual time from block-to-block (stop to stop) or the scheduled time from block-to-block (stop to stop), whichever is greater, shall be used on all scheduled and extra section flights and the actual time from block-to-block (stop to stop) shall be used on all non-scheduled flights as defined in Section 2 (Definitions). The speed for pay purposes for all such flying shall be not less than 428 MPH for MD-90, MD-88 and B-737 equipment; 472 MPH for B-727 equipment; and 474 MPH for B-757 equipment, B-767 equipment, MD-11 equipment and L-1011 equipment.

      3. For pay and flight time credit purposes, the date on which a pilot is scheduled to originate his portion of a trip shall be considered the date on which the trip was flown.

                                      3.9

      4. a. Each pilot when serving as Captain who is either assigned to a Domestic category and flies an International route segment, or who is assigned to an International category, shall be paid three dollars and fifty cents ($3.50) per hour.

          b. Each pilot when serving as a Captain and assigned to an International category and who is trained to use Specialized Navigation Procedures shall be paid three dollars ($3.00) per hour in addition to other rates of pay provided in this agreement.

      5. When a scheduled or extra section flight does not land at a stop scheduled on that flight for any reason, the scheduled time from block-to-block or the actual time from block-to-block, whichever is greater, shall be paid as though the stop had been made.

      6. If aircraft other than the equipment listed above are placed in revenue operations, prior thereto conferences shall be initiated by either the Company or the Association under the provisions of the Railway Labor Act, as amended, irrespective of Section 28 (Duration) of this Agreement, for the purpose of establishing rates of pay, rules and working conditions applicable to such new equipment. Such rates of pay, rules and working conditions shall be effective as of the date the equipment is placed in scheduled or non-scheduled operation by the Company. Pilots shall fly such new aircraft in the Company's scheduled and non-scheduled operation at such time as such aircraft are declared airworthy by the Federal Aviation Administration whether or not rates of pay, rules and working conditions for such equipment have been agreed upon; provided,

                                     3.10
          however, that this obligation shall not continue if such rates of pay, rules and working conditions have not been agreed upon for a period of six (6) months after such new aircraft has been placed in operation by the Company.

  C.  CAPTAIN'S MILEAGE PAY

      1. Each pilot when serving as captain shall be paid monthly mileage pay at the rate of three cents ($0.03) for each flight mile credited.

      2. For the purpose of determining mileage to be used in mileage pay computation for pilots when serving as captains, the pay hours flown as determined in Paragraph B of this Section shall be used and shall be multiplied by the pegged speed of the equipment flown.
      3. Pegged speed for mileage pay computation purposes shall be as stipulated in Paragraph B.2. of this Section.

  D.  CAPTAIN'S GROSS WEIGHT PAY

      1. Each pilot when serving as captain shall be paid gross weight pay at the rate of three cents ($0.03) per pay hour for each 1000 pounds of the maximum certificated gross weight of the airplane flown.

      2. For the purpose of computing gross weight, odd amounts of 500 pounds or less shall be disregarded and odd amounts of over 500 pounds shall be considered to be 1000 pounds.

                                     3.11

      3. The following weight of the Company's fleet of aircraft of a type shall be used as the maximum certificated gross weight.

          MD-11                610,000 pounds
          L-1011-500 INT'L     510,000 pounds
          L-1011-500 DOM       430,000 pounds
          L-1011-250 INT'L     510,000 pounds
          L-1011-250 DOM       430,000 pounds
          L-1011               430,000 pounds
          B-767-300ER          407,000 pounds
          B-767-300            345,000 pounds
          B-767-200            310,000 pounds
          B-757                230,000 pounds
          B-727                184,000 pounds
          MD-90-30             156,000 pounds
          MD-88                149,500 pounds
          B-737-300            130,000 pounds
          B-737-200            115,500 pounds

      4. Where aircraft of another carrier are used, the maximum certificated gross weight used for individual aircraft shall be the average weight of the aircraft made available by that carrier.

  E.  FIRST OFFICER'S FLYING PAY

      1. During his first twelve (12) months of service as a pilot with the Company, each pilot who has completed the I.O.E. for his entry level qualification, serving as First Officer, will receive fifty-five cents ($.55) per minute for each minute of credited time. Each pilot who has completed one year of service with the Company as a pilot shall when serving as first officer be paid the percentage of the total flying pay of a captain, had his first officer time been performed as captain, as follows:

                                     3.12

                                                                  MD-11, B-767,
                                        L-1011                    B-757, MD-90,
                                         B-727                    MD-88, B-737

           2nd year                      45.0%                       45.0%
           3rd year                      54.0%                       54.0%
           4th year                      62.6%                       63.1%
           5th year                      63.6%                       64.1%
           6th year                      64.7%                       65.2%
           7th year                      66.0%                       66.5%
           8th year                      67.0%                       67.5%
           9th year                      67.2%                       67.7%
           10th year                     67.6%                       68.1%
           11th year                     67.7%                       68.2%
           12th year and thereafter      67.8%                       68.3%

      2. In computing the hours for each pilot serving as first officer, for pay purposes, the method used shall be the same as that used for captain.

      3. Each pilot, who has completed one year of service with the Company as a pilot shall, when serving as a first officer flying International Operations or each First Officer assigned to an International category shall be paid in addition to other rates of compensation provided in this Agreement, his applicable percentage of captain pay as provided in Paragraph B.4. of this Section.

  F.  SECOND OFFICER'S FLYING PAY

      1. During his first twelve (12) months of service as a pilot with the Company, each pilot who has completed the I.O.E. for his entry level qualification, serving as second officer, will receive fifty-five cents ($.55) per minute for each minute of credited time. Each pilot who has completed one year of service with the Company as a pilot shall when serving as second officer be paid the percentage of

                                     3.13
          the total flying pay of a captain, had his second officer time been performed as captain, as follows:


                                    L-1011, B-727

           2nd year                     32.0%
           3rd year                     36.0%
           4th year                     52.1%
           5th year                     53.1%
           6th year                     54.0%
           7th year                     54.6%
           8th year                     54.7%
           9th year                     54.8%

      2. In computing the hours for each pilot serving as second officer, for pay purposes, the method used shall be the same as that used for captains.

      3. Each pilot, who has completed one year of service with the Company as a pilot shall, when serving as a Second Officer flying International Operations or each second officer assigned to an International category shall be paid in addition to other rates of compensation provided in this Agreement, his applicable percentage of captain pay as provided in paragraph B.4. of this Section.

  G.  ENTRY LEVEL PILOT PAY (SALARIED)

      For the period from his date of employment as a pilot, through the completion of Initial Operating Experience (I.O.E.) for his entry level qualification, each pilot shall be paid at the rate of two thousand dollars ($2000.00) per month.

                                     3.14

SECTION 4

MINIMUM PAY GUARANTEES

  A.  REGULAR LINE

      1. Each pilot eligible for flying pay shall be guaranteed minimum monthly flying pay, payable monthly, in an amount equal to ten (10) hours less than the designated monthly maximum, or his adjusted line of time projection subsequent to the end of month changeover, whichever is less.

          a. In the event such pilot is assigned to a Domestic category and in the event more than one type of equipment is shown on his regular line of time, this guarantee shall be prorated on the types of equipment in the amount each type of equipment is scheduled in relation to the total scheduled time shown on the line of time.

          b. In the event a pilot receiving the regular line guarantee is assigned to an International category that guarantee shall include International and Specialized Navigation Procedures pay.

          c. In the event a pilot receiving the regular line guarantee is assigned to a B-767 International category that guarantee shall be at the rate appropriate for the B-767-300ER.

      2. The monthly guarantee as provided in Paragraph A.1. of this Section shall not be reduced by such pilot flying lower paying equipment than that shown on his line of time.

      3.  Except as provided in Section 12.A. (Monthly Maximum Credit Hours),
          Section 18 (Grievances), Section 23.I.1.g. (Reserve Flying), and
          Section 11.E.2. (Training


                                      4.1

          Pay and Credit) of this Agreement, each pilot who is removed from his regular line of time shall be paid flying pay (including International and Specialized Navigation Procedures pay if applicable) on a scheduled basis for the trips shown and shall receive flight time credit for the trips shown, or pay and credit as provided in this Agreement for the trip or trips flown, whichever is greater. In computing whichever is greater, each trip flown will be compared to that trip shown on his line of time he would have flown and the pilot shall receive pay and credit for the greater of the two. When a pilot is assigned a trip under provisions of Section 23.I.1.a. (Reserve Flying) that interferes with a trip on his regular line, this paragraph shall apply.

      4. When a pilot is awarded or assigned a regular line of time and equipment other than the type normally used is substituted on a trip or trips on that line of time and he flies such trip or trips, he shall in no case be paid less than the rate applicable to the equipment specified on the line of time for the actual or scheduled flight time, whichever is greater, applicable to the equipment flown. This Paragraph shall apply to a Company-approved trip swap between regular line of time holders.

      5. Beginning with the first (1st) rotation on his adjusted line of time subsequent to the end of the month changeover, if a regular line holder is unable to fly a rotation or portion thereof as shown on his line of time due to a substitution of equipment on which he is not currently qualified, cancellation, overflight, misconnects, or Federal Air Regulations, he shall be paid and credited for the schedule time so

                                      4.2
          lost. In such cases the Company may deadhead the pilot to position him to fly any portion of his original rotation, or

          a. Not later than six (6) hours from the originally scheduled report time as shown on the pilot's line of time, assign replacement flying originating on "A" or "B" day, and releasing not later than four (4) hours from release of original rotation as shown on the pilot's line of time.

              (1) During the six (6) hour window from the originally scheduled report time a pilot shall be readily available for assignment of replacement flying. If no such flying is assigned the pilot shall be released with no further obligation.

              (2) A hotel room shall be provided for a pilot who has reported for duty at his domicile, if the time between notification of replacement flying and the scheduled departure of the replacement flying is at least five (5) hours and the replacement flying is within the same duty period based on the report time of the original rotation.

              (3) A hotel room will be provided in the event a pilot reports for duty at his domicile, is released without having flown, receives a legal break, followed by a new report time in the same calendar day as his original report time and having a release time later than the scheduled release time from the duty period for which he originally reported.

      6. For irregular operations that occur when the pilot is away from his domicile, the provisions of Section 23.D.5. shall apply.

                                      4.3

      7. Any trip or trips included in a Company-approved trip swap between regular line holders shall be considered as an integral part of that pilot's line of time. Trip swaps will not be approved until initial escalations have been awarded.

      8.  When a regular line holder, by application of Section 23.F. (White
          Slip) or 23.I.1.c.e. or f., has a rotation shown on his line of time, that rotation shall become an integral part of that pilot's line of time unless he is displaced.

  B.  RESERVE LINE

      1. Each pilot who is eligible for flying pay and who is the holder of a reserve line of time for the month as provided under Section 23.C. and
          E. shall be guaranteed appropriate minimum monthly flying pay, payable monthly as follows:

MD-11                        Reserve Line     5 hrs. less than the designated
                                              monthly maximum @ MD-11 rates
L-1011                       Reserve Line     5 hrs. less than the designated
                                              monthly maximum @ L-1011/1/ rates
B-767-300ER                  Reserve Line     5 hrs. less than the designated
B-767-300                                     monthly maximum @
B-767-200                                     B-767-300ER/B-767-300/
B-757-200                                     B-767-200/B-757-200/2/ rates,
B-727                        Reserve Line     5 hrs. less than the designated
                                              monthly maximum @ B-727 rates
MD-90                        Reserve Line     5 hrs. less than the designated
MD-88                                         monthly maximum @ MD-90/MD-88/3/
                                              rates
B-737-300                    Reserve Line     5 hrs. less than the designated
B-737-200                                     monthly maximum @ B-737/B-737-
                                              200/4/ rates

                                      4.4

          /1/This guarantee shall be prorated on the basis of the ratio of hours flown on each type of L-1011, (L-1011, L-1011-500) to the total hours flown. This prorated guarantee shall apply only in the event that the L-1011-500 is actually flown by a reserve pilot.

          /2/This guarantee shall be prorated on the basis of the ratio of hours flown on each type (B-767-300ER, B-767-300, B-767-200, B-757-200) to the total hours flown. Except that a pilot who is assigned to a B-767 International category shall receive this guarantee at the rate appropriate to the B-767-300ER.

          /3/This guarantee shall be prorated on the basis of the ratio of hours flown on each type (MD-90, MD-88) to the total hours flown.

          /4/This guarantee shall be prorated on the basis of the ratio of hours flown on each type (B-737-300, B-737-200) to the total hours flown.

          a. In the event a pilot receiving the reserve line guarantee is assigned to an International category, that guarantee shall include International and Specialized Navigation Procedures pay.

      2. In any month during which a pilot holds a reserve line for a portion of the month, this guarantee shall apply proportionately to the number of days during which he was a holder of such line, except when a pilot accepts a proffer as provided in Section 23.F. the guarantee will not be prorated, except for personal drop or MLOA as provided in
          Section 23.F.3.

                                      4.5

      3. When a reserve line pilot, or a pilot considered as such as a result of the application of Section 23 (Scheduling) of this Agreement, is scheduled to fly a trip or trip sequence originating in a given month and terminating on or after the first day of the succeeding month and flies such trip or trip sequence into the following calendar month, he shall not be considered to have been designated a reserve line holder for such succeeding month on the basis of having been scheduled to fly into the month. In such case he shall be paid and credited either for flying performed or a reserve line holder's guarantee on the equipment covered prorated on a daily basis, whichever is greater. Upon first reaching his pilot base he shall revert to his current line of time.

  C. UNASSIGNED PILOTS

          Each unassigned pilot who is eligible for flying pay shall be guaranteed minimum monthly pay, payable monthly, equal to the reserve guarantee for the lowest paying category/equipment listed in Section 22.A.2.

  D. PRORATION

          The above monthly guarantees shall be prorated on a daily basis in any month during which a pilot is on unpaid sick leave, leave of absence, furlough, or voluntarily drops a portion of his line of time.

                                      4.6

  E. MINIMUM REPORT PAY

     When a pilot eligible for flying pay reports for or flies a flight or flights for which flying pay is paid, he shall be paid for the actual time flown but not less than a minimum of two (2) hours flying pay at the rates specified in this Agreement, and he shall be credited with such time toward his monthly flying time. The provisions of this paragraph shall not apply to a pilot who is removed from a reserve trip under provisions of Section 23.D.4.

                                      4.7

SECTION 5

TRAVELING EXPENSES

  A. DOMESTIC CATEGORIES

      1. a. A pilot, during the period of time beginning with scheduled or actual reporting time, whichever is later, and continuing until such pilot is released from duty at his base station shall receive hourly meal allowance of one dollar and eighty cents ($1.80) per hour. This rate applies to each hour, computed by the minute.

         b. If due to extenuating circumstances crew members have been on duty for long periods of time and have had no opportunity to eat, they may request through Stations Operations that crew meals be boarded at the next catering station.

             (1) A Crew Meal Charge Form shall be completed and forwarded to
                 Flight Pay by Airport Customer Services.

             (2) The pilot will be charged as follows for meals ordered:
                 Breakfast/Brunch, $4.00 Lunch, $6.00 Dinner, $15.00 Midnight Snack, $3.75

      2. The Company shall provide comfortable, adequate lodging at regular layover stations as discussed with the MEC Hotel Committee and, in addition for scheduling purposes, suitable hotel accommodations and transportation to and from such hotel at scheduled layover points when the scheduled block-in to

                                      5.1
          block-out break is more than five (5) hours. If ground-travel time is required between co-terminals, the time as stipulated in Section 8.C.1. will be added to the scheduled five (5) hour block-in to block-out time. Single room accommodations will be provided. Pilots will check in and out of hotels so that the room clerk may know the names of pilots occupying rooms at all times. At time of check-out, each pilot shall pay for any incidental expenses incurred by him, such as telephone calls, room service, etc. In the event that regularly assigned lodging at layover stations is not available, pilots shall receive actual reasonable expenses for other lodging .

          a. When the time between scheduled block-in and scheduled block-out is five (5) hours or more within a duty period, the Company will, upon request, provide a hotel room at the pilot's domicile. If co-terminals are involved, the appropriate ground travel time as defined in Section 8.C.1. will be added to the five (5) hours above.

      3. When transportation is not provided by the Company at regular layover stations, pilots shall be allowed actual necessary expenses for transportation between the airport and the place of lodging.

      4. Additional reasonable expenses shall be allowed covering an extraordinary condition.

                                      5.2

      5. A pilot's expense allowance while assigned to a training school or any other temporary duty or assignment away from his base station shall be at the hourly rate provided in Paragraph A.1. of this Section. In addition, single room accommodations will be provided.

  B.  INTERNATIONAL CATEGORIES

      1. A pilot, during the period of time beginning with scheduled or actual reporting time, whichever is later, and continuing until such pilot is released from duty at his base, shall receive a minimum hourly meal allowance of two dollars ($2.00) per hour. This rate shall be adjusted semi-annually as provided in Section 16.D.1. This rate applies to each hour, computed by the minute.

      2. Additional reasonable expenses shall be allowed covering an extraordinary condition.

      3. The Company shall bear the expense of the following items if a pilot's assignment requires a passport, visa, or vaccination shots:

          a. Fees charged by the Department of State for application for a passport.

          b. Fees charged by the destination country for the application of a visa.

          c.  Fees charged for required passport photographs.

          d.  Fees charged by a medical facility for required vaccinations.

                                      5.3

  C. FOREIGN HUB OPERATION

         A Domestic Category pilot flying a foreign hub operation during the period of time beginning with scheduled or actual reporting time, whichever is later, and continuing until such pilot is released from duty at his base, shall receive a minimum hourly meal allowance of two dollars ($2.00) per hour adjusted as provided in Section 16.D.1.


                                      5.4

SECTION 6

MOVING EXPENSES

  A.  TRANSFER AT COMPANY REQUEST

      1. Effective for pilots who become entitled to a Company paid move on or after January 1, 1997: When a pilot is transferred at the Company's request, he shall be entitled to the benefits specified in the Pilot Relocation Benefits Booklet dated DOS 1995.

  B.  TRANSFER, SUCCESSFUL BIDDER

      1. When a pilot is transferred from one pilot base to another as a result of being the successful bidder or Voluntary Displacement, he shall bear his own expenses, except space-available transportation shall be furnished to him and his family to the extent permitted by law.

      2. A successful bidder or Voluntary Displacement to a pilot base who is not released by the Company within ten (10) days after the effective date of the bid to accept such bid shall be paid reasonable actual added expenses for himself and his family until so released.

  C.  NEW PILOT BASE

      1. When the Company first establishes a pilot base or reestablishes a discontinued base, such base shall be considered as a new base for a period of twelve (12) months beginning on the date of the first conversion of a pilot into the base, and during such twelve (12) month period, pilots converted into such a base shall be considered as having transferred at Company request and Paragraph A. of this Section shall apply.


                                      6.1

  D.  DISCONTINUED PILOT BASE OR CANCELLATION OF PERMANENT POSITION

      1. a. When a pilot base is discontinued, all pilot transfers therefrom shall be considered as having been made at Company request, and Paragraph A. of this Section shall apply.

          b. When a pilot base is discontinued, all pilots who have transferred out of that base in the twelve (12) months preceding the discontinuance of the base shall be considered as having moved at Company request, and Paragraph A. of this Section shall apply.

      2. When the position of a pilot is canceled as the result of a Mandatory Displacement award and that pilot elects to displace into a category at a different base, Paragraph A. of this Section shall apply.

  E.  MOVING TIME LIMIT

          If a pilot qualifies for reimbursement of expenses under the provisions of Paragraph C. or D. of this Section he shall have twenty-four (24) months from conversion to complete the move of his permanent residence. If, however, a pilot who was qualified for reimbursement of moving expenses under Paragraph C. of this
          Section is, as a result of a successful bid or Voluntary Displacement, converted into another base less than twenty-four
          (24) months from the conversion that gave rise to the expense claim, he shall reimburse the Company for moving expenses originally allowed him.

                                      6.2

  F. PAY PROTECTION TRAVEL TIME

           The following relocation leave provisions shall apply to any pilot relocation covered under Paragraph A. of this Section provided the pilot files a request for transfer leave with Crew Scheduling no later than forty-eight (48) hours prior to the posting of Supplemental Regular Lines for the next bid period. The transferring pilot shall be relieved of all duty for up to seven (7) days, at the rate of one (1) day for each four hundred (400) miles distance between his old residence and his new residence but no more than appropriate for the distance between the pilot's old domicile and new domicile. A pilot shall receive pay and no credit at the rate of one-thirtieth (1/30th) in a thirty (30) day bid period or one thirty-first (1/31st) in a thirty-one (31) day bid period of the designated monthly maximum per day for each day as provided by this paragraph.


                                      6.3

SECTION 7

VACATIONS

  A.  ELIGIBILITY AND DURATION

      1. Pilots shall receive vacation periods and Vacation Bank Hours as stipulated below. Pilots shall also receive any increased vacation time established by the Company for its domestic ground personnel during the term of this Agreement. A pilot shall be removed from any rotation which is scheduled totally or partially within the vacation period.

          a. The anniversary year, beginning on April 1 and ending with March 31 of the following year, shall be used for vacation purposes.

          b. A pilot shall at his option receive a minimum of forty-eight (48) hours free from all duty prior to the beginning of his primary vacation period.

          c. Each pilot with less than one year's employment with the Company as of April 1 of any year shall receive vacation and Vacation Bank Hours during the succeeding year in accordance with the following schedule:

                                      7.1


                                    VACATION
                                      DAYS
         EMPLOYED BETWEEN           INCLUDING   VACATION
         FOLLOWING PERIODS          48 HOURS   BANK HOURS
         OF PREVIOUS YEAR

         April 1-April 15                  16       56:00
         April 16-May 15                   15       52:30
         May 16-June 15                    14       49:00
         June 16-July 15                   13       45:30
         July 16-August 15                 11       38:30
         August 16-September 15            10       35:00
         September 16-October 15            9       31:30
         October 16-November 15             8       28:00
         November 16-December 15            7       24:30
         December 16-January 15             5       17:30
         January 16-February 15             4       14:00
         February 16-March 15               3       10:30
         March 16-March 31                  0        0:00

         d. As of April 1 of each year each pilot who has more than one year of employment with the Company shall be entitled to vacation and Vacation Bank Hours in accordance with the following schedule:




          LENGTH OF                                      EARNED VACATION
      CONTINUOUS SERVICE              EARNED VACATION      BANK HOURS
          THROUGH                     FOR SUCCEEDING      FOR SUCCEEDING
          MARCH 31                     VACATION YEAR       VACATION YEAR

        1 -   4 Years                2 Weeks + 48 Hrs             56:00
        5 - 10 Years                      3 Weeks                 73:30
       11 - 17 Years                      4 Weeks                 98:00
       18 - 24 Years                      5 Weeks                122:30
       25 Years or more                   6 Weeks                147:00

                                      7.2

      2. a. Vacations shall not be cumulative. Subject to the provisions of 7.A.2.b., up to one half of a pilot's earned vacation, rounded up to the nearest whole week, may be liquidated from his accrual for the following April 1 - March 31 vacation year provided the pilot so notifies the Company prior to October 1 and stipulates the number of weeks he desires to liquidate in this manner. Such vacation to be liquidated will be excluded from the vacation period selection in Paragraph B. of this section and will be paid on December 15 of the vacation year during which the vacation would otherwise have been taken. A means will be provided for such notification. All remaining vacation must be taken within one (1) year of the date of his eligibility provided Company operations permit. If Company operations will not permit a pilot to take his annual vacation, and the forty-eight (48) hour period prior thereto, within one (1) year of the date of his eligibility, he shall have the option of being granted such vacation and forty-eight (48) hour period prior thereto during the succeeding year or of being paid for his vacation and the forty-eight (48) hour period if applicable prior thereto in lieu thereof. However, a pilot who returns to flying status from extended sick leave/disability during the last two (2) months of the vacation year shall have the option of taking any remaining vacation, during the current vacation year to the extent the calendar permits or of being paid for his vacation.


                                      7.3

          b.  Vacation may not be liquidated under the provisions of 7.A.2.a.
              when:

              (1) On October 1 there are pilots on furlough, (other than a furloughee(s) who elected to bypass recall), who have not received a recall notice which would return him to active status prior to the following April 1, or

              (2) On October 1 projections indicate there will be a pilot(s) on furlough during the vacation year starting the following April 1.

      3. Vacation time due a pilot under Paragraph A. of this Section shall be proportionately reduced for all leaves of absence or furloughs in excess of an aggregate of thirty (30) days.

      4. A pilot who acquires additional vacation day(s) as provided for in this Agreement shall have three hours and thirty minutes (3:30) credited to his Vacation Bank for each additional day. With the exception of vacations within the December bid period and/or within the period January 1 through January 10, such additional vacation days may at pilot option be placed at either end of a vacation period.

  B.  VACATION PERIOD SELECTION

      1. Pilots taking two (2) weeks or more will be permitted to divide their vacation into two (2) separate periods (consisting of seven (7) day increments), pilots taking three (3) weeks or more will be permitted to divide their vacation into three (3) separate periods (consisting of seven (7) day increments), and pilots taking four (4) weeks or more will be permitted to divide their vacation into four (4) separate periods (consisting of seven (7) day increments), subject to the following provisions:

                                      7.4

          a. A pilot taking vacation will be required to select a primary period of not less than seven (7) days exclusive of the forty-eight (48) hour period.

          b. Secondary vacation awards (minimum of seven (7) days) will be made to the extent possible after all primary selections have been awarded.

          c. Tertiary vacation awards (minimum of seven (7) days) will be made to the extent possible after all primary and secondary selections have been awarded.

          d. Quaternary vacation awards (minimum of seven (7) days) will be made to the extent possible after all primary, secondary, and tertiary selections have been awarded.

          e. There will be a minimum of seven (7) days between vacation periods.

      2. The preference of vacation periods shall be granted each pilot on the basis of the category held or the category resulting from a conversion of an Advance Entitlement effective January 31 of each year, taking into consideration the requirements of the Company. Such awards shall be made in seniority order among pilots in each category with consideration being given the period preference expressed by such pilots.

          a. Primary vacation periods will be posted for bid at each base not later than January 1 of each year, and bids will be submitted by January 8 of each year. The resulting primary vacation schedule for each base shall be awarded and posted by January 15 of each year.

          b. Secondary vacation periods will be posted for bid at each base not later than January 15 of each year and bids will be submitted by January 22 of each

                                      7.5
              year. The resulting secondary vacation schedule for each base shall be awarded and posted by January 29 of each year.

          c. Tertiary vacation periods will be posted for bid at each base not later than January 29 of each year and bids will be submitted by February 5 of each year. The resulting tertiary vacation schedule for each base shall be awarded and posted by February 12 of each year.

          d. Quaternary vacation periods will be posted for bid at each base not later than February 12 of each year and bids will be submitted by February 19 of each year. The resulting quaternary vacation schedule shall be awarded and posted by February 26 of each year.

      3. If a pilot does not select sufficient vacation period preferences, a vacation period shall be assigned to such pilot.

  C.  CHANGE IN VACATION PERIODS

      1. A means shall be provided by which a pilot may indicate his desires to move up to a higher choice than he achieves on the initial (January 15, January 29, February 12, and February 26) awards, if such vacation period(s) become available as determined by the Company. A pilot may express such vacation move-up preferences at any time after the awards of primary, secondary, tertiary, and quaternary periods but no later than thirty (30) days prior to the beginning of the bid period containing the awarded vacation he desires to change.

      2. Known available vacation periods for all months remaining in the vacation year will be awarded in accordance with system seniority no later than five (5) days prior to the closing of the initial line of time bids for the subsequent month. Pilots

                                      7.6
          competing to improve their primary vacations shall have priority over pilots competing to improve their secondary, tertiary, or quaternary vacations, regardless of what created the available vacation period(s); and similarly, pilots competing to improve their secondary vacations shall have priority over pilots competing to improve their tertiary vacations. Quaternary vacations will have the lowest priority in the improvement sequence.

      3. A pilot who bids into a category and has not taken his vacation(s) shall compete for a newly available vacation(s) among the pilots in his new category. If such newly available vacation is not awarded under paragraph C.1. of this Section, the newly available vacation may, at Company option, be assigned in inverse order of seniority to pilots who have changed category. Pilots whose vacations must be rebid will be provided computer notification of the requirement to do so.

      4. A pilot who is involuntarily displaced in accordance with Section 22.H. of this Agreement shall retain his previously awarded vacation(s) and shall be permitted to compete for improved vacation periods in accordance with Paragraph C. of this Section.

      5. Vacation periods available for move-up shall be awarded in accordance with seniority preference, provided that:

                                      7.7

          a. The number of vacation days as provided in Section 7.A.1. that a pilot desires to move up shall not exceed the number of days of the newly available vacation period. However, vacation bank or supplemental vacation days added to a Section 7.A.1 vacation shall not be a consideration in the vacation move-up award process.

          b. A pilot who has been awarded a split vacation shall not be permitted to move up so as to receive more than four (4) vacation periods in a vacation year, unless his receiving more than four
              (4) vacation periods results from a carryover vacation.

      6. A pilot who has been awarded an Advance Entitlement or a Voluntary Displacement and whose vacation period will interfere with his training, shall, at his option, re-bid the vacation or be paid for the vacation at the rate appropriate to his accrual.

  D.  ADJUSTMENTS AND POSTPONEMENTS

      1. Minor adjustments in the starting date of a pilot's vacation period may be effected by mutual agreement between the pilot and the Company.

      2. Due to unusual circumstances or Company requirements, and by mutual agreement between the pilot and the Company, a pilot's vacation may be postponed. Such vacation period shall be considered vacated and such pilot shall compete for a vacation in accordance with Paragraph C. of this Section.

                                      7.8

  E.  CANCELLATION OF VACATION

      1. Every effort shall be made to avoid canceling a pilot's vacation, and furthermore, every reasonable effort shall be made to recall a pilot from furlough before a non-furloughed pilot has a vacation period canceled.

      2. If Company operations necessitate cancellation of a pilot's vacation, such pilot shall receive at least thirty (30) days notice of such cancellation, except that in an emergency precluding thirty (30) days notice, the pilot shall be notified promptly, followed by letter of confirmation at the earliest possible date. A vacation once canceled shall not be reinstated without the pilot's consent except upon thirty
          (30) days advance notice in writing.

      3. A pilot whose vacation is canceled shall not displace a more junior pilot from his vacation period, but shall be awarded a substitute vacation according to Paragraph C. of this Section.

      4. If the number of vacations in a category must be reduced, as opposed to the cancellation of the vacation of a specific pilot, the pilots in such category shall be afforded the option, in order of seniority, to mutually agree with the Company to a cancellation. When such option is not exercised by a sufficient number of pilots, cancellation shall take place in inverse order of seniority among the pilots in the affected category.

  F.  VACATION PAY

      1. Vacation Bank Hours due each pilot will be deposited in the pilot's individual Vacation Bank.

                                      7.9

      2. A pilot shall receive vacation pay, up to the number of hours available in the pilot's Vacation Bank as follows:

          a. A pilot holding a regular line of time shall be paid, credited, and his bank shall be debited on a minute for minute basis for the rotations shown on his line of time occurring totally or in part within the vacation period.

          b. A pilot on reserve, or any unassigned pilot, will be paid, credited and his bank shall be debited on a minute for minute basis for each reserve day on call within the vacation period as shown on his line of time, at a daily rate equal to the reserve guarantee for the month in which the vacation is taken, divided by nineteen (19) in a thirty (30) day month or the reserve guarantee for the month in which the vacation is taken, divided by twenty
              (20) in a thirty-one (31) day month as appropriate.

          c. Any pilot shall be paid and credited, and his vacation bank shall be debited, on a minute for minute basis, up to a maximum of the number of minutes available in the pilot's vacation bank, for any rotation for which the pilot has been granted a personal drop, if the pilot so requests during the bid period in which the personal drop was taken.

          d. Any pilot shall be paid and credited, and his vacation bank shall be debited, on a minute for minute basis, up to the number of minutes available in the pilot's vacation bank for any rotation which is removed from the pilot's regular line as a result of Recurring Training if the pilot so requests during the bid period during which the Recurring Training takes place.

          e. Any pilot shall be paid and credited, and his vacation bank shall be debited, on a minute for minute basis, up to the number of minutes available in the pilot's vacation bank for any on-call reserve day during which the pilot(s) monthly projection and guarantee has been reduced as a result of Recurring Training or Personal Drop, provided the pilot so requests during the bid period during which Recurring Training or Personal Drop takes place.

                                     7.10

      3. A pilot shall be paid for all Vacation Bank Hours remaining in his bank as of March 31 of each year. Such hours shall be paid at the pilot's earned rate (exclusive of any pay and no credit) for the month of March of the terminating vacation year.

      4. In the event a pilot's service is terminated by reason of his retirement, voluntary resignation with notice, on account of inability to maintain physical qualifications, or death, he shall be paid for any hours remaining in his Vacation Bank. In addition, he shall be paid for accrued Vacation Hours for service rendered after April 1 to date of termination, on a prorata basis, if termination is by reason of retirement or his inability to maintain qualifications as a pilot, or death. All earned or accrued vacation hours under the provisions of this paragraph will be paid at the earned rate for the last bid period for which the individual performed service as a pilot.

                                     7.11

SECTION 8

DEADHEAD

  A.  DEADHEADING BY AIR

      1. When a pilot deadheads by air to or from protecting a flight, such pilot shall receive flight pay and flight time credit at full applicable rates for each hour of such deadhead time based on the equipment used on the flight protected. When deadheading by air, Duty Hours shall begin thirty (30) minutes before scheduled departure time or actual reporting, whichever is later, and shall terminate at the same time specified for flights in Section 2 (Definitions), under Duty Hours, of this Agreement. In the event such deadheading occurs during a rotation to cover a layover or at the conclusion of a rotation, the pilot(s) shall be scheduled to deadhead on the first available flight.

      2. The Company shall not deadhead pilots on an air carrier that is experiencing a labor dispute (strike) except in emergency situations. This does not preclude such deadheading as may be required to prevent disruption of the Company flight schedules.

  B.  DEADHEADING BY SURFACE TRANSPORTATION

          Except as provided in Paragraph C. of this Section, when at Company request, a pilot deadheads by surface transportation to or from protecting a flight, trip and duty hours shall include ground travel time incurred between airports, and such pilot shall receive pay for such surface deadheading at the rate of ten dollars ($10.00) per hour. Such surface deadheading shall be deemed to commence at the scheduled time of departure of the surface transportation utilized, and shall be
                                      8.1
          deemed to terminate at the time of scheduled arrival of the surface transportation utilized at the point of destination. It is not intended that surface transportation utilized between airports and layover facilities be deemed "deadhead by surface transportation."

  C.  GROUND TRAVEL TIME BETWEEN AIRPORTS

      1. When at Company request, a pilot deadheads by surface transportation between airports listed in this paragraph, other than when traveling to or from the layover facility, Trip and Duty Hours and ground travel time at the rate of ten dollars ($10.00) per hour for such pilot shall be paid based on the times specified as follows:

          Fort Lauderdale-Miami - :45 (forty-five minutes) either way Dallas/Fort Worth-Love Field - :25 (twenty-five minutes) either way Houston Intercontinental/Houston Hobby -:45 (forty-five minutes)
              either way
          Midway-O'Hare - 1:10 (one hour and ten minutes) either way Newark-Kennedy - 1:20 (one hour and twenty minutes) either way Newark-LaGuardia - 1:20 (one hour and twenty minutes) either way LaGuardia-Kennedy - :45 (forty-five minutes) either way
          Los Angeles-Burbank - 1:15 (one hour and fifteen minutes) either way Los Angeles-Ontario - 1:30 (one hour and thirty minutes) either way Los Angeles-Santa Anna - 1:30 (one hour and thirty minutes) either way Los Angeles-Long Beach - 1:00 (one hour) either way
          San Francisco-Oakland - 1:00 (one hour) either way

                                      8.2

          San Francisco-San Jose - 1:00 (one hour) either way
          Burbank-Ontario - 2:00 (two hours) either way
          Burbank-Orange County - 2:00 (two hours) either way
          Burbank-Long Beach - 1:30 (one hour and thirty minutes) either way Ontario-Orange County - 1:15 (one hour and fifteen minutes) either way Ontario-Long Beach - 2:00 (two hours) either way
          Orange County-Long Beach - :45 (forty-five minutes) either way Oakland-San Jose - 1:30 (one hour and thirty minutes) either way Washington National-Dulles - :45 (forty-five minutes) either way

      2. In the event the Company utilizes two or more airports at other pilot domiciles, conferences may be initiated by either the Company or the Association under the provisions of the Railway Labor Act, as amended, irrespective of Section 28 (Duration) of this Agreement for the purpose of establishing ground travel time between airports.

  D.  OFF-ROTATION DEADHEAD

      1. When a rotation begins with a deadhead segment, the pilot may report for duty at the airport of departure of the first non-deadhead segment of such rotation as follows:

          a. One (1) hour prior to scheduled departure of the first non-deadhead segment in a Domestic category or the first non-deadhead segment of an International category if the segment does not include an ocean crossing.


                                      8.3

          b. One hour and thirty minutes (1:30) prior to scheduled departure of the first non-deadhead segment of an International category that includes an ocean crossing.

          c. A pilot electing to report at the airport of the first non-deadhead segment shall be responsible for his transportation to that airport. Such pilot is required to advise Crew Scheduling during the twenty-four (24) hour period immediately preceding the scheduled report for the deadhead that he intends to report to the airport of departure of the first non-deadhead segment.

      2. When a rotation ends with a deadhead segment, the pilot may deviate from such deadhead segment but shall then be responsible for any alternative transportation to another airport.

      3. Off-rotation deadhead as provided in 8.D.1. and 2. will have no affect on the pay and credit of a rotation, however, the allowable on-duty hours for a pilot who reports at the airport of departure of the first non-deadhead segment will be determined using the actual report time at the airport of departure of such first non-deadhead segment.


                                      8.4

SECTION 9

MISCELLANEOUS FLYING

  A.  PAY AND CREDIT

      1. Each pilot eligible for flying pay shall be paid flying pay in accordance with the pay differentials outlined in this Agreement on all scheduled flights and for all non-scheduled flights.

      2. When a pilot who is eligible for flying pay is scheduled by the Company and is available but not used, and any official or employee of the Company other than a regularly assigned pilot serves as such pilot on any such scheduled trip, flying pay at regular rates for such trip shall be credited and paid to the pilot or pilots assigned to the pilot base from which the flight is made and who normally would have made the flight.

  B.  CREW REQUIREMENTS

          With the exception of training flights, a minimum of three (3) qualified pilots shall be utilized on all four engine, B-727 and L-1011 aircraft whereon line pilots are used.

  C.  PROFESSIONAL AND PERSONAL FLYING

          This Agreement contemplates that each pilot shall devote his entire professional flying service to the Company. However, nothing in this Agreement shall prohibit any pilot from affiliating with the Armed Services of the United States.

  D.  CERTIFICATE REQUIREMENTS

      1. A pilot must have all required pilot and medical certificates in his possession prior to reporting for flight duty.


                                      9.1

          a. Upon the completion of an FAA medical examination, a pilot must fax or mail a copy of the most current medical certificate to Aircrew Records, Dept. 061, ATL. It must be received on or before the 25th of the month during which his medical certificate expires.

          b. A pilot shall not be paid or credited for any rotation or guarantee unless these certificates are valid, and correctly documented in DBMS.

              (1) If a pilot is involved in an extraordinary situation, only his Chief Pilot, System Manager - Flight Operations, or Director -Flight Operations & Chief Pilot may waive these requirements.

                                      9.2

SECTION 10

TRANSFER TO NON-FLYING OR SUPERVISORY DUTY

  A.  SENIORITY

      1. Any pilot transferred to non-flying or supervisory duty shall retain and continue to accrue seniority, provided that such pilot maintains at all times a valid airline pilot competency certificate or certificates. If such pilot should permit his specified certificate or certificates to lapse, he shall retain the seniority already accrued to the time of such lapse, and shall have a period not to exceed one
          (1) year in which to regain such specified certificate or certificates. His seniority shall commence to reaccrue from the date his certificate or certificates are regained.

      2. When a pilot is transferred to non-flying or supervisory duty on account of sickness or injury, or becomes sick or injured while on such non-flying or supervisory duty, he shall continue to accrue seniority during such period of sickness or injury whether or not he is able to maintain the airline pilot certificate or certificates required for his status for a continuous period of ten
          (10) years.

      3. Except as provided in Section 11.B.5.a. and 11.B.8. when a pilot engaged in non-flying or supervisory duty returns to flying duty, he shall be permitted to exercise his system seniority in any pilot category to displace any more junior pilot.


                                     10.1

  B.  PAY AND CREDIT

         Any supervisory pilot, check airman, or instructor returning to line flying shall be credited for flight time limitation purposes at the rate of one-thirtieth (1/30th) of the designated monthly maximum for each day spent as a supervisor, check airman, or instructor.

  C.  PHYSICAL FITNESS

         Any disputes arising hereunder concerning the physical fitness of such non-flying or supervisory pilot shall be settled in accordance with
         Section 15 (Physical Examinations) of this Agreement.


                                     10.2

SECTION 11

TRAINING

  A.  GENERAL

      1. a. Pilot training shall include ground training, flight simulator training, aircraft flight training, proficiency checks/evaluations, and any other training or qualifying required by Federal Aviation Regulations, Company policy, or provisions of this agreement.

          b. Airport and route qualification shall be excluded from the provisions of this paragraph. The requirements of Paragraph D.2. shall not apply here.

      2. When a pilot undergoes training away from his domicile, positive space transportation or extra crew member authority shall be provided between any Delta station and the training facility.

          a. For the purpose of scheduling travel, determining contractual and F.A.R. compliance, training pay, and expenses, a pilot undergoing training away from his domicile shall be considered to have traveled from his domicile to the training site and subsequently back to his domicile and his schedule shall so reflect.

          b. Positive space transportation shall be provided to pilots training at a site away from their domicile for the purpose of transportation to and from the training facility and any Delta station during a scheduled duty free period of forty-eight (48) hours or more.

      3. During certification events there shall be no simultaneous training at any other crew member station (First Officer, Second Officer).


                                     11.1

      4. Where deplaning facilities are available, only pilots occupying the specific cockpit positions for which they are being trained or checked shall be on board the aircraft during training, other than during the ferry of the aircraft to and from the airport at which training will take place. This does not preclude a pilot remaining on board the aircraft at his request.

      5. A pilot shall be advised of any unsatisfactory report prepared during any phase of his training program, and shall at his request be provided a copy of any such report.

      6. If requested by the pilot, a Delta pilot representative of his choice who is a currently qualified Captain on the appropriate equipment may be present in the cockpit as an observer on any proficiency training or evaluation.

      7. No pilot employed by the Company shall be required to pay for training or checking required by the Company for the purposes of procuring or maintaining the pilot's or the Company's airline certificates or other licenses.

      8. Subject to the provisions of 11.D.12.b., Distributed Training, including examinations, as developed with MEC Training
          Committee input and as approved by the FAA, may be instituted to selectively replace and/or supplement, or be in addition to, ground school. The provisions of 11.D.1. and 2. shall not apply to Distributed Training.

  B.  INSTRUCTORS/EVALUATORS

      1. a. All training and checking of pilots on the Delta Air Lines Pilots' System Seniority List in an airplane (other than initial flight training conducted by the factory or manufacturer for the Company) shall be performed by pilots presently on such list.


                                     11.2

          b. All Captain and First Officer evaluations of pilots on the Delta Air Lines Pilots' System Seniority List shall be performed by pilots presently on such list.

      2. a. A change of aircraft or simulator instructors shall be granted at a pilot's request. Such request may be verbal as expressed to the instructor or other appropriate authority, and must then be confirmed by the pilot as soon as possible in writing, stating the reason or reasons therefor.

          b. A change of Line Check Pilot performing supervised operating experience shall be granted provided the trainee so requests after the operating experience begins.

      3. a. Non-seniority list simulator instructors for Captain and First Officer training shall meet the following requirements:

              (1)  ATP Certificate

              (2) Qualified by the FAA to provide simulator instruction on the aircraft on which they will instruct

              (3) Certified flight instructor (CFI) or instrument ground instructor (IGI)

              (4)  Minimum 2000 hours experience as a pilot.

          b. Non-seniority list simulator instructors for Second Officer training shall meet the following requirements:

              (1)  Flight engineer certificate with turbo jet rating


                                     11.3

              (2) Minimum 1000 hours experience as a flight engineer, flight engineer instructor or pilot.

      4. Non-seniority list simulator instructors shall not perform any flight duty as a crew member.

      5. a. Each active line pilot serving as an instructor shall return to line flying on a rotation by rotation basis so as to fly thirty-six (36) duty periods per year. Such line flying must be accomplished in a category where there is a category position holder who is junior to the instructor.

          b. Instructors shall White Slip a rotation(s) in seniority order in the pre-month White Slip process outlined in 23.F.1. In the event such instructor fails to be awarded a rotation in the pre-month White Slip process, he will be permitted to select a rotation(s) from the open time immediately prior to the construction of SRLs. Instructors may also White Slip rotations in seniority order at any time during the month.

      6. A Simulator Instructor or Proficiency Check Pilot who is awarded a line of time may, in the same bid period, perform simulator and level 5 or higher Flight Training Device (FTD) instruction on their days off.

      7. Maneuver training that requires a level five or higher flight training device (FTD) will be performed by a simulator instructor.


      8.  An instructor returning to the line on a permanent basis may:

          a. Return to any category for which a more junior pilot has been converted or has received an Advance Entitlement as a result of a bid award during the period of absence from the category, and the returning pilot shall be subject

                                     11.4
              to the provisions of Section 22.F. appropriate to that entitlement award. Further, the provisions of this paragraph shall apply if, upon the pilot's return to the line on a permanent basis, his seniority will allow him the position or the Advance Entitlement selected, subject to the following conditions:

              (1) Where the more junior pilot has been converted the returning pilot shall enter the new category immediately upon his return;

              (2) Where the more junior pilot holds an Advance Entitlement, the pilot returning shall enter the category he occupied prior to his absence and subsequently shall be converted into the category for which he holds an Advance Entitlement in seniority sequence with those pilots being converted under that bid award.

          b. Provided he can hold that position, return to the category from which he was removed without incurring a freeze or,

          c. If unable to apply a. or b. above, exercise his seniority system wide without incurring a freeze.


                                     11.5

      9. If recurring difficulties with a particular instructor are identified, there shall be a meeting between the Vice President - Flight Operations, the MEC Chairman and the MEC Check and Training Committee Chairman. The purpose of this meeting shall be to identify the nature of the recurring difficulties, the number of such occurrences and suggested corrective action. Corrective action may range from counseling of the instructor to removal from instructor duties. It is understood by the parties that the choice of corrective action taken, if any, shall be at the sole discretion of the Vice President - Flight Operations, or his designee.

      10. The Company shall not use for the purpose of training Delta pilots more than one hundred and ten (110) full time equivalent non-seniority list simulator instructors, exclusive of Second Officer non-seniority list simulator instructors.

  C.  CHECK PILOTS

      1. A Line Check Pilot authorized to conduct Pilot in Command line checks and/or proficiency checks shall have a minimum of one thousand (1000) flight hours of experience as Pilot in Command on Delta Air Lines, or shall have one thousand (1000) total flight hours of experience as Pilot in Command and/or Second in Command on the type aircraft on which he serves as Line Check Pilot. Specific exceptions to the requirements of this paragraph may be mutually agreed upon by the Company and the Delta MEC Chairman.

      2. A Proficiency Check Pilot shall have a minimum of one thousand (1000) hours of FAR 121 pilot in command and/or second in command experience of which five hundred (500) hours must have been acquired at Delta Air Lines.


                                     11.6

  D. SCHEDULING RULES

      1. Except as otherwise provided in this Section, all pilots undergoing training shall be removed from regular flying for the duration of their training period. Such training period shall include any travel time as defined in paragraph A.2.a. of this Section.

      2. All training shall be posted not later than the seventh (7th) calendar day prior to the initial line of time awards for the subsequent month, except training resulting from regulatory age limit down bid from Captain or First Officer to Second Officer, recency, re-establishing recency and special purpose operational training (SPOT) required due to a pilot not meeting consolidation of skills required pursuant to Federal Aviation Regulations. In the event a training slot is vacated subsequent to this deadline the vacated slot may be filled by proffer to the appropriate Advance Entitlement holders.

          a.  Notification of eligibility for recurrent training as defined in
              Section 2 (Definitions) will be given not later than sixty (60) days prior to the start of the first bid period in which training may take place.

          b. Not later than thirty (30) days prior to a bid period in which recurrent training may take place a pilot may designate five (5) consecutive days during which no recurrent training will be scheduled (i.e., if recurrent is to be scheduled for July, the pilot must designate his five (5) days not later than May 31st).


                                     11.7

          c. Not later than thirty (30) days prior to a bid period in which recurrent training may take place, a pilot shall advise Crew Scheduling of any leave of absence or other planned period of unavailability during the bid period in which he is eligible for training.

          d. During the period beginning thirty (30) days prior to the bid period in which recurrent training may be scheduled and ending when the recurrent schedule is posted, a pilot shall not modify his availability with regard to any activity for which he had control.

          e. Except in the case of a personal emergency, a pilot shall not engage in any activity so as to interfere with his posted recurrent training schedule so long as such activity is within his control.

      3. Pilots shall be scheduled for aircraft flight training during the hours of daylight (off to on) exclusive of briefing and debriefing unless the pilot has received instruction in a simulator of the same type aircraft.

      4. Training time, beginning with a pilot's reporting time for a training period and ending when he is released from training at the end of the period, shall be counted as duty time for purposes of duty time limitations only.

      5. A pilot receiving ground or flight training at his domicile shall not be required to perform any duty for ten (10) hours before such training and he shall be paid as per paragraph E. of this section.


                                     11.8

      6. Each pilot undergoing training shall receive a minimum of ten (10) hours free of duty between training periods. When deadheading to ground or flight training, a pilot shall not be required to report for training earlier than ten (10) hours after arriving at the base where training will be conducted, except when deadheading to ground training which encompasses a training period of five (5) hours or less the maximum hours on duty, including deadheading and classroom activity shall not exceed ten (10) hours. When deadheading to a period of ground training which encompasses a training period of five (5) hours or less, a pilot shall not be required to depart his base earlier than 0800 pilot's local domicile time. In such event, the pilot shall not be required to remain in training beyond 1800 pilot's local domicile time that day. Under no circumstances shall the provisions of this paragraph regarding deadheading and training on the same day be used for flight simulator training, aircraft flight training, or proficiency checks.

      7. Training shall not be scheduled to exceed eight (8) hours in any twenty-four (24) hour period.

      8. Flight simulator time shall not be considered as flight time. Required flight simulator training shall be considered time on duty only for the purpose set forth in Section 12.E. (Maximum Duty Hours) and Section 12.F. (Break in Duty Hours) of this Agreement.

      9. Training periods in a flight simulator or in a level five or higher FTD shall not normally exceed four (4) hours per day, and total training periods shall not normally exceed eight (8) hours in any twenty-four (24) hour period.


                                     11.9

      10. A pilot shall not be required to take qualification curriculum (initial, transition, upgrade or requalification) flight simulator training between the hours of 0100 and 0500 including any briefing or debriefing time.

      11. A pilot shall not be required to take recurring training session flight simulator training between the hours of 0100 and 0500 pilot's local domicile time including any briefing and debriefing time.


      12. a. All non-distributed ground training for AQP approved training programs shall be designed so that the subject matter is adequately presented within the normal classroom schedule (maximum eight (8) hour classroom day excluding lunch break and maximum five (5) days during any consecutive seven (7) day period). A pilot shall not be required to attend recurring training ground school between the hours of 0100 and 0500 pilot's local domicile time. All ground training courses for non-AQP approved training programs shall be designed so that the subject matter is adequately presented within the normal classroom schedule (maximum eight (8) hours during any day and five (5) days during any seven (7) day period).

          b. Effective 1/1/97 one day (eight hours of course material) of each training period (non-recurring and/or recurring training) may be Distributed Training. A portion of the aircraft systems and operation specifications training will be retained for the classroom.

                                     11.10

      13. If the recurring training session of any pilot is interrupted as a result of facility or equipment unavailability, it shall be the option of the Company to extend such recurring training session in order to complete the training sequence. If such extension of the training period results in a conflict with the days designated under Paragraph D.2.b. (Blocked Days) of this Section, the pilot shall be released from training unless he waives the provisions of Paragraph D.2.b. Any pilot who is released from a recurring training session prior to completion, in order not to violate his Blocked Days, may be reassigned to a recurring training session at the discretion of the Company to avoid a lapse of qualification. Any pilot so assigned shall be paid in accordance with the provisions of Paragraph E.1. of this Section.

      14. Commencing with the first day of the training period each pilot undergoing any combination of ground, simulator or flight training shall be given one 24 hour period free of duty beginning at midnight in each seven day period.

      15. In the event a pilot completes training and is not converted into his new category, and more than thirty (30) days have elapsed since the completion of his most recent operating experience, he shall be granted additional operating experience as soon as practical but in no case later than thirty (30) days from such request. Such additional operating experience shall be requested by the pilot through his base Chief Pilot.

  E.  PAY AND CREDIT

      1. Pilots scheduled for non-recurring training other than non-recurring Distributed Training shall be paid and credited as follows:


                                     11.11

          a. A regular line of time holder on increment pay shall be paid and credited for trip(s) shown on his line of time during each period of continuous training, or one thirtieth (1/30) of the designated monthly maximum in a thirty (30) day bid period or one thirty-first (1/31st) in a thirty-one (31) day bid period per day on the highest paying equipment shown on his line of time, for each day or portion thereof during each continuous period of training, whichever he selects.

              (1) In the event a pilot flies a portion of a rotation outside a training period, he shall be paid and credited for trips shown for the portion of the rotation not flown due to training. The "trips shown" portion allocated to training pay will be determined prior to any portion of the rotation being flown and will not change. However, the pilot shall be paid and credited in the aggregate no more than the total credited value of the scheduled rotation unless:

                  (a) The total value of the complete rotation, computed after flying is accomplished (using actual times for the portion flown and scheduled times for the portion not flown), is greater than the published value of the scheduled rotation. In such case the pay for the flown portion will be the value of the complete rotation after flying is accomplished less the value allocated to "trips shown" above.

                  (b) Deadheading is involved which was not scheduled on the original rotation, in which case the portion including deadheading shall be paid and credited as if it were a separate rotation.


                                     11.12

              (2) A regular line holder removed from his schedule for training may pick up open time (White Slip) and shall be paid and credited for both the trips he was removed from and the White Slip trips flown.

          b. A reserve line of time holder on increment pay shall be paid and credited one-thirtieth (1/30) in a thirty (30) day bid period or one thirty-first (1/31st) in a thirty-one (31) day bid period of the designated monthly maximum per day for each day or portion thereof during each continuous period of training at the rates for the highest paying equipment shown on his line of time.

          c. A composite line of time holder on increment pay who undergoes training in one month that encompasses both a regular and reserve line of time shall be paid and credited for either trips shown on his regular line of time or one thirtieth (1/30) in a thirty (30) day bid period or one thirty-first (1/31st) in a thirty-one (31) day bid period of the designated monthly maximum per day for each day or portion thereof during the training period, whichever is greater.

                                     11.13

          d. An unassigned pilot on increment pay shall be paid and credited one thirtieth (1/30) in a thirty (30) day bid period or one thirty-first (1/31st) in a thirty-one (31) day bid period of the designated monthly maximum per day at the rate of the category on which his unassigned guarantee is based for each day or portion thereof during each continuous period of training.

          e. A salaried pilot shall be credited one-thirtieth (1/30th) in a thirty (30) day bid period or one thirty-first (1/31st) in a thirty-one (31) day bid period of his designated monthly maximum and paid a prorata share of his monthly income for each day of training or portion thereof through the completion of his initial operating experience for his entry level qualification.

      2. A pilot on increment pay who is undergoing a recurring training session other than Distributed recurring training, shall be paid but not credited two hours and forty-five minutes (2:45) per day for each day or portion thereof at the rates for the highest paying equipment shown on his line of time. Any recurring training session which exceeds six (6) days, exclusive of travel and Distributed Training, shall be paid in accordance with the provisions of paragraph E.1. of this Section.

          a. A regular line holder who has a rotation removed from his line of time as a result of recurring training shall have his projection and guarantee reduced by the amount of the rotation dropped.


                                     11.14

          b. A reserve line holder or unassigned pilot who is removed from a reserve on-call day as a result of training shall have his guarantee reduced by one-thirtieth (1/30th) or one thirty-first (1/31st) as appropriate for each reserve on-call day dropped.

      3. A pilot shall receive one (1) hour of training pay and no credit for each Distributed Training day.

      4. When training is suspended for a period of less than four (4) days, such days will be considered training days and the pilot will qualify for the provisions of Paragraph E. 1. of this Section.

      5. Trips shown as used in Paragraph E.1. shall include any trip(s) dropped prior to and/or subsequent to training due to the application of Federal Aviation Regulations.

      6. A pilot who flies a trip on or into a calendar day and then subsequently enters into training on the same calendar day, or vice versa, shall add the training day to the time flown on that day for pay and credit calculations under Paragraph E.1.

      7. When receiving supervised operating experience as required under Federal Aviation Regulations, or when receiving additional operating experience, a pilot shall be paid and credited for the trip(s) flown at rates appropriate to the aircraft on which such experience is received, unless the pilot requests to receive pay and credit for trips dropped, at rates appropriate to the aircraft on such trip(s) dropped. Such supervised operating experience or additional operating experience shall not of itself qualify such pilot for the reserve guarantee under Section 4.B. or C. (Minimum Pay Guarantees) of the Agreement.


                                     11.15

      8. If the recurring training session of any pilot is extended beyond the period originally scheduled as a result of facility or equipment unavailability, and the pilot incurs a trip conflict not present under his original schedule, then his entire recurring training sequence, including travel to and from a training facility away from the pilot's domicile, shall be paid under the provisions of Paragraph E.1. of this Section.

      9. Any pilot failing to satisfactorily complete a proficiency check/LOE, or any pilot requiring training to proficiency following a LOFT, CRM/LOS session, or maneuvers validation will be retained under his appropriate line of time guarantee, excluding sick leave, for a period of thirty (30) calendar days or until disposition of his case by the Company, whichever is later.

      10. When a pilot is functioning as a Check Pilot during supervised operating experience, the First Officer scheduled for the rotation(s) shall be paid and credited for any part of the rotation from which he is removed. At the discretion of the Line Check Pilot the First Officer may be removed from the entire rotation, or any portion thereof. Each pilot who is removed from his rotation(s) under the provisions of this paragraph shall receive pay and credit on a scheduled basis for the trips shown, or pay and credit as provided in this agreement for trips flown, whichever is greater.

      11. Volunteer line pilots may be used to complete the required crew complement during simulator and/or level five or higher FTD training and evaluations. Such pilots will receive pay and credit at rates appropriate to their category as follows:


                                     11.16

          a. Regular and reserve line pilot volunteers who are on their days off will receive two hours and forty-five minutes (2:45) pay and no credit for each simulator and/or FTD training period.

          b. Reserve pilot volunteers who are on their on-duty days will receive five (5) hours pay and credit for each simulator and/or FTD training period.

      12. Non-Seniority List Instructors may be used to complete the required crew complement during simulator training and/or level five or higher FTD exclusive of checking and rating functions.

  F.  ATP RATING AFTER FIVE YEARS

      1. If a pilot has not previously qualified as a captain for Delta Air Lines, and whether or not such pilot has bid or been awarded a category position as a captain, such pilot upon the completion of five
          (5) years of service with the Company as a pilot shall be given the opportunity to acquire captain qualifications.

          a. Such pilot shall meet the requirements of Federal Aviation Regulations and shall have successfully completed the written examination required by the Federal Aviation Administration for an Airline Transport Pilot Rating.

          b. The Company shall not be obligated to qualify more than fifty (50) pilots during any calendar year to meet the requirements of this paragraph.


                                     11.17

          c. If, because of operational requirements, the Company is unable to meet the requirements of this paragraph during any calendar year, the number of pilots not so trained shall be added to the requirements for the succeeding calendar year.

  G.  REQUALIFICATIONS

          When a pilot has been unqualified in an aircraft for a period of six
          (6) months or longer the pilot will have the option of a full initial ground school for requalification. However, Delta pilots requalifying in an AQP program will be trained to proficiency in accordance with Special Federal Air Regulation 58 governing AQP.

  H.  TRAINING OPPORTUNITIES

      1. A Captain or First Officer shall be given two (2) opportunities to successfully complete initial, transition, upgrade, or requalification training.

      2. When a Captain or First Officer fails to complete initial, transition, upgrade, or requalification training he shall:

          a. Return to his previous category, provided his seniority entitles him to hold a position in the category and shall be granted one
              (1) additional training opportunity on any aircraft of his choice for which he is a successful bidder.

              (1) In the event a Captain or First Officer is unable to return to his previous category due to his seniority or the category no longer exists, he shall displace into the category of his choice for which his seniority entitles him and he shall be granted one (1) opportunity to complete training if training is required for the category.

                                     11.18

      3. A Second Officer who fails to complete initial First Officer training shall be allowed one (1) additional attempt at initial First Officer training on any aircraft of his choice for which he is a successful bidder, however, failure to qualify on the second attempt will result in pilot not being qualified to fly in any category.

                                     11.19

SECTION 12

HOURS OF SERVICE

  A.  MONTHLY MAXIMUM CREDIT HOURS

      1. Except as provided in A.4. of this Section, the Company may, at its option, and subject to the terms and conditions in this paragraph, designate monthly maximum credit hours between seventy-five (75) and eighty-two (82) hours for the international statuses and between seventy-five (75) and eighty (80) hours for the domestic statuses up to the authorized monthly maximum credit hours. Such designation may be made by equipment status. However, the calendar year average of the domestic Captain and First Officer monthly maximum credit hours of each domestic equipment status shall not differ by more than two (2) hours from each of the other domestic Captain and First Officer equipment status.

         a. For the purpose of determining authorized Captain monthly maximum credit hours (flex cap), a Captain floor shall be established consisting of the January 1, 1996 system Captain requirements. The designated Captain flex cap shall not reduce the system Captain requirements below the Captain floor minus all Captain attrition and the total number of Captains that move to Second Officer positions (Captain floor as adjusted).

         b. For the purpose of determining authorized First Officer monthly maximum credit hours (flex cap), a First Officer floor shall be established consisting of the January 1, 1996 system First Officer requirements. The designated First Officer flex cap shall not reduce the system First Officer requirements below


                                     12.1
              the First Officer floor minus all First Officer attrition and the total number of First Officers moving to Captain positions (First Officer floor as adjusted).

         c. For the purpose of determining authorized Second Officer monthly maximum credit hours (flex cap), a system floor shall be established based on the sum of the then current Captain floor as adjusted, plus the then current First Officer floor as adjusted, plus the January 1, 1996 system Second Officer requirements, minus all Second Officer attrition and total number of Second Officers moving up to higher statuses. The designated Second Officer flex cap shall not reduce the system Second Officer requirements below the Second Officer floor minus all Second Officer attrition and the total number of Second Officers moving to First Officer and/or Captain positions.

         d. Normally, the international system cap, calendar year average, will not exceed seventy-nine (79) hours, plus or minus forty-five
              (45) minutes.

         e. Normally, the domestic system cap, calendar year average, will not exceed seventy-eight (78) hours, plus or minus forty-five (45) minutes.

         f. For purposes of this paragraph 12.A.1, attrition means any pilot who leaves the Company payroll for any of the following reasons: enhanced early retirement, early retirement, normal retirement, disability, unpaid sick leave, any leave of absence in excess of thirty (30) days, termination, death, or resignation.

                                     12.2

         g. The flex cap provisions of 12.A.1. may not be used when there is a pilot on furlough whose seniority is insufficient to permit him to be on active pay status.

     2. For the purpose of computing an overprojected line of time, a pilot's monthly maximum shall be the designated monthly maximum plus the shortest rotation shown on his regular line of time that originates prior to the twenty-fourth (24th) of the month, and shall include bow wave and negative bank time up to a maximum of five (5) hours.

     3. For the purpose of a regular line pilot flying reserve time as outlined in Section 23.G. (White Slip), a pilot's maximum shall be the designated monthly maximum plus the shortest rotation that is shown on the pilot's projected line of time. If the shortest rotation shown on a pilot's line of time is an asterisk trip, for purposes of this paragraph, the value of the shortest rotation shall be the greater of the credited value of the asterisk trip within the current bid period or twelve (12) hours. Additionally, negative bank time shall be included up to a maximum of five (5) hours, except that after a pilot has completed the last rotation on his line of time, his normal monthly maximum White Slip limitation will be the designated monthly maximum plus five (5) hours. (However, he may White Slip reserve time to a projection of the designated monthly maximum plus ten (10) hours if there is no reserve time available on a day on which he elects to fly reserve time which will permit him to equal or exceed the designated monthly maximum without exceeding the designated monthly maximum plus five (5) hours.) A pilot shall not be scheduled for any duty after he has earned the designated monthly

                                     12.3
          maximum within the current month including up to five (5) hours of negative bank (exclusive of bow wave carried into such month) except as provided in Paragraph B.2. of this Section; however, any pilot with an asterisk trip on his line of time and who exercises the twelve hour shortest trip provision of this paragraph will be required to fly such asterisk trip to completion.

      4. a. Independently of the domestic designated monthly maximum limitations in A.1. of this section, the domestic designated monthly maximum for any category may be increased an additional two (2) hours in one minute increments to cover absence due to training (training flex).

              (1) Any domestic designated monthly maximum increase due to training flex shall be exempt from the averaging provisions of 12.A.1.a.

              (2) Any domestic designated monthly maximum increase due to training flex shall not cause an increase of the reserve guarantee.

          b. Up to two (2) hours, in fifteen minute increments, of the international designated monthly maximum provisions of A.1. of this section may be utilized as training flex.

              (1) Any designated monthly maximum increase due to training flex shall not cause an increase to the reserve guarantee.

              (2) Notwithstanding 12.A.1., international training flex may be designated on a category by category basis within an equipment status.


      5. For the purpose of calculating the monthly maximums for a pilot holding a composite line of time, the credit hours allocated to the reserve portion(s) of the month shall be credited to the pilot during the regular line portion of the month as if already accomplished.

                                     12.4

  B.  BOW WAVE

      1. A pilot holding a regular line of time may fly the remainder of his line of time if prior to his last rotation of the month he has not earned the designated monthly maximum within the current month (exclusive of bow wave and up to a maximum of five (5) hours of negative bank carried into such month).

      2. A pilot holding a reserve line of time shall complete his last assigned trip or rotation of the month if, at the time of leaving his pilot base, the scheduled credited flight time to be flown on the trip or rotation prior to the end of the month, will not, when added to his credited hours earned within the current month, total more than the designated monthly maximum except in the case of a reserve that has been a regular line holder for a portion of the month and has not been utilized as a reserve pilot for the time that has been credited to him as a reserve. A pilot's flight time credit for such trip or rotation shall be paid and credited up to the designated monthly maximum and the remainder shall be paid and credited in the following month. A pilot holding a reserve line may request and may be assigned flying under the provisions of Section 23.G.3. (Yellow Slip).

      3. In the event that a pilot accrues excess credited hours, the pay and credit for such hours shall not be offset against the pilot's guarantee or any other form of pay and credit in any month.

      4. All credit hours accumulated in excess of the designated monthly maximum as provided in Paragraphs A. and B. of this Section, shall be paid and credited in the

                                     12.5
          following month. Such pay and credit carried forward may result in an over-projection of the pilot in the new month. When an over-projection is equivalent to or greater than the credit time of the shortest rotation which originates prior to the 24th of the month on the pilot's line of time, a rotation(s) which originates prior to the 24th of the month shall be dropped from his line of time that will reduce his projection below his maximum in accordance with Paragraph A. of this Section, but in no case below the designated monthly maximum, except at the pilot's option, operations permitting. Trips within periods of training, vacation, or sick leave shall not be removed for purposes of time adjustment. If such over-projection occurs on or after the twenty-fourth (24th) of the month, the pilot shall (except as provided in Section 23.H. - Personal Drop) continue flying his line of time providing he does not earn within the current month the designated monthly maximum minus any negative bank up to a maximum of five (5) hours prior to his last rotation of the month. Operations permitting, the pilot may select the rotation(s) to be dropped from his line of time.


                                     12.6

  C.  SPILLBACK

      1. If a trip or rotation commences in one calendar month and ends in the following month, all of the pilot's pay and credit for that trip or rotation that is scheduled or flown during a period in which the pilot is a regular line holder in the following month may be paid and credited in the previous month up to the designated monthly maximum and the remainder shall be paid and credited in the following month. In addition, he may spillback any flight time pay and credit which was scheduled to originate during the first ten (10) days of the following month provided such time spilled back is flown on a regular line. Pay and credit spilled back to the previous month shall be considered as earned in the previous month (but shall be paid at the existing rates for the category and longevity) and shall be in addition to any other form of pay and credit (including a pilot's reserve or minimum monthly guarantee). However, if a regular line guarantee should become due in the following month, it shall be reduced by the actual credit time spilled back.

      2. Spillback shall be allowed irrespective of whether the pilot was a reserve or regular line holder in the previous bid period.


                                     12.7

                               Spillback Examples

MONTH A                          MONTH B
TRIP     A    B    C
         REG  REG  REG            MAY SPILLBACK B & C DAY
TRIP     A    B    C
         RES  REG  REG            MAY SPILLBACK B & C DAY
TRIP     A    B    C
         RES  RES  REG            MAY SPILLBACK C DAY ONLY
TRIP     A    B    C
         RES  RES  RES            NO SPILLBACK ALLOWED
TRIP     A    B    C
         REG  RES  RES            NO SPILLBACK ALLOWED

====================================================================

DATES      8    9   10   11   12
TRIP     A    B    C
         REG  REG  REG            MAY SPILLBACK A,B,& C DAY
TRIP          A    B    C
              RES  REG  REG       MAY SPILLBACK B & C ONLY
TRIP               A    B    C
                   RES  REG  REG  MAY SPILLBACK B & C DAY
TRIP               A    B    C
                   REG  REG  RES  MAY SPILLBACK A & B DAY
TRIP     A    B    C
         RES  RES  RES            NO SPILLBACK
TRIP     A    B
         RES  REG                 MAY SPILLBACK B DAY
TRIP     A    B
         REG  RES                 MAY SPILLBACK A DAY

  D.  COMPANY TIME CARD

          At each pilot base, actual time, scheduled time and pay time shall be displayed as expeditiously as possible by the Company for each pilot at the base, such time displayed to be that time submitted by the Captain for payroll purposes.

                                     12.8

  E.  MAXIMUM DUTY HOURS

      1. For domestic category operations, the maximum time a pilot may be scheduled on duty shall be based on report time in the pilot's local domicile time and in accordance with the following schedule, except that FRA hub operations and international category duty periods will be scheduled based on the time zone of the duty period report time.:


          REPORT TIME    * MAXIMUM DUTY TIME
          0700-
          1259          13 hours
          1300-         13 hours reduced 1 minute for each 2
          2059          minutes between 1300 and report time.

          2100-
          2359          9 hours
          0000-
          0059          9 hours reduced 30 seconds for each
                        minute between 0000 and
                        report time

          0100-
          0259          8 hours 30 minutes
          0300-
          0359          8 hours 30 minutes increased 30
                        seconds for each minute between 0300
                        and report time.

          0400-
          0459          9 hours increased 3 minutes for each
                        minute between 0400 and report time.
          0500-
          0659          12 hours increased 30 seconds for each
                        minute between 0500 and report time.

          * Fractions of less than one minute after these computations shall be considered to be the next higher minute.

                                     12.9

          In no case shall a pilot be required to remain on duty in excess of two (2) hours greater than the time resulting from application of the limitations specified in this Paragraph.

      2. Duty time shall include scheduled flight and ground time and a pilot shall be considered to be on duty from one (1) hour before the scheduled departure of his flight (thirty (30) minutes for deadhead) or actual reporting time, whichever is later, until thirty (30) minutes after his flight is terminated, except as extended by the application of Paragraph O. of this Section.

      3. The provisions of paragraph 12.E. are not applicable to a scheduled duty period which consists solely of International Operations flying followed by deadhead to the pilot's domicile. However, in no case shall such a duty period cause a pilot to be scheduled on duty in excess of fifteen (15) hours.

      4. No pilot shall be scheduled for more than eight (8) landings in a duty period.

  F.  BREAK IN DUTY HOURS

      1. A pilot's on-duty period cannot be broken by an off-duty period away from his domicile (beginning at the end of debriefing upon arrival and ending one (1) hour before scheduled departure or actual reporting time, whichever is later) of less than the following:

          a. Nine hours (9:00) scheduled and eight hours and fifteen minutes (8:15) actual when the sum of the scheduled on-duty time of the duty periods immediately before and after the off-duty period is twenty hours (20:00) or less.


                                     12.10

          b. Ten hours (10:00) scheduled and nine hours (9:00) actual when the sum of the scheduled on-duty time of the duty periods immediately before and after the off-duty period is more than twenty hours (20:00).

          c. In the event a duty break occurs at co-terminal airports, the ground travel time in Section 8.C. appropriate to the layover will be added to the applicable scheduled and actual duty break provided in F.1.a. or b. above.

      2. A pilot's on-duty period cannot be broken by an off-duty period at his domicile of less than nine hours (9:00).

      3. It shall be the responsibility of the pilot who is unable to report for duty to notify, as far in advance as possible, the local manager of operations or his designated representative of this fact, giving the reason for his inability to report for duty.

  G.  VARIABLE DUTY PERIOD MINIMUM PAY AND CREDIT

      1. When a regular line holder or a Supplemental Regular Line holder departs his domicile on a scheduled flight or is on Shuttle standby duty, he shall be guaranteed the following:

          a. A Variable Duty Period Minimum (VM) to be established by the Company. The Company shall establish the Variable Duty Period Minimum (VM) for each duty period at any value it chooses between four (4) and six (6) hours provided the sum of the established variable duty period minimum(s) for all the duty periods in any given rotation equals no less than five (5) hours times the number of duty periods in the rotation.

      2. The following on-duty periods are excluded from the provisions of Paragraph G.1. of this Section.

                                     12.11

          a. An on-duty period in which a landing was not made at an airport other than the airport of take-off or its co-terminal (except for trips scheduled between co-terminals) and,

          b.  An on-duty period composed solely of deadheading.

      3. The difference between the flying pay earned and the variable duty period minimum shall be paid and credited as an extension from release time of the duty period.

      4. The variable duty period minimum may be waived by a pilot who picks up Reserve time in accordance with Section 23.F. (White Slip/Yellow Slip) of this Agreement.

  H.  DUTY HOURS PAY AND CREDIT

      1. When a pilot reports for flight duty as defined in Paragraph E. of this Section, he shall receive a minimum of one (1) hour pay and flight time credit for each two (2) hours of duty time prorated on a minute-by-minute basis, for all hours between 0600 and 2200 pilot's local domicile time and a minimum of one (1) hour pay and flight time credit for each one and three-quarters (1 3/4) hours of duty time prorated on a minute-by-minute basis, between 2200 and 0600 hours pilot's local domicile time prorated on a scheduled or actual basis, whichever is greater. A pilot on duty at 0359 pilot's local domicile time shall continue to receive a minimum of one (1) hour pay and flight time credit for each one and three-quarters (1 3/4) hours of duty time until his release from that duty period.

      2. A pilot deadheading at Company request to his domicile from protecting a flight(s) shall be covered by this Paragraph.


                                     12.12

      3. The difference between the flying pay and credit earned and the Duty Hour minimums as stipulated in this Paragraph shall be paid and credited as an extension from release time of the duty period.

  I.  TRIP HOURS PAY AND CREDIT

          Pilots on increment pay shall receive a minimum of one (1) hour flying pay and flight time credit for each three and one-half (3 1/2) trip hours as defined in Section 2 (Definitions), prorated on a minute-by-minute basis. Trip hours shall be paid and credited as an extension from release time of the last duty period of the rotation, except that in the event a pilot reports for duty and does not fly or deadheads without flying during the trip hour period, trip hours shall be paid on the basis of the equipment being protected.

  J.  DUTY FREE PERIODS - REGULAR LINE

          All regular lines of time shall be published with a minimum of five
          (5) forty-eight (48) hour periods (beginning at midnight local time block-in to report time) free of all duty at the pilot's domicile during each monthly pay period. Whenever a pilot must drop a trip or trips from his initial line of time to be scheduled for a period or periods off, as provided in this Paragraph, the pilot shall receive pay for the scheduled flight time lost and his total permissible flight credit time shall be reduced by the flight time such pilot was scheduled to fly during the period or periods he dropped such trip or trips. Except as provided in Section 11 (Training) of this Agreement, the Company shall not change a scheduled forty-eight (48) hour off-period or require a pilot to stand by or fly during such period except as he may consent to or volunteer for such change or flying.

                                     12.13

  K. DUTY FREE PERIODS - RESERVE AND UNASSIGNED

      1. All reserve lines will be published with a minimum of eleven (11) twenty-four (24) hour periods free of all duty (x-days) during each bid period at the pilot's domicile. Such periods may, at the Company's option, be scheduled as follows:

          a.  One eleven (11) day block, or

          b.  One six (6) day block plus one five (5) day block, or

          c.  Two four (4) day blocks plus one three (3) day block, or

          d. Three three (3) day blocks plus one two (2) day block (contingent upon changes to Federal Air Regulations in regard to duty time and required rest).

      2. The reserve periods free of duty (x-days) shall be spaced through the entire month.

      3. The reserve periods free of duty (x-days) published as a part of the bid package shall begin at midnight local time. Some or all of such published free of duty periods may by mutual agreement between the Company and the MEC Scheduling Committee begin at a time other than midnight.

      4. A ninety-six (96) hour period shall be designated on the bid package as inviolable (golden).

      5.  A composite line shall have prorated x-days.

      6. The Company shall not fly a pilot during off-duty periods except as a result of flying from one month into the next or as provided in
          Section 11 (Training) and Section 12.L. of this Agreement. By mutual agreement duty-free periods may be moved. The Company shall not change a scheduled duty free period except as provided in Section 11 (Training) and Section 12.L. of this Agreement, and except


                                     12.14
          that after the application of Section 23.I.1.c., d. and e. (Reserve Flying) of this Agreement, a reserve line pilot may be scheduled to fly during his off-duty period other than the golden ninety-six (96) hour period provided that nine (9) hours from release time at his base from the trip or series of trips which resulted in his being on duty during the scheduled off-duty period he shall commence an off-duty period of equal duration. The provisions of Section 23.I.1.c., d. and
          e. shall not apply to a pilot when his duty free period is interrupted as a result of flying from one month as a regular line holder into the next as a reserve. In that event his duty free period shall begin at the release time of the rotation on which he returned to his domicile. The provisions of this Section regarding spacing of duty-free periods shall not be applicable to reserve lines in International categories or Domestic categories flying the foreign hub operation.

  L.  WAIVER OF DUTY FREE PERIODS

          A pilot may waive scheduled off-duty time. When this right is invoked, off-duty time so lost will not be rescheduled.

                                     12.15

  M.  FLIGHT TIME LIMITATIONS

      1. FAR 121.471 (a) reads as follows and applies to all Company flight operations until amended:

          "No domestic air carrier may schedule any flight crew member and no flight crew member may accept an assignment for flight time in scheduled air transportation or in other commercial flying if that crew member's total flying time in all commercial flying will exceed:

          (1) 1,000 hours in any calendar year;

          (2) 100 hours in any calendar month;

          (3) 30 hours in any 7 consecutive days;

          (4) 8 hours between required rest periods."

      2. Duty aloft includes the entire period during which a pilot is assigned as a member of an airplane crew during flight time.

      3. Scheduled for duty aloft means the assignment of a pilot on the basis of the flight time established in the operations schedules rather than the actual flight time.

      4. No pilot shall be assigned any duty with the Company during any rest period. No rest period can be less than eight (8) consecutive hours.

      5. Subparagraphs M.1. and F. of this Section shall not apply to the Company's International Operations.

  N.  FULL SERVICE BANK

      1. Credited hours in excess of the monthly maximum (bow wave) may, at pilot option, be deposited in the bank at a rate of up to twenty (20) per month to a

                                     12.16
          maximum bank balance of sixty (60) hours. Each individual has only one bank account balance that is positive, negative, or zero.

      2. A pilot may, at his option, borrow up to twenty (20) hours per month up to a maximum negative balance of twenty (20) hours. Such bank debt shall be repaid from "Bow Wave" at a maximum rate of five (5) hours per month, except when the pilot elects to deposit additional time as provided in N.1. above.

      3. The bank deposit form must be filed with Crew Scheduling by midnight on the 20th of the month in question. All other bank transactions must be filed with Crew Scheduling by midnight on the last day of the bid period in question. All bow wave conversion and bank accounting will take place subsequent to the end of the month.

      4.  Bank time may, at pilot option, be used to:

          a. Provide additional pay in the current month, up to the designated monthly maximum.

          b. Fill any month(s) in which the pilot earned less than the monthly maximum credit hours during the previous twelve (12) month period. This sub-paragraph will apply whether the pilot failed to earn less than the monthly maximum credit hours during a month because of:

              (1) The projected value of the pilot's monthly schedule.

              (2) Personal leave/personal drop, or

              (3) The reduction of the pilot's projection as a result of dropping a day on call as a reserve (charged at 1/30-1/31 of the designated monthly reserve guarantee per day).


                                     12.17

          c. Purchase vacation days for use during the subsequent vacation year, (such days to be declared on the individual's vacation bid sheet) at a rate of three hours and thirty minutes (3:30) per day.

          d. Purchase, by mutual agreement, vacation days for use during the current vacation year at a rate of three hours and thirty minutes (3:30) per day.

      5. Usage of vacation days purchased via the bank is limited to ten (10) days in any vacation year.

  O.  CO-TERMINAL OPERATIONS

      1. When a co-terminal airport as defined in Section 2 (Definitions) is a pilot base, a pilot will report to the co-terminal airport which is the point of origination for the first flight of the rotation. With the exception of transition and holiday cancellation rotations, all rotations shall originate and terminate at the same co-terminal at the base. When a duty period ends at a co-terminal airport for his base, other than the airport at which the rotation originated, he shall layover and originate his next duty period from that airport. If the last flight leg (including deadhead by air) of a transition or holiday cancellation rotation ends at a co-terminal airport for the base, other than the airport from which the rotation originated, the Company may deadhead the pilot by surface transportation to the airport of origin. A rotation is completed when the pilot's duty period ends at the airport at which the rotation originated.

          a. Parking will be provided at Company expense at the airport of origin for a rotation within a base having co-terminals.



                                     12.18

          b. A pilot assigned to a base having co-terminal airports may elect to have his company mail delivered to the co-terminal airport of his choice.

                                     12.19

SECTION 13

LEAVES OF ABSENCE

  A.  POLICY

      1. When the requirements of the service will permit, a pilot actively employed by the Company may be granted leaves of absence.

      2. Such pilot on leave of absence shall not accrue seniority beyond the first one hundred eighty (180) days of each such leave of absence during any calendar year, unless additional seniority accrual is approved by the Company and the Pilots' Master Executive Council, or when such leaves of absence are granted to permit a pilot to serve the interest of the Company or the Association; provided that after the expiration of the period during which such pilot accrues seniority he shall lose seniority at the rate of one (1) position on the Pilots' System Seniority List for each sixty (60) days or fraction thereof during which his seniority does not accrue. Except as provided hereinafter, seniority shall not continue to accrue in that portion of a leave of absence during which a pilot fails to maintain the certificates required for his status.

      3. A pilot on leave shall not, without prior written permission of the Company, engage in aviation employment or business activities adverse to the Company's interest.

      4. When leaves are granted on account of sickness or injury, a pilot shall retain and continue to accrue his seniority whether or not he is able to maintain the airline pilot certificates required for his status until he is able to return to duty. In no case shall leave for sickness or injury exceed a total continuous period of ten (10)


                                     13.1
          years. Such leave on account of sickness or injury shall begin upon the exhaustion of all sick leave. Return to duty after such leave shall be subject to a reasonable qualifying period.

      5. Return from leave occasioned by sickness or injury shall be governed by the following:

          a. A pilot returning from Temporary Disability shall return to the category from which he went into disability except, if due to insufficient seniority or because the category no longer exists that option is foreclosed, he may exercise his seniority system wide, subject to the limitations contained in Paragraph A.4. of this section.

          b. A pilot returning to duty after Temporary Disability has been exhausted may exercise his seniority system wide, subject to the limitations contained in Paragraph A.4. of this section.

      6. A pilot having been removed from a category in the interest of the Company or the Association may:

          a. Return to any category for which a more junior pilot has been converted or received an Advance Entitlement as a result of a bid award during the period of absence from the category and the returning pilot will be subject to the provisions of Section 22.F. appropriate to that entitlement award. Further, the provisions of this paragraph shall apply if, upon the pilot's return to the line on a permanent basis, his seniority will allow him the position or the Advance Entitlement selected, subject to the following conditions:


                                     13.2

              (1) Where the more junior pilot has been converted the returning pilot shall enter the new category immediately upon his return.

              (2) Where the more junior pilot holds an Advance Entitlement, the pilot returning shall enter the category he occupied prior to his absence and subsequently shall be converted into the category for which he holds an Advance Entitlement in seniority sequence with those being converted under that bid award.

          b. Provided he can hold that position, return to the category from which he was removed, without incurring a freeze or;

          c. If unable to apply a. or b. above, exercise his seniority system wide without incurring a freeze.

      7. Any dispute arising hereunder concerning the physical fitness of the pilot concerned shall be settled in accordance with Section 15 (Physical Examinations) of this Agreement.

  B.  LEAVES FOR MILITARY SERVICE

      1. Any pilot who is involuntarily ordered to active military service in the uniformed services of the United States of America, which includes the armed forces, the National Guard or the commissioned corps of the Public Health Service (hereinafter jointly referred to as "uniformed services"), or volunteers for such service, shall, during such period of service, if appropriate notification was provided to the Company prior to the pilot's departure for military service be granted a leave of absence without pay by the Company, until a maximum of ninety (90) days after it is possible for such pilot to secure a release or discharge


                                     13.3
          from active service, or a maximum of five (5) years, except that any pilot on military leave of absence who shall be held as a prisoner or hostage of war or interned shall be automatically granted a leave of absence extension past five (5) years until ninety (90) days after his release, and such pilot shall, during such period, retain and continue to accrue his seniority.

      2. The Company reserves the right to intervene with the appropriate military or draft board authorities to seek a deferment of such military service if Company operations would be adversely affected by granting the leave of absence.

      3. Such pilot shall, in addition to retaining his position on the seniority list, accrue seniority for pay purposes.

      4. Return to duty after such military leave shall be subject to a reasonable qualifying period.

      5. As provided in the Selective Service Act of 1967, as amended, a pilot who is a member of the uniformed services of the United States of America shall upon written request be granted a leave of absence without pay for the period required to perform active duty for training or inactive duty training in the uniformed services of the United States. Such pilot shall continue to retain and accrue his seniority. The Company reserves the right to intervene with the appropriate military authorities to seek a deferment or cancellation of such military training if Company operations would be adversely affected by the granting of such leave of absence.

                                     13.4

  C. JURY DUTY AND SUBPOENAED WITNESSES

      1. Upon receipt of notification that his name has been placed on a jury selection list, has been subpoenaed to be a witness in criminal litigation or as a result of his employment, the pilot will immediately notify his Base Chief Pilot. The Company reserves the right to intervene with the appropriate authorities to seek release from or deferral of any such jury duty or appearance.

      2. When serving as provided in Paragraph C.1., a pilot shall be paid and credited as follows:

          a. A regular line of time holder shall receive flying pay and credit for those flights shown on his line of time on a scheduled basis.

          b. A reserve line of time holder shall receive pay and credit equal to one-thirtieth (1/30th) or one thirty-first (1/31st) of his appropriate monthly reserve guarantee, as provided under Section 4 (Minimum Pay Guarantees) for each day of reserve held during a month.

          c.  An unassigned pilot shall be paid and credited as provided under
              Section 4 (Minimum Pay Guarantees).

      3. When a pilot is subpoenaed as a witness due to circumstances other than those specified in Paragraph C.1., he may, operations permitting, be granted change of X-days or personal drop whichever is appropriate in order to appear as a witness. In the event the pilot uses personal trip drop privileges his maximum projected time for pick-up shall not be reduced.

      4. Failure to comply with Paragraph C.1. of this Section releases the Company from all obligations under Paragraph C.2. of this Section.


                                     13.5

  D.  TRANSFER LEAVE

      1. The following transfer leave shall apply to any pilot changing domiciles when Section 6.A. is not applicable:

          a. When a pilot transfers to another domicile he shall, upon request, receive up to three (3) calendar days free of duty between his last commitment at his old domicile and his first commitment at his new domicile.

          b. Designation of duty free days shall be a function of the pilot's status (Regular/Reserve) preceding and following the conversion date as follows:

             STATUS PRIOR    STATUS AFTER  WHERE
             CONVERSION      CONVERSION    RELEASED

             Regular         Regular       Least days
             Regular         Reserve       Reserve day(s)
             Reserve         Regular       Reserve day(s)
             Reserve         Reserve       Prior month


      2.  Pay consequence will be as follows:

          a. Where a regular line holder is released from duty -projection and line guarantee shall be reduced by the value of trip(s) dropped.

          b. Where a reserve is released from duty - guarantee shall be reduced by one-thirtieth (1/30th) or one-thirty-first (1/31st) of the designated monthly reserve guarantee for on-call days dropped.

  E.  MATERNITY LEAVE

      1. Notification - A pilot will notify her Chief Pilot as soon as pregnancy is confirmed by her attending physician. This notification should be in the form of a

                                     13.6
          letter from the pilot's doctor confirming pregnancy and indicating an estimated delivery date.

      2. Continuation of flight duties will be permitted until the end of the twenty-sixth (26th) week of pregnancy (the end of the second trimester), with written release for flight status from the pilot's doctor.

      3. Maternity leave will begin upon request by the pilot, after certification of pregnancy, but no later than the end of the twenty-sixth (26th) week.

      4. Pregnant pilots will be eligible for sick leave, vacation (if elected by the pilot), and temporary disability benefits.

      5. Maternity leave will extend for the duration of the pregnancy and until six (6) weeks following normal delivery, or eight (8) weeks following a Cesarean section delivery. Maternity leave may be extended beyond these periods with medical certification from the pilot's doctor that her own condition or health prevents return to normal flight duties.

      6. Personal leave of absence, following maternity leave, may be granted thirty (30) days at a time for breast feeding, or for reasons associated with the child's health, if documented by the attending physician. Personal leaves will not normally be extended for more than sixty (60) days after expiration of maternity leave.

      7. Company paid medical/dental coverage and life insurance will continue for the pilot and her eligible family members while the pilot is eligible for sick leave/temporary disability benefits and for the first thirty (30) days while on Maternity Leave of Absence status after temporary disability benefits are exhausted. Continuation of medical/dental coverage and life insurance will


                                     13.7
          require that the pilot pay applicable premiums for the duration of the Maternity Leave of Absence and any personal leaves, if applicable, until the pilot returns to active flight status.

      8. While off the payroll (including the temporary disability benefit period), the pilot will be responsible for any optional insurance premiums (including, but not limited to, optional additional life insurance, dependents life insurance, accidental death and dismemberment insurance, and voluntary personal insurance).

      9. Seniority adjustment will be in accordance with Section 13 (Leaves of Absence) and Section 20 (Seniority) of this Agreement.

      10. Reinstatement must be requested in writing within thirty (30) days following delivery. Return to flight status will be contingent upon presentation of a letter of release from the pilot's doctor certifying her fitness to return to full flight status without restrictions or limitations. This letter should be submitted to the Chief Pilot.

                                     13.8

  A.  SICK LEAVE ELIGIBILITY

      1. After the completion of six (6) months employment with the Company and during the remainder of the first year of employment, pilots shall be eligible for twenty-five (25) hours of sick leave charged at the rates shown in B. below. In the event of illness after completion of I.O.E. requirements applicable to the entry level assignment and prior to completion of six (6) months of service, sick leave may be drawn from the twenty-five (25) hours of sick leave available during the second (2nd) six (6) months, subject to approval by the Vice President - Flight Operations or his designee.

      2. During subsequent years of employment, pilots shall be eligible for sick leave credit as follows:

                YEAR OF         SICK LEAVE
              EMPLOYMENT       CREDIT HOURS

                  2nd               65
                  3rd               90
                  4th              115
                  5th              140
                  6th              165
                  7th              190
                  8th              215
                  9th              240
               10th-20th           265
           21 and thereafter       290

      3.  Sick leave credit shall not be cumulative from year to year.

                                     14.1

  B.  PAY, CREDIT, AND CHARGING OF SICK LEAVE

      A pilot on sick leave shall be paid as follows :

      1. A pilot holding a regular line of time shall be paid, credited, and charged during the period of sick leave, for time lost, as shown on the pilot's line of time (including International and Specialized Navigation Procedures pay where applicable).

          a. In the event a pilot is sick for a portion of a rotation and flies a portion of that same rotation, the pilot will be paid and credited no more than he would have received had he flown the entire rotation. In such case the pilot will be paid, credited, and charged for trips shown on the pilot's line of time for the portion of the rotation not flown due to sickness (including International and Specialized Navigation Procedures pay where applicable).

      2. A pilot on reserve or who is unassigned will be paid, credited, and charged during the period of sick leave, at a daily rate of one-nineteenth (1/19th) of the designated monthly reserve guarantee for each Reserve day on call in a thirty (30) day month or one-twentieth (1/20th) of the designated monthly reserve guarantee for each Reserve day on call in a thirty-one (31) day month as appropriate, or his designated minimum monthly reserve guarantee, whichever is greater.

      3. A computer display will be provided to permit a pilot to view his sick leave usage and balance.


                                     14.2

  C.  DENTAL CARE

      1. Sick leave shall include pay and flight time credit for periods of absence during which a pilot is hospitalized for dental surgery or other dental care, or is unable to fly due to receiving medication prescribed or given by a dentist which would remove a pilot from flying status. In addition, it shall include periods of absence due to any of the following types of surgery performed in a dentist's office:

          a.  Gingivectomy (Excision of gum tissue in pyorrhea)

          b.  Apicoectomy (Amputation of apex of a tooth root)

          c.  Surgical removal of impacted teeth.

              (NOTE:  Definitions from Taber's Condensed Medical Dictionary)

      2. Absence due to other types of dental care or treatment shall not be considered as sick leave under the provisions of this Section.

  D.  PROOF OF ILLNESS

      1. The Company may require, at its option, a doctor's certificate or other proof of illness to substantiate a sick leave claim. However, under normal conditions a medical certificate will not be required from a doctor until a pilot has been absent in excess of seven (7) consecutive days.

      2. A doctor for the purposes of this Section will be an M.D., D.O., D.D.S., or D.C.

  E.  INJURY ON DUTY

          A pilot who is injured while on duty with the Company shall be eligible for ninety (90) calendar days of accident leave for each separate accidental injury. Accident leave shall be used prior to sick leave.


                                     14.3

  F.  BIDDING AND RECORD KEEPING

      1. A pilot who is currently qualified at the beginning of his sick leave shall be considered to be currently qualified for the duration of his sick leave for the purpose of awarding lines of time. A pilot shall be removed from his line of time at the expiration of his sick leave and shall not be awarded a line of time in future bid periods until he reports he is able to return to flying duty.

      2. Crew Scheduling shall prepare and submit a sick leave pay claim for days absent from duty on a pilot's line of time when a pilot is unable to do so due to his being incapacitated.

  G.  MERGER PROVISION

      1. Where applicable, the provisions of Section 8 of the Supplemental Agreement dated October 26, 1972, shall continue to apply.

      2. Where applicable, the provisions of Section 14 of the Supplemental Agreement dated September 21, 1987, shall continue to apply.

  H.  DPAC

          Pilots shall be covered by the provisions of Standard Practice 1026 dated April 3, 1995 as set forth in the Personnel Practices Manual.


                                     14.4

SECTION 15

PHYSICAL EXAMINATIONS

  A.  PHYSICAL STANDARDS

          The physical standards required of a pilot shall be the standards established by the Federal Aviation Administration for the issuance of Class I Medical Certificates, including its waiver and restriction policy. The Company reserves the right to intervene with the FAA on behalf of the pilot at any time in order to remove the restrictions.

  B.  CASE REVIEW

      1. Any pilot hereunder who fails to pass a Company medical examination may within thirty (30) days, at his option, have a review of his case in the following manner:

          a. He may employ a qualified medical examiner of his own choosing and at his own expense for the purpose of conducting a physical examination for the same purpose as the physical examination made by the medical examiner employed by the Company.

          b. A copy of the findings of the medical examiner chosen by the employee shall be furnished to the Company, and in the event that such findings verify the findings of the medical examiner employed by the Company, no further medical review of the case shall be afforded.


                                     15.1

          c. In the event that the findings of the medical examiner chosen by the employee disagree with the findings of the medical examiner employed by the Company, the Company shall, at the written request of the employee, ask that the two medical examiners agree upon and appoint a third qualified and disinterested medical examiner, preferably a specialist, for the purpose of making a further physical examination of the employee.

          d. The said disinterested medical examiner shall then make a further examination of the pilot in question and the case shall be settled on the basis of his findings. However, nothing in this Section shall be construed to deny the pilot his rights to normal FAA and NTSB appeal procedures, nor shall it preclude the Company from requiring the pilot to appeal the results of the findings.

      2. The expense of employing the disinterested medical examiner shall be borne one-half by the pilot and one-half by the Company. Copies of such disinterested medical examiner's report shall be furnished to the Company and to the pilot.

      3. When a pilot returns to active service with the Company as a pilot after receiving disability benefits under the provisions of
          Section 26.C., that pilot shall receive flying pay (equal to one-thirtieth (1/30th) in a thirty (30) day month or one thirty-first (1/31st) in a thirty-one (31) day month of the designated monthly maximum per day at rates appropriate to the equipment and status in which that pilot returns to service) for the period beginning on the date when the pilot presents a Class I Medical Certificate to a representative of the Vice President - Flight Operations and ending on the date when a representative of the Vice President - Flight


                                     15.2

          Operations receives the report of the medical examiner employed by the Company to perform a Company medical examination. This pay shall be offset dollar for dollar by disability benefits received under the provisions of Section 26.C. and shall be computed and paid upon the pilot's return to active service with the Company as a pilot.

  C.  MEDICAL RELEASE REQUIREMENT

          The Company may require a medical release only for a specific illness which resulted in the pilot taking sick leave and shall be limited to those days on which he claimed sick leave pay. Such release shall be a limited release and shall be limited to a Company designated doctor and the Vice President - Flight Operations.


                                     15.3

SECTION 16

INTERNATIONAL CATEGORY OPERATIONS

  A.  COMPENSATION

      1. a. Each pilot, when serving as a Captain flying International Operations and each Captain assigned to an International category shall be paid International Pay of three dollars and fifty cents ($3.50) per hour in addition to other rates of compensation provided in this Agreement.

          b. Each pilot, who has completed one (1) year of service with the Company as a pilot shall, when assigned to an International category and who is trained to use Specialized Navigation Procedures shall be paid Navigation pay of three dollars ($3.00) per hour in addition to other rates of pay provided in this agreement.

      2. Each pilot, who has completed one (1) year of service with the Company as a pilot shall, when serving as a First Officer flying International Operations or as a First Officer assigned to an International category be paid in addition to other rates of compensation provided in this Agreement, his applicable percentage of Captain pay as provided in
          Section 3.B.4 . of this Agreement.

      3. Each pilot, who has completed one (1) year of service with the Company as a pilot shall, when serving as a Second Officer flying International Operations or as a Second Officer assigned to an International category be paid in addition to other rates of compensation provided in this Agreement, his applicable percentage of Captain pay as provided in Section 3.B.4. of this Agreement.


                                     16.1

  B.  MINIMUM GUARANTEES

      1. The regular line guarantee in all small categories whose line construction is less than the designated monthly maximum credit hours minus six (6) hours shall be:

          a. The regular line guarantee as outlined in Section 4, Minimum Pay Guarantees (including International pay and Specialized Navigation Procedures pay), for all pilots who have bid and are awarded a regular line.

          b. The reserve line guarantee as outlined in Section 4, Minimum Pay Guarantees (including International pay and specialized Navigation Procedures pay), for all pilots who are "assigned" a regular line that was published with credited time less than the designated monthly maximum minus six (6) hours. The term "assigned" shall be the same meaning as found in Section 23.C.2.

      2. For all other International categories the minimum regular line guarantee shall be as outlined in Section 4, Minimum Pay Guarantees (including International pay and Specialized Navigation Procedures pay).

      3. These guarantees shall be reduced by an amount equal to any time reduction resulting from the escalation bid process as outlined in
          Section 23.E. (Escalation), any time reduction resulting from the end of the month changeover process or the amount of time represented by any personal trip drop during the bid period.


      4. Each pilot who is eligible for flying pay and who is the holder of a reserve line of time for the month as provided under Section 23.C. and
          E. of the Basic Agreement shall be guaranteed the reserve guarantee as outlined in Section 4, Minimum Pay Guarantees, based on the highest paying piece of equipment in the


                                     16.2
          category, payable monthly (including International pay and Specialized Navigation Procedures pay).

  C.  INTERNATIONAL CREW AUGMENTATION

      1. For operations of aircraft certificated for two (2) pilots which require one (1) Relief Pilot, the Relief Pilot shall be a type-rated First Officer current on the appropriate equipment and in the appropriate status.

      2. For operations of aircraft certificated for two (2) pilots which require two (2) Relief Pilots, the Relief Pilots shall consist of a Captain and a type-rated First Officer current on the appropriate equipment and in the respectively appropriate status.

      3. For operations of aircraft certificated for two (2) pilots one additional crew member (Second Officer) which require relief crew members, the Relief crew members shall consist of a type-rated First Officer, current on the appropriate equipment and in the appropriate status and a Second Officer, current on the appropriate equipment and in the appropriate status.

      4. A pilot performing as a required Relief crew member shall not while performing as a Relief Pilot also serve as a Line Check Airman.

      5. Accommodations on board an aircraft on flight segments requiring crew relief or augmentation shall be provided as follows:

          a. For flight segments scheduled for greater than eight (8) hours but not greater than twelve (12) hours on two (2) pilot aircraft:

              (1)  A dedicated Business Class seat.

                                     16.3

          b. For flight segments scheduled for greater than twelve (12) hours on two (2) pilot aircraft:

              (1)  Horizontal bunks.

              (2) An area appropriate for changing clothes.

              (3) A dedicated Business Class Seat for all takeoffs and landings.

          c. On aircraft with two (2) pilots plus one additional crew member (Second Officer):

              (1)  Business Class Seat.

  D.  EXPENSES

      1. An International Category pilot, during the period of time beginning with scheduled or actual reporting time, whichever is later, and continuing until such pilot is released from duty at his base, shall receive an hourly meal allowance of a minimum of two dollars ($2) per hour adjusted semi-annually as of 0001 Eastern Time on January 1 and July 1 using the European Exchange Index (EEI) and Pacific Exchange Index (PEI). An EEI and PEI will be established on the effective date of this agreement using the International Monetary Exchange rate for the German Mark and Japanese Yen per U.S. dollar as reported in the Wall Street Journal on that date. Each index will consist of a ratio in which the exchange rate of each currency will be both numerator and denominator, establishing a ratio of one (1) for each index. The denominator will be adjusted semi-annually using the published exchange rates in the Wall Street Journal on the last business day prior to January 1 and July 1 each year, establishing a new ratio. This adjusted ratio, which will in no case be less than one (1), multiplied by two dollars ($2), will establish the hourly expense rate to be paid until the next semi-annual adjustment.


                                     16.4

          a. The European Exchange Index (EEI) for North Atlantic crossings and Pacific Exchange Index (PEI) for Pacific crossings, adjusted semi-annually will be used to determine hourly expense rates for each area of operation. These rates apply to each hour computed by the minute.

      2. Additional reasonable expenses shall be allowed covering an extraordinary condition.

      3. The Company shall bear the expense of the following items if a pilot's assignment requires a passport, visa, or vaccination shots:

          a. Fees charged by the Department of State for application for a passport.

          b. Fees charged by the destination country for the application of a visa.

          c.  Fees charged for required passport photographs.

          d.  Fees charged by a medical facility for required vaccinations

  E.  HOURS OF SERVICE

      1.  Report/debrief time for International Categories shall be:

          a.  Ocean Crossings - 1:30 hours

          b.  Intra-theater flights - 1:00 hour

          c. Reporting time for deadhead originating outside the continental United States shall be the same as 1.a. and b. above.

          d. Reporting time for deadhead originating inside the United States for an ocean crossing shall be one (1) hour.

                                     16.5

          e. Reporting time for deadhead that originates and terminates inside the continental United States shall be thirty (30) minutes.

          f.  Debrief time for International flight segments shall be thirty
              (30) minutes.

      2. Maximum scheduled flight hours, maximum scheduled on-duty hours, and crew augmentation requirements shall be determined as follows:

                                     16.6

          a.  2 Pilot Aircraft

 Maximum               Maximum                       Maximum
Scheduled             Scheduled          Crew        Landings
Flight/1/               Duty          Complement    Permitted/2/     Notes
- --------------------------------------------------------------------------------
less than or         less than or           2           2         One landing max
equal to 8:00        equal to 13:00                               following PAC crossing
                                                                  other than Hawaii-West
                                                                  Coast crossing

less than or         less than or       2 Pilots + 1    2         One landing max
equal to 12:00       equal to 14:00     Relief Pilot              following PAC crossing

less than or         less than or       2 Pilots + 1    4         LAX to Hawaii then
equal to 12:00       or equal to 14:00  Relief Pilot              Intra-Hawaii

less than or         less than or       2 Pilots + 1    2         West coast - Hawaii
equal to 12:00       equal to 14:00     Relief pilot              either direction/3/

less than or         less than or       2 Full Crews    2
equal to 12:00       equal to 16:00

greater than 12:00   less than or       2 Full Crews    2
                     equal to 16:00

greater than 12:00   Flt Leg +          2 Full Crews    1         Anywhere
                     Report Release


NOTE: THE ACTUAL ON-DUTY TIME MAY EXCEED THE MAXIMUM SCHEDULED ON-DUTY TIME BY A MAXIMUM OF TWO (2) HOURS.

/1/Based on times specified in the Company operating schedules.
/2/Maximum landings as operational crewmember.
/3/Provided the first segment scheduled departure time is between 0759-1201 pilot local domicile time

                                     16.7

          b.  2 Pilot plus Second Officer Aircraft

 Maximum               Maximum                       Maximum
Scheduled             Scheduled          Crew        Landings
Flight/1/               Duty          Complement    Permitted/2/     Notes
- --------------------------------------------------------------------------------
less than or         13:00 Avg          2 Pilots        2         One landing max
equal to 1200        13:30 Max          1 S/O                     following PAC crossing
                     Westbound/3/                                 other than Hawaii-West
                                                                  coast crossing

less than or         13:00 Avg          2 Pilots        2         One landing must
equal to 12:00       14:00 Max          1 S/O                     precede ocean crossing
                     Westbound

less than or         less than or       2 Pilots        4         LAX to Hawaii then
equal to 12:00       or equal to 13:30  1 S/O                     Intra-Hawaii

less than or         less than or       2 Pilots        2         West coast - Hawaii
equal to 12:00       equal to 14:00     1 S/O                     either direction/4/

greater than 12:00   less than or       2 Pilots        2         One landing max following
                     equal to 15:00     1 S/O                     PAC crossing
                                        2 Relief


NOTE: THE ACTUAL ON-DUTY TIME MAY EXCEED THE MAXIMUM SCHEDULED ON-DUTY TIME BY A MAXIMUM OF TWO (2) HOURS.

/1/Based on times specified in the Company operating schedules.
/2/Maximum landings as operational crewmember.
/3/Single duty period, single flight segment may be scheduled for the sum of block, report, and release times not to exceed fourteen (14) hours /4/Provided the first flight segment scheduled departure time is between 0759-
   1201 pilot local domicile time

3. For ocean crossings (including all deadheading) the break in duty hours shall be:

                                     16.8

          a. When a duty period includes an ocean crossing and a scheduled on duty time of thirteen (13) hours or less, the minimum rest period shall be thirteen (13) hours scheduled and eleven (11) hours actual.

          b. When a duty period includes an ocean crossing and a scheduled on duty time of greater than thirteen (13) hours, the minimum rest period shall be eighteen (18) hours scheduled and fourteen (14) hours actual.

          c. Except as otherwise provided in this Agreement, when a duty period consists solely of Domestic or Intra-theatre flying, the rules contained in Section 12. of this Agreement shall apply; however, deadheading to or from International flight segments that include an ocean crossing can be accomplished as follows:

              (1) Deadheading on domestic segments prior to flying a segment in an International category rotation may be accomplished as follows:

                  (a) The pilot may deadhead and fly within the same duty period provided all the requirements of 16.E.2.a. and/or b. are met.

                  (b) If a duty break is scheduled immediately following the deadhead, such duty break must be no less than eight
                      (8) hours free of duty.

              (2) A pilot may be deadheaded to his domicile from his last flight segment provided on-duty time does not exceed 15 hours.

                                     16.9

          d. An International category pilot's on-duty period cannot be broken by an off-duty period at his domicile of less than thirteen hours (13:00) free of duty following a duty period that contains an ocean crossing or nine hours (9:00) free of duty following a duty period that does not contain an ocean crossing.

      4. The provisions of Section 12.K. of this Agreement regarding spacing of duty-free periods shall not be applicable to reserve lines in International categories.

  F.  INTERNATIONAL CATEGORY SCHEDULING RULES

          COMMIT TO DEVELOP AN INTERNATIONAL LONG CALL RESERVE SYSTEM IN ACCORDANCE WITH THE TERMS AND CONDITIONS AGREED TO IN THE NEGOTIATIONS OF THIS CONTRACT. SUCH SYSTEM TO BE
          IMPLEMENTED NOT LATER THAN JANUARY 1, 1997.  (SEE LETTER
          NUMBER 21)

      1. The following rules shall be applicable to an International small category:

          a. When the rotations in a small category cannot be combined to create lines of time ranging in value from the designated monthly maximum credit hours to six (6) hours below the designated monthly maximum credit hours, the upper limit of line of time construction shall be eighty-two (82) hours.

          b. When a regular line holder in a small category has earned the monthly maximum credit hours within the month, rotations remaining on the pilot's line of time shall not be removed by application of the provisions of Section 12.B. of this Agreement.

                                     16.10

          c. A rotation originating in one month and ending in the subsequent month, and having credit time payable in the subsequent month, shall not be considered when establishing White Slip pickup limits for a regular line holder in a small category.

          d. A regular line holder in a small category who causes his projection to fall below the designated monthly maximum credit hours as the result of a Personal Drop shall only be awarded a White Slip preference after those pilots whose projection is below the designated monthly maximum credit hours, and who have not had a personal trip drop.

      2. A reserve pilot may not be assigned to consecutive opposite direction Europe/Pacific flights without a minimum of twenty-four (24) hours free of duty at his domicile. In addition, the Company will avoid such opposite direction assignments to a reserve with less than forty-eight (48) hours free of duty at his domicile, provided reserves are available as provided by Section 23.I.1.a. or b. of this Agreement.

      3. For line of time construction purposes each reference to minimum line value in Section 23.A.1. shall not be applicable to International Categories.

      4. a. In the construction of International lines of time the Company shall give priority to:

              (1)  Directional purity

              (2)  Day of the week purity

              (3)  Destination purity

                                     16.11

          b. In order to maintain such line purity, lines may be constructed up to two (2) hours in excess of the line of time construction limit for the bid period, but in no case in excess of eighty-two (82) hours.

          c. If during the line of time construction process it becomes necessary to schedule opposite direction (Europe/Pacific) rotations on a line, a minimum of seventy two (72) hours free of duty between such rotations is required.

      5. Business Class accommodations shall be provided for crew members deadheading on International flight segments.

  G.  SICKNESS AND INJURY

      1. A pilot assigned to the Company's International Operations who becomes sick or injured due to causes not related to his occupation or to the living and health conditions peculiar to the countries in which he performed services shall be entitled to the same sick leave benefits as accorded to the Company's domestic pilots under the provisions of Section 14 (Sick Leave) of this Agreement. In addition, the Company agrees to reimburse such pilot for additional expenses occasioned by his location outside the continental limits of the United States at the time of such illness or injury.

      2. The Company will provide or compensate a pilot assigned to its International Operations for the complete care for occupational sickness or injury due to causes related to his occupation or to the living and health conditions peculiar to the countries in which he performed services. It is agreed that in such cases Workmen's Compensation benefits due under applicable law shall be paid by the pilot to the Company. The provisions of this Paragraph will apply to

                                     16.12
          reoccurrences of the same sickness or injury so long as the pilot shall remain an employee of the Company.

      3. If sickness or injury, either occupational or non-occupational, occurs outside the continental limits of the United Sates, and such sickness or injury necessitates treatment or convalescence in the United States, the pilot affected shall be returned by the Company to the United States.

      4. A pilot assigned to the Company's International Operations who becomes sick or injured due to causes outlined under H.1. and 2. of this Section, either within or outside the continental limits of the United States, shall be paid during the period of absence due to such illness or injury in accordance with Section 14 (Sick Leave) of this Agreement. The duration of such payments for non-occupational illness or injuries as outlined in Paragraph H.1. of this Section shall be governed by the provisions of Section 14 (Sick Leave) of this Agreement. In cases of occupational illness or injuries as outlined in Paragraph H.2. of this Section, such payment shall be for any absence caused by occupational illness or injury due to causes related to the occupation or to the living and health conditions peculiar to the country in which services are performed, and shall not be charged against the pilot's sick leave credit for non-occupational illness or injury.

      5. The expense allowances as outlined in Section 5 (Traveling Expenses) will be continued until the pilot returns to his base if he becomes sick or injured while en route.

                                     16.13

  H.  WORKER'S COMPENSATION BENEFITS

           Worker's compensation benefits will be provided by the Company for each pilot in amounts not less than those prescribed in the Longshoremen's and Harbor Worker's Compensation Act, as amended, or the Worker's Compensation Law of the state having jurisdiction, whichever Act provides the higher benefits. The monetary benefits so paid shall be in addition to any monetary benefits paid pursuant to the provisions of Paragraphs J. and K. of this Section.

  I.  MISSING PILOTS

           Any pilot who, while engaged in the Company's International Operations, becomes missing or is held as a prisoner or hostage of war, or is held for any reason in the performance of his required flight or ground duties, while engaged in these operations, shall be allowed compensation, payable monthly, in accordance with his status at rates no less than rates stipulated in Section 4 (Minimum Pay Guarantees) of this Agreement. If missing, such pilot shall be entitled to monthly compensation for a period of twenty-four (24) months after disappearance or until such date of his death is established or until there is a reasonable presumption of death, whichever occurs first. If upon the expiration of such twenty-four (24) month period, and such pilot is still missing and his whereabouts is still unknown, or if prior to that time his death is established, the Company shall pay or cause to be paid the death benefits provided for in Paragraph I. of this Section.

                                     16.14

  J. BENEFIT ASSIGNMENTS

      1. The monthly compensation allowance under Paragraphs I. and J. of this Section to a pilot who is missing shall be credited to such pilot on the books of the Company and shall be disbursed by the Company in accordance with written direction from him. The Company shall require each pilot hereafter employed in or assigned to its International Operations to execute and deliver to the Company, prior to such employment or assignment, a written direction in the form hereinafter set forth. The Company shall, as soon as practicable, require all pilots now employed in the Company's International Operations to execute and deliver to the Company such a written direction. The direction referred to shall be in substantially the following form:

          To Delta Air Lines, Inc.

          You are hereby directed to pay all monthly compensation allowable to me and any other benefits stipulated in this Agreement, while missing or resulting from death or any other conditions which caused direct payment to me to be impossible, under Sections of this Agreement as follows:

                                     16.15

          $________________________ per month to____________________________
                                                   (Name)

          __________________________________________________________________
                                   (Address)

          as long as living, and thereafter to

          ___________________________, _____________________________________
                    (Name)             (Address)

          as long as living, and thereafter to

          ___________________________, _____________________________________
                    (Name)             (Address)

          as long as living.

          The balance, if any, and any amounts accruing after the death of all persons named in the above designations shall be held for me, or in the event of my death before receipt thereof, shall be paid to the legal representative of my estate. The foregoing direction may be modified from time to time by letter signed by the undersigned, and any such modification shall become effective upon receipt of such letter by you.
          Payments made by the Company pursuant to this direction shall fully release the Company from the obligation of making any further payment with respect thereto.

                          _______________________________________
                                    (Pilot's Signature)

                                     16.16

      2. Any payments due to any pilot under this Section which are not covered by a written direction as above required, shall be held by the Company for such pilot and, in the event of his death, shall be paid to the legal representative of his estate.

      3. Pilots shall maintain and continue to accrue seniority both for Company seniority and for pay purposes during periods in which they are missing.

  K.  FOREIGN PILOT BASE

          Prior to establishing a foreign pilot base, written notice shall be sent to the Association in accordance with Section 6, Title II of the Railway Labor Act for the purpose of determining what, if any, foreign station allowance is appropriate. For purposes of determining a foreign station allowance, Hawaii is excluded.

  L.  DOCUMENT REQUIREMENTS

      1. All International category pilots must have a valid passport and any required visa(s) in his possession prior to departing on an international rotation. The passport and required visa(s) shall be renewed in sufficient time so that there is no lapse of validity. Passport number and expiration dates for passport and visa(s) must be correctly entered into the DBMS computer system.

          a. A pilot shall not be awarded a line of time, or exercise any pickup procedure, as presented in
              Section 23.G., unless passport and required visa(s) are valid, and correctly documented in DBMS.

          b. A pilot shall not be paid or credited for any rotation or guarantee unless passport and required visa(s) are valid, and correctly documented in DBMS.

                                     16.17

          c. If a pilot is involved in an extraordinary situation, only his Chief Pilot, System Manager - Flight Operations, or Director - Flight Operations & Chief Pilot may waive these requirements.


                                     16.18

SECTION 17

WITNESSES AND REPRESENTATIVES

  A.  TRANSPORTATION

          Subject to space being available, witnesses and representatives who are employees of the Company shall receive standby positive space transportation over the lines of the Company from the point of duty to the point of hearing and return.

  B.  PAY AND CREDIT

      1. A pilot required by the Company to appear as a witness or representative at Company request shall receive pay and credit as follows:

          a. A pilot holding a regular line of time who loses flying because of appearing on behalf of the Company shall receive pay and credit for trips shown on his line of time during the period of such appearing on behalf of the Company.

          b. A pilot holding a reserve line of time who appears on behalf of the Company shall receive the appropriate reserve guarantee, as described in Section 4 (Minimum Pay Guarantees) as though he had been an available reserve.

          c. A pilot who is on salary shall be paid his regular salary while he is appearing on behalf of the Company, and shall receive flight time credit at the rate of 1/30th of the designated monthly maximum per day.


                                     17.1

SECTION 18

GRIEVANCES

  A.  NON-DISCIPLINARY GRIEVANCES

      1. Any pilot or group of pilots covered by this Agreement who have a grievance concerning any action of the Company affecting them, except matters involving discipline or discharge, shall be entitled to have such grievance considered in accordance with the following procedures provided such grievance is filed within one hundred twenty (120) days after the occurrence of the incident or event giving rise to the grievance. This does not preclude claims for adjustment arising out of bookkeeping errors beyond one hundred twenty (120) days. The parties may mutually agree to extend such one hundred twenty (120) day limitation where circumstances warrant.

      2. The pilot shall contact his Base Chief Pilot or his designated assistant when a dispute arises. An effort shall be made by the Company and the pilot to assemble facts and resolve the dispute.

      3. Lacking a satisfactory solution resulting from Paragraph A.2. of this Section, and within the time limits as prescribed in Paragraph A.1. except by mutual extension of the prescribed time limits, a written request for a hearing, stating all the known facts and relief sought shall be submitted to the office of the Vice President - Flight Operations by the pilot.

                                     18.1

      4. A hearing shall be held not more than twenty (20) days after receipt of such written request in the office of the Base Chief Pilot except that such time limits may be altered by mutual consent, and within fifteen (15) days after the close of the hearing the Vice President - Flight Operations or his designee shall announce his decision in writing. All notices of hearings and decisions reached therein shall be in writing to the grievant(s) with copies to the Association, the MEC Chairman, and the MEC Contract Administration Chairman.

      5. Further appeal by the grievant(s), if made, shall be to the "Delta Air Lines Pilots' System Board of Adjustment" provided such appeal is made within thirty (30) days from the date of receipt by the grievant(s) of the decision of the Vice President - Flight Operations or his designee. All submissions to the System Board of Adjustment shall be made in conformity with Section 19.D. (Proceedings Before the Board) of this Agreement.

  B.  DISCIPLINE

      1. A pilot shall not be disciplined without notification in writing from the Company of the precise charge or charges, receipt of which must be acknowledged by the pilot, and in addition the Base Chief Pilot or his duly authorized representative will investigate and discuss with the pilot the alleged incident or problem. Such pilot shall not be disciplined without a hearing, provided that the pilot makes a written request for hearing within seven (7) days after receiving such notification. Nothing in this Paragraph shall be construed to prevent the Company from holding a pilot out of service with pay prior to written notification of charges preferred against him.

                                     18.2

      2. The hearing shall be held by a senior operating official of the Company designated by the Company for that purpose and shall be held within seven (7) days after the Company receives the written request from the pilot, except that such time limit may be extended by mutual consent.

      3. A pilot may not be required to give testimony or furnish evidence prior to the actual time of the initial hearing. He shall be given the necessary time in which to prepare and secure the presence of witnesses and shall have the right to be represented by a Company employee of his choice or other duly accredited representative or representatives.

      4. Within seven (7) days after the close of such hearing, the Company shall announce its decision in writing and shall furnish copies to the pilot, the Association, the MEC Chairman, and the MEC Contract Administration Chairman.

      5. If the decision of the Company is not acceptable to the pilot, the case may be appealed to the Chairman of the System Board of Adjustment in conformity with Section 19.D. (Proceedings Before the Board) of this Agreement, with concurrent notification to the Vice President - Flight Operations. Such appeal shall be within fifteen (15) days of notification by the Company that the grievance is denied and the System Board of Adjustment shall be convened within thirty (30) days after receipt of such notice for the purpose of hearing the case. All submissions to the System Board of Adjustment shall be made in conformity with Section 19.D. (Proceedings Before the Board) of this Agreement.

                                     18.3

  C.  DISCHARGE

      1. A pilot shall not be discharged until he is notified in person by a representative of the office of the Vice President - Flight Operations, at which time he may be removed from service. Written notification including the precise charge or charges shall be provided the pilot within ninety-six (96) hours of such notification. Within ninety-six (96) hours of receiving written notification, the pilot shall notify the office of the Vice President - Flight Operations whether he wishes to accept the decision of the Company or contest it. If the pilot notifies the Company that he wishes to contest the decision, a hearing shall be held by a senior operating official of the Company designated by the Company for that purpose within seven
          (7) days. A written decision shall be provided the pilot within ninety-six (96) hours and at the same time copies of such decision shall be furnished to the Association, the MEC Chairman, and the MEC Contract Administration Chairman.

      2. A pilot shall not be required to give testimony or furnish evidence prior to the actual time of the hearing. He shall be given the necessary time in which to prepare and secure the presence of witnesses and shall have the right to be represented by a Company employee of his choice or other duly accredited representative or representatives.

      3. If the decision of the Company is not acceptable to the pilot, the case may be appealed to the Chairman of the System Board of Adjustment in conformity with Section 19.D. (Procedures Before the Board) of this Agreement, with concurrent notification to the Vice President - Flight Operations. Such appeal shall be within

                                     18.4
          fifteen (15) days of notification by the Company that the grievance is denied, and the System Board of Adjustment shall be convened within thirty (30) days after receipt of such notice for the purpose of hearing the case. All submissions to the System Board of Adjustment shall be made in conformity with Section 19.D. (Proceedings Before the Board) of this Agreement.

  D.  GENERAL

      1.  If any decision made by the Company under the provisions of this
          Section is not appealed by the pilot(s) affected within the time limit prescribed herein or any extension mutually agreed upon for such appeals, the decision of the Company shall become final and binding. If any hearing or decision required of the Company under the provisions of this Section is not provided within the time limits prescribed herein, or any extension mutually agreed upon, the pilot(s) shall consider the grievance denied and may appeal it to the next step in the grievance procedures as specified in this Section.

      2. If, as a result of any hearing or appeal therefrom as provided herein, a pilot is exonerated, he shall, if he has been held out of service, be reinstated without loss of seniority, and shall be paid for such time lost in an amount which he normally would have earned had he been continued in service during such period. If as a result of any hearing or appeal therefrom as provided herein, the pilot shall be exonerated, his personnel record shall be cleared of the charges.

      3. When it is mutually agreed that a certified transcript is to be taken of the investigation and hearing or appeal therefrom, in whole or in part, the cost shall be borne equally by both parties to the dispute. With reasonable advance notice

                                     18.5
          nothing in this paragraph is meant to
          prohibit either party from taking a certified transcript of any proceedings provided that a copy of such transcript be furnished to the other party upon request, in which case the cost shall be borne equally by both parties.

      4. Nothing in this Agreement shall extend the right of investigation and hearing to a pilot during his probationary period.

  E.  CRITICAL CORRESPONDENCE

      1. A pilot shall have the opportunity of responding to any correspondence pertaining to him which may be of a critical nature. If the pilot is not furnished a copy as evidenced by his initials, it shall not be used against him in an investigation or discipline case.

      2. Any pilot shall have the right to review his files including his base personnel file, base FAA file, Atlanta Flight Operations personnel file, and/or Atlanta FAA file during normal office hours.

      3. A pilot shall, upon request, be provided a copy of any document contained in his file(s) except for any and all documents arising out of the processing of the pilot's application for employment.

      4. No disciplinary action involving a warning, reprimand or suspension of less than fifteen (15) days administered to a pilot shall be admissible as evidence in any System Board of Adjustment hearing involving subsequent disciplinary action administered to such pilot, if a period of four (4) years of active service has elapsed from the date of issuance of such disciplinary action without further discipline of any kind having been administered. Disciplinary action of any kind

                                     18.6
          administered to a pilot may be removed from his file at any time deemed appropriate by the Company.

  F.  COMPENSATION, INSURANCE AND SICK LEAVE

          During the time a pilot is held out of service as provided for in Paragraph 18.B.1., he shall be considered an active employee for the purpose of compensation, insurance and sick leave. A pilot on disciplinary suspension without pay may continue Company insurance coverage at his expense.

                                     18.7

SECTION 19

SYSTEM BOARD OF ADJUSTMENT

  A.  ESTABLISHMENT OF BOARD

           In compliance with Section 204, Title II of the Railway Labor Act, as amended, there is hereby established a System Board of Adjustment for the purpose of adjusting and deciding disputes which may arise under the terms of the Pilots' Agreement and which are properly submitted to it, which Board shall be known as "Delta Air Lines Pilots' System Board of Adjustment" hereinafter referred to as the "Board".

  B.  COMPOSITION OF THE BOARD

      1. The Board shall consist of four (4) members; two (2) members shall be selected and appointed by the Association and two (2) members shall be selected and appointed by the Company. The two (2) Company members shall not be the officials who heard the case at the Initial level (Section 18 Grievances). Such appointees shall be known as "Adjustment Board Members." Each party will designate its members and at all times thereafter will promptly notify the other party in writing of any change of such appointees.

      2. The four (4) members shall serve for one year from the date of their appointment or until their successors have been duly appointed. Vacancies in the membership of the Board shall be filled in the same manner as provided herein for the selection and appointment of the original members of the Board.

      3. Appointment of members of the Board shall be made by the respective parties within thirty (30) days from the date of the signing of this Agreement and said

                                     19.1
          appointees shall meet in the City of Atlanta, Georgia, within forty-five (45) days from the date of the signing of this Agreement, and shall organize and select a Chairman and a Vice Chairman, both of whom shall be members of the Board. The term of the office of Chairman and Vice Chairman shall be one (1) year. Thereafter, the Board shall designate one (1) of its members to act as Chairman and one (1) to act as Vice Chairman for one (1) year terms. Each officer so selected shall serve for one (1) year or until his successor has been duly selected.

      4. The office of Chairman shall be filled and held alternately by an Association member of the Board and by a Company member of the Board. When an Association member is Chairman, a Company member shall be Vice Chairman, and vice versa, and the Chairmanship and Vice Chairmanship shall be held by the respective parties to this Agreement for one (1) year periods regardless of replacements by either of such parties during such period of service. The Chairman, or in his absence, the Vice Chairman, shall preside at meetings of the Board and at hearings and shall have a vote in connection with all actions taken by the Board.

      5. After the organization meeting referred to herein, the Board shall thereafter meet in the city where the general offices of Delta Air Lines, Inc. are maintained (unless a different place of meeting is agreed upon by the Board) in accordance with the provisions of Section 18.B.5. and 18.C.3. of this Agreement, and during the months of February, May, August and November of each year provided that at such times there are cases filed with the Board for consideration, and shall continue in session until all matters before it have been considered, unless otherwise mutually agreed upon.

                                     19.2

  C.  JURISDICTION OF THE BOARD

      1. The Board shall have jurisdiction over disputes between any pilot covered by this Agreement and the Company growing out of grievances or out of interpretation or application of any of the terms of this Agreement. The jurisdiction of the Board shall not extend to changes in hours of employment, rates of compensation or working conditions covered by existing agreements between the parties hereto.

      2. The Board shall consider any dispute properly submitted to it by the President of the Association or by the Chief Operating Officer of the Company, when such dispute has not been previously settled in accordance with the terms provided for in Section 18 (Grievances) of this Agreement.

  D.  PROCEEDINGS BEFORE THE BOARD

      1. All disputes properly referred to the Board for consideration shall be addressed to the Chairman. Five (5) copies of each petition, including all papers and exhibits in connection therewith, shall be forwarded to the Chairman, who shall promptly transmit one (1) copy thereof to each member of the Board. Each case submitted shall show:

          a.  Question or questions at issue

          b.  Statement of facts

          c.  Position of pilot or pilots and relief sought

          d.  Position of the Company


                                     19.3

      2. When possible joint submissions should be made, but if the parties are unable to agree upon a joint submission then either party may submit the dispute and its position to the Board. No matter shall be considered by the Board which has not first been handled in accordance with the provisions of Section 18 (Grievances) of this Agreement.

      3. Except as provided in Section 18.B.5. or 18.C.3. of this Agreement upon receipt of notice of the submission of a dispute, the Chairman shall set a date for hearing, which shall be at the time of the next regular meeting of the Board, or, if at least two (2) members of the Board consider the matter of sufficient urgency and importance, then at such an earlier date and at such place as the Chairman and Vice Chairman shall agree upon, but not more than fifteen (15) days after such request for meeting is made by at least two (2) of said members, and the Chairman shall give the necessary notices in writing of such meeting to the Board members and to the parties to the dispute.

      4. Pilots covered by this Agreement may be represented at Board hearings by such person or persons as they may choose and designate, and the Company may be represented by such person or persons as it may choose and designate. Evidence may be presented either orally or in writing or both.

                                     19.4

      5. On request of individual members of the Board, the Board may, by majority vote, or shall at the request of either the Association representatives or the Company representatives thereon, summon any witnesses who are employed by the Company and who may be deemed necessary by the parties to the dispute, or by either party, or by the Board itself, or by either group of representatives constituting the Board.

      6. The number of witnesses summoned at any one time shall not be greater than the number which can be spared from the operation of the Company without interference with the services of the Company.

      7. A majority vote of all members of the Board shall be competent to make a decision.

      8. Decisions of the Board in all cases properly referable to it shall be final and binding upon the parties thereto.

  E.  PROCEDURE IN EVENT OF DEADLOCK

      1. A deadlock shall be considered to exist if the Board has not reached a decision within thirty (30) days (ten (10) days for discipline and discharge cases) after the conclusion of the hearing on the dispute. Two (2) members of the Board shall be required to issue a written report to the Association and to the Company to advise that such a deadlock exists. However, if the Company and the Association do not desire the services of a neutral, the Board shall have no further jurisdiction in the case and the controversy shall be considered as withdrawn.

                                     19.5

      2. Immediately after written declaration of a deadlock, the selection of the neutral shall take place as provided in Paragraph F. of this Section. Within thirty (30) days of deadlock, (ten (10) days for discipline and discharge cases), and subject to availability of the neutral, the five (5) member Board shall meet to consider and review the prior record in the dispute, and it may call such witnesses and receive such evidence as it may deem necessary. Either party may make written request to the Board for the privilege of presenting witnesses or documentary evidence, and the Board may in its discretion permit such presentation.

      3. Within fourteen (14) working days following receipt of a Submission to the System Board of Adjustment of a pilot discharge case, the Association or any three (3) members of the Board may declare in writing, intent to advance the case to the five (5) man Board of Adjustment. The parties shall select the neutral within thirty (30) days of the date of such letter.

      4. When composed of five (5) members as a result of the procedure set forth in Paragraph F.1. or F.2. of this Section, the Board shall be competent to decide said dispute by majority vote. Decisions of the Board so composed shall be final and binding on the parties and shall be rendered no later than forty-five (45) days after the Board has considered and reviewed the prior record in the dispute and has received such additional evidence as deemed necessary.

                                     19.6

      5. In the event the Board is unable to comply with the time limits specified in Paragraph E.4. of this Section, the Chairman of the Board shall, prior to the expiration of forty-five (45) days, notify both parties in writing, providing an anticipated date as to when a decision will be rendered.

  F.  SELECTION OF A NEUTRAL MEMBER

      1. The Company and the Association shall establish a panel of five (5) potential neutrals. Unless selected by mutual agreement, the selection of a neutral from such panel shall be made by the alternate strike-off method, with first the Chairman and then the Vice Chairman striking a name off the panel, and so on until only one name remains and such remaining named neutral shall serve as a fifth member of the Board for the purpose of hearing the particular case in question.

      2. The neutral so selected shall thereupon join the Board as a member and shall become the Chairman thereof and shall so participate in the subsequent consideration and disposition of the matter over which the Company and the Association Board Members deadlocked and in the subsequent hearing, consideration, and disposition of the dispute then being heard.

  G.  GENERAL

      1. The reasonable expenses and compensation of the neutral members selected as provided herein shall be borne equally by the Company and the Association.

                                     19.7

      2. Nothing herein shall be construed to limit, restrict or abridge the rights or privileges accorded either to the pilots or the Company, or to their duly accredited representatives under the provisions of the Railway Labor Act, as amended, and the failure to decide a dispute under the procedure established herein shall not, therefore, serve to foreclose any subsequent rights which such law may afford or which may be lawfully established by the National Mediation Board by orders issued under such law with respect to disputes which are not decided under the procedure established herein.

      3. The Board shall maintain a complete record of all matters submitted to it for its consideration and of all findings and decisions made by it.

      4. Each of the parties hereto will assume the compensation, travel expenses and other expenses of the Board members selected and witnesses summoned by it.

      5. The Chairman and Vice Chairman, acting jointly, shall have the authority to incur such other expenses as in their judgment may be deemed necessary for the proper conduct of the business of the Board and such expenses shall be borne one-half (1/2) by each of the parties hereto. Board members who are employees of the Company shall be granted necessary leaves of absence to attend meetings of the Board and when authorized by the Chairman and Vice Chairman of the Board, acting jointly, shall be granted leaves for the performance of other duties as Board members. So far as space is available, Board members shall be furnished free transportation over the lines of the Company for the purpose of attending meetings of the Board, to the extent permitted by law.

                                     19.8

      6. It is understood and agreed that each and every Board member shall be free to discharge his duty in an independent manner, and each and every witness shall be free to testify, without fear that his individual relations with the Company or with the employees may be affected in any manner by any action taken by him in good faith in his capacity as a Board member or as a witness.

      7. The Board shall have the authority for the administration and interpretation of this Section of the Agreement.

      8. It is specifically understood and agreed by the parties hereto that the procedure outlined in this Section shall be followed only in cases pertaining to and covering alleged grievances, disputes, claims and causes of action arising or accruing and filed subsequent to the effective date of this Agreement.

      9. The time limits specified in this Section may be extended by mutual agreement between the Company members and the Association members of the Board.

                                     19.9

SECTION 20

SENIORITY

  A.  SENIORITY ACCRUAL

      1. The seniority of a pilot shall accrue from the date of employment as a pilot, and shall continue to accrue thereafter during his period of service as a pilot with the Company, except as provided in Paragraph
          B.5. of this Section, and in Sections 10 (Transfer to Non-Flying or Supervisory Duty), 13 (Leaves of Absence), and 21 (Reduction in Force, Furlough and Recall) of this Agreement.

      2. When two or more pilot trainees are placed on the Company payroll on the same date, their names shall be placed on the Delta Air Lines Pilots' System Seniority List according to their age; i.e., the older pilot trainee shall receive the lower number except that for the purposes of this Paragraph, Company employees selected for transfer to pilot trainee status shall in every case receive priority with regard to placement within their class in accordance with their original employment date. When two or more pilot trainees are placed on the Company payroll on the same date and have the same birth date, their relative seniority position shall be determined by drawing lots.

  B.  SENIORITY RIGHTS

      1. Seniority, in accordance with a pilot's position on the Delta Air Lines Pilots' System Seniority List, shall govern each pilot in case of promotion and demotion, his choice of vacancies, filling of vacancies, his assignment or reassignment due to expansion or reduction in schedules, his retention in case of reduction in force, and his reemployment after release due to reduction in force, provided that the
                                     20.1
          pilot's qualifications are sufficient for the operation to which he is to be assigned. For purposes of this Paragraph, sufficient qualifications shall not include the possessing of a specific aircraft qualification in any status.

      2. In the event that a pilot is considered by the Company not to be sufficiently qualified to accept a promotion or other assignment, the Company shall immediately furnish such pilot written reasons therefor. This Paragraph shall apply except as provided in Paragraph B.5. of this Section, and in Sections 10 (Transfer to Non-Flying or Supervisory Duty), 13 (Leaves of Absence) and 21 (Reduction in Force, Furlough and Recall) of this Agreement.

      3. When a junior pilot is promoted over a senior pilot by reason of the failure of the latter to qualify in his turn, the senior pilot shall continue to retain his position on the Delta Air Lines Pilots' System Seniority list.

      4. Any pilot, once having established seniority, shall not lose such seniority except as provided in Paragraph B.5. of this Section, and in Sections 10 (Transfer to Non-Flying or Supervisory Duty), 13 (Leaves of Absence) and 21 (Reduction in Force, Furlough and Recall) of this Agreement.

      5. Any pilot whose services with the Company are permanently severed shall forfeit his seniority rights.

                                     20.2

  C.  PILOTS' SYSTEM SENIORITY LIST

      1. The Company shall post on bulletin boards at each pilot base, and furnish to each pilot, within ten (10) days after July 1 of each year, a revised Delta Air Lines Pilots' System Seniority List. Such list shall contain in their proper order, names and the seniority dates of all pilots then entitled to seniority. The proper order of names and the seniority dates of all pilots entitled to seniority on the effective date of this Agreement shall be set forth on the Delta Air Lines Pilots System Seniority List as it exists on such date.

      2. Such list, containing the names of all pilots, whether active or inactive, arranged in the order of their system seniority, shall be known as the Delta Air Lines Pilots' System Seniority List. It is understood and agreed that the reference in Paragraphs B.1. and B.3. of this Section to "position on the Delta Air Lines Pilots' System Seniority List" shall be deemed to mean a pilot's position on the Delta Air Lines Pilots System Seniority List described herein.

      3. Without disturbing the order and listing of the Delta Air Lines Pilots' System Seniority List and to provide a list evidencing uniform dates of hire as a pilot trainee, when the pilot's date of hire as a pilot trainee differs from that seniority date now shown on the list, that date of hire shall also appear in parentheses on said Delta Air Lines Pilots' System Seniority list.

                                     20.3

  D.  PROTEST ON SENIORITY LIST

      1. Pilots shall have one hundred twenty (120) days after the posting of the Delta Air Lines Pilots' System Seniority List in which to protest to the Company any omission or incorrect posting affecting their seniority or position on the posted list. Such protest shall be strictly confined to errors or changes occurring subsequent to the posting of the prior Delta Air Lines Pilots' System Seniority List.

      2. A pilot, after completing his probationary period as defined in Paragraph E.1. of this Section, shall be permitted one hundred twenty
          (120) days in which to protest his seniority position.

      3. A pilot on leave or away from his pilot base at the time of posting of the Delta Air Lines Pilots' System Seniority List shall have a period of one hundred twenty (120) days from the date of his return to his pilot base in which to protest his seniority position.

  E.  PROBATION

          Each pilot shall be on probation for a period of twelve (12) months of his aggregate service as a pilot from the date of employment as a pilot except that any pilot designated as a Captain shall be considered to have completed his probation.

                                     20.4

SECTION 21

REDUCTION IN FORCE, FURLOUGH, AND RECALL

  A.  SENIORITY, TERM OF FURLOUGH, REEMPLOYMENT CONDITIONS

      1. Each pilot, furloughed due to reduction in force, upon return to duty shall be allowed, for seniority purposes, all time accrued during the time on furlough. For pay purposes longevity shall not continue to accrue during the period of furlough.

      2. Pilots with more than one (1) year of service as a pilot with the Company shall be granted ten (10) years of furlough, at which time such furlough shall expire.

      3. Reemployment shall be subject to the furloughed/reassigned pilot passing a satisfactory FAA medical examination at the time of his reemployment, and after reemployment such pilot shall be required to serve any unexpired portion of his probationary period.

  B.  RECALL

      1. Each pilot furloughed by the Company shall file his proper address with the Vice President - Flight Operations at the time of his furlough. Any change in address must be supplied to:

          Vice President - Flight Operations
          Department 020
          1010 Delta Boulevard
          Hartsfield Atlanta International Airport
          Atlanta, GA 30320

      2. Such furloughed pilot shall be notified by the Company by reply-requested telegram or cablegram or "Registered Letter-Return Receipt Requested," of his reassignment to duty with the Company. After delivery of such notice to the last address on file with the Company, such pilot shall be allowed a period of thirty (30) days in which to notify the Company whether or not he will return to active duty.

                                     21.1

      3. The furloughed pilot shall be allowed thirty (30) days, after his reply to the Company's notice, to report to duty at the point specified by the Company. If the pilot is returned to a base other than the base from which he was furloughed, the provisions of Section 6.A. shall apply from the base of furlough or his permanent residence, whichever is closest to the base to which he is to be assigned by the Company. Pilots on furlough at DOS shall be entitled to the relocation benefits specified under the Relocation Guidelines dated April 1990 provided they are recalled to a base other than the base from which they were furloughed or if they hold an unexpired moving entitlement from a displacement prior to furlough.

      4.  A pilot may bypass recall from furlough for a period not to exceed ten
          (10) years from the effective date of the furlough. A pilot who returns to service following furlough and is subsequently furloughed may bypass recall for a period not to exceed ten (10) years from the effective date of that subsequent furlough.

          a. A pilot who has elected to bypass recall shall only return to service in conjunction with an announced recall or new hire class.

          b. A pilot who has elected to bypass recall shall have his name removed from the Delta Air Lines Pilots' System Seniority
              List upon failure to return to service in response to the last recall or new hire class prior to the completion of ten (10) years of continuous furlough.

          c. A pilot who has elected to bypass recall shall not accrue longevity from the date of the beginning of the bypass until the date of actual return to service.

                                     21.2

      5. A pilot returning from furlough shall return to the entry-level category(s) and may be required to complete training for that category. He shall be entitled to exercise his System Seniority within his training class. During training, the pilot shall be entitled to exercise his System Seniority consistent with the provisions of
          Section 22. of this Agreement.

      6. The Company may at its discretion when extraordinary circumstances exist extend the time periods outlined in this Paragraph B.

  C.  FURLOUGH PAY AND ACCRUED VACATION

      1. A pilot shall be notified in writing at least thirty (30) days in advance of any pending furlough. During this thirty (30) day period, such pilot shall be used in his regular capacity as a pilot. At the end of this thirty (30) day period, he shall be paid all earned and accrued vacation.

      2. A pilot who is furloughed shall receive furlough pay at regular semimonthly pay periods in accordance with the following schedule:

          IF PILOT HAS COMPLETED*                   FURLOUGH PAY
           1 year  of service                       1/2 month
           2 years of service                       1 month
           3 years of service                       1 1/2 months
           4 years of service                       2 months
           5 years of service                       2 1/2 months
           6 years of service                       3 months
           7 years of service                       3 1/2 months
           8 years of service                       4 months
           9 years of service                       4 1/2 months
          10 years of service                       5 months
          * Prorated to the nearest month of completed service.

          Pass benefits, life insurance, medical insurance and dental insurance shall remain in effect while a pilot is receiving furlough pay as outlined above.

                                     21.3

      3. A pilot eligible for furlough pay shall receive such pay starting at the time of furlough, and payments for the amount due shall be at regular pay periods and shall continue until furlough pay credit is used; except that in no event shall any such pay be due after the effective date of recall by the Company.

      4. The amount of furlough pay due per month shall be sixty-five (65) hours flying pay at the rate of the lowest paying category/equipment listed in Section 22.A.2. applicable for a pilot's longevity year per the schedule outlined in Paragraph C.2. of this Section.

  D.  FURLOUGH LIMITATIONS

          No furlough shall occur until the provisions of Section 11 Paragraph
          F. have been met.


                                     21.4

SECTION 22

FILLING OF VACANCIES

  A.  CLASSIFICATION OF POSITIONS AT PILOT BASES

      1.  Pilot positions shall be classified according to category.

      2. For the purpose of this Agreement, the following is the order of categories, listed from highest to lowest:

          a.  MD-11 (International) Captain


          b.  L-1011 (International) Captain

          c.  MD-11 Captain

          d.  L-1011 Captain

          e.  B-767-300ER (International) Captain

          f.  B-767-300/B-767-200/B-757-200 Captain

          g.  B-727 Captain

          h.  MD-90/MD-88 Captain

          i.  B-737 Captain

          j.  MD-11 (International) First Officer

          k.  L-1011 (International) First Officer

          l.  MD-11 First Officer

          m.  L-1011 First Officer

          n.  B-767-300ER (International) First Officer

          o.  B-767-300/B-767-200/B-757-200 First Officer

          p.  L-1011 (International) Second officer


                                     22.1

          q.  B-737 Captain (Sunshine)

          r.  B-727 First Officer

          s.  MD-90/MD-88 First Officer

          t.  B-737 First Officer

          u.  L-1011 Second Officer

          v.  B-727 Second Officer

          w.  B-737 First Officer (Sunshine)

  B.  EQUIPMENT ALLOCATION BY SENIORITY

          Flying time and equipment will be allocated to pilot bases according to Captains' seniority whenever it is economically feasible to do so in accordance with the policy in existence on October 1, 1986.

  C.  STAFFING REQUIREMENTS

      1. The number of positions in each equipment status, system wide, shall be no less than the number determined by the following:

          a. The total known daily average credit hours times thirty (30) divided by the average credited value of a regular line. For purposes of this paragraph, the average credit value of a regular line will be determined by averaging the published credit value of the regular lines for the twelve (12) bid periods immediately preceding the bid period. Such average regular line credited value shall be indexed to the designated monthly maximum of the bid period, plus

          b. Vacation relief positions determined as follows: Total credit hours dropped as a result of vacation for the twelve (12) bid periods immediately preceding

                                     22.2
              the bid period divided by the total
              number of vacation days for the same period, including supplemental and vacation bank days, multiplied by thirty (30), divided by the average monthly maximum (cap) for the twelve (12) month period multiplied by the number of vacation man months, including supplemental and vacation bank days, scheduled in the bid period for which the staffing is being determined, plus

          c. Training relief positions determined as follows: Total credit hours dropped as a result of non-recurring training for the twelve
              (12) bid periods immediately preceding the bid period divided by the total number of non-recurring training days including days of travel to and from non-recurring training for the same period multiplied by thirty (30), divided by the average monthly maximum
              (cap) for the twelve (12) month period multiplied by the number of training man months, scheduled during the bid period for which the staffing is being determined, plus

          d. Reserve positions determined as follows: Monthly average credited hours flown by reserve pilots during the most recent twelve (12) bid periods for which reserve utilization is available divided by fifty-five (55) divided by the average number of regular lines for such twelve (12) month period multiplied by the number of regular lines expected for the bid period being staffed. For purposes of this paragraph, the number of regular lines expected for the bid period being staffed shall be that number determined by dividing the projected monthly credited hours by the average regular line credit value determined in 22.C.1.a.

                                     22.3

      2. Unassigned pilots excess to the staffing requirements of 22.C.1. shall be assigned to specific pilot bases.

      3. If, subsequent to the issuance of the pilot lines of time and prior to the beginning of the bid period, a pilot becomes unavailable for reasons beyond the Company's control, and as a result the staffing requirements of 22.C.1. are not met, the Company shall:

          a. Convert an outstanding Advance Entitlement of a pilot who is currently qualified for the equipment status, which was subject to conversion for the bid period, or if none is available,

          b. Proffer early conversion to pilots currently qualified for the equipment status and holding Advance Entitlements subject to conversion at a later date than the bid period.

  D.  POSTING AND BIDDING OF CATEGORY VACANCIES

      1. The Company shall post monthly, at each base, reasonably current system wide information listing the pilots at each base by category, and their seniority number. On or before the first day of February, May, August and November a forecast of pilot requirements by equipment status will be provided for the following six (6) month period. Additionally, a forecast of pilot staffing by category for the end date of the conversion window will be provided with each Advance Entitlement/Displacement Entitlement posting.

      2. All vacancies in each category shall be posted for bid at all bases as far in advance as possible but not to exceed two hundred and ten (210) days prior to the last date on which they can become effective, except for reinstatement as provided in Paragraph H.8. of this Section.

                                     22.4

      3. Bulletins describing pilot vacancies shall give the following information:

          a.  Category

          b.  Number of vacancies existing or expected to exist

          c.  Reason for vacancies

          d. The highest and lowest seniority number of the pilots in the appropriate category where vacancies exist

          e. A date, two hundred and ten (210) days subsequent to posting, past which such vacancies cannot be filled unless extended as provided in 22.H.10.c.

          f. A closing date and time (which shall not be less than ten (10) days after the posting of such bulletin) which shall indicate the last time that a pilot may change his bid and have the changes considered in the bid award.

      4. Advance Entitlements will be awarded on the basis of a pilot's bid preference of record as of the announced closing date and time. A pilot's bid preference may include by category, including the pilot's present category, a numerical or percentage position below which he does not wish to be considered in the bidding, or a pilot may specify "Regular Line only". For bid award purposes, to determine whether to award a bid marked "Regular Line Only" the best estimate by the Company of where the cutoff of regular lines will be at conversion of the bid is sufficient grounds to award or deny a bid. It may or may not result in a pilot achieving a regular line position within the category.

                                     22.5

      5. Pilots on vacation, paid sick leave, or temporary leave of absence may, at their option, receive notices of bulletins involving vacancies posted during their absence by providing a written request for this information and stamped self-addressed envelope to the office of the Chief Pilot at their domicile.

      6. The Company shall provide an effective and secure means of collection and retention of pilot bid preferences.

          a. This bid preference will be kept on file and will be considered as the current expressed desire of the pilot. However, when a pilot is awarded an Advance Entitlement based on this preference both the bid preference and displacement preference as described in
              Section 22.H.3. will be removed from further consideration and the pilot must enter new preferences in order to be considered in the next bid award process.

          b. This bid preference will be referred to as a "Standing Bid" and except as provided in Section 22.D.6.a. above and Section 22.H.5.a., this bid preference may only be removed by the pilot. If not removed as indicated in Section 22.D.6.a., 22.H.5.a. or by the pilot this bid preference will be used for as many bid awards as occur.

  E.  AWARDING OF CATEGORY POSITIONS BY ADVANCE ENTITLEMENTS

      1. Except as otherwise provided in this Agreement, all vacancies shall be awarded in accordance with system seniority.

      2. Except as otherwise provided in this Agreement, the senior pilot bidding shall be awarded an Advance Entitlement.

                                     22.6

          a. Normally Advance Entitlements and Voluntary Displacements will be converted effective on the next day following completion of training, exclusive of operating experience, required for such Advance Entitlement or Voluntary Displacement, however, the Company may convert an Advance Entitlement or Voluntary Displacement prior to the completion of training.

              (1) The provisions of paragraph 22.E.2.a. shall not apply for one hundred eighty (180) days from the in-service date of a new aircraft type, or ninety (90) days from the first date of a new or reestablished category.

          b. Normally pilots holding Advance Entitlements for a category will be scheduled for training in seniority order by Advance Entitlement award date. The Company may elect to train pilots out of seniority order, however, if such election directly results in a junior pilot being converted ahead of a senior pilot to the same category, the senior pilot shall be pay protected effective on date of conversion of the junior pilot. When a pilot requested delay of training, sick leave, military leave of absence, disability, or pilots failure to complete training causes a delay of training and conversion there shall be no pay protection.

          c. Pilots holding Advance Entitlements and/or Voluntary Displacements who do not require training may be converted in seniority order among any such qualified pilots at any time subsequent to the award date of the Advance Entitlement or Voluntary Displacement and prior to the expiration of such award.

                                     22.7

          d. A qualified pilot who the Company elects to pass in the conversion process shall be pay protected commencing on the conversion date of the junior pilot.

      3. All posted category positions, and any known contingent positions they create, shall be awarded simultaneously as Advance Entitlements.

      4. a. If no pilot bids on a vacancy and the vacancy is in either the MD-90/MD-88 First Officer, B-737 First Officer, L-1011 Second Officer, or B-727 Second Officer categories, then the Company may assign a new hire pilot to fill the vacancy:

          (1) from the most recently hired class, if that pilot has not yet completed an Initial Operating Experience for his entry level qualification as a Delta pilot; or

          (2) from the next class hired by proffering the vacancy in seniority order and if such proffer is not accepted, then by inversely assigning to fill the vacancy.

          (3) Any pilot so assigned as provided in Paragraph E.4.a.(1) or
              (2) above would not be subject to the freeze outlined in
              Section 22.F.

      5. If no pilot bids on a vacancy, and such vacancy is not filled by new hire initial base assignment, the Company shall assign the most junior qualified pilot at the base to fill the vacancy. If there is no qualified pilot at the base where the vacancy or vacancies exist, they shall be filled by the assignment of the most junior qualified unassigned pilot or pilots on the system. When all unassigned pilots have been assigned, the Company shall post a "one month" temporary duty
                                     22.8

            (TDY) vacancy for the bid period that vacancy exists and simultaneously re-post the permanent vacancy. Such bids shall be posted monthly until a vacancy no longer exists. The awarding of "one month" temporary duty (TDY) bids shall be to qualified pilots in the category(s) of the same equipment status where no manning shortage (as prescribed in Section 22.C.) exists or would exist after the awarding of this bid. In the event no pilot bids on a "one month" temporary duty vacancy(s), such vacancy(s) shall be assigned to the most junior qualified pilot(s) in the category(s) that were eligible for the bid award. When a pilot is awarded or assigned a "one month" temporary duty (TDY) bid as specified in this paragraph, hotel and supplemental meal expenses shall be provided for the duration of the temporary duty (TDY) period, except when the pilot elects to return to his domicile during his duty free periods. Supplemental meal expenses shall not exceed the maximum listed below:

                  Breakfast..  $ 4.00
                  Lunch......  $ 6.00
                  Dinner.....  $15.00

            When assigned to flight duty, traveling expenses as provided in
            Section 5.A.1. shall apply in lieu of the supplemental expenses. S-1 passes shall be provided for the duration of the temporary duty
            (TDY) period between the pilot's temporary duty (TDY) station and his domicile to cover each period of duty or the pilot may elect to remain at his temporary duty station during his duty free periods. A pilot who is awarded or assigned a "one month" temporary duty (TDY) bid prior to the closing of the lines of time may be awarded a line of time as provided in Section

                                     22.9

          23.C. If such award or assignment occurs subsequent to the award of the lines of time, the pilot will be awarded a vacant line or a specially created reserve line. For the purpose of filling captain vacancies under this Paragraph, the most junior qualified pilot on the system shall mean the most junior pilot who has flown at least five hundred (500) hours as a First Officer within the previous twelve (12) months.

      6. A pilot who bids and is awarded a position shall forfeit his former position(s).

      7. Under no circumstances will an Advance Entitlement be converted which will result in the cancellation of the position of a pilot in that same category for the same bid period as the effective date of the converted Advance Entitlement.

      8. A Captain or First Officer awarded an Advance Entitlement that would cause his initial, transition or upgrade training to commence within three (3) years of the regulatory age limit for pilots, may with approval of the Company be bypassed. An individual who is bypassed for a higher paying position under the provisions of this paragraph shall have his pay computed at the rates applicable to the higher paying position for which he was bypassed commencing at the date on which he would have been converted to the higher paying position had he been awarded the Advance Entitlement.

  F. TRAINING OBLIGATION

      1. A pilot who receives an Advance Entitlement (other than by assignment), or a Voluntary Displacement Entitlement may not be awarded an Advance Entitlement in any other category for a period of twelve (12) months following the award date of the Advance Entitlement or Voluntary Displacement Entitlement, except that

                                     22.10
          he may be awarded an Advance Entitlement or Voluntary Displacement Entitlement if the closing date is subsequent to the last day of the twelve (12) month period. However, when a Domestic Category pilot bids and is awarded an Advance Entitlement or Voluntary Displacement Entitlement to an International Category on the same equipment, in the same status and requires only Transoceanic Ground School for Qualification, the Initial Training Obligation will be for a period of nine (9) months following the award date of the Advance Entitlement.

      2. The provisions of Paragraph F.1. of this Section shall not preclude a pilot from being awarded an Advance Entitlement or Voluntary Displacement in a new or reestablished category or for the same equipment and status as the original Entitlement. The Company may, operations permitting, release a pilot from the obligations of Paragraph F.1. of this Section.

      3. In the event a pilot is not currently qualified as defined in Section 2 (Definitions) on the date he enters a category, he shall be trained as soon as possible, and he shall be paid and credited at the rate of one-thirtieth (1/30th) in a thirty (30) day bid period or one thirty-first (1/31st) in a thirty-one (31) day bid period of the designated monthly maximum per day at rates applicable to the new category.

      4. A pilot who has incurred a Training obligation may hold two (2) Advance Entitlements if the second Advance Entitlement is for the same equipment status at a different base with a later conversion date. Such pilot may be held in the position converted from his first Entitlement until his replacement is trained and converted, at which time he will be converted into his second Entitlement.

                                     22.11

      5. A pilot and the Company may by mutual agreement terminate an Advance Entitlement. The pilot who holds the Advance Entitlement so terminated shall have no rights under Paragraph H.10. of this Section.

  G.  EQUIPMENT QUALIFICATION

      1. For the purpose of this Paragraph the following shall be considered as one type of equipment each:

          a.  MD-11
          b.  L-1011
          c.  B-767/B-757
          d.  B-727
          e.  MD-90/MD-88
          f.  B-737

      2. A pilot shall be considered qualified in the equipment and status of his category only and shall not be flown in any other equipment or status.

      3. The Company shall not be required to maintain a pilot's qualifications on an equipment type or in a status outside his category.

      4. The Company may at its option require First Officers to complete FAR 121 or Advance Qualification Program (AQP) type rating during initial, transition, upgrade or requalification training.

  H.  REDUCTION OF CATEGORY POSITIONS

      1. All surpluses in each category shall be posted at all bases and the surplus pilots shall be notified as far in advance as possible, but not to exceed two hundred and ten
          (210) days prior to the last date on which the cancellation of positions may be

                                     22.12
          effective. Surplus pilots awarded a Displacement Entitlement will normally be converted into the category position immediately upon completion of the training required for the entitlement. Contingent displacements shall be processed simultaneously. The displacement of positions shall be accomplished at 0001 hours of the effective date of the conversion of the Displacement Entitlement.

          a. Positions shall be displaced in the reverse order of seniority in each category, except that a senior pilot(s) in the same category may, except as provided in Section 22.H.14., volunteer to have his position canceled as follows:

              (1) Fill any existing vacancy to which his seniority entitles him,
                  or

              (2) Displace into the same classification of position as defined in Section 22.A.2. as the canceled position, or

              (3) He may exercise the seniority of the pilot whose displacement he volunteered to take to displace a junior pilot in any category.

      2. Bulletins describing surplus positions shall give the following information:

          a.  Category

          b.  Number of surplus positions expected to exist

          c. A date, two hundred and ten (210) days subsequent to posting, prior to which such surplus positions must be displaced.

          d. A closing date and time (which shall not be less than ten (10) days after the posting of such bulletin) which shall indicate the last time that the pilot may change his bid and have the changes considered in the bid award.

                                     22.13

      3. Displacement of positions will be accomplished on the basis of a pilot's displacement preference of record as of the announced closing date and time. A pilot's displacement preference may include a numerical or percentage position below which he does not desire to move upon displacement, or a pilot may specify "Regular Line Only." For bid award purposes, to determine whether to award a bid marked "Regular Line Only" the best estimate by the Company of where the cutoff of regular lines will be at conversion of the bid is sufficient grounds to award or deny a bid. It may or may not result in a pilot achieving a regular line position within the category. Included on a pilot's displacement preference of record will be a place to indicate a pilot's willingness to accept the displacement of a more junior pilot in his category. A pilot volunteering to accept the displacement of a junior pilot in his category may include in his preferences those stipulations stated above. In addition, he may list among his cancellation preferences his current category with these same stipulations indicating the relative position in his current category at which he desires to remain in that category.

      4. Pilots on vacation, paid sick leave, or temporary leave of absence may, at their option, receive notices involving surpluses posted during their absence by providing a written request for this information and stamped self-addressed envelope to the office of the Chief Pilot at their base.

      5. The Company shall provide an effective and secure means of collection and retention of pilot displacement preferences.

                                     22.14

          a. This displacement preference will be kept on file and will be considered as the current expressed desire of the pilot. However, when a pilot is awarded a displacement based on his preference(s) both the displacement preference(s) and the bid preference as described in Section 22.D.6.a. will be removed from further consideration and the pilot must enter new preferences in order to be considered in the next bid award process.

          b. This displacement preference will be referred to as a "Standing Displacement Bid" and except as provided in Section 22.D.6.a. and 22.H.5.a. this bid may only be removed by the pilot. If not removed as indicated in Section 22.H.5.a. or by the pilot this displacement preference will be used for as many displacements as may occur.

      6. Pilots awarded Voluntary Displacements will normally be scheduled for training in seniority order prior to pilots awarded Mandatory Displacements who normally will be scheduled for training in reverse seniority order.

      7. The Company will notify a pilot a minimum of thirty (30) days in advance of the effective date of the displacement of his position. Within thirty (30) days of the effective date of the displacement the Company shall not rescind the displacement without mutual consent of the pilot.

      8. If a pilot is awarded a Mandatory Displacement and during the one hundred and eighty (180) days following the effective date of the displacement a vacancy exists in that category, he may be reinstated in the position if he so desires.

      9. When the position of a pilot is displaced, he may exercise his seniority by displacing a junior pilot in any category provided such displacement results in the displacing pilot falling within the Company designated number of positions for that category.

                                     22.15

      10. When the Advance Entitlement of a pilot is canceled, he may:

          a. Displace a junior pilot in any category from an Advance Entitlement or,

          b. Displace a junior pilot from a position converted from an Advance Entitlement that was awarded concurrent with or subsequent to the award of the canceled Advance Entitlement or,

          c. By mutual agreement, extend the period of his Advance Entitlement thirty-one (31) days.

      11. A pilot whose Advance Entitlement is canceled shall notify the Company in writing within ten (10) days after receipt of notice from the Company that his Advance Entitlement is to be canceled as to which of the options in Paragraph H.10. of this Section he wishes to exercise. If his Advance Entitlement is canceled and he fails to exercise any of the appropriate options, he shall be considered as not desiring to displace in accordance with such option.

      12. When the displacement of a category position is rescinded such recision will be proffered in seniority order to pilots holding a Mandatory Displacement. If further recision is required then rescind Mandatory Displacements in seniority order and then rescind Voluntary Displacements in inverse seniority order.

      13. A pilot whose position is displaced and who does not have sufficient displacement preference(s) on record as of the announced closing date and time shall be considered to be displacing into the next lower category at his base into which he could have displaced had he exercised the option. If such pilot could not have displaced into a lower category at his base he shall, at Company option, be displaced into another base.

                                     22.16

      14. A Captain or First Officer awarded a Voluntary Displacement Entitlement award that would cause his initial, transition or upgrade training to commence within three (3) years of the regulatory age limit for pilots, may with approval of the Company, be bypassed. An individual who is bypassed for a higher paying position under the provisions of the paragraph shall have his pay computed at the rates applicable to the higher paying position for which he was bypassed commencing at the date on which he would have been converted to the higher paying position had he been awarded the Displacement Entitlement.


                                     22.17

SECTION 23

SCHEDULING

  A.  PILOT LINES OF TIME

      1. The Company shall post lines of time for each position holder at each base. Each regular line of time shall be scheduled as near to one hour less than the designated monthly maximum as practicable but in no event more than the designated monthly maximum. Blocks of time of less than six hours less than the designated monthly maximum shall, as nearly as practicable, be combined with other trip combinations to form lines of time of greater than six hours less than the designated monthly cap. All lines of time greater than six hours less than the designated monthly maximum shall be classified as regular lines. The remaining lines shall be classified as reserve lines. Each reference to six hours less than the designated monthly maximum in this paragraph shall not be applicable to International Categories.

      2. Reasonable effort shall be made to schedule each regular line pilot on regular schedules in a manner which will, as nearly as possible, use all his allowable monthly hours.

      3. The Company shall use reserve flying time to construct Supplemental Regular Lines, (SRLs). Prior to the beginning of the bid period reserve time will be used to construct as many full bid period SRL as possible. Construction limits for SRL shall be those limits applicable to regular line construction.

      4. Flight time that cannot be placed on regular lines will not appear on reserve lines, but will be shown on the line of time description sheets.

                                     23.1

  B.  ROTATION CONSTRUCTION AND GROUPING

      1. For purposes of line of time construction, rotations shall be classified in the following groups:

                GROUP 1      Those rotations in which all    0900 and 2200
                             duty periods fall between       Local Domicile Time

                GROUP 2      Those rotations in which all    0700 and 2000
                             duty periods fall between       Local Domicile Time

                GROUP 3      Those rotations in which all    0900 and 2400
                             duty periods fall between       Local Domicile Time

                GROUP 4      Those rotations in which all    0700 and 2400
                             duty periods fall between       Local Domicile Time

                GROUP 5      Those rotations in which all    0500 and 1800
                             duty periods fall between       Local Domicile Time

                GROUP 6      Those rotations in which all    0500 and 2100
                             duty periods fall between       Local Domicile Time

                GROUP 7      Those rotations in which all    0500 and 2400
                             duty periods fall between       Local Domicile Time

                GROUP 8      Those rotations in which all    0500 and 0500
                             duty periods fall between       Local Domicile Time

      2. Lines of times shall be constructed so that compliance with the appropriate F.A.R.'s and contractual limits are maintained. Use rotations from like groups to the extent possible in the following order:

          a. Use the same rotation departing on the same day of the week.

          b.  Use the same rotation that departs on different days of the week.

          c.  Use similar rotations that depart on the same day of the week.

          d.  Use similar rotations that depart on different days of the week.

          e. Construct remaining lines of time with similar rotations with as few filler trips as possible.

          f. When a filler trip is needed, fill lines of time with trips based on:

                                     23.2

              (1) A similar type of rotation that operates on the same day of the week.

              (2) A similar type of rotation that departs on a different day of the week.

      3. For line of time construction purposes, pilot lines of time will be scheduled not to exceed fifteen (15) calendar days away from the pilot's domicile in a seventy-five (75) hour month and will be scheduled not to exceed sixteen (16) calendar days away from the pilot's domicile in any month with a designated monthly maximum greater than 75 hours. The provision of this paragraph will apply before considering using identical or similar rotations as provided in
          Section 23.B.2. to construct lines of time. (For determining a calendar day, a pilot's report of any amount in a calendar day will count toward the fifteen/sixteen (15/16) calendar day requirement. A flight that releases at his domicile at or before 0300 local time will be considered as having been flown in the previous calendar day and will not count against the fifteen/sixteen (15/16) calendar day requirement).

      4. Deviations from the provisions of 1., 2. and 3. above may be made on a monthly basis as mutually agreed between the MEC Chairman and the Vice President - Flight Operations to provide for the greatest number of pure lines of time.

  C.  LINE OF TIME SELECTION PROCEDURES

      1. a. Currently qualified pilots holding positions in a category shall be permitted to select and, except as provided in 23.C.1.b. and c., shall be awarded in order of their system seniority lines of time of their choice in their category, including reserve lines of time with Captain lines awarded first, followed by First Officer line awards, except that pilots not projected to be currently qualified at date of conversion, exclusive of operating experience, shall be

                                     23.3
            awarded only specially created reserve lines. A pilot receiving a category position effective on or before the date of the next line of time selection may, at his option, submit a line of time selection prior to reporting for the category, provided the deadline for accepting such selection has not be reached.

         b. A currently qualified pilot holding a position in a category not projected to meet consolidation requirements prior to the first day of the bid period will be awarded a regular line of time during the initial line of time award.

         c. Unless otherwise exempt a currently qualified First Officer not projected to complete seventy-five (75) hours of line operating flight time including operating experience time prior to the first day of the bid period will not be awarded a regular line of time that was awarded to a Captain not projected to complete seventy-five (75) hours of line operating flight time hours prior to the first day of the bid period.

         d. A pilot converted into a category subsequent to the first day of the bid period, and/or subsequent to the initial line of time awards for the following month, who has not completed consolidation requirements will be awarded a specially created regular line of time. Rotations from open time will be used to construct such specially created regular line. A specially created regular line shall not exceed an average of three (3) hours per day, however, in no event will a specially created regular line exceed the designated monthly maximum. In the event there is insufficient open time to construct a specially created regular line, such pilot shall be awarded a specially created reserve line for that bid period and shall be considered first out for open time until he has completed consolidation requirements.

                                     23.4

          e. A pilot converted into a category subsequent to the first day of the bid period and/or subsequent to the initial line of time awards for the following month who has met the consolidation requirements will be awarded a specially created reserve line.

      2. Each eligible pilot shall express sufficient preferences among all lines of time in his category. A pilot who fails to bid or select sufficient lines of time on his initial bid will be assigned to the first vacant line of time in numerical order in his category. (A pilot not projected to be currently qualified before the first day of the bid period shall be assigned a specially created reserve line until completion of his training at which time he shall be governed by 23.C.1.d.)

          EXAMPLE: Pilot #3 in category seniority fails to bid ... Pilot #1 selects line #4, Pilot #2 selects line #1, Pilot #3 is assigned line #2.

      3. Each pilot shall be provided with line of time selection, line of time description, and rotation description sheets. A means shall be provided where each pilot entitled to select shall indicate the order of his preference among all lines of time in his category, and the order of his preference among the regular lines of time in his category that he desires if blocks of time of seven (7) consecutive days or more become available.

      4. Line of time description sheets normally will cover a calendar month, and such sheets shall specify the effective date of the lines of time, and the time of day on the fifteenth (15th) of the month after which the choice of lines of time shall not

                                     23.5
          be considered. Under unusual and extenuating circumstances the Company may close initial awards on a date subsequent to the fifteenth (15th) of the month. The distribution of the lines shall be at least seven
          (7) days in advance of this deadline.

      5. Rotation description sheets shall show all pertinent details of all rotations at the base including:

          a.  Trip pairing by days

          b.  Equipment types

          c.  Stations and origination and termination times

          d.  Scheduled flight and credit hours

          e.  Daily and monthly scheduled actual and credit hours

          f.  Layover times, cities, and rest facilities

          g.  Designation of types of credit time

          h.  The VM

          i.  Exceptions and schedule change descriptions

          j.  Maximum allowable on-duty time

          k.  Actual scheduled on-duty time

      6. Exception to this selection procedure shall be permitted in cases of necessity brought about by an unforeseen reduction in the number or change in the character of lines in a category after the distribution of line selection sheets for such lines. Such cases shall be handled in the most expeditious manner practicable by the Company, with seniority preference governing.

      7. In cases of temporary reduction in the number of lines in a category not accompanied by a comparable reduction in category positions, a sufficient number of additional reserve lines shall be created in each category to ensure a line for each category position holder.

                                     23.6

      8. An increase in flying in a category occurring after distribution of line selection sheets shall be considered as reserve time.

  D.  REMOVAL FROM LINE OF TIME

      1. Scheduling changes shall be made and posted as far in advance as practicable. In the event of a change in the schedule as posted, the Company shall notify the pilots affected as soon as the circumstances, then existing, will permit. Pilots shall, electronically or by telephone, acknowledge the report time and date of each of their scheduled rotations, within a window of time beginning twenty-four
          (24) hours and ending six (6) hours before the scheduled report time of such rotation.

      2. When a captain is not qualified over the route of his line of time, although he is or was qualified on the equipment to be flown, the Company may substitute another pilot in his category on the line of time while such captain is qualifying.

      3. A pilot shall be required to release a portion of his scheduled monthly flying time at any time after his accomplished credited flying time for the month plus his projected scheduled time exceeds his monthly maximum, in accordance with Section 12.A. and B. (Hours of Service) of this Agreement.

      4. Any pilot who is scheduled or assigned to a flight shall not be subject, without mutual consent, to displacement by another pilot exercising his seniority rights within the twelve (12) hour period prior to the scheduled time of report of that flight. Should a reserve pilot be displaced, he shall be considered as returning from a trip at the time of displacement. Should a reserve pilot be displaced prior to the twelve (12) hour period before the scheduled report, every reasonable effort shall be made to notify him of his displacement.

                                     23.7

      5. Pilots awarded a regular line of time may not be displaced from such line or portion thereof, except for pilots removed in accordance with Paragraph D.3. of this Section, for lack of current qualification because of equipment substitution, for lack of route qualification, because of irregular operations when they are away from their home base, as a result of the end of the month changeover (rotation(s) will not be split), for failure to acknowledge time and date of rotation as required by Section 23.D.1., or except as otherwise provided in this Agreement. Pilots awarded or assigned a reserve line of time shall be subject to all the provisions covering pilots holding reserve lines of time set forth in Sections 12 and 23.

  E.  ESCALATION (MOVE-UPS)

      1. When within a line of time a known block of time of seven (7) consecutive days or more on a regular line of time becomes available, it shall be flown by the senior currently qualified available pilot in the category who has indicated that he prefers such time to his line of time award (failure to list his line will be indicative that all lines listed are considered superior). Captain move-ups will be awarded first followed by First Officer move-up awards as follows:

          a. A Captain not projected to meet consolidation requirements prior to the first day of a move up will not be awarded an escalation to a line of time previously awarded to a First Officer during the initial line of time award, if the First Officer is not projected to meet consolidation requirements prior to the first day of the move up.

                                     23.8

          b. A First Officer not projected to meet consolidation requirements prior to the first day of a move up will not be awarded an escalation to a line of time previously awarded to a Captain during the initial line of time award, if the Captain is not projected to meet consolidation requirements prior to the first day of the move up.

          c. Such pilot is not currently flying a seven (7) day block of time in accordance with this Paragraph E., and

          d. Such pilot will be able to occupy at least seventy-five percent (75%) of the days in such block time. All trips in each block not flown by such pilot shall become open time at the base.

          e. Reserve line holders shall be permitted to escalate to all regular lines of time in their category of seven (7) days or more.

          f. Initial vacancies created shall be posted by the Company and may be bid by a pilot whose seniority would have entitled him to hold the line at the time of the initial award.

          g.  Rotation(s) will not be split as a result of escalation(s).

      2. Initial escalations will close on the eighteenth (18th) of the month at the time specified in the bid package. Except that, in unusual and extenuating circumstances, initial escalations may close subsequent to the eighteenth (18th). If initial line of time awards are discovered to be in error, the Company shall make all reasonable effort to notify all affected pilots in time to alter move-up selections. Any additional move-ups shall be reworked as secondary escalations.

                                     23.9

      3. Regular line blocks of time of seven (7) days or more that are not awarded at the close of the Initial Escalation Awards shall be included in open time.

      4. The dates for posting, bidding, and awarding of SRL shall be specified on the pilot's line of time description.

          a. Full bid period SRL shall be posted on the twenty-seventh (27th) in a thirty (30) day month, on the twenty-eighth (28th) in a thirty-one (31) day month. Awarding of such SRL shall take place on the twenty-ninth (29th) in a thirty (30) day month, on the thirtieth (30th) in a thirty-one (31) day month.

          b. Captain SRL will be awarded first, followed by First Officer SRL awards.

      5. Supplemental Regular Lines (SRL) may not be assigned and shall be awarded to reserve pilots only.

          a. To receive a SRL award a pilot must be available to fly all the rotations on the SRL at the time of the award, except as provided below:

              (1) When there is a conflict between a rotation published on a SRL and a White or Yellow Slip rotation that commenced in the previous bid period, the SRL rotation will be removed and the guarantee and projection reduced by the credit value of such rotation.

              (2) A reserve line holder in the old bid period who has been awarded a SRL in the new bid period shall be last out for assignment of a reserve rotation that will conflict with a rotation(s) on a SRL. The rotation(s) dropped on the SRL shall be protected as provided for in Section 4.A.3. and the Company may fly or deadhead the pilot to the balance of his original rotation.

                                     23.10

          b. A reserve Captain or First Officer not projected to complete seventy-five (75) hours of line operating flight time including operating experience will not be awarded a SRL if any rotation on the SRL has previously been awarded to a Captain or First Officer who has not completed seventy-five (75) hours of line operating flight time including operating experience.

  F. TIME PICK-UP PROCEDURE (WHITE SLIP/YELLOW SLIP)

      1. A pilot holding a regular line of time or a SRL who is projected for less than the designated monthly maximum in the current or subsequent bid period, shall be entitled to request that he be scheduled to fly open time during the bid period that is projected for less than the designated monthly maximum. The awarding of such open time shall be on a current basis except that during the trip coverage process on the twenty-fifth (25th) in a thirty (30) day month or the twenty-sixth
         (26th) in a thirty-one (31) day month, open time will be awarded for the subsequent bid period. The awarding of such open time shall be in accordance with seniority preference except as provided in 23.F.1.a. Such request may be for open time in the pilot's category and/or other categories within the pilot's equipment status except that White Slips for open time in other than the pilot's category shall not be considered in the pre-month White Slip process. White Slips submitted by in-category pilots for open time within their category shall be considered and awarded first followed by consideration and award of White Slips submitted by a pilot(s) holding a position in other categories within the same equipment status. When a pilot is awarded a rotation on his White Slip for a

                                     23.11
          rotation allocated to a category other than his own, the pay and credit for the rotation shall commence and end at the domicile to which the rotation was allocated prior to the White Slip award and the pilot shall be responsible for any required transportation, hotels, and/or meal expenses not normally associated with the rotation. As provided in 11.B.5.b. instructors will White Slip rotations during the coverage process on the 25th/26th for the subsequent bid period. Picking up open time shall be in accordance with the following procedures:

          a. Any Captain or First Officer not projected to complete seventy-five (75) hours of line operating flight time prior to the departure of the requested rotation shall not be awarded an open time rotation previously awarded to a Captain or First Officer that also is not projected to complete seventy-five (75) hours of line operating flight time prior to departure of the requested open time rotation in question.

          b. Prior to the last two rotations scheduled to be flown such open time shall not bring his projected time to within two (2) hours of his monthly maximum as specified in Section 12.B. of this Agreement, and

          c. Prior to the last rotation scheduled to be flown such open time shall not bring his projected time to within one (1) hour of his monthly maximum as specified in Section 12.B. of this Agreement.

          d. However, after a pilot has completed the last rotation he is scheduled to fly on his line of time, his monthly maximum pick-up limitation will be the designated monthly maximum plus five (5) credited hours (or the designated monthly maximum plus ten (10) credited hours as specified in Section 12.A. (Monthly Maximum Credit Hours) of this Agreement).

                                     23.12

          e. A Pilot holding a regular and reserve line within the same month shall be credited for the purpose of pick-up limitations, one thirtieth (1/30th) or one thirty-first (1/31st) as appropriate of the reserve guarantee for each day of reserve in the month.

          f. During a bid period of less than one (1) month, the limits specified in this Paragraph F.1. shall be reduced by two hours and twenty-five minutes (2:25) per day for each day of that month not covered by the bid period until the lines of time covering the remainder of the month have been awarded, after which time such specified limits shall apply.

          g. A pilot will not be awarded a White Slip or Yellow Slip rotation that will cause him to be scheduled within thirty (30) minutes of exceeding any flight time or rest requirement rule.

          h. A pilot who is holding a reserve line of time and whose incoming bow wave is more than fifty (50) hours shall not be entitled to request open flying if the open time such pilot is requesting to pick up, when added to flying already accomplished within the current month, would cause such pilot to exceed the designated monthly maximum in the current month. In addition, a pilot who is holding a reserve line and whose incoming bow wave is more than fifty (50) hours shall not be entitled to request short call duty.

      2. A pilot who is eligible under this Paragraph F. and who desires to fly open time shall indicate his desires to Crew Scheduling by initiating a White Slip. Such pilot shall indicate the date or dates on which he wishes to fly and may, at his option, specify certain trips he desires in order of preference.

                                     23.13

          a. Advance White Slips (i.e., White Slips which will be awarded prior to the beginning of the next bid period), once awarded or denied, shall be purged from the system. Subsequent to the purging of Advance White Slip requests, any pilot desiring White Slip time must submit or resubmit a White Slip request. After the Advance White Slip process, a White Slip request which has been timely submitted by a pilot shall remain in effect until:

              (1) The White Slip has been awarded according to the conditions specified by the pilot (e.g., pilot requests White Slip time to fill up the month; this may require more than one award);

              (2) The time frame specified by the pilot in his White Slip request expires without a White Slip award, (e.g., pilot requests White Slip for period between 7th and 12th of the month; if no White Slip is awarded by the 12th, request is removed from further consideration);

              (3) The pilot has attained credit time in the bid period which is equal to or exceeds the designated monthly maximum;

              (4) The pilot withdraws his White Slip request.

      3. a. A pilot holding a reserve line of time and who desires to be considered first in sequence for assignment among other reserves with like days of availability, or be considered last in sequence for assignment among other reserves with like days of availability, or be placed in sequence among other

                                     23.14
              reserves with like days of availability for Short Call duty, shall indicate his desires to Crew Scheduling by initiating a Yellow Slip. Such pilot shall indicate the date or dates on which he wishes such assignment and may, at his option, specify certain trips in order of preference. Awarding of such requests will be concurrent with all other assignment of open time and shall be in seniority order.

          b. A pilot who is holding a reserve line of time and whose bow wave is fifty (50) hours or less shall be entitled to request that he be scheduled to fly open time. For such purposes the pick-up limit shall be the designated monthly maximum plus the longest trip in category reduced by bow wave. Such request shall be considered after all regular line holders and, after assignments have been made to all reserve pilots who have not completed seventy-five
              (75) hours of line flying for consolidation of skills; otherwise the awarding of such reserve time shall be in accordance with seniority preference. "X" days lost as a result of this procedure shall not be repaid nor shall any penalty be incurred by the Company.

          c. A pilot holding a reserve line may request to be placed last in sequence among other reserves with like days of availability, for assignment to open time if that reserve pilot has flown a trip within the previous thirty (30) days.

          d. A pilot holding a reserve line may request to be placed in sequence among other reserves with like days of availability for Short Call duty and shall be credited with all guarantees as outlined in Paragraph 23.J.9. The placement of a pilot on Short Call duty will be at Crew Scheduling's option.

                                     23.15

      4. A pilot must submit a White Slip request not later than thirty (30) minutes prior to the Primary Window to be eligible to participate in that day's awards. A pilot having submitted a White Slip may, up to thirty minutes (:30) prior to the Primary Window, modify or remove his White Slip. Except as provided below, White Slips will be awarded covering rotations originating within the twenty-four (24) hour period commencing at 0001 hours after the "Primary Window" closes.

          a. White Slip requests for rotations originating at any time during the present bid period shall be awarded in seniority order on a daily basis.

          b. A White Slip request initiated not later than 0800 on the twenty-first (21st) in a thirty (30) day month or the twenty-second
              (22nd) in a thirty-one (31) day month shall be awarded, in seniority order, for rotations originating during the subsequent bid period. Such award shall be posted not later than 0800 on the twenty-third (23rd) in a thirty (30) day month or the twenty-fourth (24th) in a thirty-one (31) day month.

          c. A pilot who becomes eligible under the provisions of this Paragraph F. after the daily awarding process has begun may exercise his seniority to pick up reserve time until twelve (12) hours before scheduled report of a reserve trip.

      5. The Company shall award trips in accordance with a pilot's trip listings or stipulations and such pilot shall be obligated to fly such awarded trip(s). Scheduling shall contact a pilot to inform him of his awarded trip. If Crew Scheduling is unable to contact a pilot to inform him of his award, such flying time shall be considered as becoming added available open time. Trips which become available for pick up after the primary window shall be proffered to eligible White Slip/Yellow Slip pilots who do not have a conflicting award.

                                     23.16

      6. Any open time not covered under this Paragraph F. (White Slip) shall be awarded under the provisions of Paragraph I. (Reserve Flying) of this Section.

  G.  SWAP WITH POT

          COMMIT TO DEVELOP A SWAP WITH POT SYSTEM IN ACCORDANCE WITH THE TERMS AND CONDITIONS AGREED TO IN THE NEOGTIATIONS OF THIS CONTRACT. SUCH SYSTEM TO BE IMPLEMENTED NOT LATER THAN JANUARY 1, 1997. (SEE LETTER NUMBER 21)

  H.  PERSONAL TRIP DROP

      1. If in the opinion of Crew Scheduling, there is adequate coverage at the base, a pilot shall be permitted to drop a trip or trips from his awarded line of time. All requests for personal drops for the subsequent month shall be submitted prior to 0800 on the twentieth
          (20th) in a thirty (30) day month or the twenty-first (21st) in a thirty-one (31) day month. Awarding of personal drops for the subsequent month shall take place not later than 0800 on the twenty-first (21st) in a thirty (30) day month, or the twenty-second (22nd) in a thirty-one (31) day month. Requests to drop trips in the subsequent bid period, submitted by this deadline, shall be honored in order of seniority. Requests for personal drops in the current month shall be considered in order of receipt. Line of time pay guarantees as provided in Section 4. (Minimum Pay Guarantees) will be reduced by the amount of the personal drop. Request for Personal Drops and White Slips for all other days of the current bid period shall be approved or disapproved before the end of the day.

                                     23.17

      2. Recovery of time lost to personal trip drops shall be allowed utilizing Section 23.F. (White Slip/Yellow Slip), Section 12.B. (Bow
          Wave), or 12.C. (Spillback). For purposes of utilizing Section 23.F. (White Slip/Yellow Slip), the following rules shall apply:

          a. A Regular line holder whose adjusted line of time after initial escalations is projected below the designated monthly maximum may White Slip any open time to recover time lost due to a personal drop.

          b. A Regular line pilot who is projected above the designated monthly maximum, and who subsequently personal drops a trip(s) shall be considered to have personally modified his line of time for the month.

          c. A pilot who has personally modified his line of time shall receive his first White Slip in seniority order. All subsequent White Slips shall be awarded in seniority order after all other
              White Slip requests by pilots who have not personally modified their line of time have been considered.

  I.  RESERVE FLYING

      1.  After the awarding of open time under Paragraph F.1. through 2. (White
          Slip) within the category, remaining open time shall be awarded in the following manner:

          a. Currently qualified pilots at the base holding reserve lines of time shall be assigned reserve time (trip or trips) within their category on a first-in, first-out basis except that a reserve pilot who has not met consolidation requirements shall be first out. Such first-in, first-out sequence shall be determined by the in time of the last flight flown. Reserve line pilots

                                     23.18
              returning from ALPA duty or training will for purposes of first-in, first-out be considered as returning from a trip. Such first-in, first-out sequence shall take into consideration scheduled off days of reserve pilots so that such reserve pilots will be grouped by days of availability ranging from one (1) day of availability up to and including days of availability equal to the longest rotation for the equipment status. Open time will then be awarded on a first-in, first-out basis within these groups, to the extent possible, matching length of trip to days of reserve availability. In assigning such open time on a first-in, first-out basis, the pilots eligible for trips shall be allowed seniority preference of such trips that are known at the notification windows as outlined in Section 23.J.1. A reserve pilot, once assigned under this Paragraph I.1.a. shall not be displaced by another pilot from such assignment within twelve (12) hours of scheduled report of such trip except as provided in Paragraph D.4. of this Section. In the event he is removed from such trip, he shall for the purpose of first-in, first-out scheduling be considered as returning from a trip. A pilot's first-in, first-out sequence may be modified by the exercise of the Yellow Slip as specified in Section 23.F.3., however, a Yellow Slip is applicable only among reserve pilots with like days of availability.

          b. In the event no such pilot is available, such time shall be assigned to a reserve line holder at another base in the same category of the flying to be accomplished on days of availability first-in, first-out basis.

                                     23.19

          c. In the event no such pilot is available, such time shall be assigned in seniority order to any pilot who has indicated a desire for such assignment on a Green Slip. All pilots are eligible to submit a Green Slip, however, no pilot may be assigned to a trip on a Green Slip that will conflict with any trip on his line(s) of time until after the provisions of 23.I.1.d., e., and
              f. have been met. Any pilot assigned under the provisions of this Paragraph shall be paid and credited in accordance with the provisions of Section 23.I.1.g.

          d. In the event no such pilot is available, such time shall be inversely assigned to the junior available reserve line holder in the category. If scheduled off-duty days are interrupted, he shall be given nine (9) hours free of duty on return from such trip, and then be given twenty-four (24) hours free of duty (commencing after the nine (9) hours free of duty) for each interrupted off duty day or portion thereof. He shall be paid and/or paid and credited per Section 23.I.1.g. for any scheduled off day or portion thereof from or into which he is scheduled to fly or deadhead.

          e. In the event no such pilot is available, such time shall be inversely assigned to the most junior available regular line or supplemental regular line holder in the category. Prior to causing a trip conflict under the provisions of this paragraph, Green Slip requests for trip conflicts will be considered. Any pilot assigned flying under this paragraph shall be paid and/or paid and credited per Section 23.I.1.g. for the trip(s) flown on such assignment and, if appropriate, protected by Section 4.A.3. of this Agreement.

                                     23.20

          f. In the event no such pilot is available, such time shall be inversely assigned to the most junior available currently qualified pilot on the system. Any pilot assigned flying under this Paragraph shall be covered by the provisions of Section 23.I.1.d., or e., as appropriate for the trip(s) flown on such assignment and if appropriate, protected by Section 4.A.3. of this Agreement.

          g. Green Slip and inversely assigned trip(s) will be paid and/or paid and credited as follows:

              (1) All Green Slip and inversely assigned trips
                  will be accounted for at the end of the
                  month.  (No impact on projection.)

              (2) A pilot on a regular line or supplemental regular line who completes the month with a projection below the designated monthly maximum will have his month filled, to the extent possible, with straight-time pay and credit from any Green Slip trip(s) flown that caused no conflict with other rotation(s) on the pilot's line(s) at the time the Green Slip trip(s) were assigned. The remainder of such Green Slip trip(s), if any, will be paid at double pay and no credit.

                  (a) The bank may be used to fill a month prior to accounting for Green Slip(s).

                  (b) A pilot cannot use spillback to fill a month prior to
                      accounting for a Green Slip trip(s).

                                     23.21

              (3) All inversely assigned trips to regular line or supplemental regular line holders will be paid at double pay and no credit for the trip(s) flown on such assignment if there is no trip conflict. If a trip conflict occurs due to an inversely assigned trip to a regular line holder or due to a trip awarded on a Green Slip, the pilot will receive pay and credit for the original trip plus pay and no credit for the trip flown.

              (4) All duty periods that violate reserve X-days as a result of
                  Green Slip or inverse assignment will be paid at straight rates as an addition to any other form of pay and credit for the month, and all X-days violated will be repaid as provided in 23.I.1.d. as appropriate.

              (5) A pilot will be limited to two (2) inverse assignments or two
                  (2) Green Slip assignments or one (1) inverse assignment and one (1) Green Slip assignment per bid period unless no other pilot is available.

      2. All open time covered in Paragraph I.1.a. and b. above shall be awarded or assigned on the basis of availability.

      3. The provisions of Section 12.I. (Trip Hours Pay and Credit) shall apply to this Paragraph I. where appropriate.

  J.  RESERVE NOTIFICATIONS/AVAILABILITY

      1. Crew Scheduling shall establish designated notification periods (windows) meeting the following parameters:

          a. Windows shall not be more than two (2) daily: One designated as the "Primary Window" and one designated as the "Secondary Window".

                                     23.22

          b. Windows shall not cover more than four (4) hours in a calendar day.

          c.  There shall be no less than six (6) hours between windows.

          d. All known trips shall be covered during the "Primary Window". Assignment of reserve pilots shall be limited to rotations originating within a twenty-four (24) hour period commencing at 0001 hours after the Primary Window closes.

          e. White Slips/Yellow Slips for trips within the trip coverage period must be initiated at least thirty (30) minutes prior to the opening of the "Primary Window".

          f. White Slips/Yellow Slips submitted after the time stated in J.1.e. for the "Primary Window" will not be considered at the subsequent "Secondary Window" if the pilot was awarded a trip in the "Primary Window".

          g. Trips within the trip coverage period, that initially become known after the close of the "Primary Window" will be covered during the subsequent "Secondary Window".

      2. The window times for the bid period will appear on the pilot's Line of Time Description Sheet.

      3. Awards of White Slip/Yellow Slip will normally occur during the "Primary or Secondary Windows" described in Paragraph J.1.a.-c. However, Crew Scheduling may award a White Slip/Yellow Slip at other times with consent of the pilot(s) involved.

      4. Assignment of flying time to a pilot on reserve shall be made during the "Primary or Secondary Windows" as described in Paragraph 23.J.1.d.-g. above.

                                     23.23

          a. Reserve pilots returning from a trip will be considered as last out among those pilots with like days of availability, irrespective of those initiating low Yellow Slips, on the appropriate list until the opening of the next window following ten and one-half (10:30) hours from block-in.

          b. A reserve pilot returning from a trip may leave instructions with Crew Scheduling regarding his choice of trips and a specified time for a pilot initiated phone contact. Such pilot(s) will not be called during the ten and one-half (10:30) hour rest period unless needed immediately upon completion of such rest period.

          c. Advisement of trip coverage to a pilot outside a window or a pilot protecting his rest period as in Paragraph J.4.b. shall not be considered a Short Call provided the trip was set aside for the pilot during the normal Long Call coverage process.

      5. A trip that was not known to Crew Scheduling during such window shall, subject to days of availability, be assigned to a reserve pilot on Short Call. However, such trip may be assigned to a pilot on Long Call during a window less than twelve (12) hours from report time for the trip.

      6. Assignment of a trip outside a window to a pilot on reserve, not on Short Call and occurring less than twelve (12) hours from the report time for the trip will count as a tour of Short Call duty for that pilot.

      7. Currently qualified pilots holding reserve lines of time shall be reasonably available. In a pilot base having co-terminal airports, reserve availability shall be measured with reference to DFW, LAX, EWR/JFK/LGA. A pilot on reserve who is not assigned Short Call duty shall be on Long Call. Pilots on Long Call and not within twelve
          (12) hours of reporting for an assigned flight shall:

                                     23.24

          a. Be promptly available at a telephone contact during designated notification periods (windows), as outlined in this Section.

          b. Be considered to have served a period of Short Call when assigned a flight outside a window with a report time less than twelve (12) hours from notification.

          c. Assume his normal position on the Long Call list when returning to reserve from a Regular line.

      8. Currently qualified pilots holding reserve lines of time may be assigned to Short Call by Crew Scheduling based on availability and previous number of Short Call assignments. Short Call shall:

          a. Normally begin at 0300 local time, with a maximum duration of twenty-four (24) hours.

          b. On occasion, begin other than at 0300 local time, with a maximum of twenty-four (24) hours.

          c. Normally be assigned to a pilot no more than six (6) times a month and prorated and rounded to reflect the proportion of the month actually spent on reserve.

      9. A pilot shall be granted one additional day off each time he is assigned to Short Call duty during the month in excess of six (6) times. Such days shall be, at pilot option, added to his vacation or by mutual agreement taken as a day(s) off in the current month, or, if on reserve, in the following month.

                                     23.25

      10. A pilot returning from "X" days will, unless notified to the contrary, be considered to be on Short Call reserve beginning at 0300 following his last "X" day. The provisions of Paragraph 7.b. of this Section shall not be applicable to such pilot who goes on Short Call.

      11. Pilots on Short Call shall:

          a. Normally be notified of assignment to Short Call during the window which precedes the Short Call period by at least twelve (12) hours; however, a pilot on occasion may be notified of such assignment at times other than during the window.

          b.  Be promptly available at a telephone contact.

          c. Upon being assigned a trip, continue to be promptly available at a telephone contact during the remainder of the Short Call period, or until departing to cover the assigned trip, whichever occurs first.

  K.  SHUTTLE STANDBY

      1. Only NYC Shuttle equipment categories shall be assigned or rerouted to airport standby duty.

      2. The provisions of Section 5.A.2.a. shall not apply to pilots on standby duty. Adequate lounge facilities shall be provided at or near the airport for those pilots on standby duty. Adequate lounge facilities shall mean a quiet, clean area away from the operations area and furnished with reclining chairs.

      3. A pilot may be scheduled for a Shuttle standby period not to exceed twelve (12) hours, including deadhead.

                                     23.26

      4. A standby pilot who is assigned a Shuttle flight segment(s) which concludes within his standby period will return to a standby status until the conclusion of his assigned standby period unless he is released from duty sooner by the Company.

      5. A Shuttle standby pilot shall not have his standby period extended for any reason. However, a pilot who operates a Shuttle flight segment(s) or deadheads that begins prior to the end of a Shuttle standby period and extends beyond such period shall not be scheduled to exceed the maximum duty time limits in Section 12.E. based upon the local report time for the Shuttle standby.

      6. Shuttle standby period shall be defined by a scheduled report time and scheduled release time and may not be published in a bid package to included Shuttle flight segments.

      7.  A LGA Shuttle standby period shall be considered a rotation.

      8. Shuttle standby duty periods, other than in LGA, may be scheduled with a deadhead from or to LGA to accomplish Shuttle standby duties.

      9. Shuttle standby periods may be published in the bid package as a duty period that is part of a Shuttle rotation which includes Shuttle flight segments in the duty period(s) other than the standby period.

      10. The minimum credit for a pilot scheduled for Shuttle standby duty, including Reserve line holders, shall be as provided for in Section 12.G.,H., and I.

      11. All scheduled Shuttle standby credit value shall be staffed for as provided in Section 22.C.

      12. Known Shuttle standby periods shall be incorporated into the published Lines of Time.

                                     23.27

      13. Shuttle standby periods, once dropped into open time may be canceled if it is determined prior to trip coverage that the standby period is not required.

      14. All known flying other than Shuttle flight segments shall be assigned through the trip coverage steps contained in Section 23.I. However, if an immediate need arises (need for a crew is known less than three
          (3) hours from departure time) which requires a crew to protect other than Shuttle flight segments, the Company may utilize a Shuttle standby crew to cover these flight segments.

      15. When Shuttle standby pilots are assigned or rerouted to other than Shuttle flight segments, the Company shall attempt to return the Standby pilots to Shuttle standby within their scheduled standby period. When other than a Shuttle flight segment(s) is assigned to Shuttle standby pilots the maximum scheduled duty times contained in
          Section 12.E. shall apply, based on the report time of such pilots.

      16. A Shuttle standby pilot with scheduled back-to-back standby duty periods who cannot report at the start of the second duty period because of a reroute to a Shuttle flight segment(s), or other flight segment(s), shall be pay protected under Section 4.A.5. In such cases, the Company may assign replacement flying under Sections 4.A.5.a., or return him to his original standby duty period.

      17. Pilots who are based other than in NYC may be assigned Shuttle flight segments through the normal trip coverage steps in Section 23.I. However, the Company will not reroute pilots from other bases to fly Shuttle flight segments without intervening layover immediately prior to the first Shuttle flight segment, except if the pilots are physically in NYC/BOS/DCA at the time of the reroute. However, in

                                     23.28
          order to facilitate daily trip coverage a pilot may be deadheaded from his base to begin flying Shuttle operations within the same duty period. Such deadhead shall not be considered to be a Non-Shuttle flight segment for the purpose of this section. This procedure will only be utilized if there is insufficient time to preposition the pilot to operate Shuttle flight segments.

      18. Pilots other than those assigned to Shuttle standby shall not be assigned or rerouted to a Shuttle flight segment(s) and then assume Shuttle standby duty within the same duty period.

      19. Shuttle pilots may be rerouted through or out of their domicile to other Shuttle flight segments only. In this case, the least number of pilots possible will be rerouted, and the Company will attempt to return the rerouted pilot(s) to his original rotation. The reroute will not extend beyond the time frame of the pilot's original rotation (same calendar day).

      20. Free parking will be provided a Shuttle pilot at LaGuardia Airport in the vicinity of the Marine Air Terminal.

                                     23.29

SECTION 24

GENERAL

     A. NON-DISCRIMINATION

                    The Company and the Association agree to make it a matter of record in this Agreement that in accordance with the established policy of the Company and the Association, the provisions of this Agreement will apply equally to all pilots hereunder regardless of color, race, creed, national origin, or sex.

     B. INSURANCE AGAINST SUITS

                    The Company will provide insurance coverage protecting the pilots, or their estates, against suits by fellow employees and third parties to the extent they are presently protected by existing insurance contracts.

     C. NOTIFICATION OF CHANGES

                    Any order to a pilot involving a change in pilot base, promotion, demotion, furlough, and leave of absence shall be confirmed in writing and addressed and mailed to the pilot involved.

     D. JUMPSEAT

                    Use of the cockpit jumpseat for personal travel while on active payroll status, by Delta pilots and by pilots of other airlines with whom Delta maintains reciprocal cockpit jumpseat usage arrangements, will be permitted in accordance with rules and procedures established by the Company.

                                     24.1

     E.    CHANGES IN UNIFORMS

                    The recommendations of the Delta Pilot Representatives shall be considered by the Company before making any change in the style, color, or material of uniforms. Any such change shall become effective six (6) months after date of notification.

     F.    PROVISION OF COPIES OF AGREEMENT

                    The Company shall provide each pilot, within a reasonable time after the signing of this Agreement, with a copy of this Agreement, printed and bound in a convenient booklet. Each newly employed pilot shall be provided with a copy of this Agreement at the time he is employed.

     G.    COMPANY IDENTIFICATION CARD

                    A Company identification card shall be issued to each pilot upon which will be imprinted his date of hire and payroll number in addition to any other information required by Company regulations.

     H.    INSURANCE FOR TRAINING, CHECK, AND TEST FLIGHTS

                    The Company shall provide Three Hundred Fifty Thousand Dollars ($350,000) accidental death and dismemberment insurance coverage for each pilot while he is on board Company training flights, check flights, or test flights. The beneficiary for such coverage shall be the same as the beneficiary designated for the pilot's Company provided life insurance coverage.

                                     24.2

     I.  DENIAL OF PAY OR EXPENSES

              A pilot shall be notified of the reason whenever the Company denies any item of pay or expenses.

     J.  REIMBURSEMENT FOR ASSOCIATION BUSINESS

         1. The Company agrees to reimburse its pilots for financial loss incurred while on authorized Association business as if such pilot had remained on regular duty with the Company, provided the payments to such pilots are refunded to the Company by the Association with the exception that the Association shall not be liable for flight pay and benefit override reimbursement to the Company for the Delta Master Executive Council Chairman, the MEC Vice Chairman, MEC Executive Administrator/Secretary, the MEC Secretary/Treasurer, Members of the Master Executive Council, Delta Central Air Safety Chairman, the Delta Scheduling Committee Chairman, Delta Retirement & Insurance Committee Chairman, Delta Hotel Committee Chairman, DPAC Committee Chairman, and the Delta Pilot Negotiating Committee composed of three members, when the above named individuals are conducting Association business related to Delta Air Lines. A method and procedure for accomplishing the foregoing shall be agreed upon by the parties.

                                     24.3

         2. A pilot who requests that his trip be dropped for the purpose of conducting authorized Association business shall notify Crew Scheduling at the earliest opportunity. Such request for the purpose of conducting authorized Association business, shall be honored unless it will cause a flight not to operate. If the removal of a pilot from flight duty for the purpose of conducting authorized Association business results in a trip assignment which triggers penalty pay, the Association will reimburse the Company for the amount of the penalty pay charge.

     K.  TRANSPORTATION AND RESCHEDULING OF ASSIGNMENT FOR ASSOCIATION
         BUSINESS

         1. A Delta Air Lines pilot who is a national officer of the Association, Local Council Representative (Captain, F/O, S/O), Master Executive Council Chairman, Master Executive Council Vice Chairman, Master Executive Council Executive Administrator, Master Executive Council Secretary/Treasurer, Negotiating Committee member, System Board member, Air Safety Representative, Merger Representative, Scheduling Committee member and Hotel Committee member when engaged in approved Association business which is certified by the Master Executive Council Chairman shall be provided with Standby-Positive Space (SPS) passes.

         2. Each ALPA Council Chairman, Vice Chairman, Secretary/Treasurer shall have the option to drop a rotation or reschedule reserve days off in order to attend the monthly council meetings. Regular line holders shall be given first priority during that month to recover the time dropped.

                                     24.4

     L. ROSTER OF PILOTS' EARNINGS

             Prior to March 1 of each year, the Company will furnish the Association a roster of pilots' earnings for the previous calendar year for the purpose of aiding the Association in determining members' annual dues. The names listed on the roster shall be limited to those Delta pilots who received earnings under the provisions of the Basic Employment Agreement during such previous calendar year, and the earnings listed on the roster for each such pilot shall be the earnings reported on his W-2 form for Federal income tax purposes.

     M.  DEATH IN IMMEDIATE FAMILY

         1. When a death occurs in the immediate family of a pilot (as defined in S.P. 1023.2), he shall, after advising his Base Chief Pilot or his designated representative, be entitled to not less than three (3) days including travel time free of all duty.

         2. A pilot who is a regular line holder and who is eligible for flying pay and who loses time in any month because of the allowed three-day off-duty period above shall be paid flying pay (including International and Specialized Navigation Procedures pay where applicable), and shall receive flight time credit for trips shown on his line of time during such three-day period.

         3. A pilot who is a reserve line holder and who is eligible for flying pay who loses time in any month because of death in his immediate family shall be paid in accordance with Section 4.B.2. (Minimum Pay Guarantees) of this Agreement.

                                     24.5

         4. For information concerning the Transportation of Remains, refer to Standard Practice 1023.4, dated May 7, 1990 which shall apply in this instance.

     N.  FREE AND REDUCED RATE TRANSPORTATION

            Free and reduced rate transportation privileges granted by Company policy to non-contract personnel now or in the future, shall be extended to pilots. However, there shall be no substantial reduction in on-line transportation privileges as a whole, for pilots during the term of this Agreement.

     O.  ASSOCIATION COMMITTEES

         1. A Pilot Scheduling Committee shall be established by the pilots and shall have the right to meet with the Company prior to posting of bids on proposed schedule changes and otherwise as necessary for the purpose of advising and consulting with the Company concerning the allocation and reallocation of flying time among bases and other scheduling problems as they arise from time to time and as otherwise provided in this Agreement. The Pilot Scheduling Committee shall be notified of proposed schedule changes as far in advance as practicable.

         2. A Pilot Hotel Committee shall be established by the pilots and shall have the right to meet with the office of the Vice President - Flight Operations concerning hotel accommodations. Except in the event of unavailability of hotel rooms or transportation, no changes will be

                                     24.6
            made to existing accommodations without thirty (30) days prior notice to the Hotel Committee or MEC Chairman. Under normal circumstances Crew Accommodations will provide the MEC Hotel Committee a minimum of one hundred twenty (120) days advance written notice of scheduled hotel contract expirations together with a list of potential replacement hotels. The MEC Hotel Committee may within thirty (30) days thereafter submit to Crew Accommodations their desired deletions and/or additions to that list. Crew Accommodations will give due consideration to such input and will meet and confer with the committee to resolve any disputes. It is intended that this process will result in the selection of mutually acceptable lodging accommodations.

         3. A Central Air Safety Committee shall be established by the pilots and shall have the right to meet with the Company concerning safety and operational matters.

         4. A Pilot Bid Monitor Committee shall be established and shall have the right to meet with the Vice President - Flight Operations or his designee for the purpose of compliance with the restrictions of the category bid system, under Section 22 (Filling of Vacancies) of this Agreement.

         5. A Pilot Check and Training Committee shall be established by the pilots and shall have the right to meet with the Vice President - Flight Operations or his designee, for the purpose of advising and consulting with the Company concerning any matters relative to training or checking.


                                     24.7

     P. DIRECT PAYCHECK DEPOSIT

             A method shall be established to permit a pilot to electronically deposit his paychecks directly in the domestic bank of his choice capable of processing such a deposit.

     Q. ACCESS TO PLANNING DATA

             The Master Executive Council Chairman or his designated representative shall have regular and timely access to that information required to monitor the administration of staffing and planning provisions of this Agreement and the daily assignment of rotations. That information shall include:

                    - 3 copies of daily rotations - monthly

                    - "TP" Base statistical printout (pilots/credit hours) -
                      monthly

                    - System line of time set

                    - Green Slip assignments (duty periods)

                    - Pilots purged from seniority list

                    - Seniority list

                    - Category list

                    - Alpha System list

                    - Position cancellations and results

                    - Conversion list

                    - Monthly staffing spread sheet

                    - XCM list - monthly

                                     24.8

                 - Pilot Schedules

                 - Alphabetical list of pilots

                 - White Slip, Green Slip, Yellow Slip, pilot request history and award information

                 - Instructor line rotation schedule

     R.    RECORDING DEVICES

         1. Delta Air Lines has no plans to utilize any recording system or device currently aboard the aircraft or to be added to its aircraft for any purpose other than the maintenance and accident investigation purposes for which such equipment is intended.

         2. If installation of any recording system or device is required which might be used for a purpose other than that stated herein, the Delta MEC Chairman will be advised and conferences will be scheduled within ninety (90) days.

     S.  COMPANY REIMBURSEMENT FOR PARKING AT CLOSED PILOT DOMICILES

         1. In accordance with paragraph 2. below, the Company will reimburse parking charges incurred during the period May 1, 1996 through May 1, 2000, associated with commuting to work from a pilot domicile closed after August 31, 1994, to a pilot who has been displaced from such base within one year of the base closing and who elects to forfeit a Company paid move. Authorized parking will be limited to one system wide pilot domicile or a former pilot domicile under the conditions of this Paragraph.


                                     24.9

         2. The pilot will present to the local station a letter from his Chief Pilot indicating that he has met the conditions of S.1, and will remit through the local station any associated charges for parking, if there is a defined per capita charge for parking expenses at the station. Up to twenty-five dollars ($25.00) per month will be reimbursed by expense statement through their Chief Pilot.

         3. If there are no arrangements for parking also available to other personnel groups or the Company no longer services that station, the Company's obligation as stated above will cease.

                                     24.10

SECTION 25

MEDICAL, DENTAL, OPTIONAL LIFE AND ACCIDENT INSURANCE BENEFITS

The effective date of this Section 25 shall be January 1, 1997 unless otherwise specified herein. The delayed effective date provisions of Section 28 of the Agreement shall apply during the period after the effective date of this Agreement and prior to the effective date of this Section 25.

  A.  PRE-RETIREMENT MEDICAL AND DENTAL BENEFITS

      1. Each pilot while in the active service of the Company as a pilot, while on paid sick leave, disability benefit status, or while being held out of service under the provisions of Section 18 (Grievances) or 19 (System Board of Adjustment) of this Agreement and during the first thirty days of (i) furlough, (ii) disciplinary suspension, or (iii) leave of absence status without pay shall, without regard to length of service, be eligible annually (commencing January 1, 1997) to elect for himself or herself and his or her eligible family members either (1) the medical and dental benefit coverage under the Delta Pilots Medical Plan, as amended effective January 1, 1997 (which is hereby incorporated by reference into this Agreement); or (2) the alternative medical and dental coverage described in paragraph A.2. If the pilot elects the medical and dental coverage provided under the Delta Pilots Medical Plan, he or she shall pay for such coverage the applicable monthly premium as set forth in paragraph A.3. (the "active differential premium"). After the first 30 days of disciplinary suspension or leave of absence without pay, a pilot may continue the coverage under the Delta Pilots Medical Plan or the alternative coverage (whichever is applicable) for as long as he or she remains on disciplinary suspension or leave of absence without pay by making payment to the Company of a monthly premium equal to the full cost of such coverage, in accordance with procedures established by the Company.

                                     25.1

SECTION 25 - MEDICAL, DENTAL, OPTIONAL LIFE AND ACCIDENT INSURANCE BENEFITS (CONTINUED)

      2. Each year (commencing January 1, 1997) the Company shall offer to the eligible pilots described in paragraph A.1. alternative medical and dental coverage that shall be the medical and dental coverage then offered to other active Delta personnel under the Company's standard medical and dental plans. The cost, if any, to the pilot of such alternative medical and dental coverage shall be the same as it is for all other active Delta personnel who have such coverage.

      3. The active differential premium referred to in paragraph A.1. shall for the following years be:


                                MONTHLY PREMIUM

          ----------------------------------------------------------
                                 1997   1998   1999   2000 AND AFTER
          ----------------------------------------------------------
          Employee Only          $  25  $  28  $  30            $ 33
          ----------------------------------------------------------
          Employee & Spouse      $  50  $  55  $  61            $ 67
          ----------------------------------------------------------
          Employee & Children    $  50  $  55  $  61            $ 67
          ----------------------------------------------------------
          Employee & Family      $  75  $  83  $  91            $100
          ----------------------------------------------------------

      4. The Company shall pay the cost of reasonable and necessary hospital and medical expenses incurred as a result of occupational injury or illness.

      5. It is recognized that the Company shall have the right to select the claims processors, plan administrators, trustees, plan record keepers and plan carriers for the Delta Pilots Medical Plan and may change such entities at anytime and for any reason.

                                     25.2

SECTION 25 - MEDICAL, DENTAL, OPTIONAL LIFE AND ACCIDENT INSURANCE BENEFITS (CONTINUED)

      6. The Company will establish flexible spending account plans (FSA Plans) effective January 1, 1997 that pilots may participate in while on active payroll status.

          a. The FSA Plans will be designed by the Company and may be modified from time to time at the Company's discretion, including modification of the maximum contributions to such FSA Plans.

          b. The FSA Plans will consist of two accounts, one for the payment of the pilot's health/vision care expenses and the other for payment of the pilot's dependent care expenses. The maximum amount a pilot may contribute to the health/vision care account per year shall be limited to $3480, and the maximum amount a pilot may contribute to the dependent care account shall be limited to $4992. Pilots will be permitted to contribute a portion of their salary through payroll deductions into one or both accounts on a pre-tax basis. These payroll deductions shall not reduce pay-related benefits provided by the Company.

          c. Money contributed by a pilot to an FSA account during a calendar year that is not used by the following March 31 for reimbursement of eligible expenses incurred during such calendar year will be forfeited.

      7. Any premiums required to be paid by a pilot on active payroll status for medical and/or dental coverage may be paid on a pre-tax basis through a vehicle determined by the Company to be appropriate to achieve such purposes, including a premium conversion plan or cafeteria plan.

                                     25.3

SECTION 25 - MEDICAL, DENTAL, OPTIONAL LIFE AND ACCIDENT INSURANCE BENEFITS (CONTINUED)

      8. The medical and dental coverages described in paragraph A.1. and the FSA Plans described in paragraph A.6. may, at the Company's discretion, be provided to pilots on active payroll status through a cafeteria plan(s) as defined in Section 125 of the Internal Revenue Code of 1986, as amended.

  B.  POST-RETIREMENT MEDICAL AND DENTAL BENEFITS

          Effective for pilots who retire after January 1, 1997, the following provisions shall apply:

      1. Each pilot who retires from active service or disability on or after age 60 with 10 or more years of continuous service shall be eligible annually (commencing January 1, 1997) to elect for the pilot and the pilot's eligible family members either (1) the medical and dental benefit coverage under the Delta Pilots Medical Plan then in effect for active pilots; or (2) the alternative medical and dental coverage described in paragraph B.2. If such retired pilot elects the medical and dental coverage provided under the Delta Pilots Medical Plan, the pilot shall pay for each month such coverage is in place the applicable monthly premium (based on his or her age as of that month), as set forth in paragraph B.3. (the "retiree differential premium"). Such retired pilot who elects the alternative medical and dental coverage shall pay for such coverage the same amounts that non-pilot normal retirees with 10 or more years of continuous service are then required to pay for such coverage. Costs of such continued medical and dental coverages must be paid by the retired pilot directly to the Company in accordance with procedures established by the Company.

                                     25.4

SECTION 25 - MEDICAL, DENTAL, OPTIONAL LIFE AND ACCIDENT INSURANCE BENEFITS (CONTINUED)

      2. Each year (commencing January 1, 1997) the Company shall offer to the eligible retired pilots described in paragraph B.1. alternative medical and dental coverage which shall be the medical and dental coverage then offered to non-pilot retirees under the Company's standard medical and dental plans.

      3. The retiree differential premium referred to in paragraph B.1. shall for the following years be:

                                MONTHLY PREMIUM / PRE- MEDICARE AGE
          ----------------------------------------------------------

                                 1997   1998   1999   2000 AND AFTER
          ----------------------------------------------------------
          Employee Only          $  40  $  44  $  48            $ 53
          ----------------------------------------------------------
          Employee & Spouse      $  80  $  88  $  97            $106
          ----------------------------------------------------------
          Employee & Children    $  80  $  88  $  97            $106
          ----------------------------------------------------------
          Employee & Family      $ 120  $ 132  $ 145            $160
          ----------------------------------------------------------


                                MONTHLY PREMIUM / POST-MEDICARE AGE
          ----------------------------------------------------------

                                 1997   1998   1999   2000 AND AFTER
          ----------------------------------------------------------
          Employee Only          $   5  $   2  $   2             $ 2
          ----------------------------------------------------------
          Employee & Spouse      $  11  $   4  $   5             $ 5
          ----------------------------------------------------------
          Employee & Children    $  18  $  14  $  15             $17
          ----------------------------------------------------------
          Employee & Family      $  23  $  16  $  18             $19
          ----------------------------------------------------------

          Anything in paragraph 25.B. to the contrary notwithstanding, for pilots retiring during the term of this Agreement, the retiree differential premium rates for future years (i.e. the years subsequent to the year 2000 ) shall be the same


                                     25.5

SECTION 25 - MEDICAL, DENTAL, OPTIONAL LIFE AND ACCIDENT INSURANCE BENEFITS (CONTINUED)

          monthly retiree differential premium rates that are then in effect for such years for pilots who retire after the year 2000. By way of illustration, a pilot who retires in 1999 would pay in 2008 the same differential premium rate that a pilot who retires under the terms of the Pilot Agreement in effect in the year 2008 is required to pay. Likewise in the year 2015, such pilot would pay the same differential premium rate that a pilot who retires under the terms of the Pilot Agreement in effect in the year 2015 is required to pay.

      4. Each pilot who retires from active service or disability on or after age 60 with less than ten years of continuous service shall be eligible annually (commencing January 1, 1997) to elect for the pilot and the pilot's eligible family members either (1) the medical and dental benefit coverage under the Delta Pilots Medical Plan then in effect for active pilots; or (2) the alternative medical and dental coverage described in paragraph B.2. For the medical and dental coverage so elected, the pilot will be required to pay the average rate that the Company now, and in the future is, required to pay for all participants (i.e. pilot and non-pilot active employees and pilot and non-pilot retirees) in the medical and dental coverage that, during the preceding calendar year, covered the greatest number of pilot and non-pilot retirees under the Company's standard plans, multiplied by one minus a fraction, the numerator of which is the pilot's continuous service on his or her retirement date, and the denominator of which is 25. In addition, (A) such retired pilot who elects coverage under the Delta Pilots Medical Plan shall pay the applicable retiree differential premium set forth in paragraph B.3.


                                     25.6

SECTION 25 - MEDICAL, DENTAL, OPTIONAL LIFE AND ACCIDENT INSURANCE BENEFITS (CONTINUED)

          (pre-Medicare or post-Medicare age) for each month that such coverage is in place (based on the pilot's age as of that month); and (B) such retired pilot who elects the alternative medical and dental coverage shall pay for such coverage the same amounts that non-pilot normal retirees with less than 10 years of continuous service are then required to pay for such coverage (other than non-pilot post-retirement service related premiums). Costs of such continued medical and dental coverages must be paid by the retired pilot directly to the Company in accordance with procedures established by the Company.

      5. Each pilot who elects voluntary early retirement at or after age 50 and before age 60 and who has 25 or more years of continuous service as of his or her retirement date will be eligible annually (commencing January 1, 1997) to elect for the pilot and the pilot's eligible family members either (1) the medical and dental benefit coverage under the Delta Pilots Medical Plan then in effect for active pilots; or (2) the alternative medical and dental coverage described in paragraph B.2. Until age 60, such retired pilot will be required to pay for such coverage 100% of the average rate that the Company now, and in the future is, required to pay for all participants (including, in the case of the Delta Pilots Medical Plan, active and retired pilots, and, in the case of the alternative coverage, pilot and non-pilot active employees and pilot and non-pilot retirees) in the medical and dental coverage so elected by such retired pilot (which, in the case of a pilot electing the alternative coverage, shall be the actual medical and dental option elected by the pilot). As of the first day of the month after reaching age 60, (A) such retired pilot

                                     25.7

SECTION 25 - MEDICAL, DENTAL, OPTIONAL LIFE AND ACCIDENT INSURANCE BENEFITS (CONTINUED)

          who elects coverage under the Delta Pilots Medical Plan shall pay the applicable retiree differential premium described in paragraph B.3. (pre-Medicare or post-Medicare age) for each month that such coverage is in place (based on the pilot's age as of that month); and (B) such retired pilot who elects the alternative medical and dental coverage shall pay for such coverage the same amounts that non-pilot early retirees with 30 or more years of continuous service are then required to pay for such coverages upon reaching their normal retirement date. Costs of such continued medical and dental coverage must be paid by the retired pilot directly to the Company in accordance with procedures established by the Company.

      6. Each pilot who elects voluntary early retirement at or after age 50 and before age 60 and who has less than 25 years of continuous service as of his or her retirement date will be eligible annually (commencing January 1, 1997) to elect for the pilot and the pilot's eligible family members either (1) the medical and dental benefit coverage under the Delta Pilots Medical Plan then in effect for active pilots; or (2) the alternative medical and dental coverage described in paragraph B.2. Until age 60, such retired pilot shall be required to pay for such coverage 100% of the average rate that the Company now, and in the future is, required to pay for all participants (including, for the Delta Pilots Medical Plan, all active and retired pilots and, in the case of the alternative coverage, pilot and non-pilot active employees and pilot and non-pilot retirees) in the medical and dental coverage so elected by such pilot (which, in the case of a pilot electing the alternative coverage, shall be the actual medical and dental option elected by the pilot). As of the first day of the month after reaching age 60, such retired pilot will be required to pay:


                                     25.8

SECTION 25 - MEDICAL, DENTAL, OPTIONAL LIFE AND ACCIDENT INSURANCE BENEFITS (CONTINUED)

          a. The average rate that the Company now, and in the future is, required to pay for all participants (i.e. pilot and non-pilot active employees and pilot and non-pilot retirees) in the medical and dental coverage that, during the preceding calendar year, covered the greatest number of pilot and non-pilot retirees under the Company's standard plans, multiplied by one minus a fraction, the numerator of which is the pilot's continuous service on his or her retirement date, and the denominator of which is 25; and

          b. (1) If such retired pilot elects coverage under the Delta Pilots Medical Plan, he will also be required to pay the applicable retiree differential premium set forth in section B.3. (pre-Medicare or post-Medicare age) for each month such coverage is in place (based on the pilot's age as of that month); or

              (2) If such retired pilot elects the alternative medical and dental coverage, he will also be required to pay for such coverage the same amounts that non-pilot early retirees with less than 30 years of continuous service are then required to pay for such coverage upon reaching their normal retirement date (other than non-pilot post-retirement service related premiums).

                                     25.9

SECTION 25 - MEDICAL, DENTAL, OPTIONAL LIFE AND ACCIDENT INSURANCE BENEFITS (CONTINUED)

          Costs of such continued medical and dental coverages must be paid directly to the Company in accordance with procedures established by the Company.

  C.  SURVIVORS MEDICAL AND DENTAL INSURANCE COVERAGE

          Effective for the survivors of pilots who (i) die on or after January 1, 1997 while in the active service of the Company; (ii) die following retirement that occurs after January 1, 1997; or (iii) die following disablement that occurs on or after January 1, 1997:

      1. The eligible survivors of a pilot who dies while in the active service of the Company, while on disability, or following retirement shall be eligible annually (commencing January 1, 1997) to elect (1) the medical and dental coverage under the Delta Pilots Medical Plan then in effect for active pilots; or (2) the alternative medical and dental coverage described in paragraph B.2. If the survivor elects the medical and dental coverage provided under the Delta Pilots Medical Plan, the survivor shall pay for such coverage the retiree differential premium set forth in paragraph B.3. (pre-Medicare or post-Medicare age) for each month such coverage is in place (based on the age of the survivor as of that month). If the survivor elects the alternative medical and dental coverage, the survivor shall pay for such coverage the same amount that non-pilot normal retirees with more than 10 years of continuous service are then required to pay for such eligible family member coverage. In addition, regardless of the medical and dental election made, the survivor of a pilot who dies after his retirement shall be required to pay the eligible family member post-retirement service related premiums or 100% early


                                     25.10

SECTION 25 - MEDICAL, DENTAL, OPTIONAL LIFE AND ACCIDENT INSURANCE BENEFITS (CONTINUED)

          retirement premiums that the retired pilot would have been required to pay, while living, to maintain such eligible family member medical and dental coverages pursuant to paragraphs B.4., 5., or 6. Such premiums shall be paid by the survivors for as long as the pilot would have been required to pay such eligible family member premiums had he lived. Eligible survivors who are dependent children who reside in the household of the deceased pilot's spouse (if also an eligible survivor) shall not be given an independent election hereunder but the spouse of the deceased pilot must elect the coverage on behalf of all eligible survivors. An eligible survivor who is a dependent child who does not reside in the household of the deceased pilot's spouse (who is considered a survivor of the pilot) shall be given an independent election as to the medical and dental coverage he desires hereunder.

  D.  PRE-RETIREMENT OPTIONAL LIFE INSURANCE PROGRAM

          The Company shall provide administrative services, including payroll deduction, for an optional life insurance program under which its pilots, while in the active service of the Company as pilots, may purchase additional amounts of group life insurance coverage as follows:

      1. Each pilot may purchase any amount of optional additional group life insurance desired in multiples of $25,000 up to a maximum amount of $350,000.

      2. The full cost of such optional additional group life insurance shall be paid by each participating pilot. For the duration of this Agreement, the pilot will be charged for this insurance at a rate not to exceed thirty cents ($.30) per One Thousand Dollars ($1,000) of coverage per month.

                                     25.11

SECTION 25 - MEDICAL, DENTAL, OPTIONAL LIFE AND ACCIDENT INSURANCE BENEFITS (CONTINUED)

      3. Pilots who were purchasing optional additional life insurance while in the active service of the Company as pilots may continue such coverage while on mutual aid status and disability benefit status prior to age 60 by making appropriate arrangements with the Company to pay the premiums. If such coverage is discontinued during a mutual aid or disability benefit period, it may not be resumed during such period.

      4. Requests for optional additional group life insurance coverage, and any subsequent request for cancellation or changes in the amount of such coverage, must be submitted by each participating pilot to the Company in accordance with the procedures established by the Company. An initial request for coverage must be submitted within 60 days from the date the pilot becomes eligible. A participating pilot may increase or decrease the amount of his or her coverage during annual enrollments and due to a family status change, if notice of the family status change is received by the Company within 30 days of the event creating the family status change. If a participating pilot desires to increase the amount of his or her coverage by more than one $25,000 increment, satisfactory evidence of insurability must be submitted before coverage can become effective.

                                     25.12

SECTION 25 - MEDICAL, DENTAL, OPTIONAL LIFE AND ACCIDENT INSURANCE BENEFITS (CONTINUED)

  E.  GENERAL

      1. Eligibility for the insurance coverages included in this Agreement shall begin on the date that a pilot is employed or reemployed as a pilot or on the date that he is transferred to pilot status.

      2. The Company will provide each pilot with suitable evidence of coverage under the Delta Pilots Medical Plan or the alternative medical and dental coverage.

      3. The terms "disability benefit status", "disability" or "disablement" shall mean being eligible for and receiving disability benefits from the Delta Pilots Disability and Survivorship Plan or being in the waiting period to receive long-term disability benefits from the Delta Pilots Disability and Survivorship Plan. The term "eligible family member" shall have the meaning given such term in the Delta Pilots Medical Plan. The terms "retire" or "retired" shall mean the termination of the pilot's employment under circumstances which enable him to receive an early, normal or deferred retirement benefit under the Delta Pilots Retirement Plan. The term "retirement date" shall have the meaning given such term under the Delta Pilots Retirement Plan. The terms "survivor" or "eligible survivor" shall mean an individual who is entitled to receive monthly income survivor benefits under the Delta Pilots Disability and Survivorship Plan, but only for so long as such person is eligible for such benefits.

      4. When a pilot or survivor is given the opportunity to make a medical and dental coverage election under this Section 25 and fails to do so in a timely manner, the pilot and his or her eligible family members or the survivors of a deceased pilot

                                     25.13

SECTION 25 - MEDICAL, DENTAL, OPTIONAL LIFE AND ACCIDENT INSURANCE BENEFITS (CONTINUED)

          will receive the medical and dental coverage in effect for the prior calendar year and will be treated in all respects as if the pilot (or survivor) had made an affirmative election for such coverage. When a pilot fails to make a timely election for (i) initial coverage upon being hired by the Company; (ii) for the first year in which elections are offered pursuant to this Agreement; or (iii) for a year in which the pilot's prior year's election is no longer available, the pilot and the pilot's eligible family members will receive the alternative medical and dental coverage for the calendar year and will be treated in all respects as if the pilot had made an affirmative election for such coverage.

      5. Notwithstanding anything to the contrary in this Section 25, any retired pilot, inactive pilot or survivor who in any year (including the year of retirement or commencement of inactive status) elects (or is deemed to have elected) not to maintain any of the medical coverages offered to such individual hereunder shall, thereafter, not be offered the right to elect medical coverage for the pilot and the pilot's eligible family members in any subsequent calendar year. Likewise, such individual who in any year (including the year of retirement or commencement of inactive status) elects (or is deemed to have elected) not to maintain any of the dental coverages offered to such individual hereunder shall, thereafter, not be offered the right to elect dental coverage for the pilot and the pilot's eligible family members in any subsequent calendar year.

      6. Notwithstanding anything to the contrary in this Section 25, at the time of retirement a pilot will have a single opportunity to add then

                                     25.14

SECTION 25 - MEDICAL, DENTAL, OPTIONAL LIFE AND ACCIDENT INSURANCE BENEFITS (CONTINUED)

          eligible family members to his post-retirement medical/dental coverage ("Initial Family Members"). Thereafter, during annual enrollment periods, the retired pilot may add to or drop from his post-retirement medical/dental coverage only those individuals who were Initial Family Members. Any individuals who were not Initial Family Members may not be added to a retired pilot's post-retirement medical and/or dental coverage at any time.

      7. Notwithstanding anything to the contrary herein, in order for a survivor to be extended the rights to elect the medical coverage described in paragraph C.1., the pilot must have, at the time of his or her death, been covering such survivor in one of the medical coverages offered hereunder. Likewise, in order for a survivor to be extended the rights to elect the dental coverage described in paragraph C.1., the retiree must have, at the time of his or her death, been covering such survivor in one of the dental coverages offered hereunder. Those survivors who are dependent children and were covered at the time of the pilot's death may be added and dropped from medical and dental coverage (as applicable) during annual enrollment periods provided that (1) the child is then eligible for coverage under the terms of the plan; and (2) the surviving spouse of the deceased pilot continues to maintain coverage on himself or herself.

      8. Pilots who retired on or prior to January 1, 1997, and their survivors, the survivors of active or disabled pilots who died prior to January 1, 1997 and pilots disabled prior to January 1, 1997 shall annually (commencing January 1, 1997) be offered the alternative coverage described in Section B.2. and C.1., respectively. If the


                                     25.15

SECTION 25 - MEDICAL, DENTAL, OPTIONAL LIFE AND ACCIDENT INSURANCE BENEFITS (CONTINUED)

          retiree, survivor or disabled pilot elects the alternative coverage, he or she may in any subsequent enrollment period again elect to be covered under the Delta Pilots Medical Plan, as it existed at the time of his or her retirement or disablement (or at the time of the pilot's death in the case of a survivor).

      9. The Company provided portion of the post-retirement medical and dental claims shall be paid through one or a combination of the following, as elected by the Company:

               (i) through the accumulated surplus funds (using part or all of such surplus) in the Delta Pilots Disability and Survivorship Trust ("D & S Trust"); or

               (ii)  future contributions to a 501(c)(9) trust fund; or

               (iii)  direct payment of such claims by the Company.

          The D & S Trust surplus for this purpose is the excess of the plan assets over 110% of the present value of the Delta Pilots Disability and Survivorship Plan (the "D & S Plan") benefits for current and future expected beneficiaries of the D & S Plan. The present value of benefits for this purpose shall be determined on a basis to be established and agreed upon by the Company and the Association.

      10. The Company and the Association agree that the Delta Pilots Medical Plan and the Delta Pilots Disability and Survivorship Plan shall be amended to the extent necessary to reflect the terms of this Section 25.

  F. LIFE INSURANCE, MEDICAL AND DENTAL, DISABILITY BENEFITS FOR FORMER WESTERN PILOTS

      1. Coverage, cost and benefit payments for Group Medical/Dental, Life Insurance, and Disability/Survivor Benefits for former Western pilots who were retired as of

                                     25.16

SECTION 25 - MEDICAL, DENTAL, OPTIONAL LIFE AND ACCIDENT INSURANCE BENEFITS (CONTINUED)

          October 1, 1987 or who were disabled and failed to return to active service after such date, shall be provided by the Company through the Delta Western Health Care Plan and the Delta Pilots Disability and Survivorship Plan under the terms and conditions of the former Western plans and agreements.

  G.  ACCIDENT INSURANCE FOR PRIVATE PILOTS

      1. To the extent available from a commercial insurance company, Delta will continue to provide a separate group accident insurance program to cover the employee only while he/she is operating or performing the duties of a pilot, co-pilot or other crew member in any properly licensed private aircraft or military aircraft provided the employee is properly licensed and currently qualified to pilot such private or military aircraft.

      2. Cost of this coverage shall be borne entirely by the employee. Cost of this coverage may increase or decrease depending upon actual experience.

      3. To be eligible for this coverage, the employee must be a participant in the Voluntary Delta Group Accident Insurance program.

      4. The employee may elect an amount of coverage up to 50 times the number of logbook pilot hours, rounded to the next $15,000 increment, or the amount of coverage enrolled for under the Voluntary Delta Group Accident Insurance program, whichever is the lesser amount.

      5. In addition to the regular policy exclusions the following exclusions will also apply:


                                     25.17

SECTION 25 - MEDICAL, DENTAL, OPTIONAL LIFE AND ACCIDENT INSURANCE BENEFITS (CONTINUED)

          a. Flying in an aircraft certified by the FAA as experimental, restricted, or limited, or prototype aircraft, or

          b. Waivered flying, crop dusting, stunt flying (other than legal aerobatic flying in an aircraft specifically approved by the FAA for such purposes and in an area and at an altitude approved by the FAA), test flying, flight instruction or while participating in speed and/or endurance contests.

      6. The indemnity payable under this option shall be reduced by the amounts paid or payable under any other provision of the Voluntary Delta Group Accident Insurance program for loss sustained as a result of the same accident.

      7. The pilot may continue this coverage at retirement. However, at retirement, coverage reduces to 50% of the insurance amount in effect before retirement, rounded to the next highest $15,000 increment. At age 80, the coverage is further reduced by 50% (rounded to the next highest $15,000 increment) to a minimum of $15,000. Premiums are reduced proportionally whenever coverage reduces.

  H.  SERVICE CREDIT FOR PAA PILOTS

          1. Except as provided in paragraph 2. below, for the purpose of determining his entitlement to Company paid retiree medical and dental benefits an Acquired Pilot (as defined in Section 2) who retires from active service or disability on or after age 60 shall, in addition to his actual years of continuous service, be given credit for years of service equal to the lesser of (i) 5.5 years (effective 11/1/96, 5 years) or (ii) his service with PAA. This paragraph H. shall apply to pilots retiring on and after the effective date of this Agreement.

                                     25.18

SECTION 25 - MEDICAL, DENTAL, OPTIONAL LIFE AND ACCIDENT INSURANCE BENEFITS (CONTINUED)

     2. This paragraph 2. applies to pilots described in paragraph 1. other than pilots who retire from disability. For retirement dates occurring on the first day of each of the first five calendar months following the effective date of the Agreement, the additional 5.5 years of service shall be credited only to that number (but not less than 10 per month) of pilots described in paragraph 1. which the Company determines, in its discretion, may retire from active service without adversely affecting the operational needs of the Company. For each of such five months, that number of slots will be filled in order of seniority from among the group of pilots described in paragraph 1. who have selected their retirement date that month. For each of such five months, the Company will promptly inform each pilot who is within the group exceeding the number of slots so determined for such month that such pilot would not receive the additional 5.5 years of service if he maintained his retirement date that month, and the Company will permit such pilot to remain employed and defer his retirement date to a later date. With respect to retirement dates on or after the first day of the sixth calendar month following the effective date of this Agreement, the additional 5.5 years (effective 11/1/96, 5 years) of service will be credited to every pilot described in paragraph 1., without regard to the operational needs of the Company.

                                     25.19

SECTION 26

RETIREMENT, BASIC LIFE INSURANCE, DISABILITY AND SURVIVOR BENEFITS

The effective date of this Section 26 shall be July 1, 1996 unless otherwise specified herein. The delayed effective date provisions of Section 28 of this Agreement shall apply during the period after the effective date of this Agreement and prior to the effective date of this Section 26.

  A.  PLAN BENEFITS, COSTS AND GUARANTEES

      1. The Company shall pay the entire cost of providing retirement benefits for Pilots derived from the formula under the Delta Pilots Retirement Plan, as amended and restated effective July 1, 1996 (the "Retirement Plan"); provided however, that for purposes of determining benefits payable under this Agreement and derived from such formula, Earnings (as defined in the Retirement Plan) shall not be limited by the dollar limit specified in Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"). The retirement benefit derived from use of such uncapped earnings shall hereinafter be referred to as the "Formula Benefit". These retirement benefits will be provided first from the Retirement Plan and the Delta Pilots Money Purchase Pension Plan, applying all offsets described in those Plans and such Plans are hereby incorporated by reference into this Agreement. If, due to limitations imposed by the Code, all of the Formula Benefit cannot be provided through the Retirement Plan and the Delta Pilots Money Purchase Pension Plan, that part of the Formula Benefit that cannot be provided through such Plans will be provided from the Delta Pilots Bridge Plan (which is a nonqualified excess benefit plan) and the Delta Pilots Supplemental Annuity Plan (which is a nonqualified plan whose purpose is to provide deferred compensation to a

                                     26.1

SECTION 26 - RETIREMENT, BASIC LIFE INSURANCE, DISABILITY AND SURVIVOR BENEFITS (CONTINUED)

           select group of management or highly compensated personnel) or through any other nonqualified benefit plan or plans determined by the Company to be appropriate under the circumstances. The Delta Pilots Supplemental Annuity Plan and the Delta Pilots Bridge Plan (as well as any other nonqualified plan or plans maintained by the Company pursuant to the preceding sentence) are also hereby incorporated by reference into this Agreement.

      2. The Company's contributions to the Retirement Plan will be determined using an actuarial valuation interest assumption not to exceed 8 1/2% per annum.

      3. The Company shall pay the full cost of the Delta Pilots Disability and Survivorship Plan which shall provide the pre-retirement basic life insurance benefits, post-retirement basic life insurance benefits, temporary disability benefits, long term disability benefits, pre-retirement monthly survivor benefits and post-retirement monthly survivor benefits described in that plan. Such plan is hereby incorporated by reference into this Agreement. The Company has established a separate trust for the Disability and Survivorship Plan under Section 501(c)(9) of the Internal Revenue Code, as amended.

  B. SAVINGS PLAN

          Pilots shall be eligible to participate in the Delta Family-Care Savings Plan under the terms and conditions of such Plan as amended through December 1, 1994 and as amended to conform to this Agreement, including a cash or deferred arrangement, which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended. The cash or deferred arrangement shall not have the effect of reducing other pay-related benefits provided by the Company.

                                     26.2

SECTION 26 - RETIREMENT, BASIC LIFE INSURANCE, DISABILITY AND SURVIVOR BENEFITS (CONTINUED)

  C.  GENERAL

          Irrespective of any contrary provisions of the Retirement Plan, the Delta Pilots Money Purchase Pension Plan and the Delta Pilots Disability and Survivorship Plan, the Company agrees that such Plans shall not be amended, changed, varied, modified, or voluntarily discontinued during the term of this Agreement except as agreed by the pilots in the service of Delta Air Lines, Inc., as represented by the Air Line Pilots Association, International, and the Company, or except as otherwise required by law.

  D. RETIREMENT PLAN APPROVAL BY INTERNAL REVENUE SERVICE

          The Company will seek a favorable determination letter from the Internal Revenue Service for the restated Retirement Plan. In seeking IRS approval of that provision of the Plan providing for payment of the variable 50% annuity of the Formula Benefit as a lump sum from the Retirement Plan, the Company will vigorously advocate arguments designed to secure such IRS approval. In the event the IRS notifies the Company that it may not give its approval of such lump sum payment provision, the Company shall request a conference with the IRS and will confer with ALPA concerning such conference and subsequent proceedings before the IRS. Until receipt of IRS approval, the Company will comply with the Retirement Plan as submitted to the IRS regarding the methodology of paying the 50% lump sum benefit. If the IRS determines payment of 50% of the Formula Benefit from the Retirement Plan as a lump sum violates Section 401(a)(17) or any other provision of the Code, then (i) the Retirement Plan will be amended to provide that the variable portion of the Formula Benefit (or the lump

                                     26.3

SECTION 26 - RETIREMENT, BASIC LIFE INSURANCE, DISABILITY AND SURVIVOR BENEFITS (CONTINUED)

          sum, if elected) will be based upon 50% of the benefit that can be paid from the Retirement Plan and the remaining variable benefit shall be payable from a nonqualified plan as a variable annuity, and such nonqualified variable annuity shall be subject to the same adjustments (at the same frequency) as are made to the variable annuity paid under the Retirement Plan in the case of a pilot receiving a Normal, Early or Deferred retirement benefit; (ii) the Company shall have the right to offset affected retirees' future nonqualified plan payments to recover the amount overpaid as the qualified lump sum benefit; and (iii) the Company and ALPA will promptly meet and confer to reach agreement as to payment of future lump sum benefits from the qualified Retirement Plan.

  E.  GOVERNMENTAL APPROVAL

          Section 25 and Section 26 of this Agreement shall remain effective provided that the Retirement Plan, the Delta Pilots Money Purchase Pension Plan, the Delta Pilots Disability and Survivorship Plan, and the Delta Pilots Medical Plan remain approved by the United States Department of Treasury, the United States Department of Labor, and any other governmental agency with jurisdiction over such plans. The Company will make every reasonable effort to maintain the approval of these plans by any agency with jurisdiction thereover.

  F.  DEFINED BENEFIT PLAN ("D PLAN") FOR FORMER WESTERN PILOTS

      1. The retirement plans described in Section 26A.1. (other than the Delta Pilots Money Purchase Pension Plan), shall provide that the offset of the D Plan benefit will be made to the fixed portion of the monthly pension benefit only and not to the variable portion of the benefit under such plans.

                                     26.4

SECTION 26 - RETIREMENT, BASIC LIFE INSURANCE, DISABILITY AND SURVIVOR BENEFITS (CONTINUED)

      2.  Benefits described in Section 6.11 of the D Plan:

          a. Will be calculated based on the age that the pilot had reached as of October 1, 1987 and the service the pilot had earned as of October 1, 1987.

          b. Will not be offset against any disability benefit that the pilot is entitled to under the Delta Pilots Disability and Survivorship Plan.

                                     26.5

SECTION 27

UNION SECURITY AND CHECK OFF

  A.  CONDITIONS

      1. Each pilot of the Company covered by this Agreement who fails to voluntarily acquire and maintain membership in the Association, shall be required, as a condition of continued employment, beginning sixty
          (60) days after the completion of his probationary period, to pay to the Association each month a service charge as a contribution for the administration of this Agreement and the representation of such employee. The service charge shall be an amount equal to the Association's regular and usual dues and including MEC assessments. In calculation of each non-member's monthly obligation, the Association shall allocate and adjust charges in the same manner as if followed with respect to its members.

      2. The provisions of this Section shall not apply to any employee covered by this Agreement to whom membership in the Association is not available upon the same terms and conditions as are generally applicable to any other pilot, or to any pilot to whom membership in the Association was denied or terminated for any reason other than the failure of the pilot to pay initiation (or reinstatement) fee, dues and assessments uniformly required.

                                     27.1

      3. If a pilot covered by this Agreement is delinquent, or becomes delinquent in the payment of fees, dues and assessments or the service charge as stated in Paragraph 1. above, the Association shall notify him by certified mail, return receipt requested, copy to the Vice President - Flight Operations of the Company, or designee, that he is delinquent and is subject to discharge as a pilot of the Company. Such letter shall also notify the pilot that he must remit the required payment within a period of fifteen (15) days or be discharged.

      4. If, upon the expiration of the fifteen (15) day period, the pilot still remains delinquent, the Association shall thereafter certify in writing to the Vice President - Flight Operations of the Company, or designee, copy to the pilot, that the pilot has failed to remit payment within the grace period allowed and is therefore to be discharged. The Vice President - Flight Operations or designee shall, within five (5) days, terminate the service of such employee as a pilot.

      5. A grievance by a pilot who is to be so terminated as the result of an interpretation or application of the provisions of this Section shall be subject to the following procedure, which shall be exclusive of the provisions of Sections 18 and 19 of this Agreement.

          a. A pilot who believes that the provisions of Section 27 have not been properly interpreted or applied, as they pertain to him, may submit his request for review in writing within five (5) days from the date of receipt of notice by him. Such request must be submitted to the Vice President - Flight Operations of the Company or his successor or designee who shall

                                     27.2
              review the protest and render a decision in writing with respect thereto not later than five (5) days following the receipt of the request of review.

          b. The Vice President - Flight Operations of the Company or his successor or designee, shall forward his decision to the pilot with a copy to the official of the Association who shall promptly be designated in writing by the Association for this purpose.
              Said decision shall be final and binding on all interested parties unless appealed as hereinafter provided. If the decision is not satisfactory to either the pilot or the Treasurer of the Association, either may appeal the decision by filing a notice of appeal. Such notice shall be sent to the Company, to the other party and to the National Mediation Board within ten (10) days of the receipt of the decision and must contain a request for the National Mediation Board to provide a list of five (5) neutral referees. A neutral referee may be agreed upon by the pilot and the Association within ten (10) days after receipt of the list of neutral referees. If the parties cannot agree on a neutral referee, a referee will be chosen from the panel supplied by the National Mediation Board. The alternate strike method shall be used to select a neutral referee with the pilot initiating the first rejection. Such final selection of a neutral referee shall be accomplished within ten (10) days after receipt of the list of neutral referees. If the parties have not reached agreement by the alternate strike method with the aforementioned ten (10) day period, the first name listed on the five (5) name panel provided by the National Mediation Board shall be designated the neutral referee.


                                     27.3

          c. The decision of the neutral referee shall be requested within thirty (30) days after the hearing of the appeal unless otherwise agreed by the pilot and the Association and shall be final and binding on all parties to the dispute. The fees, charges and other reasonable expenses of such neutral referee shall be paid equally by the pilot and the Association.

      6. During the period a grievance is being handled under the provisions of this Section and until final award by the Vice President - Flight Operations, his designee, or the neutral referee, the pilot shall not be discharged from the Company nor lose any seniority rights because of non-compliance with the terms and provisions of this Section.

      7. A pilot discharged by the Company under the provision of this Paragraph shall be deemed to have been "discharged for cause" within the meaning of the terms and provisions of this Agreement.

      8. It is agreed that the Company shall not be liable for any time, wage or all other claims (including discharge) of any pilot which may result from action taken by the Company pursuant to a written order by an authorized Association representative under the terms of this Paragraph or Agreement.

  B.  SERVICE CHARGE AND CHECK-OFF

      1.  Check-Off

          a. The Company agrees to deduct from the pay of each employee covered by this Agreement, and remit to the Association, membership dues and/or service charges uniformly levied, in accordance with the Constitution and By-Laws of the Association, all as prescribed by the Railway Labor Act, as amended,

                                     27.4
               provided such employee voluntarily executes authorization on a form, to be supplied by the Association, herein called "Check-Off Form". Check-off forms duly executed shall be delivered to the Base Chief Pilot.

      2. Deductions authorized by check-off forms shall begin on the first day of the month following receipt of such check-off forms. An example of such check-off form is represented as follows:

                     SERVICE CHARGE AND DUES CHECK OFF FORM
                       FOR CHECK-OFF OF ASSOCIATION DUES
                            To Delta Air Lines, Inc.

          I, ________________, hereby authorize and direct Delta Air Lines, Inc., to deduct from my pay such monthly dues as are now or may hereafter be established in accordance with the Constitution and By-Laws of the Association, for remittance to the Air Line Pilots Association, International. I agree that this authorization shall be irrevocable for one year from the date hereof or until termination of the check-off agreement between Delta Air Lines, Inc., and the Association, whichever occurs sooner. If the check-off agreement is terminated, this authorization shall be automatically terminated. In the absence of a termination of the check-off agreement, this authorization may be revoked effective as of any anniversary date of the signing hereof by written notice given by me to Delta Air Lines, Inc., and the Association by registered mail, return receipt requested, during the ten (10) days immediately preceding any such anniversary.

                                     27.5

          Amount to be deducted each month______________________ ALPA Number______________________________________
          Signature of Employee _______________________________
          Address of Employee ________________________________
          Payroll Number ____________  Location ________________
          Date ______________________________________________

      3. a. No deductions of service charges or dues shall be made from the wages of any pilot who has executed a "Service Charge and Dues Check-Off Form" and who has been transferred to a job not covered by this Agreement, who is on furlough, or who is on leave without pay. Upon return to work within a classification covered by this Agreement, whether by transfer, termination or leave without pay, or recall from furlough, deductions shall be automatically resumed provided the pilot has not revoked the assignment in accordance with the other appropriate provisions of this Section and the Railway Labor Act, as amended.

          b. A pilot who has executed a "Service Charge and Dues Check-Off Form" and who resigns or is otherwise terminated (other than by furlough) from the employ of the Company shall be deemed to have automatically revoked the assignment, and if he is reemployed, further deductions of service charges or dues will be made only upon execution and receipt of a new "Service Charge and Dues Check-Off Form".

                                     27.6

      4. Collections of any back dues or service charges owed at the time of starting deductions for any employee and collection of dues missed because the pilot's earnings were not sufficient to cover the payment of dues for a particular pay period will be the responsibility of the Air Line Pilots Association and will not be subject to payroll deductions.

      5. Deductions of service charges and dues shall be made from each flight paycheck, provided there is a balance in the paycheck sufficient to cover the amount after all other deductions authorized by the pilot or required by law have been satisfied. In the event of termination of employment, the obligation of the Company to collect service charges or dues shall not extend beyond the monthly period in which his last day of work occurs.

  C.  ALPA PAC CHECK OFF

      1. The Company agrees to deduct from the pay of each pilot covered by this Agreement, and remit to the Association, ALPA PAC contributions provided such employee voluntarily executes authorization on a form, to be supplied by the Association, herein called ALPA PAC "Check-Off Form". ALPA Check-Off Form duly executed shall be delivered to the Base Chief Pilot.

      2. Deductions authorized by ALPA PAC Check-Off Forms shall begin on the first day of the month following receipt of such Check-Off Forms. An example of such Check-Off Form is shown below.

      3. The Association shall remit to the Company actual reasonable administrative costs of this provision.

                                     27.7

                                    ALPA PAC
                                 CHECK-OFF FORM
                          ASSIGNMENT AND AUTHORIZATION
                    FOR CHECK-OFF OF ALPA PAC CONTRIBUTIONS

                            TO DELTA AIR LINES, INC.

          I, ____________________, hereby authorize and direct Delta Air Lines, Inc. to deduct from my pay semi-monthly contributions in the amount stated below for remittance to the Air Line Pilots Association Political Action Committee. I agree that this authorization shall be irrevocable for one year from the date hereof or until termination of the ALPA PAC check-off agreement between Delta Air Lines, Inc. and the Association, whichever occurs sooner. In the absence of a termination of the ALPA PAC check-off agreement, this authorization may be revoked effective as of any anniversary date of the signing hereof of written notice given by me to Delta Air Lines, Inc., and the Association by registered mail, return receipt requested, during the ten (10) days immediately preceding any such anniversary.

          Amount to be deducted semi-monthly ____________________ Signature of Employee _________________________________
          Address of Employee ___________________________________
          Payroll Number ______________  Location _______________
          Date __________________________________________________

                                     27.8

SECTION 28

EFFECTIVE DATE, DURATION AND EFFECT ON OTHER AGREEMENTS

  A.  EFFECTIVE DATE AND DURATION

      1. Except as expressly provided otherwise this Agreement shall become effective on May 1, 1996, shall continue in full force and effect through May 2, 2000, and shall renew itself without change through each succeeding May 2 unless written notice of intended change is served in accordance with Section 6, Title I, of the Railway Labor Act, as amended, by either party hereto at least 60 days but no more than 90 days prior to May 2, 2000 or May 2 in any year thereafter.

      2. The following provisions of this Agreement shall have deferred effective dates as set forth below. Prior to its deferred effective date, the subject matter of each such provision shall be governed by and administered in accordance with the status quo in existence immediately before the effective date of this Agreement.

          Provision        Deferred Effective Date
          7.A.1.           4/1/97
          7.A.4.           4/1/97
          7.C.3.           Not later than 1/1/97
          11.A.8.          1/1/97
          11.E.3.          1/1/97
          12.A.3.          Not later than 1/1/97
          12.E.            Not later than 1/1/97
          12.F.1.c.        6 months past the 1st of month
                           following  signing

                                     28.1

          12.G.            Not later than 1/1/97

          12.H.            Not later than 1/1/97

          12.K.3.          Not later than 1/1/97

          12.K.5.          Not later than 1/1/97

          12.N.1.          Not later than 1/1/97

          12.N.4.c.& d.    4/1/97

          14.B.3.          Not later than 1/1/97

          16.E.2. a. & b.  Not later than 1/1/97

          16.E.3.d.        Not later than 1/1/97

          16.F.            Not later than 1/1/97

          22.C.            Not later than 1/1/97

          22.E. & H.       Not later than 1/1/97

          23.C.            Not later than 1/1/97

          23.D.1. & 5.     Not later than 1/1/97

          23.E.1.          Not later than 1/1/97

          23.E.4. & 5.     Not later than 1/1/97

          23.F.            Not later than 1/1/97

          23.G.            Not later than 1/1/97

          23.I.            Not later than 1/1/97

          23.J.8. & 10.    Not later than 1/1/97

                                     28.2

      3. The provisions of this Agreement which are scheduled to take effect on the day before the amendable date of this Agreement (i.e., Section 3.A., Compensation and Section 24.S, parking expenses for pilots displaced from their base) (the "Snapback Provisions") will become effective on the day before the amendable date (the "Snapback Date") whether or not the Company or Association has filed a notice of intended change under Section 6 of the Railway Labor Act or otherwise. The Company and Association agree to waive any claim that the Snapback Provisions will not take effect in accordance with the terms of this Agreement on the Snapback Date as a result of the application of the Railway Labor Act or otherwise. The Company and Association further agree that no court, System Board of Adjustment, or other tribunal has jurisdiction to set aside the parties' agreement that the Snapback Provisions will take effect on the Snapback Date in accordance with the terms of this Agreement. The parties agree that the Snapback Provisions will in fact take effect on the Snapback Date and that the Snapback Provisions will thereafter become part of the status quo for purposes of the Railway Labor Act in the event that no new collective bargaining agreement has been concluded as of the amendable date of this Agreement.

  B.  EFFECT ON OTHER AGREEMENTS

          This Agreement shall supersede and take precedence over all Agreements, Supplemental Agreements, Amendments,
          Letters of Understanding, and similar related documents executed between the Company and the Association prior to the effective date of this Agreement with the exception of the following:

      1.  Supplemental Agreement signed October 1, 1990 pertaining to
          CRAF.

                                     28.3

      2. Supplemental Agreement signed October 1, 1990 pertaining to Retirement and Insurance Committee.

      3. Supplemental Agreement signed June 27, 1995 pertaining to Age 60 Transition to Second Officer.

      4.  Supplemental Agreement signed April 29, 1996 pertaining to Charters.

      5. Supplemental Agreement signed April 29, 1996 pertaining to the Sunshine Operation.

      6. Letter Number 1 dated October 1, 1990 pertaining to bank time use for FAE.

      7. Letter Number 2 dated October 1, 1990 pertaining to new hire pilot rights.

      8. Letter Number 3 dated October 1, 1990 pertaining to line of time window expansion.

      9. Letter Number 4 dated October 1, 1990 pertaining to Retirement and Insurance Committee information.

      10. Letter Number 5 dated October 1, 1990 pertaining to Disability & Survivorship Plan long term disability payments.

      11. Letter Number 6 dated June 3, 1991 pertaining to 24.J.2. billing.

      12. Letter Number 7 dated June 30, 1992 pertaining to deadhead relief pilot part of crew.

      13. Letter Number 8 dated July 1, 1992 pertaining to pilot mailboxes.

      14. Letter Number 9 dated January 27, 1994 pertaining to MEC, Negotiating Committee category options.

      15. Letter Number 10 dated October 6, 1994 pertaining to Family Care Savings Plan.

                                     28.4

      16. Letter Number 11 dated March 22, 1995 pertaining to medical review.

      17. Letter Number 12 dated August 17, 1995 pertaining to pilots returning to line flying following extended ALPA duty.

      18. Letter number 13 dated April 29, 1996 pertaining to the Family Care Savings Plan.

      19. Letter number 14 dated April 29, 1996 pertaining to the Delta Pilots Medical Plan.

      20. Letter number 15 dated April 29, 1996 pertaining to the Delta Pilots Disability and Survivorship Plan.

      21. Letter number 16 dated April 29, 1996 pertaining to Retirement Benefit Issues.

      22. Letter number 17 dated April 29, 1996 pertaining to Stock Options.

      23. Letter number 18 dated April 29, 1996 pertaining to Board Member.

      24. Letter number 19 dated April 29, 1996 pertaining to Instructor(s) Flying.

      25. Letter number 20 dated April 29, 1996 pertaining to Line of Time Construction for International Flying.

      26. Letter number 21 dated April 29, 1996 pertaining to Swap with the Pot, Ultra Long Call and Jumpseat.

      27. Letter number 22 dated April 29, 1996 pertaining to B-737 Displaced Pilots Pay Protection.

      28. The Pilots Stock Option Plan

      29. The Delta Air Lines, Inc. Pilots Profit Sharing Program.

                                     28.5

IN WITNESS WHEREOF, the parties hereto have signed this Agreement this 29th day of April 1996.

                                   FOR THE AIR LINE PILOTS IN THE
FOR DELTA AIR LINES, INC.          SERVICE OF DELTA AIR LINES, INC.

/s/ R. W. Allen                    /s/ J. R. Babbitt
- ------------------------------     --------------------------------
    R. W. Allen                        J. R. Babbitt

 Chairman of the Board, President    President
 and Chief Executive Officer

 WITNESS:                            WITNESS:

/s/ H. C. Alger                    /s/ W. R. Brown
- ------------------------------     -----------------------------
    H. C. Alger                        W. R. Brown

/s/ H. D. Greenberg                /s/ M. R. Kelly
- ---------------------------        -------------------------------
    H. D. Greenberg                    M. R. Kelly

/s/ T. M. Erskine                  /s/ R. G. McCallum
- ---------------------------        -------------------------------
    T. M. Erskine                      R. G. McCallum

/s/ R. E. Colby                    /s/ F. W. Daugherty
- ---------------------------        -------------------------------
    R. E. Colby                        F. W. Daugherty

/s/ A. L. Beck                     /s/ R. O. Norris
- ---------------------------        -------------------------------
    A. L. Beck                         R. O. Norris

/s/ W. C. Spalding                 /s/ B. S. Gordon
- ---------------------------        -------------------------------
    W. C. Spalding                     B. S. Gordon

/s/ D. T. Watson, Jr.              /s/ R. H. Drew
- ---------------------------        -------------------------------
    D. T. Watson, Jr.                  R. H. Drew

                                     28.6

                             SUPPLEMENTAL AGREEMENT

                                    Between

                             DELTA AIR LINES, INC.

                                      and

                              THE AIR LINE PILOTS

                               in the Service of

                             DELTA AIR LINES, INC.

                               as Represented by

                        THE AIR LINE PILOTS ASSOCIATION,

                                 INTERNATIONAL
                                ________________

                                      CRAF
                                ________________

 THIS SUPPLEMENTAL AGREEMENT is made and entered into in accordance with the provisions of Title II of the Railway Labor Act, as amended, by and between DELTA AIR LINES, INC., (hereinafter known as the "Company"), and the AIR LINE PILOTS in the Service of DELTA AIR LINES, INC., as Represented by the AIR LINE PILOTS ASSOCIATION, INTERNATIONAL (hereinafter known as the "Association").

                                     CR.1

SECTION 1

          It is mutually agreed and understood by and between the parties of this Supplemental Agreement that the provisions hereof shall be applicable only to the Company's Civil Reserve Air Fleet Operation
          (CRAF). It is further agreed and understood that all Sections of the Basic Employment Agreement, amendments thereto and supplemental agreements, except those Sections which are specifically modified or excepted by this Supplemental Agreement, shall be applicable to the Company's "CRAF Operation."

SECTION 2
DEFINITIONS

A. The word "Agreement" when used in this Supplemental Agreement means the Basic Employment Agreement between Delta Air Lines, Inc., and the Air Line Pilots in the Service of Delta Air Lines, Inc., as Represented by the Air Line Pilots Association, International signed October 1, 1990, or as it may be amended or modified.

B. The term "CRAF Operation" for the purpose of this Supplemental Agreement means all flight operations conducted in accordance with the Agreement between Delta Air Lines and the Department of Defense covering such "CRAF Operation," but shall not include the Company's certificated service or commercial charter service or any other Government operation.

                                     CR.2

SECTION 3
COMPENSATION

             Rates of compensation and the minimum pay guarantee on the Company's "CRAF Operation" shall be those specified in the Agreement for pilots based on International Category Operations, provided that a pilot awarded or assigned a position in such operation shall receive, as a minimum guarantee, monthly compensation at the rate determined by dividing the total earnings during the three (3) calendar months immediately preceding his assignment to the "CRAF Operation" by the total number of days during which he was on active pay status during such three (3) months multiplied by the number of days the pilot has been in the "CRAF Operation" during such month, provided that in no case shall pilot's pay be less than one-third (1/3) of the previous three (3) calendar months preceding the month of assignment to the "CRAF Operation."

SECTION 4
EXPENSES
             A pilot awarded or assigned a position in the Company's "CRAF Operation" shall receive trip and moving expenses in accordance with the Basic Employment Agreement.

SECTION 5
FILLING OF VACANCIES

A. Assignments to pilots' positions in the "CRAF Operation" during the first thirty (30) days of such operation shall be filled in the following manner:

                                     CR.3

    1. Proffered to currently qualified pilots in order of system seniority. Any positions so proffered which are not accepted shall be:

    2. Assigned in reverse order of system seniority to those pilots who are currently qualified for the position. Any positions which are not filled shall be:

    3. Proffered to pilots in order of their system seniority. Any position so proffered which is not filled shall be:

    4.  Assigned to pilots in reverse order of system seniority.

B. Within thirty (30) days after the implementation of the Company's "CRAF Operation," all pilot positions in such operation shall be posted for system wide bid and awarded in accordance with the Basic Employment Agreement and will be considered as operating from a newly established base.

C. At the expiration of the initial thirty (30) day period, pilots assigned to such "CRAF Operation" shall remain in such assignment until replaced by pilots who successfully bid such operation under B. above. All such replacements shall be made as soon as practicable and in conformance with the Basic Employment Agreement. Thereafter, "CRAF Operations" shall continue to be governed by the Basic Employment Agreement.

D. Any pilot receiving a CRAF position during the first thirty (30) days of such operations who indicates to the Company in writing his desire to return to his last held base position will be allowed to do so provided:

    1. There is a currently qualified pilot who has expressed his desire to the Company in writing to fill such position, or

    2.  A junior pilot is currently qualified.

                                     CR.4

SECTION 6
INSURANCE BENEFITS

           A pilot awarded or assigned a position in the Company's "CRAF Operation" will be eligible for continued participation in the applicable Company's Employees' Insurance Program. In addition thereto the Company shall provide $350,000 accidental death and dismemberment insurance coverage for each pilot while he is assigned to the Company's "CRAF Operation."

SECTION 7
RETIREMENT BENEFITS

           A pilot awarded or assigned a position in the "CRAF Operation" will be considered as though he is assigned to the Company's regular operations for Retirement Plan purposes.

SECTION 8
GENERAL

           The Company shall provide each pilot in its employ with a copy of this Supplemental Agreement.

SECTION 9
DURATION

           This Supplemental Agreement shall become effective October 1, 1990, and shall remain in full force and effect concurrently with the Basic Employment Agreement signed October 1, 1990, or as it may be amended, subject to the provisions of Section 28 of such Agreement.

                                     CR.5

IN WITNESS WHEREOF, the parties hereto have signed this Agreement this October 1, 1990.

                                         FOR THE AIR LINE PILOTS IN THE
FOR DELTA AIR LINES, INC.                SERVICE OF DELTA AIR LINES, INC.

/s/ R. W. Allen                          /s/  H. A. Duffy
- ---------------------------------       -----------------------------------
    R. W. Allen                               H. A. Duffy

Chairman of the Board, President and    President
Chief Executive Officer

WITNESS:                                WITNESS:

/s/ R. H. Heil                          /s/  W. J. Donnelly
- ---------------------------------       -----------------------------------
    R. H. Heil                               W. J. Donnelly

/s/ R. A. McClelland                    /s/  R. O. Norris
- ---------------------------------       -----------------------------------
    R. A. McClelland                         R. O. Norris

/s/ H. C. Alger                         /s/  J. R. Considine
- ---------------------------------       -----------------------------------
    H. C. Alger                              J. R. Considine

/s/ M. W. Worth                         /s/  P. J. Burke
- ---------------------------------       -----------------------------------
    M. W. Worth                              P. J. Burke

/s/ H. D. Greenberg                     /s/  D. J. Dolan
- ---------------------------------       -----------------------------------
    H. D. Greenberg                          D. Dolan

/s/ A. L. Beck                          /s/  R. H. Drew
- ---------------------------------       -----------------------------------
    A. L. Beck                               R. H. Drew

/s/ W. C. Spalding
- ---------------------------------
    W. C. Spalding

/s/ R. L. Kight
- ---------------------------------
    R. L. Kight

                                     CR.6

                             SUPPLEMENTAL AGREEMENT

                                    Between

                             DELTA AIR LINES, INC.

                                      and

                              THE AIR LINE PILOTS

                               in the Service of

                             DELTA AIR LINES, INC.

                               as Represented by

                        THE AIR LINE PILOTS ASSOCIATION,

                                 INTERNATIONAL
                  ____________________________________________

                       RETIREMENT AND INSURANCE COMMITTEE
                  ____________________________________________

WHEREAS, the Company and the Association wish to establish a means of exchanging views and information relating to the Retirement, Survivorship & Disability Plan and the Group Insurance Coverage,

NOW, THEREFORE, it is mutually agreed and understood between the parties to this SUPPLEMENTAL AGREEMENT that:

A retirement and Insurance Committee consisting of two (2) regular members plus one (1) alternate member will be established by the Association, the membership of the Committee being drawn from members of the Association. The purpose of the Committee is as follows:

                                     RI.1

      1. To collect and evaluate the following data which will be furnished to the Committee by the Company:

          a. Annual actuarial reports on the Retirement, Survivorship and Disability Plan.

          b.  Quarterly reports of contributions made to the Plan.

          c. Quarterly reports relative to each advisor involved in the investment of assets of the Pilots Plan.

          d. An annual Trustees report including a summary of income and disbursements and a balance sheet of the assets.

          e. Annual report to the IRS and Department of Labor as required by ERISA.

          f.  Pension Benefit Guaranty Corp. report.

              (1)  Premium Declaration

              (2)  Annual Report

      2. To meet quarterly (at Committee request) to advise the Company of problems in regard to administration of the Retirement and Group Insurance Plans and to work with the Company toward resolving such problems within the framework of the Agreement between the Company and the Association. Additionally, the Committee Chairman may review the portfolio and related information once each year.

                                     RI.2

DURATION

            THIS SUPPLEMENTAL AGREEMENT shall become effective on October 1, 1990, and shall remain in full force and effect concurrently with the Basic Employment Agreement signed October 1, 1990 or as it may be amended, subject to the provisions of Section 28 of such Agreement.

                                     RI.3

IN WITNESS WHEREOF, the parties hereto have signed this Agreement this October
 1, 1990.

                                     FOR THE AIR LINE PILOTS IN THE
FOR DELTA AIR LINES, INC.            SERVICE OF DELTA AIR LINES, INC.

/s/ R. W. Allen                      /s/  H. A. Duffy
- ---------------------------------   ----------------------------------
    R. W. Allen                           H. A. Duffy

Chairman of the Board, President    President
and Chief Executive Officer

     WITNESS:                                   WITNESS:

/s/  R. H. Heil                     /s/  W. J. Donnelly
- ---------------------------------   ----------------------------------
     R. H. Heil                          W. J. Donnelly

/s/  R. A. McClelland               /s/  R. O. Norris
- ---------------------------------   ----------------------------------
     R. A. McClelland                    R. O. Norris

/s/  H. C. Alger                    /s/  J. R. Considine
- ---------------------------------   ----------------------------------
     H. C. Alger                         J. R. Considine

/s/  M. W. Worth                    /s/  P. J. Burke
- ---------------------------------   ----------------------------------
     M. W. Worth                         P. J. Burke

/s/  H. D. Greenberg                /s/  D. J. Dolan
- ---------------------------------   ----------------------------------
     H. D. Greenberg                     D. Dolan

/s/  A. L. Beck                     /s/  R. H. Drew
- ---------------------------------   ----------------------------------
     A. L. Beck                          R. H. Drew

/s/  W. C. Spalding
- ---------------------------------
     W. C. Spalding

/s/  R. L. Kight
- ---------------------------------
     R. L. Kight


                                     RI.4

                             SUPPLEMENTAL AGREEMENT

                                    Between

                             DELTA AIR LINES, INC.

                                      and

                              THE AIR LINE PILOTS

                               in the Service of

                             DELTA AIR LINES, INC.

                               as Represented by

                        THE AIR LINE PILOTS ASSOCIATION,

                                 INTERNATIONAL
                  ____________________________________________

                      AGE 60 TRANSITION TO SECOND OFFICER
                  ____________________________________________

THIS SUPPLEMENTAL AGREEMENT is entered into by and between DELTA AIR LINES, INC. ("Company"), and the AIR LINE PILOTS in the service of DELTA AIR LINES, INC., as represented by the AIR LINE PILOTS ASSOCIATION, INTERNATIONAL ("Association") as a supplement to the Basic Agreement signed October 1, 1990, as amended.

WHEREAS, Delta pilots are being permitted to continue in the service of the Company as Second Officers beyond age 60 (the FAA regulatory age limit for Captains and First Officers, 14 CFR 121.383 (c)), and

WHEREAS, the Company no longer restricts former Captains from serving as Second Officers, and

                                     AG.1

WHEREAS, the Company and the Association desire to specify the procedures to enable Captains and First Officers to transfer to Second Officer categories in order to serve past age 60,

NOW THEREFORE, it is agreed that the Basic Agreement is supplemented as follows:

A Captain or First Officer who desires to continue in the service of the Company beyond age 60 as Second Officer may transfer to a Second Officer category position under the following terms and conditions:

      1. At least 210 days prior to reaching age 60, the pilot must file with the Company's System Manager - Crew Resources a written notice declaring his intention to continue in the service of the Company beyond age 60 as a Second Officer and stating his category choice(s) in order of preference. Pilots who will reach age 60 within 210 days following the effective date of this Supplemental Agreement must provide such notice no later than 30 days following such effective date. Failure to comply with the notice requirements of this paragraph shall bar a pilot from continuing beyond age 60 as a Second Officer.

      2. Effective upon the pilot's 60th birthday, subject to the terms of paragraphs 3, 5, and 6 below, the pilot will be converted to the Second Officer category to which his seniority entitles him in accordance with the preference shown on the pilot's notice of intent described in paragraph 1. above.

      3. If, on the pilot's 60th birthday all positions in every Second Officer category selected are occupied by individuals senior to him, then the pilot will be assigned to the Second Officer category of the Company's choice, where there is a Second Officer junior to him. If there is no such category, the pilot will be granted the option of (a) retirement or (b) unpaid leave of absence on a month by month basis for up to

                                     AG.2
          five years. While on leave of absence, the pilot will be awarded the first available Second Officer category position to which his seniority entitles him. He will be notified of his award by registered letter, return receipt requested. If he does not accept and report for such position within 30 days of the date of his receipt of notice of his award, the pilot will, barring extraordinary circumstances, be deemed to have voluntarily resigned.

      4. At the Company's option the pilot may be scheduled for training prior to his 60th birthday provided he has furnished proof that he holds a flight engineer certificate with a turbo jet rating, or has completed the written portion of the FAA flight engineer turbo jet examination. Such training will not require pre-posting. Training will be paid at the rates of the category held by the pilot at the time the training is accomplished. If the training continues past the pilot's 60th birthday, it will be paid at the Second Officer rate in the category for which the pilot is being trained. If due to the lack of training opportunities, the training does not commence until after such pilot reaches age 60, he will be paid at the rates applicable to the Second Officer category to which he is converted, commencing on his 60th birthday.

      5.  Prior to reaching age 60, the pilot must submit to the System Manager
          - Crew Resources proof that he holds a flight engineer certificate with a turbo jet rating, or has successfully completed the written portion of the FAA flight engineer turbo jet examination. Except as provided in paragraph 6. below, a pilot who does not submit such proof as required will, upon reaching age 60, be deemed to have voluntarily resigned.

                                     AG.3

      6. Notwithstanding the foregoing paragraph 5., a pilot who reaches age 60 during 1995 and who has not completed the written portion of the FAA flight engineer turbo jet examination as of his 60th birthday must submit the necessary proof of successful completion of such written examination to the System Manager - Crew Resources no later than December 31, 1995 or 90 days after he reaches age 60, whichever comes first. Pending submission of the required proof within the specified period, the pilot referred to in this paragraph 6. will be placed in an unpaid leave status after reaching age 60. Once the pilot submits such proof within the specified period, he will be returned to service for training as a Second Officer in the category to which he has been converted as soon as a training opportunity becomes available and will be maintained in unpaid leave status until he reports for training. A pilot who does not submit the written proof within the specified period as required in this paragraph 6. or who does not report for training as assigned will, barring extraordinary circumstances, be deemed to have voluntarily resigned.

      7. The pilot must meet all medical certificate requirements in the Basic Agreement as of the time he commences training for his Second Officer position and must maintain such requirements thereafter in accordance with the terms of the Basic Agreement.

      8. Moving expenses incurred by a pilot who transfers, other than at Company request, to a Second Officer category position in order to serve past age 60 will not be reimbursed.

                                     AG.4

      9. A pilot holding a Second Officer category position beyond age 60, who becomes surplus at a time when his seniority is insufficient to permit him to continue to hold any Second Officer category position, will be placed on unpaid personal leave of absence for a maximum of five years or on retirement, at his option. A pilot on unpaid leave will be offered the opportunity to return to service to the first available Second Officer category position which his seniority is sufficient to permit him to hold. Such offer shall be sent by registered letter, return receipt requested. The pilot shall promptly notify the Company of his acceptance or rejection of the offer and must report within 30 days of receipt of the offer letter. A pilot who does not accept such offer or who does not report as required will, barring extraordinary circumstances, be deemed to have voluntarily resigned.

      10. Upon conversion to a Second Officer category the pilot will re-bid his vacation.

This Supplemental Agreement shall become effective upon the date set forth below and shall remain in full force and effect concurrently with the Basic Agreement subject to the provisions of Section 28 thereof.

                                     AG.5

IN WITNESS WHEREOF, the parties hereto have signed this Supplemental Agreement this 27th day of June 1995.

                                   FOR THE AIR LINE PILOTS IN THE
FOR DELTA AIR LINES, INC.          SERVICE OF DELTA AIR LINES, INC.

/s/ H. C. Alger                    /s/ J. R. Babbitt
- -------------------------------    --------------------------------
    H. C. Alger                        J. R. Babbitt
    Executive Vice President -         President
    Operations

    WITNESS:                            WITNESS:

/s/ H. D. Greenberg                /s/  W. R. Brown
- -------------------------------    --------------------------------
    H. D. Greenberg                     W. R. Brown

/s/ T. M. Erskine                  /s/  F. W. Daugherty
- -------------------------------    --------------------------------
    T. M. Erskine                       F. W. Daugherty

/s/ R. E. Colby                    /s/  R. O. Norris
- -------------------------------    --------------------------------
    R. E. Colby                         R. O. Norris

/s/ A. L. Beck                     /s/  B. S. Gordon
- -------------------------------    --------------------------------
    A. L. Beck                          B. S. Gordon

/s/ W. C. Spalding                 /s/  R. H. Drew
- -------------------------------    --------------------------------
    W. C. Spalding                      R. H. Drew

                                     AG.6

                             SUPPLEMENTAL AGREEMENT

                                    Between

                             DELTA AIR LINES, INC.

                                      and

                              THE AIR LINE PILOTS

                               in the Service of

                             DELTA AIR LINES, INC.

                               as Represented by

                        THE AIR LINE PILOTS ASSOCIATION,

                                 INTERNATIONAL
                                 _____________

                                    CHARTER
                                 _____________

THIS SUPPLEMENTAL AGREEMENT is made and entered into in accordance with the provisions of Title II of the Railway Labor Act, as amended, by and between DELTA AIR LINES, INC., (hereinafter referred to as the "Company"), and the AIR LINE PILOTS in the Service of DELTA AIR LINES, INC., as represented by the AIR LINE PILOTS ASSOCIATION, INTERNATIONAL (hereinafter referred to as the "Association").

                             W I T N E S S E T H:

WHEREAS, the Company and the pilots desire to supplement their Basic Employment Agreement with respect to Charter Operations,

                                     CH.1

NOW, THEREFORE, it is mutually agreed and understood by and between the parties to this Supplemental Agreement that the following rules and working conditions shall apply to the Company's Charter Operations, replacing or supplementing, as appropriate, the rules and working conditions contained in the Basic Working Agreement.

      1.  Scheduled Duty Time

          Maximum scheduled duty hours for any domestic charter operation will be two (2) hours greater than the maximum presented in Section 12.E. (Maximum Duty Hours) of the Basic Agreement, but in no case greater than fourteen (14) hours.

      2.  Scheduled Break in Duty Hours

          a. For scheduling purposes no pilot on a charter operation shall be scheduled for a break in duty hours of less than eight (8) hours (release to report).

          b. A regular line holder's on-duty period cannot be broken by an off-duty period at his domicile of less than nine (9) hours (release to report).

      3.  Charter Deadheading

          a. Pilots deadheading to or from a charter flight shall receive full pay and credit.

          b. Suit-up pay shall not apply for a duty period composed of deadhead only; however, it shall apply in the event a pilot reports but does not depart.

      4.  Trip Hours Pay and Credit

          Pay and credit provided in Section 12.I. (Trip Hours Pay and Credit) shall apply to Charter Operations at the rate of one (1) hour flying pay and flight time credit for each three and three-fourths (3 3/4) trip hours.

                                     CH.2

      5.  Variable Duty Period Minimum

          The Variable Duty Period Minimum (VM) specified in Section 12.G. (Variable Duty Period Minimum) shall apply.

      6.  Duty Hours Pay and Credit

          Duty Hours pay and credit shall apply in accordance with the Basic Agreement, except that it shall not apply to an on-duty period composed solely of deadheading.

      7.  Rotation and Line of Time Construction

          a. Charters shall be grouped together to form regular lines of time to the extent possible.

          b. One (1) regular rotation may be used with charter rotations to form a charter line in accordance with Section 23.A. (Pilot Lines of Time) of the Basic Agreement.

          c. The rules and working conditions of the Basic Agreement shall apply to charters appearing on lines of time other than pure charter lines. The rules and working conditions of the Basic Agreement shall apply to regular rotations appearing on charter lines. All other charters shall be under the rules specified in this Supplemental Agreement.

          d. The rules and working conditions of this Supplemental Agreement shall apply where a rotation is composed solely of charter flying and extra sections in conjunction with equipment spotting for the charter provided that the extra sections are the initial and/or last flight of the charter.

                                     CH.3

      8.   Adjustments to Charter Trips

           Charter trips may be adjusted as to departure time, arrival time, and intermediate stops. The provisions of Section 4 of the Basic Agreement shall apply except as provided in Paragraph 3.b. herein.

      9.  Staffing for Charter Flying

          a. Total charter credit hours known thirty (30) days prior to the beginning of the bid period shall be added to the otherwise scheduled total credited hours for the appropriate equipment status for staffing purposes.

          b. Short notice charter known less than thirty (30) days prior to the bid period shall be considered reserve time, (placed on lines as appropriate if time permits) taking into consideration the capability of the affected categories to absorb flying time.

      10.  Effect on Basic Working Agreement

           All provisions of the Basic Working Agreement not specifically changed or amended by this Supplemental Agreement shall remain in full force and effect.

  DURATION

           This Supplemental Agreement shall become effective on its date of signing, and shall remain in full force and effect concurrently with the Basic Working Agreement signed April 29, 1996, or as it may be amended, subject to the provisions of Section 28 of such Agreement.

                                     CH.4

IN WITNESS WHEREOF, the parties hereto have signed this Agreement this 29th day of April, 1996.

                                   FOR THE AIR LINE PILOTS IN THE
FOR DELTA AIR LINES, INC.          SERVICE OF DELTA AIR LINES, INC.

/s/ R. W. Allen                    /s/ J. R. Babbitt
- ------------------------------     --------------------------------
    R. W. Allen                        J. R. Babbitt

 Chairman of the Board, President      President
 and Chief Executive Officer

 WITNESS:                            WITNESS:

/s/ H. C. Alger                    /s/ W. R. Brown
- ------------------------------     -----------------------------
    H. C. Alger                        W. R. Brown

/s/ H. D. Greenberg                /s/ M. R. Kelly
- ---------------------------        -------------------------------
    H. D. Greenberg                    M. R. Kelly

/s/ T. M. Erskine                  /s/ R. G. McCallum
- ---------------------------        -------------------------------
    T. M. Erskine                      R. G. McCallum

/s/ R. E. Colby                    /s/ F. W. Daugherty
- ---------------------------        -------------------------------
    R. E. Colby                        F. W. Daugherty

/s/ A. L. Beck                     /s/ R. O. Norris
- ---------------------------        -------------------------------
    A. L. Beck                         R. O. Norris

/s/ W. C. Spalding                 /s/ B. S. Gordon
- ---------------------------        -------------------------------
    W. C. Spalding                     B. S. Gordon

/s/ D. T. Watson, Jr.              /s/ R. H. Drew
- ---------------------------        -------------------------------
    D. T. Watson, Jr.                  R. H. Drew

                                     CH.5

                                   AGREEMENT

                                    BETWEEN

                             DELTA AIR LINES, INC.
                                      AND
                              THE AIR LINE PILOTS

                               IN THE SERVICE OF
                             DELTA AIR LINES, INC.

                               AS REPRESENTED BY
                 THE AIR LINE PILOTS ASSOCIATION, INTERNATIONAL

- ------------------------------------------------------------------------------
                               SUNSHINE OPERATION
- ------------------------------------------------------------------------------

THIS SUPPLEMENTAL AGREEMENT is entered into by and between DELTA AIR LINES, INC., ("Company"), and the AIR LINE PILOTS in the service of DELTA AIR LINES, INC., as represented by the AIR LINE PILOTS ASSOCIATION, INTERNATIONAL ("Association") as a supplement to the Basic Agreement signed this 29th day of April 1996.

WHEREAS, the Association and the Company have determined that it is in the mutual best interest of the parties to provide opportunities for profitable competition and growth in selected markets and on the Company's system; and

WHEREAS, the Company and the Association desire to amend the Basic Agreement with respect to the Company's B-737-200 fleet in order to provide the opportunity for such profitable competition and growth,

NOW THEREFORE, it is agreed that with respect to the Sunshine Operation the Basic Agreement is amended as follows:

                                     SO.1

SECTION 1

RECOGNITION AND JOB SECURITIY

Add a new paragraph L. to read in full as follows:

  L.  LIMITATIONS ON SUNSHINE OPERATION

      1. The Sunshine Fleet will be limited in size to three times the number of growth aircraft (i.e., aircraft above 530) in the total Delta Air Lines fleet.

          a. Once the Sunshine Fleet equals or exceeds 54 aircraft, the maximum total aircraft block hours operated by the Sunshine Fleet will be governed by the ongoing relationship between the average daily utilization of the Sunshine aircraft and the maximum percentage of system total aircraft block hours allowed, as set forth in the following chart (provided that once attained the number of block hours operated in the Sunshine Operation will not thereafter be required to be reduced).

                          SUNSHINE                   MAX % OF SYSTEM
                   OPERATION UTILIZATION        TOTAL BLOCK HOURS ALLOWED
                          8.0 Hr.                          13.0%
                          8.5 Hr.                          14.0%
                          9.0 Hr.                          15.0%
                          9.5 Hr.                          16.0%
                          10.0 Hr.                         17.0%
                          10.5 Hr.                         18.0%
                          11.0 Hr.                         19.0%
             Greater than
              or equal to 11.5 Hr.                         20.0%

                                     SO.2

          b. Growth of the Sunshine Fleet beyond 54 aircraft will be suspended at the size of the then existing Sunshine Fleet during any period of time that Mainline total aircraft block hours fall below 149,122 total scheduled monthly aircraft block hours.


                                     SO.3

SECTION 2

DEFINITIONS

Add change or delete the following definitions:

   AUTHORIZED MONTHLY MAXIMUM - This definition is not applicable to the Sunshine Operation.

   BLOCK TIME - That period of time beginning when an aircraft first moves from the ramp blocks for the purpose of flight or repositioning and ending when the aircraft comes to a stop at the ramp at the next intermediate stop or final destination or point of departure, as the case may be.

   DESIGNATED MONTHLY MAXIMUM - This definition is not applicable to the Sunshine Operation.

   FLYING PAY.  This definition is not applicable to the operation.

   LINE OF TIME.  Amend this definition to read as follows:

      LINE OF TIME.  Is a pilot's monthly schedule as follows:

          1. "Initial Line of Time" shall be a pilot's initially awarded line of time referenced in the Preferential Bid System as provided in
              Section 23 of this Supplemental Agreement.

          2. "Modified Line of Time" shall be an initial line of time as modified by the picking up of reserve time as provided in Section 23 of this Supplemental Agreement or as modified by approved trip swaps, or approved personal trip drops.

                                     SO.4

   PILOT. Means an employee of Delta Air Lines whose name appears on the Delta Air Lines Pilots' System Seniority List and who holds a position in the Sunshine Operation. (Remainder of definition to be the same as the Basic Agreement.)

   PREFERENTIAL BID SYSTEM. A computerized line of time bid and award program that considers individual bid preferences.

   SMALL CATEGORY.  This definition is not applicable to the operation.

   SUNSHINE FLEET.  Means all Boeing 737-200 equipment utilized in the Sunshine
           Operation.

   SUNSHINE OPERATION. Means all flight operations performed by the Company utilizing Boeing 737-200 equipment that, within the parameters of
           Section 1.L. above, as designated by the Company as being covered by the terms of this Supplemental Agreement.

   NOTE: It is understood and agreed that the words "credit" or "credited" as used in the Basic Agreement with respect to monthly maximum hours or other flight time limitations shall have no application in the computation of monthly maximum hours or flight time limitations in the Sunshine Operation.

                                     SO.5

SECTION 3

COMPENSATION

Amend Section 3 in its entirety to read in full as follows:

  A.  CAPTAIN'S PAY

      1. Each pilot when serving as a Captain flying the B-737-200 shall be paid at the following minute rate:

                   YEARS OF
                   SERVICE      CAPT
                       1      1.637167
                       2      1.660833
                       3      1.683333
                       4      1.706000
                       5      1.729167
                       6      1.752667
                       7      1.776333
                       8      1.800500
                      *9      1.824833
                    **10      1.849500
                   ***11      1.874667
                   ***12      1.900000

               *Effective one year after date of first Sunshine Operation conversion.
              **Effective two years after date of first Sunshine Operation conversion.
             ***Effective three years after date of first Sunshine Operation conversion.

      2. Each pilot when serving as Captain who flies an international route segment shall be paid three dollars and fifty cents ($3.50) per hour.

  B.  FIRST OFFICER PAY

          During his first twelve (12) months of service as a pilot with the Company, each pilot who has completed the I.O.E. for his entry level qualification, serving as a First


                                     SO.6

            Officer in the Sunshine Operation shall be paid at the rate of fifty-five cents ($.55) per minute. Each pilot who has completed one year of service with the Company serving as First Officer in the Sunshine Operation shall be paid the percentage of Sunshine Operation Captain pay, had his First Officer time been performed as Captain as follows:


                          YEAR              PERCENTAGE
                        2nd year               45.0%
                        3rd year               54.0%
                        4th year               63.1%
                        5th year               64.1%
                        6th year               65.2%
                        7th year               66.5%
                        8th year               67.5%
                        9th year               67.7%
                       10th year               68.1%
                       11th year               68.2%
                       12th year               68.3%
                    *and thereafter

  C.  FLIGHT TIME

      1. In determining flight time for flying pay purposes, the actual time from block-to-block (stop-to-stop) or the scheduled time from block-to-block (stop-to-stop), whichever is greater, shall be used on all scheduled and extra section flights and the actual time from block-to-block (stop-to-stop) shall be used on all non-scheduled flights as defined in Section 2 of the Basic Agreement.

      2. For pay purposes, the date on which a pilot is scheduled to originate his portion of a trip shall be considered the date on which the trip was flown.

                                     SO.7

      3. When a scheduled or extra section flight does not land at a stop scheduled on that flight for any reason, the scheduled time from block-to-block or the actual time from block-to-block, whichever is greater, shall be paid as though the stop had been made.

  D.  ENTRY LEVEL PILOT PAY (SALARIED)

          For the period from his date of employment as a pilot, through the completion of Initial Operating Experience (I.O.E.) for his entry level qualification, each pilot shall be paid at the rate of two thousand dollars ($2000.00) per month.

                                     SO.8

SECTION 4

MINIMUM PAY GUARANTEES

Amend Section 4 in its entirety to read in full as follows:

  A.  REGULAR LINE

      1. a. Beginning with the first rotation on his regular line of time, if a regular line holder is unable to fly a rotation or portion thereof as shown on his line of time due to a substitution of equipment on which he is not currently qualified, cancellation, overflight, misconnects, or Federal Air Regulations, he shall be paid for the scheduled time so lost up to the FAR limits. In such cases the Company may:

             (1) Reroute the pilots if they are at a point away from their domicile.

                  (a) Must be scheduled to be released not later than 4 hours from the scheduled release of their original rotation if the replacement (reroute) flying transits the pilot's domicile.

                  (b) May be required to standby during any reserve window on A or B day of the original rotation for assignment of replacement flying if the replacement (reroute) flying terminates at the domicile on A or B day. Any replacement flying assigned during such windows must be scheduled to release the pilots not later than 4 hours from the scheduled release time of the original rotation.

             (2) Assign replacement flying if the point of the disruption is at the pilot's domicile.

                                     SO.9

                  (a) Must be scheduled to be released not later than 4 hours from the scheduled release time of the original rotation.

                  (b) Replacement flying may transit the pilot's domicile.

                  (c) May be required to be available for a period of 6 hours from the time of the disruption or end of the scheduled duty period on A or B day whichever is earlier.

                  (d) If not assigned replacement flying on A day must be
                      available on B day during the normal reserve windows for assignment to replacement flying.

                  (e) At Company option will be first in priority for assignment to replacement flying.

                  (f) No required availability on C day or thereafter.

      2. Except as provided in Section 18 and Section 11.E.2. of the Basic Agreement, and Section 23.G.1.h. of this Supplemental Agreement, each pilot who is removed from his regular line of time shall be paid on a scheduled basis for the trips from which he was removed, or pay for the trip or trips flown whichever is greater.

                                     SO.10

  B.  RESERVE LINE

      1. Each pilot who is the holder of a reserve line of time for the month as provided in Section 23 of this Supplemental Agreement shall be guaranteed seventy-five (75) hours of B-737 pay at the appropriate rate provided in Section 3 of this Supplemental Agreement.

      2. In any month during which a pilot holds a reserve line for a portion of the month, this guarantee shall apply proportionately to the number of days during which he was a holder of a reserve line reduced by any days of Personal Drop, Military Leave, Personal Leave, unpaid sick leave, furlough, or any unpaid absence.

      3. When a reserve line pilot, or a pilot considered as such as a result of the application of Section 23 of this Agreement, is scheduled to fly a trip or trip sequence originating in a given month and terminating on or after the first day of the succeeding month and flies such trip or trip sequence into the following calendar month, he shall not be considered to have been designated a reserve line holder for such succeeding month on the basis of having been scheduled to fly into the month. In such case he shall be paid either for flying performed or a reserve line holder's guarantee on the equipment covered prorated on a daily basis, whichever is greater.

  C.  UNASSIGNED PILOTS

          Each unassigned pilot who is eligible for flying pay shall be guaranteed minimum monthly pay, payable monthly, equal to the reserve guarantee for a First Officer in the Sunshine Operation.

                                     SO.11

  D. MINIMUM REPORT PAY

          When a pilot eligible for flying pay reports for or flies a flight he shall be paid for the actual time flown in the duty period but not less than two (2) hours at the appropriate rate.

                                    SO.12

SECTION 7

VACATIONS

Delete Paragraphs 7.F.1. and amend Paragraphs 7.A.1., 7.A.2., 7.A.4., 7.F.2., 7.F.3., and 7.F.4. to read in full as follows:

7.A.1 Pilots shall receive vacation periods as stipulated below. Pilots shall also receive any increased vacation time established by the Company for its domestic ground personnel during the term of this Supplemental Agreement. A pilot's vacation period shall be blocked in the Preferential Bid System prior to the monthly line of time bid process and no rotation will be awarded to him which conflicts with the vacation.

          a. The anniversary year, beginning on April 1 and ending on March 31 of the following year, shall be used for vacation purposes.

          b. A pilot shall at his option receive a minimum of forty-eight (48) hours free from all duty prior to the beginning of his primary vacation period.

          c. Each pilot with less than one year's employment with the Company as of April 1 of any year shall receive vacation during the succeeding year in accordance with the following schedule:

                                     SO.13


                    EMPLOYED BETWEEN
                    FOLLOWING PERIODS         DAYS VACATION
                    OF PREVIOUS YEAR        INCLUDING 48 HOURS
                    April 1 - April 15              16
                    April 16 - May 15               15
                    May 16 - June 15                14
                    June 16 - July 15               13
                    July 16 - August 15             11
                    August 16 - September 15        10
                    September 16 - October 15        9
                    October 16 - November 15         8
                    November 16-December 15          7
                    December 16-January 15           5
                    January 16-February 15           4
                    February 16-March 15             3
                    March 16-March 31                0


          d. As of April 1 of each year each pilot who has more than one year of employment with the Company shall be entitled to vacation in accordance with the following schedule:


              LENGTH OF CONTINUOUS      EARNED VACATION
              SERVICE THROUGH           FOR SUCCEEDING
              MARCH 31                   VACATION YEAR
                 1-4 Years                  2 Weeks
                 5-10 Years                 3 Weeks
                11-17 Years                 4 Weeks
                18-24 Years                 5 Weeks
                25 Years or more            6 Weeks

7.A.2. All vacation must be taken within one (1) year of the date of his eligibility provided Company operations permit. If Company operations will not permit a pilot to take his annual vacation and the forty-eight
        (48) hour period prior thereto within one (1) year of the date of his eligibility, he shall have the option of being granted such vacation and forty-eight (48) hour period prior thereto during the succeeding year or of being paid for his

                                     SO.14
          vacation in lieu thereof. However, a pilot who returns to flying status from extended sick leave/disability during the last two (2) months of the vacation year shall have the option of taking any remaining vacation, during the current vacation year to the extent the calendar permits or of being paid for his vacation.

7.A.4. A pilot who has transferred into the Sunshine Operation after having acquired additional vacation day(s) as provided in the Basic Agreement shall receive three hours and thirty minutes (3:30) pay for such days.

7.F.2.a. A pilot shall receive vacation pay at a daily rate of three hours and thirty minutes (3:30) per day for each day of vacation excluding the forty-eight (48) hour period.

7.F.2.b. A pilot who is on vacation shall have the vacation period(s) including the 48 hour period, if applicable, blocked in the Preferential Bid System prior to the monthly line of time bid process and no rotation(s) will be awarded during the Line of time bid process that will conflict with such vacation period(s) and/or 48 hour period.

7.F.3. A pilot shall be paid for his vacation as part of his pay for the month during which the vacation was taken. Such vacation shall be paid at the rate applicable to the pilot's status and longevity for the month during which the vacation was taken.

7.F.4. In the event a pilot's service is terminated by reason of his retirement, voluntary resignation with notice, on account of inability to maintain physical qualification, or death, he shall be paid for any remaining earned and/or accrued vacation.

                                     SO.15

SECTION 9

MISCELLANEOUS FLYING

Amend Paragraph 9.A.2.to add the following two sentences:

9.A.2. However, management or supervisory pilots may be awarded three (3) duty periods per bid period of reserve flying without pay penalty to the Company. Such award will follow the High Yellow Slip step of reserve time coverage except that rotations dropped under the provisions of Section 24.J. may be awarded directly to management or supervisory pilots.

D.        See definitions - "NOTE"


                                     SO.16

SECTION 11

TRAINING

Amend Paragraphs 11.D.1., 11.E.1., 11.E.2., and 11.E.7. and add Paragraphs 11.D.16 and 11.D.17 all to read in full as follows:

11.C.1. A Line Check Pilot authorized to conduct Pilot in Command line checks shall have a minimum of two hundred and fifty (250) flight hours of experience as Pilot in Command on the B-737 aircraft prior to becoming a Line Check Pilot on the B-737-200 aircraft. Specific exceptions to the requirements of this paragraph may be mutually agreed upon by the Company and the Delta MEC Chairman.

11.D.1.a. A pilot undergoing training shall have the period of time during which the pilot is undergoing training blocked in the Preferential Bid System prior to the monthly line of time bid process and no rotation(s) will be awarded during the line of time bid process that will conflict with such training period(s). Such training period(s) shall include any travel time as defined in Section 11.A.2.a. of the Basic Agreement.

11.D.1.b. A pilot who completes a training program and as a result requires OE will have a period of seven (7) days blocked for the purpose of OE following such training program. Such seven (7) day period will begin immediately following completion of training or immediately following the two (2) days free of duty provided in 11.D.16. of this Supplemental Agreement if the pilot requests such days free of duty.

11.D.16 A pilot attending an initial or transition training program while holding a position in Sunshine may request two (2) days free of duty immediately following the completion of such training programs. There shall be no pay for the two (2) days free of duty provided by this paragraph. Such days must be requested not later than the tenth (10th) of the month preceding the month in which the days are to be taken.

                                     SO.17

11.D.17. A rotation may be split to accommodate training, in a manner which allows the pilot adequate time and rest in accordance with all applicable regulations and the pilot will be paid for that portion flown.

11.E.1. A regular line holder scheduled for training other than Distributed Training shall be paid two hours and forty-five minutes (2:45) for each day of training including any travel time as defined in Section 11.A.2.a. of the Basic Agreement.

11.E.2. A reserve line holder scheduled for training other than Distributed Training shall be paid two hours and forty-five minutes (2:45) for each day of training including any travel time as defined in Section 11.A.2.a. of the Basic Agreement.

11.E.7. When receiving operating experience as required under Federal Aviation Regulations, a pilot shall be paid for the trip(s) flown at rates appropriate to the aircraft on which such experience is received or two hours and forty-five minutes (2:45) times seven (7) days whichever is greater.

                                     SO.18

SECTION 12

HOURS OF SERVICE

Amend Section 12 in its entirety to read in full as follows:

  A.  DAILY, WEEKLY, MONTHLY, QUARTERLY AND YEARLY FLYING LIMITS

      1. a. Regular lines of time will be preferentially bid with no less than seventy-five (75) hours and no more than eighty-two (82) hours of Block Time flying per bid period.

          b. For line of time bidding purposes, a pilot's accumulated Block Time will be monitored and limited within the seventy five (75) and eighty-two (82) hour window in a manner that permits each pilot to be available to the Company throughout the calendar year.

          c. Each pilot's quarterly Block Time cap (exclusive of duty hours, trip hours and minimum duty period look-back time) will range from two hundred twenty-five (225) Block Time to three hundred (300) Block Time, as determined by 12.A.1.b. and made available prior to initial line of time bidding.

          d. Each individual's monthly pick up limit will range from seventy-five (75) Block Time to ninety-eight (98) Block Time consistent with the provisions of 12.A.1.b. The individual monthly pick up limit will be made available prior to the start of the pickup process for the next bid period.

                                     SO.19

          e. A pilot's designated quarterly Block Time cap for the current calendar quarter shall be increased by the difference between Block Time flown during the previous quarter and his designated quarterly Block Time caps for such quarter.

          f. Paid sick leave time shall be considered as Block Time for purposes of the quarterly Block Time cap and the FAR hour calendar year limitation.

      2. Upon conversion to the Sunshine Operation bow wave remaining minus any existing negative bank balance shall be paid off.

  B.  MAXIMUM DUTY HOURS

      1. The maximum time a pilot may be scheduled on duty shall be based on his report time in the pilot's local domicile time and in accordance with the following schedule:


          REPORT TIME         * MAXIMUM DUTY TIME
          0700-
          1259                13 hours

          1300-
          2059                13 hours reduced 1 minute for each 2
                              minutes between 1300 and report time.
          2100-
          2359                9 hours

          0000-
          0059                9 hours reduced 30 seconds for each
                              minute between 0000 and
                              report time.
          0100-
          0259                8 hours 30 minutes

          0300-
          0359                8 hours 30 minutes increased 30
                              seconds for each minute between 0300
                              and report time.
          0400-
          0459                9 hours increased 3 minutes for each
                              minute between 0400 and report time.
          0500-
          0659                12 hours increased 30 seconds for each
                              minute between 0500 and report time.

          *Fractions of less than one minute after these computations shall be considered to be the next higher minute.

                                     SO.20

          When a pilot is flying a duty period in which both international and domestic flying is scheduled, the above maximum duty hours will apply. In no case shall a pilot be required to remain on duty in excess of two (2) hours greater than the time resulting from application of the limitations specified in this Paragraph.

      2. Duty time shall include scheduled flight and ground time and a pilot shall be considered to be on duty from one (1) hour before the scheduled departure of his flight (thirty (30) minutes for deadhead) or actual reporting time, whichever is later, until thirty (30) minutes after his flight is terminated, except as extended by the application of Paragraph K. of this Section.

  C.  BREAK IN DUTY HOURS

      1. A pilot's on-duty period cannot be broken by an off-duty period away from his domicile (beginning at the end of debriefing upon arrival and ending one (1) hour before scheduled departure or actual reporting time, whichever is later) of less than the following:

          a. Nine hours (9:00) scheduled and eight hours and fifteen minutes (8:15) actual when the sum of the scheduled on-duty time of the duty periods immediately before and after the off-duty period is twenty hours (20:00) or less.

                                     SO.21

          b. Ten hours (10:00) scheduled and nine hours (9:00) actual when the sum of the scheduled on-duty time of the duty periods immediately before and after the off-duty period is more than twenty hours (20:00).

          c. In the event a duty break occurs at co-terminal airports, ground travel time as outlined in Section 8 of the Basic Agreement appropriate to the layover co-terminal shall be added to the minimum rest requirement.

      2. A pilot's on-duty period cannot be broken by an off-duty period at his domicile of less than nine hours (9:00).

      3. It shall be the responsibility of the pilot who is unable to report for duty to notify, as far in advance as possible, the local manager of operations or his designated representative of this fact, giving the reason for his inability to report for duty.

  D.  DUTY PERIOD MINIMUM LOOK-BACK PAY

          Pay for flying accomplished on a regular line shall be no less than four hours and thirty minutes (4:30) times the number of duty periods flown on such regular line during the bid period, calculated on a look-back basis at the end of each bid period.

  E.  DUTY HOURS PAY

      1. When a pilot reports for flight duty as defined in Paragraph B. of this Section, he shall receive a minimum of one (1) hour pay for each two (2) hours of duty time prorated on a minute-by-minute basis, for all hours between 0600 and 2200 pilot's local domicile time and a minimum of one (1) hour pay for each one and three-quarters (1 3/4) hours of duty time prorated on a minute-by-minute basis, between 2200 and

                                     SO.22

          0600 hours pilot's local domicile time prorated on a scheduled or actual basis, for all hours whichever is greater. A pilot on duty at 0359 pilot's local domicile time shall continue to receive a minimum of one (1) hour pay for each one and three-quarters (1 3/4) hours of duty time until his release from that duty period.

      2. A pilot deadheading at Company request to his domicile from protecting a flight(s) shall be covered by this Paragraph.

      3.  Duty hours pay shall be paid in the duty period in which it is earned.

  F.  TRIP HOURS PAY

          Pilots on increment pay shall receive a minimum of one (1) hour pay for each three and one-half (3.5) trip hours as defined in Section 2 of the Basic Agreement prorated on a minute-by-minute basis. Trip hours pay shall be paid in the final duty period of the rotation in which it is earned.

  G.  DUTY FREE PERIODS - RESERVE AND UNASSIGNED

      1. All full bid period Reserve lines of time shall include ten (10) calendar days free from all duty (X days). At Company option such days may be arranged in one of the following combinations: One 96 hour period plus two 72 hour periods, or one 144 hour period plus one 96 hour period, or two 120 hour periods with the Company designating how many of each pattern is available at the start of the line of time bidding process. Four consecutive days on each full bid period shall be designated inviolable (golden). The Company will not fly a pilot during such off-duty periods except as provided in Section 4, Section 11, Section 12 or Section 23 of this Supplemental Agreement.

                                     SO.23

      2. A pilot awarded a reserve line on the initial line of time bid who will be unavailable to perform reserve duty for a portion of the month shall receive a prorated share of ten (10) X days as follows:

                            PRORATED X DAY PATTERNS

            DAYS AVAILABLE      X DAYS DUE
           FOR RESERVE DUTY   AFTER PRORATION    PATTERN OPTIONS

                1 - 2                 0            0

                3 - 4                 1            1 Group of 1 X

                5 - 7                 2            1 Group of 2 Xs

                8 - 10                3            1 Group of 3 Xs

               11 - 13                4            1 Group of 4 Xs

               14 - 16                5            1 Group of 5 Xs

               17 - 19                6            1 Group of 6 Xs or
                                                   2 Groups of 3 Xs

               20 - 22                7            1 Group of 4 Xs plus
                                                   1 Group of 3 Xs

               23 - 25                8            1 Group of 5 Xs plus
                                                   1 Group of 3 Xs or
                                                   2 Groups of 4 Xs

               26 - 28                9            3 Groups of 3 Xs or
                                                   1 Group of 5 Xs plus
                                                   1 Group of 4 Xs

                                     SO.24

NOTE: Pilots due 6, 8, or 9 X days may select which of the above patterns respectively they prefer. Such selection will be made at the time lines of time are preferenced.

          a. The limitation for a pilot flying reserve time shall be Federal Air Regulation rules and the provisions of 12.A.1.a. and b. of this Supplemental Agreement.

  H.  FLIGHT TIME LIMITATIONS

      1. FAR 121.471(a) reads as follows and applies to all Company flight operations until amended:

              "No domestic air carrier may schedule any flight crew member and no flight crew member may accept an assignment for flight time in scheduled air transportation or in other commercial flying if that crew member's total flying time in all commercial flying will exceed.

              (1) 1,000 hours in any calendar year;

              (2)  100 hours in any calendar month;

              (3) 30 hours in any seven (7) consecutive days;

              (4) 8 hours between required rest period."

      2. Subparagraphs H.1. and paragraphs B. and C. of this Section shall not apply to the Company's International operations.

  I.  WAIVER OF DUTY FREE PERIODS

          A pilot may waive scheduled off-duty time. When this right is invoked, off-duty time so lost will not be rescheduled.

                                     SO.25

  J.  FULL SERVICE BANK

      1. Paid hours in excess of eighty (80) hours may, at pilot option, be deposited in the bank at a rate of up to twenty (20) hours per bid period to a maximum bank balance of sixty (60) hours. Each individual has only one bank account balance that is positive, negative, or zero.

      2. A pilot may, at his option, borrow up to twenty (20) hours per bid period up to a maximum negative balance of twenty (20) hours. Such bank debt shall be repaid from earnings in excess of eighty (80) hours up to a maximum of twenty (20) hours per month, except when the pilot elects to deposit additional time.

      3. The bank deposit form must be filed with Crew Scheduling by midnight on the 20th of the month in question. All other bank transactions must be filed with Crew Scheduling by midnight on the last day of the bid period in question. All bank accounting will take place subsequent to the end of the month.

      4.  Bank time may, at pilot option, be used to:

          a. Provide additional pay in the current month up to a total of eighty-five (85) hours.

          b.  By mutual agreement drop trips on a minute-for-minute basis.

  K.  CO-TERMINAL OPERATIONS

      1. When a co-terminal airport as defined in Section 2 of the Basic Agreement is a pilot base, a pilot will report to the co-terminal airport which is the point of origination for the first flight of the rotation. With the exception of transition and holiday cancellation rotations, all rotations shall originate and terminate at the same co-terminal at the base. When a duty period ends at a co-terminal airport for

                                     SO.26
          his base, other than the airport at which the rotation originated, he shall layover and originate his next duty period from that airport. If the last flight leg (including deadhead by air) of a transition or holiday cancellation rotation ends at a co-terminal airport for the base, other than the airport from which the rotation originated, the Company may deadhead the pilot by surface transportation to the airport of origin. A rotation is completed when the pilot's duty period ends at the airport at which the rotation originated.

          a. Parking will be provided at Company expense at the airport of origin for a rotation within a base having co-terminals.

          b. A pilot assigned to a base having co-terminal airports may elect to have his Company mail delivered to the co-terminal airport of his choice.

  L.  BLOCK TIME PAY TIME DISPLAY

          At each Sunshine pilot base, Block Time and pay time shall be displayed as expeditiously as possible by the Company for each pilot at the base, such time displayed to be that time submitted by the Captain for payroll purposes.

                                     SO.27

SECTION 16

INTERNATIONAL CATEGORY OPERATIONS

      Section 16 of the Basic Agreement shall not be applicable to the Sunshine Operation.

                                      SO.28

SECTION 22

FILLING OF VACANCIES

Amend Paragraphs 22.C., 22.E.4.a. and 22.F. of the Basic Agreement to read in full as follows:

22.C. STAFFING REQUIREMENTS

      1. The number of positions in each equipment status shall be no less than the number determined by the following:

          a. The total known daily Block Time times thirty (30) divided by eighty (80), plus

          b. Ten percent (10%) of the number determined in C.1.a. above as reserves.

          EFFECTIVE ON THE FIRST DAY OF THE TWELFTH BID PERIOD AFTER THE FIRST CONVERSION OF A PILOT INTO THE SUNSHINE OPERATION PARAGRAPH C.1.B. ABOVE SHALL BE REPLACED WITH THE FOLLOWING:

          b. Reserve positions determined as follows: Monthly average Block Time flown by reserve pilots during the most recent twelve (12) bid periods for which reserve utilization is available divided by sixty-five (65) divided by the average number of regular lines for such twelve (12) month period multiplied by the number of regular lines expected for the bid period being staffed. For purposes of this paragraph the number of regular lines expected for the bid period being staffed shall be determined as provided in 22.C.1.a. of this Supplemental Agreement.

22.E.4.a.  If no pilot bids on a B-737 First Officer (Sunshine) vacancy, then the Company may assign a new hire pilot to fill the vacancy:

                                     SO.29

              (1) from the most recently hired class, if that pilot has not yet completed an Initial Operating Experience for his entry level qualification as a Delta Pilot; or

              (2) from the next class hired by proffering the vacancy in seniority order and if such proffer is not accepted, then by inversely assigning to fill the vacancy.

              (3) Any pilot so assigned as provided in Paragraph E.4.a.(1) or
                  (2) above would not be subject to the freeze outlined in
                  Section 22.F.

22.F.  TRAINING OBLIGATION

      1. a. A pilot who receives an Advance Entitlement (other than by assignment), or a Voluntary Displacement Entitlement for a B-737 Captain (Sunshine Operation) may not be awarded an Advance Entitlement or Voluntary Displacement Entitlement in any other category for a period of twenty-four (24) months following the award date of the Advance Entitlement or Voluntary Displacement Entitlement, except that he may be awarded an Advance Entitlement or Voluntary Displacement Entitlement if the closing date is subsequent to the last day of the twenty-four (24) month period.

                                     SO.30

          b. A pilot who receives an Advance Entitlement (other than by assignment), or a Voluntary Displacement Entitlement, or a furlough recall for a B-737 First Officer (Sunshine Operation) may not be awarded an Advance Entitlement or Voluntary Displacement Entitlement in any other category for a period of twelve (12) months following the award date of the Advance Entitlement or Voluntary Displacement Entitlement, except that he may be awarded an Advance Entitlement or Voluntary Displacement Entitlement if the closing date is subsequent to the last day of the twelve (12) month period.

                                      SO.31

SECTION 23

SCHEDULING

Section 23 is amended in its entirety to read in full as follows:

  A.  PILOT LINES OF TIME - PREFERENTIAL BID SYSTEM

      1. Except as provided in 23.A.3., each regular line of time shall be preferentially bid for not less than seventy-five (75 ) hours of Block Time, and shall not exceed eighty-two (82) hours of Block Time in a bid period. All remaining lines of time shall be classified as reserve lines of time.

      2. Blocks of rotations which collectively do not legally result in a regular line of time shall be placed in reserve time. At least one percent (1%) of the scheduled Block Time for each category shall be reserve time at the beginning of each bid period.

      3. A pilot bidding an initial regular line who will be unavailable for flying for a portion of the month shall be required to select rotations that are scheduled for Block Time of not less than one thirtieth (1/30th) of seventy-five (75) hours times the number of days the pilot is available for flying during the bid period. If the rotations remaining to be awarded will not combine to meet the requirement of this paragraph, such bidder shall be awarded a reserve line covering the entire period of his availability for flying during the bid period.

                                     SO.32

B.   LINE OF TIME SELECTION PROCEDURES

      1. a. Currently qualified pilots holding positions in the Sunshine Operation, or pilots projected to be qualified for the Sunshine Operation prior to the first day of the bid period shall construct their individual lines of time consistent with seniority, the monthly and quarterly maximums outlined in Section 12.A. of this Supplemental Agreement and the preferences of the bidder as processed by the Preferential Bid System. Captain line of time preferences and awards shall be completed prior to First Officer preferences and awards. A pilot who will occupy a position in a Sunshine Operation category on the first day of the bid period but not projected to be currently qualified before the first day of the bid period shall be awarded a specially created reserve line. The Company shall have the option for placement of X-days on specially created reserve lines.

          b. During the Preferential Bid process, no rotation shall be awarded that will cause the line of time to be scheduled within thirty
              (30) minutes of exceeding any rest required by the Basic Agreement or this Supplemental Agreement, or within two hours (2:00) of exceeding any FAR flight time or rest requirement.

          c. A currently qualified pilot holding a position in a category not projected to meet consolidation requirements prior to the first day of the bid period will be awarded a regular line of time during the initial line of time award.

                                     SO.33

          d. Unless otherwise exempt a currently qualified First Officer not projected to complete seventy-five (75) hours of line operating flight time including operating experience time prior to the first day of the bid period will not be awarded a rotation that was awarded to a Captain not projected to complete seventy-five (75) hours of line operating flight time hours prior to the first day of the bid period.

          e. A pilot converted into a category subsequent to the first day of the bid period, and/or subsequent to the initial line of time awards for the following month, who has not completed consolidation requirements will be awarded a specially created regular line. Rotations from open time will be used to construct such specially created regular line. A specially created regular line shall not exceed an average of two hours and forty-five minutes (2:45) per day. In the event there is insufficient open time to construct a specially created regular line, such pilot shall be awarded a specially created reserve line for that bid period and shall be considered first out for open time until he has completed consolidation requirements.

          f. A pilot converted into a category subsequent to the first day of the bid period and/or subsequent to the initial line of time awards for the following month who has met the consolidation requirements will be awarded a specially created reserve line.

                                     SO.34

      2. Currently qualified pilots or pilots projected to be qualified prior to the first day of the bid period shall express sufficient preferences through the Preferential Bid System to create and be awarded a line of time. A pilot who fails to submit a preference bid or fails to submit enough preferences shall, except as provided in 23.B.1.b. through 23.B.1.f., be awarded a line of time determined by the default bid(s).

      3.  Each pilot shall be provided access to rotation descriptions.
          Rotation descriptions normally will cover a calendar month, and shall specify the effective date of the lines of time and time of day on the 15th of the month after which the preference of lines of time shall not be considered. Under unusual and extenuating circumstances the Company may close initial awards on a date subsequent to the 15th of the month. Access to rotation descriptions shall be at least seven
          (7) days in advance of this deadline.

      4. Rotation description shall show all pertinent details of all rotations at the base including:

          a.  Trip pairing by days

          b.  Equipment types

          c.  Stations and origination and termination times

          d.  Scheduled flight and credit hours

          e.  Layover times, cities, and rest facilities

          f.  Designation of types of credit time

          g.  Exceptions and schedule change descriptions

                                     SO.35

          h.  Maximum allowable on-duty time

          i.  Actual scheduled on-duty time

      5. An increase in flying in the category occurring after distribution of rotation description sheets shall be considered as reserve time.

  C.  REMOVAL FROM LINE OF TIME

      1. Scheduling changes shall be made and posted as far in advance as practicable. In the event of a change in the schedule as posted, the Company shall notify the pilots affected as soon as the circumstances, then existing, will permit. Pilots shall, electronically or by telephone, acknowledge the report time and date of each of their scheduled rotations, within a window of time beginning twenty-four
          (24) hours and ending six (6) hours before the scheduled report time of such rotation.

      2. When a captain is not qualified over the route of his line of time, although he is or was qualified on the equipment to be flown, the Company may substitute another pilot in his category on the line of time while such captain is qualifying.

      3. Any pilot who is scheduled or assigned to a flight shall not be subject, without mutual consent, to displacement by another pilot exercising his seniority rights within the twelve (12) hour period prior to the scheduled time of report of that flight. Should a reserve pilot be displaced, he shall be considered as returning from a trip at the time of displacement. Should a reserve pilot be displaced prior to the twelve (12) hour period before the scheduled report, every reasonable effort shall be made to notify him of his displacement.

      4. Pilots awarded a regular line of time may not be displaced from such line or portion thereof, except for lack of current qualification

                                     SO.36
          because of equipment substitution, for lack of route qualification, because of irregular operations, for failure to acknowledge time and date of rotation as required by Section 23.D.1., failing to have in his possession the appropriate licenses and medical certificate, or except as otherwise provided in this Agreement. Pilots awarded or assigned a reserve line of time shall be subject to all the provisions covering pilots holding reserve lines of time set forth in Sections 12 and 23.

      5. Reroute of pilot schedules because of irregular operations will be restricted within the Sunshine Operation except when this provision will be the cause of a flight cancellation.

  D.  TIME PICK-UP PROCEDURE (WHITE SLIP)

      1. A pilot holding a regular line of time may pick up additional flying to his monthly pickup maximum stated in 12.A. of this Supplemental Agreement. Such request may be for open time in the pilot's category and/or other categories within the Sunshine Operation within the pilot's equipment status except that White Slips for open time in other than the pilot's category shall not be considered in the pre-month White Slip process. White Slips submitted by in-category pilots for open time within their category shall be considered and awarded first followed by consideration and award of White Slips submitted by a pilot(s) holding a position in other categories within the same equipment status. When a pilot is awarded a rotation on his White Slip for a rotation allocated to a category other than his own, the pay for the rotation shall commence and end at the domicile to which the rotation was allocated prior to the White Slip award and the pilot shall be responsible for any

                                     SO.37
          required transportation, hotels, and/or meal expenses not normally associated with the rotation. The awarding of such open time shall be on a current basis except that during the trip coverage process on the twenty-fifth (25th) in a thirty (30) day month or the twenty-sixth
          (26th) in a thirty-one (31) day month, open time will be awarded for the subsequent bid period. Proficiency Check Pilots and Simulator Instructors may, in order to meet the requirements of 11.B.5.a. and b. of the Basic agreement, participate in the pre-month White Slip process (25th in a thirty day month, 26th in a thirty-one day month) in a category where there is a category position holder who is junior to the Proficiency Check Pilot or Simulator Instructor. Proficiency Check Pilots and/or Simulator Instructors who participate in the White Slip process on a current basis shall have their White Slip considered immediately following the High Yellow Slip step of reserve coverage. The awarding of such open time shall be in accordance with seniority preference except:

          a. A pilot not projected to complete seventy-five (75) hours of line operating flight time prior to the departure of the requested rotation shall not be awarded an open time rotation previously awarded to a Captain or First Officer who also is not projected to complete seventy-five (75) hours of line operating flight time prior to departure of the requested open time rotation in question.

          b. A pilot will not be awarded a White Slip rotation that will cause him to be scheduled within thirty (30) minutes of exceeding any contract flight time or rest requirement rule, or within two hours (2:00) of exceeding any FAR flight time or rest requirement rule.

                                     SO.38

      2. A pilot who is eligible to pick up reserve time and who desires to fly open time shall indicate his desires to Crew Scheduling by initiating a White Slip. Such pilot shall indicate the date or dates on which he wishes to fly and may, at his option, specify certain trips he desires in order of preference.

      3. A pilot must submit a White Slip request not later than midnight prior to the Primary Window to be eligible to participate in that day's awards. A pilot having submitted a White Slip may, up to midnight prior to the Primary Window, modify or remove his White Slip. Except as provided below, White Slips will be awarded covering rotations originating within the twenty-four (24) hour period commencing at 0001 hours after the "Primary Window" closes.

          a. White Slip requests for rotations originating at any time during the present bid period shall be awarded in seniority order on a daily basis.

          b. A White Slip request initiated not later than 0001 on the twenty-first (21st) in a thirty (30) day month or the twenty-second
              (22nd) in a thirty-one (31) day month shall be awarded, in seniority order, for rotations originating during the subsequent bid period. Such award shall be posted not later than 0001 on the twenty-third (23rd) in a thirty (30) day month or the twenty-fourth (24th) in a thirty-one (31) day month.

          c. A pilot who becomes eligible under the provisions of this Paragraph to pick up reserve time after the daily awarding process has begun may exercise his seniority to pick up reserve time until twelve (12) hours before scheduled report of a reserve trip.

                                     SO.39

      4. The Company shall award trips in accordance with a pilot's trip listings and such pilot shall be obligated to fly such awarded trip(s). Scheduling shall contact a pilot to inform him of his awarded trip. If Crew Scheduling is unable to contact a pilot to inform him of his award, such flying time shall be considered as becoming added available open time. Trips which become available for pick up after the notification windows shall be proffered to eligible White Slip pilots who do not have a conflicting award.

      5. Any open time not covered under this Paragraph D. (White Slip) shall be awarded under the provisions of Paragraph G. (Reserve Flying) of this Section.

  E.  SWAP WITH POT

           Develop rules for swap-with-the-pot.

  F.  PERSONAL TRIP DROP

      1. If in the opinion of Crew Scheduling, there is adequate coverage at the base, a pilot shall be permitted to drop a trip or trips from his awarded line of time. All requests for personal drops for the subsequent month shall be submitted prior to midnight on the twentieth (20th) in a thirty (30) day month or the twenty-first
           (21st) in a thirty-one (31) day month. Awarding of personal drops for the subsequent month shall take place not later than 0001 on the twenty-first (21st) in a thirty (30) day month, or the twenty-second
           (22nd) in a thirty-one (31) day month. Requests to drop trips in the subsequent bid period, submitted by this deadline, shall be honored in order of seniority. Requests for personal drops in the current month shall be considered in order of receipt. Line of time pay guarantees as provided in Section 4. (Minimum Pay

                                     SO.40

          Guarantees) will be reduced by the amount of the personal drop. Request for Personal Drops and White Slips for all other days of the current bid period shall be approved or disapproved before the end of the day.

      2. Recovery of time lost to personal trip drops shall be allowed utilizing Section 23.D. (White Slip) of this Supplemental Agreement.

  G.  RESERVE FLYING

      1. After the awarding of reserve time under Paragraph D.1. (White Slip) of this Supplemental Agreement within the category, remaining open time shall be awarded in the following manner:

          a. A pilot holding a regular line of time at another base in the Sunshine Operation in the same status who has requested open time shall be awarded reserve time under Paragraph D. (White Slip) of this Supplemental Agreement.

          b. Currently qualified pilots at the base holding reserve lines of time shall be assigned reserve time within their category on a first-in, first-out basis except that a reserve pilot who has not met consolidation requirements shall be first out. Such first-in, first-out sequence shall be determined by the in time of the last flight flown. Reserve line pilots returning from ALPA duty or training will for purposes of first-in, first-out be considered as returning from a trip. Such first-in, first-out sequence shall take into consideration scheduled off days of reserve pilots so that such reserve pilots will be grouped by days of availability ranging from one (1) day of availability up to and including days of availability equal to the longest rotation for the equipment

                                     SO.41
              status. Open time will then be awarded on a first-in, first-out basis within these groups, to the extent possible, matching length of trip to days of reserve availability. In assigning such open time on a first-in, first-out basis, the pilots eligible for trips shall be allowed seniority preference of such trips that are known at the notification windows as outlined in Section 23.H.1. of this Supplemental Agreement. A reserve pilot, once assigned under this Paragraph G.1.b. shall not be displaced by another pilot within twelve (12) hours of scheduled report of such trip. In the event he is removed from such trip, he shall for the purpose of first-in, first-out scheduling be considered as returning from a trip.

          c. In the event no such pilot is available, such time shall be assigned to a reserve line holder at another Sunshine Operation base in the same status of the flying to be accomplished on a day's of availability first-in, first-out basis.

                                     SO.42

          d. In the event no such pilot is available, such time shall be assigned in seniority order to any pilot who has indicated a desire for such assignment on a Green Slip. All pilots are eligible to submit a Green Slip, however, no pilot may be assigned to a trip on a Green Slip that will conflict with any trip on his line(s) of time until after the provisions of Section G.1.e and f. of this Supplemental Agreement have been met. Any pilot assigned under the provisions of this Paragraph shall be paid in accordance with the provisions of G.1.h. of this Section.

          e. In the event no such pilot is available, such time shall be inversely assigned to the junior available reserve line holder in the category. If scheduled off-duty days are interrupted, he shall be given nine (9) hours free of duty on return from such trip, and then be given twenty-four (24) hours free of duty (commencing after the nine (9) hours free of duty) for each interrupted off duty day or portion thereof. He shall be paid per G.1.h. of this Section for any scheduled off day or portion thereof from or into which he is scheduled to fly or deadhead.

          f. In the event no such pilot is available, such time shall be assigned to the most junior available regular line holder in the category. Prior to causing a trip conflict under the provisions of this paragraph, Green Slip requests for trip conflicts will be considered. Any pilot assigned flying under this paragraph shall be paid per G.1.h. of this Section for the trip(s) flown on such assignment and, if appropriate, protected by Section 4.A.2. of this Supplemental Agreement.

                                     SO.43

          g. In the event no such pilot is available, such time shall be assigned to the most junior currently qualified pilot on the system. Any pilot assigned flying under this paragraph shall be paid per G.1.h. of this Section for the trip(s) flown on such assignment and, if appropriate, protected by Section 4.a.2. of this Supplemental Agreement.

          h.  Green Slip and inversely assigned trip(s) will be paid as follows:

              (1) A full bid period regular line holder who completes the month with flown Block Time of less than seventy-five (75) hours, or a regular line holder who is available to fly as regular line holder less than the full bid period who completes the month with accomplished Block Time of less than one-thirtieth (1/30th) of seventy-five (75) hours times the number of days available to fly as a regular line holder will have the month filled to seventy-five (75) hours, or to one-thirtieth (1/30th) of seventy-five (75) times the number of days available to fly as a regular line holder, whichever is appropriate, to the extent possible, with straight time pay from any Green Slip trip(s) flown that caused no conflict with other rotation(s) on the pilot's line at the time the Green Slip trip(s) were awarded. The remainder of such Green Slip trip(s), if any, will be paid at time and one-half.

                                     SO.44

              (2) All duty periods that violate reserve X-days as a result of
                  Green Slip or inverse assignment will be paid at straight rates as an addition to any other form of pay for the month, and all X-days violated will be repaid as provided in G.1.e.

              (3) A pilot will be limited to two (2) inverse assignments or two
                  (2) Green Slip assignments or one (1) inverse assignment and one (1) Green Slip assignment per bid period unless no other pilot is available.

  H.  RESERVE NOTIFICATIONS/AVAILABILITY

      1. Crew Scheduling shall establish designated notification periods (windows) meeting the following parameters:

          a. Windows shall not be more than two (2) daily: One designated as the "Primary Window" and one designated as the "Secondary Window".

          b. Windows shall not cover more than four (4) hours in a calendar day.

          c.  There shall be no less than six (6) hours between windows.

          d. All known trips shall be covered during the "Primary Window". Assignment of reserve pilots shall be limited to rotations originating within a twenty-four (24) hour period commencing at 0001 hours after the Primary Window closes.

          e. White Slips for trips within the trip coverage period must be initiated not later than midnight prior to the opening of the "Primary Window".

          f. White Slips submitted after the time stated in H.1.e. for the "Primary Window" will not be considered at the subsequent "Secondary Window" if the pilot was awarded a trip in the "Primary Window".

                                     SO.45

          g. Trips within the trip coverage period, that initially become known after the close of the "Primary Window" will be covered during the subsequent "Secondary Window".

      2. The window times for the bid period shall be made available in conjunction with rotation descriptions.

      3. Awards of White Slip will normally occur during the "Primary or Secondary Windows" described in Paragraph H.1.a.-c. However, Crew Scheduling may award a White Slip at other times with consent of the pilot(s) involved.

      4. Assignment of flying time to a pilot on reserve shall be made during the "Primary or Secondary Windows" as described in Paragraph H.1.d.-g. above.

          a. Reserve pilots returning from a trip will be considered as last out among those pilots with like days of availability on the appropriate list until the opening of the next window following ten and one-half hours (10:30) from block-in.

          b. A reserve pilot returning from a trip may leave instructions with Crew Scheduling regarding his choice of trips and a specified time for a pilot initiated phone contact. Such pilot(s) will not be called during the ten and one-half (10:30) hour rest period unless needed immediately upon completion of such rest period.

          c. Advisement of trip coverage to a pilot outside a window or a pilot protecting his rest period as in Paragraph H. 4.b. shall not be considered a Short Call provided the trip was set aside for the pilot during the normal Long Call coverage process.

                                     SO.46

      5. A trip that was not known to Crew Scheduling during such window shall subject to days of availability be assigned to a reserve pilot on Short Call. However, such trip may be assigned to a pilot on Long Call during a window less than twelve (12) hours from report time for the trip.

      6. Assignment of a trip outside a window to a pilot on reserve, not on Short Call and occurring less than twelve (12) hours from the report time for the trip will count as a tour of Short Call duty for that pilot.

      7. Currently qualified pilots holding reserve lines of time shall be reasonably available. A pilot on reserve who is not assigned Short Call duty shall be on Long Call. Pilots on Long Call and not within twelve (12) hours of reporting for an assigned flight shall:

          a. Be promptly available at a telephone contact during designated notification periods (windows), and be able to report within two hours (2:00) of contact.

          b. Be considered to have served a period of Short Call when assigned a flight outside a window with a report time less than twelve (12) hours from notification.

          c. Assume his normal position on the Long Call list when returning to reserve from a Regular line.

      8. Currently qualified pilots holding reserve lines of time may be assigned to Short Call by Crew Scheduling based on availability and previous number of Short Call assignments. Short Call shall:

          a. Normally begin at 0300 local time, with a maximum duration of twenty-four (24) hours.

                                     SO.47

          b. Normally be assigned to a pilot no more than six (6) times a month and prorated and rounded to reflect the proportion of the month actually spent on reserve.

      9. A pilot shall be granted one additional day off each time he is assigned to Short Call duty during the month in excess of six (6) times. Such days shall be, at pilot option, added to his vacation or by mutual agreement taken as a day(s) off in the current month, or, if on reserve, in the following month.

      10. A pilot returning from "X" days will, unless notified to the contrary, be considered to be on Short Call reserve beginning at 0300 following his last "X" day. The provisions of Paragraph 7.b. of this Section shall not be applicable to such pilot who goes on Short Call.

      11. Pilots on Short Call shall:

          a. Normally be notified of assignment to Short Call during the window which precedes the Short Call period by at least twelve (12) hours; however, a pilot may be notified of such assignment at times other than during the window.

          b. Be promptly available at a telephone contact and able to report for duty within two hours (2:00) of contact.

          c. Upon being assigned a trip, continue to be promptly available at a telephone contact during the remainder of the Short Call period, or until departing to cover the assigned trip, whichever occurs first.

                                     SO.48

SECTION 28

DURATION

      THIS SUPPLEMENTAL AGREEMENT shall become effective on the Effective Date of the Basic Agreement and shall remain in full force and effect concurrently with the Basic Agreement subject to the provisions of Section 28 thereof.

                                     SO.49

IN WITNESS WHEREOF, the parties hereto have signed this Agreement this 29th day of April 1996.

                                     FOR THE AIR LINE PILOTS IN THE
FOR DELTA AIR LINES, INC.            SERVICE OF DELTA AIR LINES, INC.

/s/ R. W. Allen                      /s/ J. R. Babbitt
- ------------------------------       --------------------------------
    R. W. Allen                          J. R. Babbitt

    Chairman of the Board, President     President
    and Chief Executive Officer

    WITNESS:                           WITNESS:

/s/ H. C. Alger                      /s/ W. R. Brown
- ------------------------------       -----------------------------
    H. C. Alger                          W. R. Brown

/s/ H. D. Greenberg                  /s/ M. R. Kelly
- ------------------------------       -------------------------------
    H. D. Greenberg                      M. R. Kelly

/s/ T. M. Erskine                    /s/ R. G. McCallum
- ------------------------------       -------------------------------
    T. M. Erskine                        R. G. McCallum

/s/ R. E. Colby                      /s/ F. W. Daugherty
- ------------------------------       -------------------------------
    R. E. Colby                          F. W. Daugherty

/s/ A. L. Beck                       /s/ R. O. Norris
- ------------------------------       -------------------------------
    A. L. Beck                           R. O. Norris

/s/ W. C. Spalding                   /s/ B. S. Gordon
- ------------------------------       -------------------------------
    W. C. Spalding                       B. S. Gordon

/s/ D. T. Watson, Jr.                /s/ R. H. Drew
- ------------------------------       -------------------------------
    D. T. Watson, Jr.                    R. H. Drew

                                     SO.50

                                 October 1, 1990

                                                                 LETTER NUMBER 1


Captain W. J. Donnelly
Chairman, Delta MEC
Air Line Pilots Association
2314 Sullivan Road
College Park, Georgia  30337-6302

Dear Captain Donnelly:

In the discussions during negotiations of the Agreement signed October 1, 1990, the ALPA Negotiating Committee stated that Bank time should not influence retirement. We understood the Association's position to be as follows: Except for the ability to use Bank time to bring the final month's earnings up to monthly call (i.e., a pilot whose birthday falls on the fifth of the month can use Bank time to fill out his final active month), it was not ALPA's intent in 1979 nor is it the intent now for Bank time to impact retirement. Accordingly, effective September 1, 1987 the Company will discontinue inclusion of Bank payoff dollars in the Final Average Earnings computation.

If you agree that the above is ALPA's position, please sign and return two copies of this letter.

                                           Sincerely,

                                           /s/ H. C. Alger
                                           --------------------
                                           H. C. Alger
                                           Vice President -
                                           Flight Operations


I concur.

/s/ W. J. Donnelly
    --------------
    W. J. Donnelly, Chairman, Delta MEC


                                     L.1.

                                    October 1, 1990

                                                                 LETTER NUMBER 2

Captain W. J. Donnelly
Chairman, Delta MEC
Air Line Pilots Association
2314 Sullivan Road
College Park, Georgia 30337-6302

Dear Captain Donnelly:

The following is the understanding reached with the Delta Pilot Negotiating Committee leading to the settlement of the Pilots' Working Agreement.

With respect to a probationary pilot whose entry level category is in the MD-88 First Officer, B-737 First Officer, L-1011 Second Officer, B-727 Second Officer, or B-737S First Officer category, it has been mutually agreed that:

1. A pilot trainee shall express his order of preference among all pilot bases upon entering initial training. If he is not assigned to the base of his first choice, his expressed first preference shall remain on file during his probationary period until withdrawn or replaced by another base preference expressed in writing. The preferences of all probationary pilots and pilot trainees shall be honored in order of system seniority whenever unassigned pilots are to be added to any base or bases.
     Exceptions to this procedure may be made due to personal hardship.

2. When it is necessary to transfer unassigned pilots, seniority will prevail, i.e., the transfer will be proffered to the senior unassigned pilots. In the event no one accepts the proffer, assignment will be in inverse order of seniority.

Further, with regard to any probationary pilot, it has been mutually agreed that:

1. Pilots normally will be awarded Advance Entitlements and category positions in accordance with system seniority.

2. When an unassigned pilot is transferred at Company request, his moving expenses shall be paid in accordance with Section 6 (Moving Expenses) of the Pilots' Working Agreement.

                                     L.2.1

Captain W. J. Donnelly
Page 2
October 1, 1990


3. An unassigned pilot on temporary duty away from his base shall receive one round trip S-1 pass to his domicile for each ninety-six (96) hour duty-free period. In addition, the Base Chief Pilot will arrange transportation in the event of personal hardship.

4. Unassigned pilots shall be covered by all the provisions of Section 12 (Hours of Service) of the Pilots' Working Agreement, except that such pilots on temporary duty away from their domiciles shall be covered by the trip hour provisions only as they apply from the temporary duty base.

5. The observance of Section 12.I.1. (Trip Hours) may be waived for probationary pilots only if trip coverage requirements necessitate. In such circumstances, all other forms of credit apply in determining flying limits for these individuals.

6. The Company recognizes the right and obligation of the Association to represent the best interests of probationary pilots and to intercede in their behalf if necessary, without prejudice to the probationary pilot.

If the aforementioned reflects your understanding on this matter, please return two (2) signed copies to me at your earliest convenience.

                                         Sincerely,

                                         /s/ R. A. McClelland
                                         ---------------------
                                         R. A. McClelland
                                         Senior Vice President -
                                         Operations



Agreed to and accepted this 1st day of October, 1990.

/s/ W. J. Donnelly
    --------------
    W. J. Donnelly, Chairman, Delta MEC

                                     L2.2

                             October 1, 1990

                                                                 LETTER NUMBER 3

Captain W. J. Donnelly
Chairman, Delta MEC
2314 Sullivan Road
College Park, GA 30337-6302

Dear Captain Donnelly:

This letter will reflect the discussions held between Delta Air Lines, Inc. and the Delta Pilots Negotiating Committee concerning Section 23.A.1. (Construction of Lines of Time) of the Pilots Working Agreement.

1. In order to improve purity of lines of time, the Master Executive Council Chairman or his designated representative may approve an expansion of the line of time construction window in fifteen (15) minute increments from sixty-nine (69) hours to not less than sixty-seven (67) hours and from seventy-four (74) hours to not more than seventy-seven (77) hours in any seventy-five hour (75) hour month subject to the following restrictions:

     a. Expansion may be approved on a particular piece of equipment, at a particular base for each individual bid period.

     b. Expansion shall only be permitted to allow construction of pure lines of time.

     c. The sixty-seven (67) and seventy-seven (77) hour reference in 1. above may vary in the same increment that the designated monthly cap varies from seventy-five (75) hours.

     d. Lines of time that cannot be made pure shall conform to the normal line of time construction window limits.

     e. Pick up limits, pay guarantees and monthly pay shall be based on the designated monthly maximum.

2.   For purposes of this Letter of Agreement, Pure means same rotation number.


                                     L.3.1

Captain W. J. Donnelly
Page 2
October 1, 1990


3. This Letter of Agreement shall become effective on the date of signing of the Basic Agreement, and shall remain in effect until canceled by one or both parties as stated in Paragraph 4 below.

4. Both parties may mutually agree to cancel this Letter of Agreement at any time. Either party may cancel this Letter of Agreement by providing the other party with one hundred twenty (120) days written notice.

                                           Sincerely,

                                       /s/ H. C. Alger
                                           -----------
                                           H. C. Alger
                                           Vice President -
                                           Flight Operations


I concur:

/s/ W. J. Donnelly
    --------------
    W. J. Donnelly, Chairman, Delta MEC

                                     L.3.2

                                October 1, 1990

                                                                 LETTER NUMBER 4
Captain W. J. Donnelly
Chairman, Delta MEC
Air Line Pilots Association
2314 Sullivan Road
College Park, Georgia  30337-6302

Dear Captain Donnelly:

Captain Cardno's letter dated January 31, 1977, to Captain Norris contained a schedule of information to be furnished to the Retirement and Insurance Committee. Certain revisions to the schedule are needed to provide adequate time for developing complete and accurate reports.

Accordingly, the following schedule supersedes the schedule in the January 31, 1977 letter:

 1.  Actuarial Report               December 7

 2.  Quarterly Master Trustee       60 days following the
     Report of Contributions,       end of the quarter.
     Benefits and Investment

 3.  Plan Description (EBS-1)       Within 15 days of filings. (The Company
                                    normally satisfies this requirement by
                                    furnishing a copy of the Summary Plan
                                    Description - Benefit Handbook- to the U.S.
                                    Department of Labor.)

 4.  Annual Return/Report of        January 31 following the
     Employee Benefit Plan          end of the Plan year.
     (Form 5500)

 5.  IRS (Form 990)                 December 31

 6.  Pension Benefit Guaranty       January 31 following the
     Corp. - PBGC-1                 end of the Plan year.


                                     L.4.1

Captain W. J. Donnelly
Page 2
October 1, 1990


Please note that Items 2, 3, and 4 of the previous schedule have been consolidated into Item 2 of the recommended schedule. This does not represent any change in the information presently reported as such is contained in a single report - the Quarterly Master Trustee Report.

In no case shall a copy of any report made to a government department or agency be due at ALPA prior to 30 days after the deadline set by such department or agency for that report, including extensions.

                                           Sincerely,

                                       /s/ R. A. McClelland
                                           ----------------
                                           R. A. McClelland
                                           Senior Vice President -
                                           Operations



Agreed to and accepted this 1st day of October, 1990.

/s/ W. J. Donnelly
    --------------
    W. J. Donnelly, Chairman, Delta MEC

                                     L.4.2

                                October 1, 1990

                                                                 LETTER NUMBER 5


Captain W. J. Donnelly
Chairman, Delta MEC
Air Line Pilots Association
2314 Sullivan Road
College Park, Georgia  30337-6302

Dear Captain Donnelly:

This letter will reflect our recent discussions pursuant to administration of the Delta Pilots Disability and Survivorship Plan (hereinafter referred to as the Plan).

As discussed, it is deemed mutually desirable to modify current procedures followed in administering the Plan to permit payment of long-term disability benefits for a limited period of time (up to six (6) months) in certain situations where:

  (a) The pilot has not been formally denied a First Class Medical Certificate, but based on medical evidence, clearly should not fly; or

  (b) The pilot has been denied a First Class Medical Certificate, but based on medical evidence, it is determined not in the pilot's or Company's best interest to require the pilot to appeal such denial.

To accomplish the above objectives, appropriate cases will be reviewed by the Administrative Committee on an individual basis. In those cases where the Administrative Committee believes that the medical facts, supported by the individual's and Company's (when required) physicians' recommendations, indicate that it is clearly in the individual's and Company's best interest not to pursue a formal denial and/or the appeal process, and where it is clearly evident that the individual is not medically fit to fly, the Administrative Committee will consider finding that the individual has "constructively" met the Plan requirements regarding loss of license and/or the appeal of such loss of license. If the Administrative Committee finds that an individual has constructively met the Plan requirements, the LTD benefits may be paid for a period of up to six (6) months from the date LTD benefits would otherwise have first been paid.


                                     L.5.1

Captain W. J. Donnelly
Page 2
October 1, 1990


It is agreed and understood that the decision that an individual has or has not "constructively" met the Plan requirements rests solely and completely with the Administrative Committee. Further, it is agreed and understood that should the Administrative Committee fail to find that an individual has constructively met the Plan's eligibility requirements, such failure does not constitute a basis to grieve denial of Plan benefits. Also, it is agreed and understood that the Administrative Committee may require an individual to be examined by a physician of the Committee's choice and at the Company's cost.

If the above reflects your understanding, please sign and return one (1) signed copy of this letter.

                                           Sincerely,

                                       /s/ R. A. McClelland
                                           ----------------
                                           R. A. McClelland
                                           Senior Vice President -
                                           Operations



Agreed to and accepted this 1st day of October, 1990.

/s/ W. J. Donnelly
    --------------
    W. J. Donnelly, Chairman, Delta MEC

                                     L.5.2

June 3, 1991

                                                                 LETTER NUMBER 6


Captain Harry C. Alger
Vice President - Flight Operations
Delta Air Lines, Inc.
Hartsfield Atlanta International Airport
Atlanta, Georgia 30320

Dear Harry:

This letter will confirm discussions between members of Management and representatives of the Air Line Pilots Association regarding Section 24.J.2.

It is understood and agreed the Association should be billed under Section 24.J.2. only when the following conditions are applied:

   When an ALPA dropped rotation, or any other single rotation in the Open Time originating on the same day as an ALPA dropped rotation is assigned under 23.I.1.c. (Green Slip) or 23.I.1.d.,e.,f., or g. (Inverse Assignment) ALPA should be billed under 24.J.2. for the rotation assigned.

   When a pilot ALPA drops reserve on-call days, a rotation assigned under 23.I.1.c. (Green Slip) or 23.I.1.d.,e.,f., or g. (Inverse Assignment) that originates and releases within the ALPA dropped reserve on-call days should be billed under 24.J.2. In this case only one (1) assigned rotation would be billed under the time frame of the ALPA dropped reserve on-call days.

   ALPA dropped rotations that have been White Slipped, awarded on KRL's, or awarded in the move-up process and are subsequently returned to the Open Time for a reason other than an ALPA drop will not be considered as ALPA dropped rotations in determining if the Association should be billed due to an assignment.


                                     L.6.1

Captain Harry C. Alger
June 3, 1991
Page 2


If the above properly reflects these discussions, please sign and return two copies for our files.

Very truly yours,

AIR LINE PILOTS ASSOCIATION

/s/ Robert D. Shelton
    -----------------
    Robert D. Shelton
    Delta MEC Chairman

I concur:


/s/ Harry C. Alger
    --------------
    Harry C. Alger

                                     L.6.2

June 30, 1992

                                                                 LETTER NUMBER 7
Captain H. C. Alger
Sr. Vice President Operations
Delta Air Lines, Inc.
Hartsfield Atlanta International Airport
Atlanta, Georgia 30320

Dear Harry:

This letter will confirm discussions between the Company and the Association regarding the status of an International Relief Officer scheduled to deadhead in order to position himself for duty.

As you know, there have been some requests from these deadheading International Relief Officers to be considered as a part of the cockpit crew in lieu of a deadheading crew member. Further, there have been numerous requests from the two-man international cockpit crews that these pilots be considered a part of the crew as opposed to a deadheading crew member. In response to these requests, we have polled the pilots in both the A-315 and 767ER categories and they have overwhelmingly supported the aforementioned request. Therefore, we propose that all International Relief Officers be scheduled as part of the cockpit crew rather than as a deadheading crew member as in the current practice.

As a result of our conversation on this subject, we understand the First Officers may be assigned as part of the scheduled crew complement on positioning legs when the equipment and qualification so permits. We further understand and acknowledge that for the purpose of determining when a relief crewmember is required as a cockpit crew member, the FARs shall be controlling. We also understand that this action by the Company shall not be precedent setting or prejudice either party in matters relating to the scheduling of International Relief Officers.

Sincerely,

AIR LINE PILOTS ASSOCIATION
/s/ Robert D. Shelton
    -----------------
    Robert D. Shelton
    Delta MEC Chairman

RDS:pb
cc:  Delta MEC

I concur:
/s/ H. C. Alger
    -----------
    H. C. Alger, Sr. Vice President Operations

                                      L.7

July 1, 1992

                                                                 LETTER NUMBER 8

Captain Harry Alger
Sr. Vice President - Operations
Delta Air Lines, Inc.
Hartsfield Atlanta International Airport
Atlanta, Georgia 30320

Dear Captain Alger:

Following our meeting of July 1, 1992, I indicated I would follow up with a letter to confirm our understanding of ALPA access to pilot mailboxes.

It is our understanding that the Association retains the right to use the pilot mailboxes for our communications as long held past practice has established. As the collective bargaining unit for the Delta pilots, I believe it is in our mutual best interest to continue this practice.

I trust we have now put this issue to rest and I will communicate this to the Delta MEC.

If you concur, please sign two copies of this letter and return.

Fraternally,

AIR LINE PILOTS ASSOCIATION

/s/ Robert D. Shelton
    -----------------
    Robert D. Shelton
    Delta MEC Chairman

RDS:pb
cc:  Delta MEC

I concur:

/s/ H. C. Alger
    -----------
    H. C. Alger

                                      L.8

                         January 27, 1994


                                                                 LETTER NUMBER 9


Captain W. R. Brown
DAL MEC Chairman
Air Line Pilots Association
2314 Sullivan Road
College Park, Georgia 30337-6302

In the course of discussion on the matter, we have concluded that it will be to our mutual advantage if the MEC Officers, the MEC Executive Administrator and the members of the MEC Negotiating Committee be afforded the following accommodations as an adjunct to the provisions of the Pilot Working Agreement.

   1. Individuals holding the above named positions shall, in order to meet their ALPA obligations, be able to, at their option, either:

      a.  be removed from the category in which they hold a position, or

      b.  retain a category bid position.

   2. Individuals holding the above named positions shall be able to, without any consequence as to flight pay or credit, and at a reasonable interval, request:

      a. to be scheduled to fly a trip with a line check airman on the equipment appropriate to their category and on which they maintain qualification, or

      b. to be scheduled for a simulator period for the purpose of maintaining/establishing proficiency/recency, on the aircraft appropriate to their category and on which they maintain qualification.

      Scheduling of such activity will be through the Manger, Crew Qualifications (Barry Adkins) at ext. 1806.


                                     L.9.1

W. R. Brown
January 27, 1994
Page Two


If you find that these measures support the objectives we have together set forth and if it is your desire to implement these measures, please sign and return two copies of this letter for our files.

                                                Cordially,

                                            /s/ H. D. Greenberg
                                                ---------------
                                                H. D. Greenberg
                                                Vice President
                                                Flight Operations



I concur:

/s/ W. R. Brown    Date:  2-8-94
    -----------
    W. R. Brown, DAL MEC Chairman



cc:  Richard Colby
     Ed Moir
     Dewey Jenkins
     Mack Ezell
     Bill Spalding
     Bob Drew

                                     L.9.2

                                October 6, 1994

                                                                LETTER NUMBER 10
Captain W. R. Brown, Chairman
Delta MEC
Air Line Pilots Association
2314 Sullivan Road
College Park, Georgia 30337

Dear Bill:

This will confirm the Company's offer to permit Delta pilots to participate in the Family Care Savings Plan (up to the existing 6% of gross earnings employee contributions maximum) on the same basis as non-pilot participants effective December 1, 1994.

Plan enhancements that will be available for pilot participants include expanded Fidelity investment options, liberalized Plan entry and reentry provisions, daily valuation of accounts, daily changes to participant investment accounts and contribution rates, and voice response unit (VRU) access.

Pilot participants will be governed by the same administrative procedures and guidelines that apply to all other Plan participants, such as service charges, loan fees, etc.

It is understood that Delta's existing level of matching contributions for pilot participants will remain unchanged and subject to future revision only through the collective bargaining process.

I have enclosed a copy of the Plan Prospectus Supplement and other explanatory materials (workbook, investment options, phone services) describing the features and administrative procedures of the amended Plan. Distribution of these materials to pilots will begin promptly upon your acceptance of this offer and return to me of a fully signed original of this letter.

                                Yours truly,

                            /s/ Terry M. Erskine
                                ----------------
                                Terry M. Erskine
                                Vice President - Personnel Relations

Accepted and Agreed to for ALPA by:

/s/ Captain W. R. Brown
    -------------------
    Captain W. R. Brown, Chairman
    Delta MEC
    Air Line Pilots Association

                                     L.10

                                 March 22, 1995

                                                                LETTER NUMBER 11
Captain W. R. Brown
Chairman, Delta Master Executive Council
Air Line Pilots Association
2314 Sullivan Road
College Park, Georgia 30337-6302

                 Re:  Procedures for Section 15 Medical Review

Dear Captain Brown:

This letter will serve to confirm discussions between the Company and the Association regarding the above referenced subject. As a result of those discussions, the following procedures are set forth as the methodology to be utilized for dealing with pilots who the Company has determined are subject to a medical review pursuant to the Company's rights under Section 15 of the Agreement.

1. The Company Director - Health Services (DHS) will review the medical records of all pilots who receive an FAA special issuance medical certificate, who return to duty after being absent for four or more months for medical reasons, or in individual cases where there is reason to believe that the pilot may not be eligible to hold a First Class Medical Certificate.

2. The pilot will give the DHS access to all medical records deemed pertinent by the DHS, and the DHS will make the final decision regarding the need for additional medical evaluation of a pilot holding a valid First Class Medical Certificate.

3. If the decision is made to send a pilot for further evaluation, the DHS and the ALPA Aeromedical Advisor will confer prior to sending the pilot for evaluation provided that the pilot agrees to release the pertinent information to the ALPA Aeromedical Advisor. The DHS will have the final decision regarding the selection of the Company designated physician.

4. Any medical information forwarded by the DHS to the Company designated physician will be limited to that from the medically relevant doctors and treating facilities.

5. If a pilot is required by the Company to undergo a medical evaluation, the pilot, the Company and the Company designated physician will make every reasonable effort to complete the evaluation and any case review process, if required, as expeditiously as possible.

                                    L.11.1

Captain W. R. Brown
March 22, 1995
Page 2



6. If the Company directed evaluation indicates that the pilot is medically disqualified from engaging in flight duty, the examining physician will be informed that the pilot will be withheld from service, on sick leave. The examining physician will be instructed to inform the pilot of the medical outcome and to refrain from reporting the finding to the FAA pending resolution of a challenge to the medical determination.

As always, the Company stands in support of the provisions of Section 15 of the Pilot Working Agreement.

                               Sincerely,

                           /s/ H. D. Greenberg
                               ---------------
                               H. D. Greenberg
                               Vice President - Flight Operations

cc:  Director - Flight Operations and Chief Pilot
     Director - Health Services
     System Manager - Flight Operations
     System Manager - Contract Administration
     Manager - Administration/Qualifications

                                    L.11.2

August 17, 1995

                                                                LETTER NUMBER 12
Captain H. David Greenberg
Vice President - Flight Operations
Delta Air Lines, Inc.
Hartsfield International Airport
Atlanta, Georgia 30320

     Re:  Letter of Understanding
          Procedures For Returning A Pilot To Line Operations From Extended ALPA Duty When The Pilot Will Be Obtaining An Initial Delta Type Rating

Dear Captain Greenberg:

This letter will serve to confirm discussions between the Company and the Association regarding the above referenced subject.

As you are aware, Section 13.A.6. of the Agreement addresses the situation of a pilot returning to the line who has been serving in a full time position in the interest of the Company or the Association. While this provision addresses the seniority issues involved in such service, it does not address the issue of a pilot who began extended ALPA duty as a First or Second Officer, but who subsequently returns to line operations with the seniority to hold a position that would allow him to obtain his initial type rating at Delta.

Essentially, when a pilot in this situation returns to line operations from extended ALPA duty there are three scenarios which may arise. Listed below are these scenarios and the treatment of the pilot in each of these cases. Each of these scenarios assumes that the pilot has the seniority to obtain and continue to hold the initial Delta type rating category position, as well as any additional First Officer category positions which he may occupy during ALPA service, or while he is transitioning into the type-rated category position.

                                  Scenario One

The first scenario involves a pilot who, while he is on extended ALPA duty, maintains currency in the aircraft which he was flying at the time he began his extended ALPA duty. While he is on extended ALPA duty this pilot must bid by Advance Entitlement for the category position to which he desires to return at the expiration of his extended ALPA duty. When this pilot is awarded such category position it shall be held in abeyance for the purpose of commencing training, and this pilot shall continue to fly in his current category until he begins his upgrade training.

                                    L.12.1

Captain H. David Greenberg
August 17, 1995
Page 2


It is understood and agreed by the parties that once the pilot has been awarded the above-referenced category position in the category in which he will be trained for his initial Delta type rating, such category position shall be converted in seniority order on the normal conversion date, but shall not be activated. Once converted, such category position shall be considered in determining the staffing requirements for that category,. However, for the purpose of administering the bidding system while the pilot is not actually operating in this category position, his category position will manually be removed from the system until he begins his upgrade training.

After conversion to the new category position takes place the pilot may continue to maintain currency as a First Officer on the aircraft on which he is currently qualified, and he will be deemed to hold a category position on such aircraft. However, this category position shall no longer be considered in determining staffing requirements for such First Officer category, and he shall be carried as surplus in that category.

When this pilot returns to full time line operations he would return to the category position in the category in which he is currently qualified for a period of up to six months. It is further understood that while the pilot continues to fly as a First Officer in this position, he shall be paid by the Company at the applicable First Officer rates, but his position in such First Officer category shall not be considered in determining the staffing requirements for that category, and he shall be carried as surplus in such First Officer category.

The pilot's training for his initial Delta type rating shall commence in the seventh month after the pilot returns to full time line operations. By mutual agreement of the pilot and the Company, the pilot may begin this training earlier than the seventh month after he returns to full time line operations, provided that there is a training slot available and no other pilot is bumped from his scheduled training to accommodate such earlier training. The training required in this instance shall be that required for the pilot to receive an initial type rating for his category position.

The cost of this training shall be borne by the Company. Once the pilot begins training in the category in which he will be receiving his initial Delta type rating his conversion to such category will be activated, and he shall be removed from the category in which he was flying as a First Officer. Once the pilot's initial Delta type rating category position is activated he shall be paid by the Company at the rate applicable to such category.


                                    L.12.2

Captain H. David Greenberg
August 17, 1995
Page 3


                                  Scenario Two

The second scenario involves a pilot who, because of the nature of the extended ALPA duty that he was performing, is not currently qualified on any Delta aircraft at the time he completes his ALPA duty. In this case, while this pilot is on extended ALPA duty he must bid by Advance Entitlement for the category position to which he desires to return at the expiration of his extended ALPA duty. When this pilot is awarded the desired category position, such position shall be held in abeyance for the purpose of commencing training.

It is understood and agreed by the parties that once the pilot has been awarded the above-referenced category position in the category in which he will be trained for his initial Delta type rating, such category position shall be converted in seniority order on the normal conversion date, but shall not be activated. Once converted, such category position shall be considered in determining the staffing requirements for that category. The pilot shall remain in this category until he returns to line flying in a First Officer category. However, for the purpose of administering the bidding system while the pilot is not actually operating in this category position, his category position will manually be removed from the system until he begins his upgrade training.

When this pilot returns to line flying from extended ALPA duty he shall designate the First Officer category which his seniority will allow him to hold, and to which he desires to return for the purpose of reacclimating himself to line operations. This category must be a category of the same or common type aircraft as the category in which the pilot will receive his initial Delta type rating, and the pilot would be placed in a category position in such First Officer category for a period of up to six months. It is further understood that while the pilot continues to fly as a First Officer in this position, he shall be paid by the Company at the applicable First Officer rates, but his position in such First Officer category shall not be considered in determining the staffing requirements for that category, and he shall be carried as surplus in such First Officer category.

Once the pilot designates such First Officer category he shall be trained as a First Officer on this aircraft, and shall serve in such category position for a period of up to six months, or until he begins training for his initial type rating, whichever occurs first. The cost of this additional training shall be borne by the Association.


                                    L.12.3

Captain H. David Greenberg
August 17, 1995
Page 4


The pilot's training for his initial Delta type rating shall commence in the seventh month after the pilot returns to full time line operations. By mutual agreement of the pilot and Company, the pilot may begin this training earlier than the seventh month after he returns to full time line operations, provided that there is a training slot available and no other pilot is bumped from his scheduled training to accommodate such earlier training. The training required in this instance shall be that required for the pilot to receive an initial type rating for his category position.

Since this pilot will be currently qualified on the aircraft in which he will receive his initial Delta type rating, it is agreed and understood that he will receive an abbreviated training course to attain his type rating. The cost of this training shall be borne by the Company. It is also agreed and understood that, in the event this pilot requests a full training course to complete his upgrade, the Association will bear any additional cost that may be incurred by the Company as a result of this request.

Once the pilot begins training in the category in which he will be receiving his initial Delta type rating his conversion to such category will be activated, and he shall be removed from the category in which he was flying as a First Officer. Once the pilot's initial Delta type rating category position is activated he shall be paid by the Company at the rate applicable to such category.

                                 Scenario Three

The third scenario involves a pilot who, because of the nature of the extended ALPA duty that he was performing, is not currently qualified on any Delta aircraft at the time he completes this ALPA duty. However, in this instance the pilot desires to return to a category position that not only requires a type rating to fly as First Officer, but also is in an aircraft which currently has no comparable domestic category in which the pilot may fly for the purpose of reacclimating himself to line operations (e.g., the MD-11)

In this case, while this pilot is on extended ALPA duty he must bid by Advance Entitlement for the category position to which he desires to return at the expiration of his extended ALPA duty. When this pilot is awarded the desired category position such position shall be held in abeyance for the purpose of commencing training.

It is understood and agreed by the parties that once the pilot has been awarded the above-referenced category position in the category in which he will be trained for his initial Delta type rating, such category position shall be converted in seniority order on the normal conversion

                                    L.12.4

Captain H. David Greenberg
August 17, 1995
Page 5


date, but shall not be activated. Such category position shall be considered in determining the staffing requirements for that category. The pilot shall remain in this category until he returns to line flying in a First Officer category. However, for the purpose of administering the bidding system while the pilot is not actually operating in this category position, his category position will manually be removed from the system until he begins his upgrade training.

When this pilot returns to line flying from extended ALPA duty he shall first designate the First Officer category which his seniority will allow him to hold, and to which he desires to return for the purpose of reacclimating himself to line operations. The pilot would be placed in a category position in such category for a period of up to six months. It is further understood that while the pilot continues to fly as a First Officer in this position, he shall be paid by the Company at the applicable First Officer rates, but his position in such First Officer category shall not be considered in determining the staffing requirements for that category, and he shall be carried as surplus in such First Officer category.

Once the pilot designates such First Officer category he shall be trained as a First Officer on this aircraft, and shall serve in such category position for a period of up to six months, or until he begins training for his initial type rating, whichever occurs first. The cost of this additional training shall be borne by the Association.

The pilot's training for his initial Delta type rating shall commence in the seventh month after the pilot returns to full time line operations. By mutual agreement of the pilot and the Company, the pilot may begin this training earlier than the seventh month after he returns to full time line operations, provided that there is a training slot available and no other pilot is bumped from his scheduled training to accommodate such earlier training. The training required in this instance shall be that required for the pilot to receive an initial type rating for the category position. Once the pilot begins training in the category in which he will be receiving his initial Delta type rating his conversion to such category will be activated, and he shall be removed from the category in which he was flying as a First Officer.

In this instance the parties agree that when a pilot must be trained on two different aircraft, the Association shall bear the cost of the First Officer training, and the Company shall bear the cost of the training required for the pilot to attain his initial Delta type rating.

The Association acknowledges that as the result of the exercise of these procedures, the seniority of certain pilots may be affected regarding their ability to acquire or maintain a category position. In that regard, the Association expressly agrees that: (1) the company's implementation of these procedures will not constitute the grounds for a grievance; and, (2) the Association will not file


                                    L.12.5

Captain H. D. Greenberg
August 17, 1995
Page 6


or support any grievance which may arise if a pilot disputes the implementation of these procedures.

If you agree with this understanding, please sign and return two copies of this letter for our files.

Sincerely,

/s/ W. R. Brown
    -----------
    W. R. Brown
    DAL MEC Chairman

WRB:ee

I concur:

/s/ H. D. Greenberg
    ---------------
    H. D. Greenberg

                                    L.12.6

                                 April 29, 1996

                                                                LETTER NUMBER 13


Captain William R. Brown
Chairman, Delta MEC
Air Line Pilots Association
2314 Sullivan Road
College Park, Georgia 30337-6302

Dear Captain Brown:

This letter will recite and confirm the following agreement reached between the Company and ALPA during the negotiations concerning the Delta Family-Care Savings Plan (the "Savings Plan"):

   1. Effective July 1, 1996, the Savings Plan will be amended to provide that non-highly compensated employees, as defined in the International Revenue Code of 1986 (the "Code") who are pilots will be permitted to contribute up to 10% (in whole numbers) of Earnings, as defined in the Savings Plan, (hereinafter "Earnings") and highly compensated employees (as defined in the Code) who are pilots will be permitted to contribute up to 7% (in whole numbers) of Earnings; provided, however, in no case shall any pilot's Savings Plan contribution, whether on a pre-tax or post-tax basis, or a combination thereof, exceed the then current limit under Section 402(g) of the Code (such overall limit on an individual pilot's pre and/or post tax contribution referred to hereinafter as the "Contribution Limit").

   2. Effective January 1, 1997, the Savings Plan will be amended to allow the Administrative Committee to determine the percent (in whole numbers) of Earnings that a highly compensated employee who is a pilot will be permitted to contribute in each plan year (the "Contribution Percentage"), which Contribution Percentage shall be at least 7%, but no more than 10%.

   3.   Prior to March 31 of each year (beginning in 1997) the Company will:

        (a) Perform mock nondiscrimination testing under Section 401(k) of the Code, applicable to the pilot employees includable in the Savings Plan, on a projected basis, using an "actual deferral percentage" (as defined in the Code) for non-highly compensated employees who are pilots and an "actual deferral percentage" (as defined in the Code) for highly compensated employees who are pilots, assuming that their salary deferral elections and compensation rates in effect on February 1 of that year remain effective through June 30 of the following year;


                                    L.13.1

Captain William R. Brown
Page 2
April 29, 1996


        (b) Based on the results of such mock nondiscrimination testing, determine the highest actual deferral percentage which, as a group, highly compensated employees who are pilots could have contributed and still allow such mock discrimination testing to satisfy either of the nondiscrimination tests under Section 401(k) of the Code; and

        (c) Share the results of (a) and (b) with ALPA.

   4. As soon as practical after completion of the mock testing described in Paragraph 3, the Company and the Association will meet and confer regarding determining the Contribution Percentage which shall be effective beginning the first day of the following plan year. By June 1 of each calendar year, the Administrative Committee shall in its sole discretion determine the applicable Contribution Percentage for the following plan year. It is understood that the Administrative Committee will not increase the Contribution Percentage if the Committee determines such increase jeopardizes the Savings Plan's tax qualified status or ability to pass any and all discrimination tests required by the Code; or results in the failure of the Savings Plan or any other pension plan sponsored by Delta to meet any and all limits placed on the Savings Plan or other applicable pension plan by the Code. In each plan year, the maximum Savings Plan contribution for any pilot will be the Contribution Limit.

   5. The Savings Plan will be amended to reflect any agreements reached between the Company and ALPA under the terms of this Letter of Agreement.

   Please confirm this agreement by signing below and return an executed original to me.

                                     Sincerely,

                                     /s/  Terry M. Erskine
                                     ---------------------
                                     Terry M. Erskine
                                     Vice President - Personnel Relations


Agreement confirmed this 29th day of April, 1996.

/s/ William R. Brown
    ----------------
    William R. Brown, Chairman, Delta MEC

                                    L.13.2

                                April 29, 1996

                                                                LETTER NUMBER 14

Captain William R. Brown
Chairman, Delta MEC
Air Line Pilots Association
2314 Sullivan Road
College Park, Georgia 30337-6302

Dear Captain Brown:

This letter will recite and confirm the following agreement reached between the Company and ALPA during negotiations concerning the Delta Pilots Medical Plan (the "Plan").

1. Effective January 1, 1997, the Plan will be amended to provide for the following changes. Unless otherwise specified below, these amendments will be applicable to pilots who are on active payroll status on January 1, 1997 (or go to active payroll status after that date) and to pilots who retire on or after January 1, 1997. In addition, it is understood that these amendments will not apply to pilots who retire under the early retirement program, even if such a pilot's retirement date occurs on or after January 1, 1997 due to operational needs. Further, these amendments will not apply to a pilot who commenced receiving disability benefits from the Delta Pilots Disability and Survivorship Plan prior to January 1, 1997 or to a pilot who is in the waiting period to receive long-term disability benefits from the Disability and Survivorship Plan as of December 31, 1996 (including the survivors of the aforementioned pilots), unless and until such pilot returns to active payroll status.

   a. The annual deductible under the Plan will be increased to $150 per individual and $450 per family, respectively.

   b.  The Plan coinsurance rate will be decreased from 80% to 70%.

   c. The annual out-of-pocket maximum will be increased to $1,000 per individual and $2,000 per family, after the annual deductible is met.

   d. The deductible carryover provisions of the Plan (which provide that expenses incurred in October, November and December of a benefit year which are used to satisfy that year's deductible may be used to satisfy the deductible for the following benefit year) will be eliminated.

   e. The provision that provides that if the out-of-pocket maximum is met in a benefit year, the Plan will pay 100% of the next benefit year's covered expenses will be eliminated,

   f. The waiver of deductible in the event of medical treatment rendered within 48 hours after an accidental injury will be eliminated.

                                    L.14.1

Captain William R. Brown
Page 2
April 29, 1996

   g. The additional medical deductible for failure to comply with the managed care requirements (failure to pre-certify a hospitalization or a specified out-patient procedure, other than for an emergency, or failure to comply with the direction from the utilization review vendor) will be increased from $200 to $500. This additional medical deductible will continue to not apply toward the annual deductible or the annual out-of-pocket maximum.

   h. Medicare Part B premium reimbursement will be eliminated for pilots who retire from the Company or become disabled under the Social Security Act after January 1, 1997 and their eligible family members.

   i. "Medicare carve-out" will be applied for pilots and their eligible family members who retire from the Company or become disabled under the Social Security Act after January 1, 1997 for purposes of coordinating benefits with Medicare when the Plan pays secondary to Medicare. This means that the Plan will pay as secondary payor no more than it would have paid had it been primary payor, less the amount Medicare paid for the covered charges (or would have paid had Medicare Parts A and B been in effect).

   j. The prescription drug benefit will be changed to that currently provided for non-contract personnel.

   k. The number of dental cleanings per year will be reduced to two cleanings per year, separated by at least six months.

   l. The Plan will have added to it a lifetime maximum of two confinements/treatment periods per eligible family member for substance abuse/alcohol treatments that commence after January 1, 1997.

   m. The pre-existing condition provisions of the Plan will be eliminated for all purposes.

2. The Plan shall otherwise remain without change unless agreed to by both the Company and ALPA.

Please confirm this agreement by signing below and return an executed original to me.

                                 Sincerely,

                                 /s/   Terry M. Erskine
                                 ---------------------------------
                                 Terry M. Erskine
                                 Vice President - Personnel Relations


Agreement confirmed this 29th day of April, 1996.

/s/ William R. Brown
    ----------------
    William R. Brown, Delta MEC

                                    L.14.2

                                 April 29, 1996

                                                                LETTER NUMBER 15



Captain William R. Brown
Chairman, Delta MEC
Air Line Pilots Association
2314 Sullivan Road
College Park, Georgia 30337-6302

Dear Captain Brown:

This letter will recite and confirm the following agreement reached between the Company and ALPA during negotiations concerning the Delta Pilots Disability and Survivorship Plan.

   1. The parties have agreed that the Delta Pilots Disability and Survivorship Plan shall be amended as described in the attached document entitled "Delta Pilots Disability and Survivorship Plan" dated March 5, 1996.

Please confirm this agreement by signing below and return an executed original to me.

                                      Sincerely,

                                      /s/  Terry M. Erskine
                                      ----------------
                                      Terry M. Erskine
                                      Vice President - Personnel Relations


Agreement confirmed this 29th day of April, 1996

/s/ William R. Brown
    ----------------
    William R. Brown, Chairman, Delta MEC

                                     L.15

                 DELTA PILOTS DISABILITY AND SURVIVORSHIP PLAN

1.  Effective July 1, 1996, amend Section One (Definitions) as follows:

 .   Remove the definition of Target Plan and put in its place a definition of
    Delta Pilots Money Purchase Pension Plan. The new definition will clarify that the Money Purchase Plan balance will include both Target Plan contributions and Money Purchase Plan contributions.

 .   Add a definition of Delta Pilots Supplemental Annuity Plan.

 .   Amend Section 1.28 of the Plan to read in full as follows:

    1.28 Spouse means the legal wife or husband of the Employee on the Event Date, who meets all of the following requirements as of the Event Date.

      (a) The Spouse and the Employee must have been legally married for at least twelve consecutive calendar months immediately prior to the Event Date, unless the Employee was in good health at some time between the date of marriage and the Event Date.

      (b) The Spouse must not have been divorced from the Employee on the Event Date. The date the final decree of divorce shall be the date upon which the Employee is considered to be divorced for purposes of this Section 1.28(b).

A Spouse whom an Employee marries after retirement or disability or during a period when the employee is not at Active Work is not considered a Spouse for purposes of this Plan unless and until the employee returns to Active Work.

2. Effective June 1, 1992, amend the Plan to provide the following concepts (specific Plan language to be agreed upon):

A. A pilot's monthly disability benefit (both temporary and long-term) under the Plan shall be offset by all retirement benefits actually received by the pilot from the Delta Pilots Retirement Plan, Delta Pilots Target Plan, Delta Pilots Money Purchase Pension Plan, Bridge Plan, Supplemental Annuity Plan and other nonqualified retirement benefit plans maintained by the Company, plus any benefit actually received from the Western Pilots Defined Benefit Plan (D-Plan) which constitutes an offset to the benefit paid from the Delta Pilots Retirement Plan. If such retirement benefits actually received are paid in a form other than a single life annuity, such benefits shall first be converted to an actuarially equivalent single life annuity (applying factors used to determine actuarial equivalence under the applicable plan, or in the absence of stated factors, applying the factors used to determine actuarial equivalence under the terms of the Delta Pilots Retirement Plan) to determine the amount of the monthly offset to the pilot's monthly disability benefit.

B. (i) This paragraph B. applies to former WAL pilots (who were added to the Company Seniority List in connection with the merger) and to former PAA pilots (who were added to the Company Seniority List in connection with the acquisition of PAA assets).

     (ii) Prior to application of, and in addition to the offsets described in paragraph A., the monthly long-term disability benefit of a former WAL pilot or former PAA pilot shall be based on Delta service only. The benefit will be calculated by multiplying 50% of the twelve-month FAE by a service fraction, the numerator of which is the number of actual months of active Delta service (before and after normal retirement age), plus potential service from the date of disability to normal retirement age, in total not to exceed 300, and the denominator of which is 300.

     (iii) The service fraction described in paragraph B.(ii) shall commence to apply at the later of the pilot's attainment of age 65 or the date the pilot has received disability benefits for five years.

3.  Effective July 1, 1996, amend Section 4.03(f) to read in full as follows:

     (f) If a disabled Employee returns to Active Work with a class I medical certificate, and during the first 12 months of his return to work the same or a new disability causes him to be removed from flight status, he shall be entitled to his original disability benefit. If at any time after 12 months the same or a new disability causes him to be removed from flight status, he shall be entitled to the greater of his original disability benefit or 50% of the average of the highest 12 consecutive months of normal Earnings during the last 36 months of Active Payroll status. If at any time he voluntarily elects to return to disability status, he shall be entitled to his original disability benefit.

4.  Effective July 1, 1996, amend Section 5.01(c) to read in full as follows:

     (c) Amount of Benefits: If an Employee dies while on Active Payroll Status, the Lump Sum Death Benefit shall be $50,000 reduced by the Employee's vested account balance under the Money Purchase Plan on the Employee's date of death.

5.  Effective July 1, 1996, amend Section 5.01(d) to read in full as follows:

     (d) For an Employee retiring under the Retirement Plan, the maximum post-retirement benefit payable shall be $50,000 reduced in equal annual decrements in the five years immediately following an Employee's actual retirement date to a minimum benefit of $10,000. For purposes of this reduction, an Employee receiving disability benefits under this Section shall be deemed to have retired on the date he reaches his Normal Retirement Date under the Retirement Plan. An Employee whose benefit is reduced pursuant to this Section 5.01(d) may continue his lump sum benefit at a level of $50,000 under this Plan until the earlier of five years after his retirement or age 65 by paying such amounts at such times as the Administrative Committee so designates under Section 10.01.

6.  Effective July 1, 1996, amend Section 5.02(c)(i)(bb) to read as follows:

     (bb) is the amount which is the actuarial equivalent (using for such actuarial equivalent calculation the applicable interest rate described in
     Section 417(e)(3)(A)(ii)(II) of the Internal Revenue Code of 1986, as amended by the Retirement Protection Act of 1994 (based on a three month lookback) and the male rates from the 1983 Group Annuity Mortality Table) of that part of the Employee's vested account balance in the Money Purchase Plan as of the date of the Employee's death which exceeds the amount of the lump sum death benefit under Section 5.01 (determined without regard for the reduction in such death benefit to reflect benefits payable under the Money Purchase Plan). This reduction shall first be applied to reduce the level fixed portion of the benefit as described in Section 6.02. If the level fixed portion of the benefit is reduced to zero, any remaining reduction shall be applied to reduce the variable portion of the benefit. The remaining reduction shall be calculated using an interest rate of 6.5% and the male 1983 Group Annuity Mortality Table.

7.   Effective July 1, 1996, amend Section 5.02(c)(ii)(bb) to read as follows:

     (bb) is the amount which is the actuarial equivalent (using for such actuarial equivalent calculation the applicable interest rate described in
     Section 417(e)(3)(A)(ii)(II) of the Internal Revenue code of 1986, as amended by the Retirement Protection Act of 1994 (based on a three month lookback) and the male rates from the 1983 Group Annuity Mortality Table) of that part of the Employee's vested account balance in the Money Purchase Plan as of the date of the Employee's death which exceeds the amount of the lump sum death benefit under Section 5.01 (determined without regard for the reduction in such death benefit to reflect benefits payable under the Money Purchase Plan). This reduction shall first be applied to reduce the level fixed portion of the benefit as described in Section 6.02. If the level fixed portion of the benefit is reduced to zero, any remaining reduction shall be applied to reduce the variable portion of the benefit. The remaining reduction shall be calculated using an interest rate of 6.5% and the male 1983 Group Annuity Mortality Table.

8. Effective July 1, 1996, amend Section 5.02(c)(iii)(bb) to read in full as follows:

     (bb) is the amount which is the actuarial equivalent (using for such actuarial equivalent calculation the applicable interest rate described in
     Section 417(e)(3)(A)(ii)(II) of the Internal Revenue Code of 1986, as amended by the Retirement Protection Act of 1994 (based on a three month lookback) and the male rates from the 1983 Group Annuity Mortality Table) of that part of the Employee's vested account balance in the Money Purchase Plan as of the date of the Employee's death which exceeds the amount of the lump sum death benefit under Section 5.01 (determined without regard for the reduction in such death benefit to reflect benefits payable under the Money Purchase Plan). This reduction shall first be applied to reduce the level fixed portion of the benefit as described in Section 6.02. If the level fixed portion of the benefit is reduced to zero, any remaining reduction shall be applied to reduce the variable portion of the benefit. The remaining reduction shall be calculated using an interest rate of 6.5% and the male 1983 Group Annuity Mortality Table.

9.   Effective July 1, 1996, amend Section 10.01 to read in full as follows:

     10.01 Employee Contributions: No contributions shall be required from any Employee, except that an Employee whose Lump Sum Death Benefit has been reduced pursuant to Sections 5.01(d) of the Plan, may contribute to the Plan for the purpose of continuing the Lump Sun Death Benefit at $50,000. Provided, however, that such contributory coverage may not be continued past the earlier of the Employee's age 65 or the date that is five years after his retirement date. Also, an Employee on approved leave of absence, other than military leave, may contribute to the Plan for the purposes of continuing the Lump Sum Death Benefit. The amount of contribution required shall be determined by the Administrative Committee from time to time on a uniform basis with respect to all persons similarly situated. Such contributions must be paid monthly in advance and will be used to provide benefits under the Plan.

                                 April 29, 1996

                                                                LETTER NUMBER 16

Captain William R. Brown
Chairman, Delta MEC
Air Line Pilots Association
2314 Sullivan Road
College Park, Georgia 30337-6302

Dear Captain Brown:

This letter will recite and confirm the following agreement reached between the Company and ALPA during negotiations concerning pilot retirement benefit issues.

  1. The parties have agreed that the terms set forth in the attached document entitled "Retirement Term Sheet" dated March 4, 1996 ("Term Sheet") shall become effective July 1, 1996.

  2. The parties agree that, effective July 1, 1996, (i) the Delta Pilot Retirement Plan, and the Delta Pilot Bridge Plan, shall be amended to reflect the terms set forth in the Term Sheet; (ii) the Delta Pilots Target Benefit Plan shall be converted into the Delta Pilots Money Purchase Pension Plan, as described in the Term Sheet; and (iii) a new plan known as the Delta Pilots Supplemental Annuity Plan shall be established, as described in the Term sheet as "the Top-Hat Plan".

  3. The parties agree that effective July 1, 1996, Section 5.04(b) of the Delta Pilots Retirement Plan shall be amended to substitute "6.5%" for the phrase "the valuation rate of interest used in the actuarial valuation of the preceding January 1" in such Section.

  4. The parties agree that effective as of the effective date of the new collective bargaining agreement the Delta Pilots Retirement Plan shall be amended to provide that Credited Service accrued under the Plan by a pilot while he is receiving disability benefits under the Delta Pilots Disability and Survivorship Plan shall be limited to a maximum of seven years.

Please confirm this agreement by signing below and return an executed original to me.

                              Sincerely,

                              /s/  Terry M. Erskine
                              --------------------------------------
                              Terry M. Erskine
                              Vice President - Personnel Relations

Agreement confirmed this 29th day of April, 1996

/s/ William R. Brown
    ----------------
    William R. Brown, Chairman, Delta MEC

                                     L.16

                             RETIREMENT TERM SHEET

1.  Contractual Benefit.

  The Company will provide a retirement benefit, at or after the pilot's Normal Retirement Date, equal to the greater of (A) the ratio of the pilot's Credited Service to 25 years, with a maximum ratio of 1.0, times 60% of the pilot's Final Average Earnings, both determined as of the pilot's Retirement Date or other date of Termination of Continuous Employment less the Social Security reduction provided for in the Current Plan (as defined in the next sentence); or (B) the prior plan minimum benefit described in Section 8.02 of the Current Plan, modified as described in paragraph 4., (the greater of (A) or (B) hereinafter referred to as the "Formula Benefit"). For purposes of clause (A) of the previous sentence, the terms Normal Retirement Date, Retirement Date, Final Average Earnings , Termination of Continuous Employment and Credited Service shall have the meaning given such terms in the Delta Pilots Retirement Plan, as amended and restated effective July 1, 1989 (the "Current Plan"). For the purposes of clause (A), the reduction factors for early commencement of benefits shall be those in the Current Plan. In addition, the term Earnings wherever used in this Term Sheet shall have the meaning given the term "Earnings" in the Current Plan and it is expressly agreed that (i) such amount shall not be reduced by pre-tax contributions to applicable flexible spending accounts, pre-tax contributions to the Delta Family-Care Savings Plan, or contributions made on a pre-tax basis for medical premiums; and (ii) unless otherwise specified in this Term Sheet shall be limited by the dollar limit specified in Section
401(a)(17) of the Internal Revenue Code of 1986 (the "Code").   For purposes of
determining the Formula Benefit, Earnings shall not be limited by the dollar limit specified in Section 401(a)(17) of the Code, nor shall the Formula Benefit be limited by the provisions of Section 415 of the Code.

2.  Benefit Delivery.

  The Formula Benefit will be provided from the Delta Pilots Retirement Plan as amended and restated effective July 1, 1989 and as further modified by the changes described in paragraph 4., below, (the "Retirement Plan"), the Delta Pilots Money Purchase Plan, as further described in paragraph 3 below (the "Money Purchase Plan"), the Delta Pilots Bridge Plan (the "Bridge Plan"), and an unfunded nonqualified plan whose purpose is to provide deferred compensation to a select group of management or highly compensated employees that shall be established by the Company (the "Top Hat Plan").

3.  Money Purchase Plan.

  The Delta Pilots Target Benefit Plan will be converted into the Money
Purchase Plan which will provide for a monthly contribution by the Company in an amount equal to 5% of a Pilot's Earnings paid each month, up to an annual maximum contribution of 30% of the 415(c) limit then in effect. Those pilots on disability status will not be eligible for a contribution while on disability status, nor shall a pilot receive a contribution in the month in which his retirement, or other termination of employment occurs. Contributions will be made for the first 25 years of Credited Service (as defined in the Retirement
Plan) following the later of the pilot's seniority date or the effective date of the Money Purchase Plan. There will be no further Target Plan contributions to the Money Purchase Plan. In addition, the account balance under the Money Purchase Plan shall be used as an offset as described in paragraph 7, below.

4.  Minimum Benefit Freeze.

  Effective on the later of July 1, 1996 or the first day of the third month following the signing of the contract (the "Effective Date"), the minimum benefit of active pilots and disabled pilots will be frozen and modified in the manner described below in this paragraph 4.

 .   The unit value for the variable portion of the minimum benefit will be frozen at $240.31 per unit.

 .   The minimum benefit formula will be changed to provide for a continued
    accrual of 1% of Earnings per year that will be fixed and not convertible into units or subject to the variable unit adjustments; provided, however, that for purposes of this sentence, Earnings shall not be limited by the dollar limit specified in Section 401(a)(17) of the Code in determining the Formula Benefit, but will be so limited for purposes of determining the qualified Retirement Plan benefit. This continued 1% accrual will be applicable to a disabled pilot (regardless of whether his date of disablement was before or after the Effective Date) only if he returns to work from disability.

     The frozen minimum benefit and the continued 1% accrual amount, if applicable, will be available to eligible pilots who elect early retirement after the Effective Date (including those who retire directly from disability), subject to reduction on an actuarial basis using actuarial factors from the pre-1972 plans.

5.  Variable Annuity.

     Fifty percent of the Formula Benefit shall be provided to a pilot who is entitled to an Early, Normal or Deferred retirement benefit (as defined in the Retirement Plan) as a variable annuity amount and the remaining amount shall be provided as a fixed annuity amount.

6.  Lump Sum Benefits.

     Subject to Internal Revenue Service ("IRS") approval of paying the variable 50% annuity of the Formula Benefit as a lump sum from the Retirement Plan, a pilot who is entitled to an Early, Normal or Deferred retirement benefit may elect to receive the variable 50% of the Formula Benefit paid to him from the qualified Retirement Plan as a lump sum amount (subject to appropriate spousal waivers and subject to any applicable Code limitations (e.g. Section 415 and 401(a)(17)) on lump sum amounts that can be paid from a qualified plan). In seeking IRS approval of paying the variable 50% annuity of the Formula Benefit as a lump sum from the Retirement Plan, the Company will vigorously advocate arguments designed to secure such IRS approval. In the event the IRS notifies the Company that it may not give its approval of such lump sum payment provision, the Company shall request a conference with the IRS and will confer with ALPA concerning such conference and subsequent proceedings before the IRS. Until receipt of IRS approval, the Company will comply with the Retirement Plan as submitted to the IRS regarding the methodology of paying the 50% lump sum benefit. If the IRS determines payment of 50% of the Formula Benefit from the Retirement Plan as a lump sum violates Section 401(a)(17) or any other provision of the Code, then (i) the Retirement Plan will be amended to provide that the variable portion of the Formula Benefit (or the lump sum, if elected) will be based upon 50% of the benefit that can be paid from the Retirement Plan and the remaining variable benefit shall be payable from a nonqualified plan as a variable annuity, and such nonqualified variable annuity shall be subject to the same adjustments (at the same frequency) as are made to the variable annuity paid under the Retirement Plan in the case of a pilot receiving a Normal, Early or Deferred retirement benefit; (ii) the Company shall have the right to offset affected retirees' future nonqualified plan payments to recover the amount overpaid as the qualified lump sum benefit; and (iii) the Company and ALPA will promptly meet and confer to reach agreement as to payment of future lump sum benefits from the qualified Retirement Plan.

     The Lump Sum Factor shall be applied for purposes of calculating lump sum distributions from the qualified Retirement Plan. The Lump Sum Factor is determined using the following assumptions: (1) For lump sum distributions made before July 1, 2000, an interest rate equal to the lesser of (a) 6.5% or (b) 120% of the PBGC immediate annuity rate for lump sums (or the GATT applicable interest rate at such time as the PBGC no longer publishes an immediate annuity rate for lump sums), and the GAM 83 male mortality table; and (2) For lump sum distributions made after that date the interest rate and mortality assumptions used shall be an interest rate of 6.5% and the GAM 83 male mortality table or, if required under Section 411(a)(11)(B) of the Code, the GATT applicable interest rate and the GATT applicable mortality table. For this purpose, the GATT applicable interest rate shall be adjusted each month based on a three
month look back.    If the pilot elects the lump sum distribution option under the Retirement Plan, he will not be entitled to the variable annuity under such Plan. In addition, the pilot may elect to receive his entire Money Purchase Plan account balance as a lump sum amount (subject to spousal waivers) or the benefit may be paid as a single life or reduced joint and survivor annuity which will be provided by the Money Purchase Plan purchasing an annuity from an annuity issuer.

     Any amount of the Formula Benefit that is provided through the Pilots Bridge Plan or the Top Hat Plan will be available only as an annuity form of payment. If a plan participant elects a lump sum form of payment of the variable benefit under the Retirement Plan and Section 415 of the Internal Revenue Code restricts the amount so payable from the Retirement Plan, then any excess variable benefit which is not paid in the form of a lump sum from the qualified Retirement Plan shall be paid in the form of a variable annuity from the nonqualified plans. Such excess variable annuity amount shall be the excess (if any) of 50% of the Formula Benefit over that portion of the benefit deemed to be paid in a qualified lump sum. The benefit deemed to be paid in a qualified lump sum shall be the lump sum benefit actually paid by the qualified Retirement Plan divided by an annuity factor calculated at 6.5% interest and GAM 83 male mortality at the time the lump sum was paid. An illustration of this paragraph is attached.

7.  Offsets.

     (a) The Money Purchase Plan account balance (including both Target Plan account balances and money purchase account balances) (the "Offset Amount") shall be offset against the Formula Benefit in the order described in this paragraph and using the actuarial equivalents described in subparagraph (b), below. First, the Offset Amount shall be offset against the lump sum value of
the variable annuity provided under the Top Hat Plan, if any.   If such amount
does not extinguish the Offset Amount, the lump sum value of the variable annuity provided under the Bridge Plan, if any, shall next be reduced. If necessary, the remaining Offset Amount expressed as a fixed annuity shall next be applied against the fixed annuity provided under the Top Hat Plan and, if not thereby extinguished, shall next be offset against the fixed annuity provided under the Bridge Plan. If further offsets are needed after all nonqualified amounts have been extinguished, the fixed annuity under the Retirement Plan shall be offset first and, to the extent necessary, the lump sum value of the remaining fixed annuity shall be offset against the variable annuity provided under the Retirement Plan. These offsets shall be determined and applied prior to the time that a pilot's election to take the lump sum benefit under the Retirement Plan is applied.

     (b) The actuarial equivalents for purposes of determining the Money Purchase Plan offset amount shall be determined as described in this paragraph
(b). Since any variable nonqualified annuities are the first to be reduced (as described in paragraph (a) above), for calculation purposes only such variable nonqualified annuity amounts shall be converted to a lump sum amount using an interest rate of 6.5% and the GAM 83 male mortality table. This lump sum amount shall be offset dollar for dollar against the Money Purchase Plan account balance. If the full Money Purchase Plan account balance is not extinguished with such step, the remaining Money Purchase Plan account balance shall be converted to a single life annuity value using the GATT applicable interest rate (based on a three month look back) and the GAM 83 male mortality table and such annuity value will be used for purposes of offsetting fixed nonqualified and fixed qualified annuities (on an annuity basis). If after the fixed qualified annuity is reduced there still remains Money Purchase Plan amounts to be offset against the variable qualified annuity, the annuitized Money Purchase Plan value not yet offset shall again be converted back to a lump sum value using the GATT applicable interest rate (based on a three month look back) and the GAM 83 male mortality table. That lump sum amount will then be converted (for calculation purposes only) into a variable annuity (the "qualified variable offset amount") using a 6.5% interest rate and the GAM 83 male mortality table. The variable qualified annuity shall then be reduced by the qualified variable offset amount.

     (c) Since a deferred vested participant is not entitled to a variable annuity, the entire offset amount will be applied against the deferred vested Formula Benefit in the manner described for offsetting fixed benefits in this paragraph 7, as applicable. In the case of death prior to retirement or the time the retirement benefit commences, the Money Purchase Plan account balance of the deceased pilot will offset the basic life insurance benefit under the Delta Pilots Disability and Survivorship Plan (the "D & S Plan") first, and then will reduce the D & S Plan monthly survivor income benefit on an actuarial equivalent basis using the GATT applicable interest rate (based on a three month look back) and the GAM 83 male mortality table.

8.  Plans Costs and Guarantees (Section 26.A.)

     The TEFRA Cap described in Section 26.A.1., and Sections 26.A. 3 through 6 will be deleted; provided however, the Company's contributions to the Retirement Plan will be determined using an actuarial valuation interest assumption not to exceed 8-1/2% per annum.

9.  Order of Abatement.

     Change order of abatement so that (A) in the event of a Section 415(c) violation, contributions will be abated in the following order: (1) Company contributions to the Money Purchase Plan; (2) employee after-tax contributions to the Family-Care Savings Plan; (3) employee pre-tax contributions to the Family-Care Savings Plan in excess of 4%; (4) employee pre-tax contributions to the Family-Care Savings Plan below 4% together with related Company matching contributions; and (B) in the event of a Section 415(e) violation the Retirement Plan benefit will be abated before any defined contribution plan contributions are reduced.

10.  Early Retirement Program.

     The Early Retirement Program shall be as set forth in the Company proposal dated July 25, 1995 (as pages 1 and 8 were amended on August 2, 1995), as further modified below:

     a.) A pilot who is accepted into the Early Retirement Program but whose retirement date has been delayed due to operational needs shall not lose his ability to retire under that Program if he becomes eligible for long-term disability benefits under the D & S Plan prior to his delayed retirement date. However, such pilot will be required to retire pursuant to the Early Retirement Program immediately upon qualifying for long-term disability benefits and will no longer have a delayed retirement date.

     b.)   Agree to add ALPA as a released party on the Agreement, Waiver and
Release form provided to participants in the Early Retirement Program.

     c.)   Agree that packages describing the Early Retirement Program (which will include a retirement benefit estimate) will be mailed to pilots eligible for such program (at their home addresses) prior to the first day of the 60 day window period.

     d.) A pilot retiring under the early retirement program shall be subject to the unit value freeze described in paragraph 4. for purposes of valuing all of his units (including those that result from the enhancement to the minimum benefit under the early retirement program). In addition, such pilot who continues to accrue a minimum benefit after the Effective Date (as defined in paragraph 4) shall do so at the modified rate of 1% of Earnings per year (as further described in paragraph 4., second bullet). However, the enhancement to the minimum benefit provided as a result of retiring under the early retirement program shall be equal to 3.26% of Earnings per year of Credited Service (up to 5 years) that is granted under the terms of the Program. For purposes of the preceding sentence, Earnings shall not be limited by the dollar limit specified in Section 401(a)(17) of the Code in determining the Formula Benefit, but will be so limited for purposes of determining the qualified Retirement Plan benefit.

11.  Savings Plan.

     See side letter dated 2/8/96.

12.  D Plan.

     Accept Company proposal on change to D-Plan offset and on clarification of
Section 6.11 (Deferred Disability Pensions).

ILLUSTRATION OF LAST PARAGRAPH OF PARAGRAPH SIX OF RETIREMENT TERM SHEET

Assume a Pilot retires with a formula benefit payable of $160,000. One-half of this formula benefit, or $80,000, is payable as a variable annuity or, at the Pilot's election and to the extent permitted by Section 415, a lump sum benefit from the qualified Retirement Plan. Suppose further that the Section 415(b) limit for the Pilot is $75,000. Suppose further that the GATT lump sum factor (as used in determining the maximum lump sum payable from the qualified Plan under Section 415) is 12 and that the lump sum factor determined using 6.5% interest, and GAM 83 male mortality is 13. In this case, the lump sum payable under the qualified Retirement Plan is limited by the operation of Section 415. The maximum lump sum payable from the qualified Retirement Plan is $75,000 x 12 = $900,000. The qualified Retirement Plan will make a payment of $900,000, which is deemed to represent a payout of a variable benefit of $900,000/13 = $69,230.77. For this Pilot, the nonqualified variable benefit would be $80,000
- - 69,230.77 = $10,769.23.

Suppose alternatively that all of the facts of the illustration are as stated above except that in this alternative case, the lump sum factor determined using 6.5% interest and the GAM 83 male mortality is 11.72529. In this case the maximum lump sum payable from the Retirement Plan under Section 415 is $75,000 x
11.72529 = $879,396.75. The Qualified Plan will pay a lump sum of $879,396.75. In this case, the nonqualified variable benefit will be $80,000 - 75,000 = $5,000.

                                 April 29, 1996

                                                                LETTER NUMBER 17

Captain W. R. Brown
Chairman, Delta MEC
Air Line Pilots Association
2314 Sullivan Road
College Park, Georgia 30337

Dear Bill:

SUBJECT:  STOCK OPTION PLAN

This will confirm our agreement concerning the rights and obligations of the Association and the Company if either of the following Triggering Events occur:

   a. Following the Effective Date of the 1996 Delta Pilots' Agreement and prior to the day after the next regularly scheduled annual meeting of stockholders of the Company (or such earlier special meeting where the Company's stockholders vote upon the Stock Option Plan), the Company's stockholders do not grant any required approval of the Stock Option Plan, or

   b. Any other condition precedent to the grant of Stock Options under the Stock Option Plan shall not have been satisfied prior to any such grant.

If a Triggering Event occurs, the Association and the Company will immediately meet to reach agreement on providing to the pilots items of equivalent value.

In the event the parties fail to agree upon such items within thirty days following a Triggering Event, the Association shall have the immediate right to reopen the Pilots' Working Agreement in its entirety for change under Section 6, Title 1 of the Railway Labor Act, as amended. If the Association serves such a notice to reopen, the Company agrees that upon request made by the


                                    L.17.1

Captain W. R. Brown
Page 2
April 29, 1996


Association the negotiations will proceed directly to mediation under the auspices of the National Mediation Board (including supermediation conducted by a Member of the National Mediation Board if requested by the Association), and that the Company will not oppose a request by the Association for a release from mediation after mediation has commenced.

                                      Sincerely,

                                      /s/  Terry M. Erskine
                                      ----------------------------------
                                      Terry M. Erskine
                                      Vice President - Personnel Relations



Agreed to and accepted this 29th day of April, 1996

/s/ W. R. Brown
    -----------
    W. R. Brown, Chairman, Delta MEC

                                    L.17.2

                                April 29, 1996


                                                                LETTER NUMBER 18
Captain W. R. Brown
Chairman, Delta MEC
Air Line Pilots Association
2314 Sullivan Road
College Park, GA 30337-6302

Dear Captain Brown:

This will confirm our agreement, in connection with Section 1.J. of the Pilots' Working Agreement, related to the Association's associate non-voting member of the Board of Directors ("Non-voting Member"). In the event that any litigation is filed against the Board of Directors of Delta Air Lines and such litigation includes the Non-voting Member as a defendant solely by virtue of his status as such Non-voting Member, the Company will, to the extent legally permissible, assume the cost of attorneys fees, related expenses and any liability or damages for such Non-voting Member in connection with such litigation, provided that such member agrees in writing to fully cooperate with the Company in the defense of such action and that the Company shall have complete control of such litigation, including selection of counsel, who may also represent other defendants in the litigation. In no event, shall the Company be required to defend such Non-voting Member against any allegation or action that relates to the individual actions or nonactions of the Non-voting Member, it being understood that this provision applies only to litigation concerning actions of the board as an entire body with respect to which the Non-voting Member is included as a defendant solely by virtue of his status as such Non-voting Member.

If the above correctly sets forth our agreement, please so indicate by signing in the space indicated below.

                                    Sincerely,

                                    /s/  Terry M. Erskine
                                    ---------------------------
                                    Terry M. Erskine
                                    Vice President - Personnel Relations

Agreement confirmed this 29th day of April, 1996

/s/ W. R. Brown
    -----------
    W. R. Brown, Chairman, Delta MEC


                                     L.18

                                April 29, 1996


                                                                LETTER NUMBER 19

Captain W. R. Brown
Chairman, Delta MEC
Air Line Pilots Association
2314 Sullivan Road
College Park, GA 30337-6302

Dear Bill:

In discussions during negotiations of the Agreement signed April 30, 1996, it was agreed that the process for Instructors continuing their line flying experience would change from full month to a system of Instructors flying thirty-six duty periods of line flying per year as provided in Section 11.B.5. of the Agreement. Further, it was agreed that such line flying by Instructors would be exempt from the staffing requirements of Section 22.C. of the Agreement.

The following delineates the agreed to methodology to accomplish the above staffing exemption:

   The monthly credit hours for the equipment/status in which the Instructor(s) will accomplish line flying experience shall be reduced by a number equal to the projected number of duty periods to be flown by the Instructor(s) in the equipment/status times five (5) hours. Following this adjustment to the monthly credit hours, the provisions of Section 22.C. of the Agreement shall be applied to determine the minimum staffing required.

                                    Sincerely,

                                    /s/  Terry M. Erskine
                                    ------------------------------------
                                    Terry M. Erskine
                                    Vice President - Personnel Relations


Agreed to and accepted this 29th day of April, 1996

/s/ W. R. Brown
    --------------------------------
    W. R. Brown, Chairman, Delta MEC

                                     L.19

                                 April 29, 1996



                                                                LETTER NUMBER 20



Captain H. D. Greenberg
Vice President - Flight Operations
Delta Air Lines, Inc.
Hartsfield Atlanta International Airport
Atlanta, GA 30320

Subject:  Letter of Understanding
          Line of time construction for International Flying

Dear Captain Greenberg:

In order to reduce the number of lines that are scheduled for less than six (6) hours below the designated monthly maximum in International Categories, the Master Executive Council Chairman or his designated representative may approve an expansion of the line of time construction window up to nine (9) hours above the designated monthly maximum but in no case above eighty-four (84), subject to the following restrictions:

1. Expansion may be approved on a particular piece of equipment, at a particular base for each individual bid period.

2. Pick up limits, pay guarantees and monthly pay shall be based on the designated monthly maximum.

3. Upon implementation of staffing under CMPS, the regular line of time average for the month will be indexed by the amount of increase above the designated monthly maximum.

This Letter of Understanding shall become effective on the date of signing and shall remain in effect until canceled by one or both parties as stated below.

                                    L.20.1

Captain H. D. Greenberg
Page 2
April 29, 1996


Both parties may mutually agree to cancel this Letter of Understanding at any time. Either party may cancel this Letter of Agreement by providing the other party with ninety (90) days written notice.

                                       Sincerely,

                                       /s/  W. R. Brown
                                      -----------------------
                                      W. R. Brown
                                      Delta, MEC Chairman

I concur:

/s/ H. D. Greenberg
    ---------------
    H. D. Greenberg,
    Vice President - Flight Operations

                                    L.20.2

                                  April 29, 1996

                                                                LETTER NUMBER 21

Captain W. R. Brown
Chairman, Delta MEC
Air Line Pilots Association
2314 Sullivan Road
College Park, Georgia 30337-6302

Dear Bill:

My letter of March 13 and 14, 1996 resulted from hurried discussions following MEC ratification of the Agreement and requires clarification concerning the implementation of Swap with the Pot, Ultra Long Call and Jumpseat.

As you are aware, in Section 28, the Company has committed to implement both Swap with the Pot and Ultra long call no later than January 1, 1997. Further, as you know, we have explored, in detail, the specifics of both Swap with the Pot and Ultra long call with the Pilot Negotiating Committee. We remain committed to these details and the only delay in implementation is computer time necessary to implement. We have agreed with the Pilot Negotiating Committee that any computer programming cost will be absorbed by the Company and we remain committed to this agreement.

Concerning the issue of Jumpseat, our discussions have always embraced the concept that any Part 121 or Part 135 carrier may qualify for participation subject to reasonable standards. Other carriers may also be selected for participation if their participation is deemed appropriate. In all cases, Association recommendations will be considered. We would like to work with you to ensure that we have an orderly procedure for implementation to ramp up to a full industry wide Jumpseat by the effective date of the new Agreement. While we could work this procedure independently, it would be to everyone's best interest if you can designate an MEC Jumpseat Coordinator to work with us on the implementation. We will commit to as expeditious a plan as your Jumpseat Coordinator and our people can work out.

                               Sincerely,

                               /s/  R. E. Colby
                               -------------------
                               R. E. Colby
                               Director - Flight Operations
                               and Chief Pilot

I concur:

/s/ W. R. Brown
    -----------
    W. R. Brown, Chairman, Delta MEC

                                     L.21

                                 April 29, 1996


                                                                LETTER NUMBER 22


Captain William R. Brown
Chairman, Delta MEC
Air Line Pilots Association
2314 Sullivan Road
College Park, Georgia 30337

Dear Captain Brown:

This letter will recite and confirm the following agreement reached between the Company and ALPA during negotiations concerning B-737 pilots displaced as a result of transferring B-737-200 aircraft to the Sunshine Operation.

   1. Incumbent B-737 pilots (pilots occupying a B-737 Mainline position) at a time immediately prior to conversion of the first pilot to a Sunshine category position will be afforded differential pay protection (difference between what they can hold system wide and B-737-200 rates then in effect) for up to eighteen months from the date they were involuntarily displaced from a B-737 Mainline position.

                                Sincerely,

                                /s/  T. M. Erskine
                                ------------------------------------
                                T. M. Erskine
                                Vice President - Personnel Relations


Agreement confirmed this 29th day of April 1996

/s/ William R. Brown
    ----------------
    William R. Brown, Chairman, Delta MEC

                                     L.22

                             DELTA AIR LINES, INC.

                            PILOTS STOCK OPTION PLAN

ARTICLE 1. ESTABLISHMENT

   Delta Air Lines, Inc., a Delaware corporation (the "Company"), and the Air Line Pilots Association, International, as representative of the Pilots of Delta Air Lines, Inc. (the "Association"), hereby establish the "Pilots Stock Option Plan" (the "Plan"), as set forth herein. The Plan provides for the grant of Stock Options to purchase a total of 10 million shares of Stock. The Stock Options will be granted in three separate installments of equal size. The Plan shall be part of the Delta Pilots Agreement, shall become effective as of the Effective Date of such Agreement and shall run concurrently with the Duration Clause of such Agreement and subject to any status quo period thereafter.

ARTICLE 2. DEFINITIONS

   For the purposes of the Plan, the following terms shall be defined as set forth below and, when the defined meaning is intended, the term is capitalized.

   2.1  "ASSOCIATION" means the Air Line Pilots Association, International.

   2.2 "BOARD" OR "BOARD OF DIRECTORS" means the Board of Directors of the Company.

   2.3 "COMMITTEE" means the Committee referred to in Article 3 of the Plan. If at any time no Committee shall be designated, then the functions of the Committee specified in the Plan shall be exercised by the Board.

   2.4 "COMPANY" means Delta Air Lines, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

   2.5 "DELTA PILOTS AGREEMENT" means the basic collective bargaining agreement together with all effective amendments, supplemental agreements, letters of agreement and letters of understanding between the Company and the Association, in existence on the effective date of the Plan and as may be modified or supplemented after this date.

   2.6 "DISABILITY" means disability as determined under the Delta Pilots Disability and Survivorship Plan.

   2.7 "EXERCISE PERIOD" means the period of time between the date a Stock Option becomes exercisable and the tenth anniversary of that Stock Option's Grant Date, when the Stock Option expires.

   2.8 "FAIR MARKET VALUE" means, as of any given date, the opening price of the Stock on the New York Stock Exchange or, if no sale of Stock occurs on the New York Stock Exchange on such date, the opening price of the Stock on the New York Stock Exchange on the last preceding day on which such sale occurred.

   2.9 "FURLOUGH" means removal from the Company's service due to a reduction in force.

   2.10 "GRANT DATE" means the date on which each installment of Stock Options is awarded under the Plan. The initial Grant Date shall be the date agreed upon by the Company and Association, which date shall be within 30 days after the later of (a) the date the new Delta Pilots Agreement becomes effective following its ratification and signing; (b) the date the Plan is approved by the Board of Directors and, if required, the stockholders of the Company; or (c) the date of determination of each Participant, and the number of shares of Stock subject to Stock Options each Participant will receive, on the initial Grant Date under the Plan. The second Grant Date shall be the first anniversary of the initial Grant Date. The third Grant Date shall be the second anniversary of the initial Grant Date.

   2.11 "LEAVE OF ABSENCE" means Company approved absence from the Company's service without pay for personal reasons.

   2.12 "OPTION PRICE" means the price at which a share of Stock covered by a Stock Option may be purchased, as specified in Article 6 below.

   2.13 "PARTICIPANT" means a Pilot who is a recipient of an award of a Stock Option under the Plan.

   2.14 "PILOT" means an employee of the Company whose name appears on the Delta Air Lines Pilots' System Seniority List on the initial Grant Date or any Grant Date thereafter.

   2.15  "PLAN" means the Pilots Stock Option Plan.

   2.16 "RETIREMENT" means that a Pilot has left the Company's service and is eligible for a benefit under the Delta Pilots Retirement Plan (or any successor thereto) other than a Termination Benefit (as that term is defined under the Delta Pilots Retirement Plan or any successor thereto).

   2.17  "STOCK" means the Common Stock, $3.00 par value, of the Company.

   2.18 "STOCK OPTION" means the option to purchase shares of Stock granted pursuant to Article 6 below. All Stock Options granted pursuant to the Plan shall be deemed "non-qualified" for purposes of Section 422 of the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

ARTICLE 3. ADMINISTRATION

   3.1 THE ADMINISTRATOR. The Plan shall be administered by the Personnel, Compensation & Nominating Committee of the Board of Directors, or such other committee of the Board as may be designated by the Board from time to time.
Each director, while serving as a member of the Committee, shall be considered to be acting in his capacity as a director of the Company. Members of the Committee shall be appointed from time to time for such terms as the Board shall determine, and may be removed by the Board at any time with or without cause.

   3.2 THE COMMITTEE'S AUTHORITY. The Committee shall have full authority to construe and interpret the Plan, to establish, amend and rescind appropriate rules and regulations relating to the Plan, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Stock Options granted thereunder as it may deem necessary or advisable to carry out the provisions and intent of the Plan, provided that any decision, determination or action of the Committee with respect to the Plan shall be consistent with the terms of the Plan. All determinations of the Committee shall be by a majority of its members and, subject to Article 3.3, the Committee's determinations if consistent with the terms of the Plan shall be final and conclusive for all purposes and upon all persons. The Committee may delegate its authority hereunder.

   3.3 DISPUTE RESOLUTION. Disputes arising out of decisions, determinations or other actions of the Committee with respect to the interpretation, administration or application of the Plan shall be subject to the grievance and System Board procedures of the Delta Pilots Agreement.

ARTICLE 4. STOCK SUBJECT TO PLAN

   4.1 STOCK RESERVED. The total number of shares of Stock reserved and available for distribution under the Plan shall be 10 million, subject to adjustment as provided in Article 4.2. Stock issued under the Plan may be either authorized and unissued shares or treasury shares.

   4.2 CERTAIN CHANGES IN CORPORATE STRUCTURE. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock, the Committee, in its sole discretion, shall make such adjustments as it deems necessary to reflect such change so as to prevent the diminution or enlargement of a Participant's rights, including but not limited to, adjustments in the aggregate number of shares of Stock reserved for issuance under the Plan, and adjustments in the Option Price, provided that the number of shares of Stock subject to any award shall always be a whole number. If any of the foregoing events occur affecting the Stock and there is an adjustment to the then outstanding non-qualified stock options under the last paragraph of
Section 3 of the Company's 1989 Stock Incentive Plan (or the corresponding provision of any successor plan) for officers and key employees, the Stock Options under the Plan shall be adjusted in a manner no less favorable to the Participant than the adjustment for the then outstanding non-qualified stock options under the last paragraph of Section 3 of the Company's 1989 Stock Incentive Plan (or the corresponding provision of any successor plan).

ARTICLE 5. ELIGIBILITY

   Subject to the approval of the Company, the Association will determine the Participants and the number of whole shares of Stock subject to Stock Options to be awarded to each Participant on each Grant Date.

ARTICLE 6. STOCK OPTIONS

   6.1 GRANT. On the initial Grant Date, the Company shall award Stock Options covering 3,333,334 shares of Stock to the Participants, as specified in Article
5. On each of the second and third Grant Dates, the Company shall award Stock Options covering 3,333,333 shares of Stock to the Participants as specified in
Article 5. A Participant's Stock Option will entitle him to purchase from the Company a specified number of shares of Stock, at the Option Price.

   6.2 NONTRANSFERABILITY. A Stock Option granted pursuant to the Plan shall not be transferable by the Participant otherwise than by will, by the laws of descent and distribution, or by a written designation referred to in Article 7.3 below, and is exercisable during the Participant's lifetime only by such Participant.

   6.3 OPTION PRICE. The Option Price for the first installment of Stock Options shall be the Fair Market Value of the Stock on the initial Grant Date. The Option Price for the second and third installments of Stock Options shall be the Fair Market Value of the Stock on the second and third Grant Dates, respectively. The Option Price shall be the price payable by the Participant for a share of Stock upon the exercise of a Stock Option. The Option Price shall be subject to adjustment in accordance with the provisions of Article 4.2 hereof.

   6.4 OPTION EXERCISE DATES AND TERM. Subject to Article 7 hereof, a Stock Option granted to a Participant shall become exercisable on the first anniversary of its Grant Date, and the Stock Option shall expire on, and no shares of Stock may be purchased thereunder on or after, the tenth anniversary of its Grant Date.

   6.5 EXERCISING STOCK OPTIONS. To exercise a Stock Option, the holder thereof shall give irrevocable notice of the exercise to the Company or one or more third parties designated by the Committee, identifying a whole number of shares of Stock (which shall not be less than the lesser of (a) 50 shares of Stock or (b) the number of shares of Stock subject to such Participant's then exercisable Stock Option) with respect to which such Stock Option is being exercised. The

Option Price for the Stock Options being exercised shall be paid in full prior to issuance of the Stock. The Committee may, from time to time, in its sole discretion, and after consultation with the Association, establish administrative procedures relating to the exercise of Stock Options, provided that such procedures are consistent with the terms of the Plan.

   6.6 WITHHOLDING TAXES. The Participant shall be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, the amount of any foreign, federal (including FICA), state, or local taxes of any kind required by law to be withheld with respect to the exercise of a Stock Option.

   6.7 PAYMENT. Payment of the Option Price and tax withholding obligation shall be made by cashier's check, through electronic funds transfer or through a broker-assisted Stock Option exercise pursuant to procedures the Committee may, in its sole discretion, establish from time to time. No shares of Stock shall be delivered to the Participant until all such amounts have been paid. The Participant shall be responsible for all brokerage commissions, interest and other expenses, if any, in a broker-assisted Stock Option exercise.

ARTICLE 7. TERMINATION OF EMPLOYMENT, RETIREMENT, DEATH, DISABILITY AND LEAVE OF ABSENCE

   7.1 TERMINATION OR RESIGNATION. If a Participant's employment shall be terminated by the Company, or if a Participant resigns from employment with the Company, any unexercised Stock Option held by such Participant shall be immediately forfeited. Such forfeited Stock Options shall be allocated to Participants on the next ensuing Grant Date, if any.

   7.2 RETIREMENT, DISABILITY, LEAVE OF ABSENCE OR FURLOUGH. A Participant who is Retired, or is on Disability, Leave of Absence or Furlough, shall be entitled to exercise any Stock Option awarded to him to the same extent as a Participant who remains in active employment with the Company.

   7.3 DEATH. In the event of the death of a Participant while employed by the Company, the estate of such Participant, or other person designated by the Participant, shall be entitled to exercise any Stock Option awarded to the Participant to the same extent as a Participant who remains in active employment with the Company.

ARTICLE 8.  MISCELLANEOUS

   8.1 GOVERNING LAW. The Plan, and all awards and agreements made hereunder, shall be governed by and construed in accordance with the Railway Labor Act, and of the laws of the State of Georgia without giving effect to the principles of conflicts of laws thereof.

   8.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular; and the singular shall include the plural.

   8.3 NO RIGHT TO EMPLOYMENT. The adoption of the Plan shall not confer upon any employee of the Company any right to continued employment with the Company, nor shall it interfere in any way with the right of the Company to terminate the employment of any of its employees at any time.

   8.4 RIGHTS OF PARTICIPANTS. Nothing in the Plan or in any Stock Option granted under the Plan shall confer upon any Participant or his executors, administrators or legal representatives any of the rights of a stockholder of the Company with respect to the shares of Stock subject to a Stock Option until certificates for such shares shall have been issued upon the exercise of such Stock Option.

   8.5 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

   8.6 PURCHASE FOR INVESTMENT AND LEGALITY. The Participant, by acceptance of any Stock Option granted under the Plan, shall represent and warrant to the Company that the purchase or receipt of shares of Stock upon the exercise thereof shall be for investment and not with a view to distribution, provided that such representation and warranty shall be inoperative if, in the opinion of counsel to the Company, a proposed sale or distribution of such shares of Stock is pursuant to an applicable effective registration statement under the Securities Act of 1933 or is, without such representation and warranty, exempt from registration under such Act. The Company shall file a Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended, covering the Stock to be offered pursuant to the Plan and will use its best efforts to maintain such registration at all times necessary to permit holders of Stock Options to exercise them.

   The obligation of the Company to issue shares of Stock upon the exercise of a Stock Option shall also be subject as conditions precedent to compliance with applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, state securities laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange upon which the Company's securities shall be listed. The Company shall use its reasonable best efforts to take all actions necessary and appropriate to satisfy each of the foregoing conditions.

   The Company may endorse an appropriate legend referring to the foregoing restrictions upon the certificate or certificates representing any shares of Stock issued or transferred to a Participant upon the exercise of any Stock Option granted under the Plan.

   8.7 CHANGE IN CONTROL PROVISIONS. In the event of a Change in Control of the Company (as described in Section 1.B.5. and G.1., 2., and 3. of the Delta Pilots Agreement) all Stock Options not yet granted on the date of such Change in Control will be granted, pursuant to Article 5, on the date of such Change in Control at an Option Price equal to the Fair Market Value of the Stock on such date.

                             DELTA AIR LINES, INC.

                         PILOTS PROFIT SHARING PROGRAM

ARTICLE 1. ESTABLISHMENT AND PURPOSE

   1.1 ESTABLISHMENT OF THE PROGRAM Delta Air Lines, Inc., a Delaware corporation (the "Company"), and the Air Line Pilots Association, International ("Association"), hereby establish an annual incentive compensation program to be known as "The Delta Air Lines, Inc. Pilots Profit Sharing Program" (the "Program"), as set forth herein. The Program permits the awarding of annual bonuses to Participants based on the Company's achievement of performance goals during fiscal years commencing with fiscal year 1996. The Program shall be part of the Delta Pilots Agreement, become effective as of the Effective Date of the Delta Pilots Agreement and its duration shall be concurrent with such Agreement and subject to any status quo period thereafter.

   1.2 PURPOSE The purposes of the Program are to: (a) motivate Participants toward achieving Company financial goals that are considered key to the Company's success; (b) encourage teamwork among Participants; and (c) reward performance with pay that varies in relation to the extent to which the Company's financial goals are achieved.

ARTICLE 2. DEFINITIONS

   Whenever used in the Program, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:

   2.1 "ADMINISTRATOR" means the Company's Chief Executive Officer and the Vice President - Personnel, or such other persons as may be designated from time to time by the Board of Directors of the Company to administer the Program.

   2.2 "ANNUAL BASE SALARY" means that portion of the gross earnings actually paid to a Pilot during the twelve (12) month period (or lesser period in the initial Program Year or in the event of partial Program Year participation as described in Section 4.2. below) ending on the last day of the Program Year, for services rendered to the Company as a Pilot, that does not exceed the sum of the Pilot's Monthly Yields for each month of such period during which he was in active employment with the Company as a Pilot. Annual Base Salary also does not include expense reimbursements; expense allowances; furlough pay; income required to be imputed to a Pilot for any reason pursuant to federal, state or local law; profit sharing awards paid under this Program or any other annual incentive compensation program sponsored by the Company; amounts paid for unused vacation and authorized leave hours; payments under the Delta Pilots Disability and Survivorship Plan, the Delta Pilots Retirement Plan, the Delta Family-Care Savings Plan, the Delta Pilots Target Benefit Plan, the Delta Pilots Bridge Plan, the Delta Pilots Medical Plan, the Delta Air Lines DELTAFLEX Plan, or any other qualified or non-qualified employee benefit plan sponsored by the Company.

   2.3 "AWARD" means the actual award paid to a Participant for a Program Year, determined by multiplying the applicable Award Percentage by the Participant's Annual Base Salary for the Program Year and subtracting from that product a dollar amount equal to the Offset defined in Section 2.9 below.

   2.4 "AWARD PERCENTAGE" means the percentage, determined under the provisions of Article 5 below, that is multiplied by a Participant's Annual Base Salary in determining the amount of any Award payable to a Participant under the Program.

   2.5 "COMPOSITE HOURLY RATE" means the combination of a Pilot's equipment base pay rate, hourly flying pay rate, mileage pay rate, gross weight pay rate and where applicable, his international pay rate and specialized navigation procedures pay rate.

   2.6 "DELTA PILOTS AGREEMENT" means the basic collective bargaining agreement together with all effective amendments, supplemental agreements, letters of agreement, and letters of understanding between the Company and the Pilots of Delta Air Lines, Inc. as represented by the Association, in existence on the effective date of this Program and as may be amended or supplemented after that date.

   2.7 "INCOME" means the Company's income before income taxes for a given fiscal year (taking into account expenses accrued for payments due under this Program and any other annual incentive compensation program sponsored by the Company for that fiscal year), excluding any gains or losses on the disposition of flight equipment, and less preferred stock dividends, as reported in the Company's fiscal year-end consolidated financial statements.

   2.8 "MONTHLY YIELD" means the product of a Pilot's designated monthly maximum credited hours for a month, multiplied by his Composite Hourly Rate for such month. "Monthly Yield" for salaried Pilots means their monthly rate of pay.

   2.9 "OFFSET" means for any given Program Year a dollar amount that is the product of a Participant's Annual Base Salary multiplied by the lesser of (i) 5% or (ii) the percent of annual base salary by which the profit sharing awards for such year are reduced for participants in the Company's profit sharing program for noncontract published scale personnel.

   2.10 "PARTICIPANT" means a Pilot who meets the eligibility requirements contained in Section 4.1. below to participate in the Program.

   2.11 "PILOT" means an employee of the Company whose name appears on the Delta Air Lines Pilots' System Seniority List.

   2.12 "PROFIT PERFORMANCE LEVEL" means the Company's Income as a percent of Revenue for any Program Year, rounded to two decimal places.

   2.13 "PROGRAM YEAR" means the Company's fiscal year, July 1 through June 30, or for the initial year of the Program, the period beginning with the effective date of the Program and ending on the first occurring June 30 thereafter.

   2.14 "REVENUE" means the Company's total operating revenues for a given fiscal year, as reported in the Company's fiscal year-end consolidated financial statements.

ARTICLE 3. ADMINISTRATION

   3.1 THE ADMINISTRATOR. The Program shall be administered by the Administrator. The Administrator shall be appointed by, and shall serve at the discretion of, the Board of Directors of the Company.

   3.2  AUTHORITY OF THE ADMINISTRATOR.   Subject to Section 3.3. below, and
consistent with the terms of the Program, the Administrator shall have full authority to determine the Company's Income, Revenue and Profit Performance Level; construe and interpret the Program and any agreement or instrument entered into under the Program; and establish, amend or waive procedures for the Program's operation and administration. The Administrator may delegate his authority hereunder.

   3.3 DISPUTE RESOLUTION. Disputes arising out of decisions of the Administrator as to the appropriate interpretation or application of the Program shall be subject to the grievance and System Board procedures of the Delta Pilots Agreement.

ARTICLE 4. ELIGIBILITY AND PARTICIPATION

   4.1 ELIGIBILITY. All pilots who are not participants in any other annual incentive compensation program sponsored by the Company are eligible to participate in this Program. However, in order to receive an Award payable under the provisions of Article 5 below for any Program Year, a Participant must be in active employment with the Company as a Pilot on the final day of the Program Year or be covered in Section 7.1. below.

   4.2 PARTIAL PROGRAM YEAR PARTICIPATION. A pilot who becomes eligible to participate in the Program after the beginning of a Program Year may participate in the Program for that Program Year. Such situations may include, but are not limited to: (a) new hires, or (b) a Pilot who is promoted or reclassified from a position which did not previously meet the eligibility criteria. In determining the Award payable to such Participants, all of the provisions of
Article 5 shall apply, except that the Award percentages of Article 5 shall be applied only to that portion of the Pilot's Annual Base Salary actually paid to him between the first date he became eligible to participate in the Program and the final day of that Program Year. Notwithstanding this limitation on Annual Base Salary, however, a Participant who, during a Program Year, has served in a position covered by another annual incentive compensation program sponsored by the Company shall receive his award, if any, under this Program if he was eligible to participate on the final day of any Program Year, and the Participant's Annual Base Salary for this limited purpose shall be calculated to include both: (1) those amounts, if any, included as "annual base salary" under the provisions of such other annual incentive compensation program, and (2) the Participant's Annual Base Salary under this Program.

ARTICLE 5. AWARD DETERMINATION

   Following the determination of the Profit Performance Level attained by the Company for any Program Year, the Award Percentage shall generally equal the Profit Performance Level for that Program Year, subject to the following restrictions. First, if the Profit Performance Level is less than 2.00%, no Award shall be payable under the Program. Second, the maximum Award Percentage allowable under the Program shall be 10.00%, so that even if the Profit Performance Level exceeds 10.00% for a Program Year, the Award Percentage for that Program Year shall be 10.00%. Once determined, the Award Percentage will be multiplied by the Participant's Annual Base Salary to determine, after the appropriate Offset, the Participant's Award for the Program Year. The following example demonstrates the calculation of a Participant's Award:

          If the Profit Performance Level equaled 8.34% in a Program Year, the Award for that Program Year would equal 8.34% of Annual Base Salary minus the appropriate Offset. If the Profit Performance Level equaled 1.39% (or any percentage less than 2.00%), no Award would be permitted under the Program. If the Profit Performance Level equaled 10.56% (or any percentage greater than 10.00%), the Award would be limited to 10.00% of Annual Base Salary minus the appropriate Offset.

ARTICLE 6.  PAYMENT OF AWARDS

     6.1 FORM AND TIMING OF PAYMENT. Each Participant's Award shall be paid in cash in one (1) lump sum within seventy-five (75) calendar days after the end of each Program Year.

     6.2 UNSECURED INTEREST. No Participant or any other party claiming an interest in amounts earned under this Program shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under this Program, such right shall be equivalent to that of an unsecured general creditor of the Company.

ARTICLE 7.  CESSATION OF EMPLOYMENT

     7.1 CESSATION OF EMPLOYMENT DUE TO FURLOUGH, DEATH, DISABILITY, FAMILY LEAVE, MILITARY SERVICE OR RETIREMENT. If a Participant's active employment with the Company as a Pilot ceases by reason of furlough, death, short-term or long-term disability, a qualifying leave pursuant to the Family and Medical Leave Act of 1993, a qualifying leave pursuant to the Uniformed Services Employment and Reemployment Rights Act of 1994, or retirement, the Participant shall remain eligible for any Award payable for the Program Year in which his active employment ceased. In the event of the Participant's death prior to receipt of an Award, the Award shall be payable in cash to the estate of the Participant.

     7.2 CESSATION OF EMPLOYMENT FOR OTHER REASONS. If a Participant's active employment ceases for any reason other than furlough, death, short-term or long-term disability, a qualifying leave pursuant to the Family and Medical Leave Act of 1993, a qualifying leave pursuant to the Uniformed Services Employment and Reemployment Rights Act of 1994, or retirement, the Participant shall not receive an Award for the Program Year in which his active employment ceased.

ARTICLE 8.  TRANSFERABILITY, TREATMENT OF PAYOUTS

     8.1 NONTRANSFERABILITY. No right or interest of any Participant in the Program shall be assignable or transferable, or subject to any lien, directly or indirectly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge and bankruptcy.

     8.2 TREATMENT PAYOUTS. The gross amount of any Award actually paid to a Participant prior to his death or disability, whichever the case may be, shall be included as earnings for purposes of calculating benefits under the Delta Pilots Disability and Survivorship Plan. Awards under the Program shall not be included as earnings under the Delta Family-Care Savings Plan or any other qualified or nonqualified plan or arrangement of the Company.

ARTICLE 9.  MISCELLANEOUS

     9.1 GOVERNING LAW. The Program, and all agreements hereunder, shall be governed by and construed in accordance with the Railway Labor Act, and of the laws of the State of Georgia without giving effect to the principles of conflicts of laws thereof.

     9.2 WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under the Program any foreign, Federal, state or local income or other taxes required by law to be withheld with respect to such payments.

     9.3 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular; and the singular shall include the plural.

     9.4 SEVERABILITY. In the event any provision of the Program shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Program, and the Program shall be construed and enforced as if the illegal or invalid provision had not been included, provided that, if such illegality or invalidity reduces the value of the Program to any Participant, the Association and Company shall meet promptly to reach agreement on terms which provide equivalent value to the Participants.

                                 April 29, 1996

Captain William R. Brown
Chairman, Delta MEC
Air Line Pilots Association
2314 Sullivan Road
College Park, Georgia 30337

Dear Captain Brown:

This letter will recite and confirm the following agreement reached between the Company and ALPA during the negotiations concerning the Special Early Retirement Program for Pilots (the "Program").

          1. The parties agree that the terms of the Program shall be those described in the attached document entitled "Description of Special Early Retirement Program for Pilots" dated March 4, 1996. The parties also agree that the Agreement Waiver and Release Form, dated March 4, 1996, as set forth in Appendix A to such document (and as also attached hereto) (the "Waiver") must, as a condition of the Program, be signed and returned by each pilot who participates in the Program.

          2. ALPA hereby agrees that each Waiver that is signed and submitted by a pilot who participates in the Program shall serve to bar ALPA from bringing any grievance or lawsuit on behalf of such pilot as described in Section 4 of the Waiver.

          3. The parties agree that the Delta Pilots Medical Plan, Delta Pilots Disability and Survivorship Plan, Delta Pilots Retirement Plan and any other applicable plan document shall be amended to the extent necessary to give effect to the terms of the Program, as described in paragraph 1., above.

Please confirm this agreement by signing below and return an executed original to me.

                                   Sincerely,

                                   /s/  Terry M. Erskine
                                   ----------------
                                   Terry M. Erskine
                                   Vice President - Personnel Relations

Agreement confirmed this 29th day of April, 1996.

/s/ William R. Brown
    ----------------
    William R. Brown, Chairman, Delta MEC

           DESCRIPTION OF SPECIAL EARLY RETIREMENT PROGRAM FOR PILOTS

          This document provides a detailed description of the special early retirement program ("program") for pilots and its enhancement to the standard retirement formula and minimum benefit features of the Delta Pilots Retirement Plan (see Part II). This document also details the enhancements that the program will make to the Delta Pilots Medical Plan (see Part III) and the Delta Pilots Disability & Survivorship Plan (see Part IV). The document further sets forth general features of the program, including eligibility, duration, retirement dates, and other conditions of the program (see Parts I and V).

PART I:  GENERAL FEATURES.

          The offer of the program will be open for acceptance for a period of 60 days beginning on the first day of the month which follows the month in which ends the first 30 day period immediately following the date on which the new collective bargaining agreement between the Company and ALPA becomes effective (the "Window Period"). All pilots (other than those who are eligible to receive long-term disability benefits as of the first day of the Window Period) who have reached age 50 on or before the first day of the month following the month in which the Window Period ends will be eligible for the program. The packages which describe the program (and which include a retirement benefit estimate) will be mailed to the home address of eligible pilots prior to the first day of the Window Period.

          No later than the last day of the Window Period, eligible pilots must indicate their desire to accept the offer of the program in exchange for their retirement in accordance with the terms of the program. This decision will be binding and irrevocable and only those pilots who are not accepted into the program due to oversubscription (as detailed in the next paragraph) will be released from this commitment.

          The Company will accept a minimum of 500 pilots into the program; however, more than 500 pilots may be accepted at the Company's sole discretion. If more than this maximum number of pilots commit to participate in the program, the decision as to which pilots are accepted into the program will be based on the seniority of the pilots who have committed.

The program's conditions will include, among other things, (i) the requirement that each pilot who commits to the program complete, sign and timely return an Agreement, Waiver and Release form in the same form as set forth in Exhibit A attached hereto (ALPA shall be a Released Party described in paragraph 4.a. of that document); and (ii) the requirement that the pilot's retirement occur on the date specified by the Company, such date to be determined based on the operational needs of the Company, but no later than 18 months following the close of the Window Period; provided, however, that a pilot who has been accepted into the program and has been assigned a delayed retirement date due to operational needs and becomes eligible for long-term disability benefits under the Delta Pilots Disability and Survivorship Plan prior to his specified retirement date shall still retire under the terms of the program but shall have his retirement date occur immediately (and such date shall no longer be delayed).

Pilots who are accepted into and retire pursuant to the program shall not be eligible to receive money purchase plan contributions to the Delta Pilots Money Purchase Pension Plan.

PART II: ENHANCEMENT TO THE RETIREMENT BENEFIT UNDER THE DELTA PILOTS RETIREMENT PLAN (THE "RETIREMENT PLAN").

A. Program Offerees who were Participants in the Delta Air Lines Employees' Retirement Income Plan and the Delta Air Lines Employees' Variable Annuity Retirement Income Plan as of February 1, 1972 or who were Employees of Delta Air Lines on February 1, 1972:

          A pilot who was a Participant in the Delta Air Lines Employees' Retirement Income Plan and the Delta Air Lines Employees' Variable Annuity Retirement Income Plan as of February 1, 1972 or who was an Employee (as defined in the Retirement Plan) of Delta Air Lines on February 1, 1972 are eligible under Section 8.02(B) of the Retirement Plan for a special minimum benefit if such person retires on his Normal Retirement Date (as defined in the Retirement
Plan). Effective on the later of July 1, 1996 or the first day of the third month following the signing of the new collective bargaining agreement (the "Effective Date"): (i) the minimum benefit unit value will be frozen at $240.31 per unit; and (ii) the continued accrual rate for the minimum benefit will be changed from 3.26% of Earnings per year of Credited Service (with 1.26% of such amount being variable in nature) to 1% of Earnings per year of Credited Service (with all accruals being fixed in nature and not subject to the unit value). This change to the minimum benefit will apply to a pilot who is accepted into the program and whose retirement date occurs after the Effective Date. Section 8.02(B) will be applied in determining the retirement benefit of an eligible pilot who, due to his participation in the program, retires prior to his Normal Retirement Date. Therefore, a pilot described in this paragraph will be eligible to receive the greater of (i) the benefit computed in accordance with
Section 5.01 or 5.02 of the Retirement Plan (whichever is applicable); or (ii) the minimum benefit described in Section 8.02(B) of the Retirement Plan, as amended on the Effective Date, calculated as described in II., below. If a pilot's benefits computed under the formula contained in (i) or (ii) cannot be fully paid from the qualified Retirement Plan due to applicable limitations of the Internal Revenue Code (including limits on the amount which can be paid from the qualified Retirement Plan or on the amount of Earnings which can be considered under the qualified Retirement Plan), then the excess benefits will be paid from a nonqualified plan or plans maintained by the Company. For purposes of the program only, if a program participant elects a lump sum form of payment of the variable portion of the benefit and Section 415 restricts the amount so payable from the qualified Retirement Plan, then any "excess lump sum benefit" that cannot be paid from the qualified Retirement Plan shall be paid as a lump sum payment from the non-qualified plans. The "excess lump sum benefit" shall be the difference, if any, between (X) and (Y) where (X) is the lump sum value of the entire variable annuity determined by using the plan factors (i.e.
(A) an interest rate equal to the lesser of (i) 6.5% or (ii) 120% of the PBGC immediate annuity rate for lump sums; and (B) the GAM 83 male mortality table) and (Y) is that portion of (X) that is paid from the qualified Retirement Plan.

          An eligible pilot described in the preceding paragraph may choose, in connection with the calculation of his benefit under Section 5.01 or 5.02 of the Plan and as further explained in I., below, the addition of five years of service to the Credited Service he had earned as of his retirement date (to a maximum of 25 years) (Service Option) or five years of age to his age as of his retirement date (to a maximum of age 60) (Age Option). However, if the minimum benefit, calculated as described in II., below, is greater than such amount, the pilot shall receive the enhanced minimum benefit.

          I.  Calculation under Section 5.01 or 5.02 of the Plan:

          (A.) Service Option: If a pilot chooses the Service Option, five years of Credited Service shall be added to his years of Credited Service earned as of his Retirement Date under Sections 5.01 or 5.02 of the Retirement Plan, whichever is applicable; provided, however, that in no event shall his total years of Credited Service, after such addition, exceed 25 years.

          (B.) Age Option: If a pilot chooses the Age Option, five years of age will be added to his age as of his retirement date for purposes of calculating the early retirement reduction described in Section 5.02 of the Retirement Plan; provided, however, that in no event shall the pilot's age after such increase exceed age 60.

          In the event that the pilot chooses the Service Option and the addition of five years of Credited Service shall increase his total years of Credited Service to more than 25, then the years and/or months that exceed those that are needed to bring the total Credited Service to 25 years shall be added to his age for purposes of determining the early retirement reduction described in Section 5.02 of the Retirement Plan.

          In the event that the pilot chooses the Age Option and the addition of five years of age to his actual age at his retirement date increases his imputed age to more than age 60, then the years (and/or months if less than a full year) in excess of the years and/or months needed to bring his imputed age to age 60 shall instead be added to his Credited Service for purposes of determining the benefit described in Section 5.01 or 5.02 (whichever is applicable).

Except as expressly provided above, all other terms of the Plan shall be applied to the calculation and distribution of the pilot's benefit as they would have been in the absence of the program, including the fact that the social security offset shall be actuarially reduced to the pilot's actual age at retirement and not to any imputed age.

          II. Calculation of Minimum Benefit Under Section 8.02(B)

          The minimum benefit will be calculated according to the method described in (A.) or (B.), below, depending on which of the Age Option or Service Option was elected by the pilot for purposes of I., above.

          (A.) Age Option: For a pilot who elects the Age Option, the minimum benefit will be calculated as described in Section 8.02(B) of the Retirement Plan, amended as of the Effective Date to freeze the unit value at $240.31 and to decrease future accruals from 3.26% of Earnings per year of Credited Service (with 1.26% of such accrual being variable in nature) to 1% of Earnings per year of Credited Service (with all such accruals being fixed in nature and not subject to the unit value) with the following adjustments and clarifications:

          (i) The amount described in Section 8.02(B)(i) shall be determined as if the pilot's actual retirement date is his Normal Retirement Date based on his Earnings (as defined in the Retirement Plan) and years of service as of his actual retirement date. For this purpose only years of service shall not be limited to 25 years.

          (ii) The number of Benefit Units described in Section 8.02(B)(ii)(b) shall be determined as of the earlier of the pilot's actual retirement date or the Effective Date. There will be no accrual of 1.26% of Earnings per year of Credited Service (as a variable amount convertible into units) after the Effective Date.

          (iii) If a pilot's retirement date occurs prior to the Effective Date, the value of a Benefit Unit described in Section 8.02(B)(ii)(c) shall be the value that a Benefit Unit bore as of the July 1 preceding the pilot's retirement date. If a pilot's retirement date occurs on or after the Effective Date, the value of a Benefit Unit shall be frozen at $240.31.

          (iv) The factor for the 50% Joint and Contingent Annuitant benefit described in Section 8.02(B)(iii) will be based on the actual age of the pilot and his spouse as of his actual retirement date, and not on the imputed age of the pilot described in subclause (v), below.

          (v) The minimum benefit computed as described above will be reduced by 0.25% for each month between the pilot's imputed age at his retirement date and age 60. For the purpose of determining the pilot's imputed age at retirement, the lesser of five years or the number of months and/or years needed to bring the pilot's imputed age to age 60 shall be added to the pilot's actual age at retirement. If less than five full years is needed to bring the pilot's imputed age to age 60, the months not so used ('Excess Months") shall be applied to the calculation described in II.(A.)(i) by adding to the amount determined under II.(A.)(i) the product of 3.26% times the pilot's Earnings (as defined in the Retirement Plan) for the Plan Year that ended on the June 30 preceding the pilot's retirement date times the joint and contingent annuitant factor described in subclause (iv), above, times a fraction, the numerator of which is the number of Excess Months and the denominator of which is 12; provided, however, that the Excess Months so used shall be limited to the number of months that when added to the pilot's actual service at his retirement date would bring his total years and months of service to an amount that is equal to the total number of years and months of service that he would have earned if he had worked until age 60.

          (B.) Service Option: For a pilot who elects the Service Option, the minimum benefit will be calculated as described in Section 8.02(B) of the Retirement Plan, with the following adjustments and clarifications:

          (i) The minimum benefit will be computed as if the pilot's Normal Retirement Date is his actual retirement date as described in Section 8.02(B) of the Retirement Plan, amended as of the Effective Date to freeze the unit value at $240.31 and to decrease future accruals from 3.26% of Earnings (as defined in the Retirement Plan) per year of Credited Service (with 1.26% of such accrual being variable in nature) to 1% of Earnings per year of Credited Service (with all such accruals being fixed in nature and not subject to the unit value). Thus, until the Effective Date, an eligible pilot will accrue a benefit at a rate of 3.26% of Earnings for each year of Credited Service (with 1.26% of such accrual being variable and convertible into units) and from the Effective Date to the pilot's actual retirement date, will accrue a benefit of 1% of Earnings per year of Credited Service of which none of the benefit will be convertible into units or subject to the unit value adjustments. To the amount calculated in accordance with the preceding sentence shall be added the product of 3.26% times the pilot's Earnings (as defined in the Retirement Plan) for the Plan Year that ended on the June 30 preceding the pilot's retirement date times the joint and contingent annuitant factor described in subclause (iv), below, times the lesser of (A) five years or (B) a fraction, the numerator of which is the number of months that when added to the pilot's actual service at his retirement date would bring his total years and months of service to an amount that is equal to the number of years and months of service that he would have had if he had worked until age 60, and the denominator of which is
12. If less than five full years is used due to the limitation described in clause (B), the unused months and/or years shall be added to the pilot's actual age at his retirement date (such imputed age not to exceed age 60), for purposes of the early retirement reduction described in subclause (v), below. For purposes of the calculation described in this subclause (i) only, service shall not be capped at 25 years.

          (ii) The Benefit Units described in Section 8.02(B)(ii)(b) will be determined as of the earlier of the pilot's actual retirement date or the Effective Date. There will be no accrual of 1.26% of Earnings per year of Credited Service (as a variable amount convertible into units) after the Effective Date.

          (iii) If a pilot's retirement date occurs prior to the Effective Date, the value of the Benefit Units described in 8.02(B)(ii)(c) shall be the same value that Benefit Units bore on the July 1 preceding the pilot's retirement date. If a pilot's retirement date occurs on or after the Effective Date, the value of a benefit unit shall be frozen at $240.31.

          (iv) The factor for a 50% Joint and Contingent Annuitant benefit described in Section 8.02(B)(iii) shall be based on the actual age of the pilot and his spouse on his actual retirement date.

          (v) The minimum benefit, computed as described above, shall be reduced by 0.25% for each month between the pilot's age at his retirement date (considering that his age may be imputed by unused months or years as described in subclause (I), above) and age 60.

          Except as expressly provided above, all other terms of the Plan shall be applied to the calculation and distribution of the pilot's benefit as they would have been in the absence of the program.

B. Program Offeree's who were not Participants in the Delta Air Lines Employees' Retirement Income Plan and the Delta Air Lines Employee's Variable Annuity Retirement Income Plan as of February 1, 1972 or who were not Employees of Delta Air Lines on February 1, 1972.

          A pilot who was not a Participant in the Delta Air Lines Employees' Retirement Income Plan and the Delta Air Lines Employee's Variable Annuity Retirement Income Plan as of February 1, 1972 or who was not an Employee of Delta Air Lines on February 1, 1972 may choose to add five years of service to the Credited Service he had earned as of his retirement date (to a maximum of 25 years) (Service Option) or five years of age to his age as of his retirement date (to a maximum of age 60) (Age Option). The manner in which the Age or Service Option will be applied to the calculation of the pilot's benefit shall be the same as described in paragraph A.I. of Part II of this document.

          If a pilot's benefits, computed as described in the preceding paragraph, cannot be fully paid from the qualified Retirement Plan due to applicable limitations of the Internal Revenue Code (including limits on the amount which can be paid from the qualified Retirement Plan or on the amount of Earnings which can be considered under the qualified Retirement Plan), then the excess benefits will be paid from a nonqualified plan or plans maintained by the Company. For purposes of the program only, if a program participant elects a lump sum form of payment of the variable portion of the benefit and Section 415 restricts the amount so payable from the qualified Retirement Plan, then any "excess lump sum benefit" that cannot be paid from the qualified Retirement Plan shall be paid as a lump sum payment from the non-qualified plans. The "excess lump sum benefit" shall be the difference, if any, between (X) and (Y) where (X) is the lump sum value of the entire variable annuity determined by using the plan factors (i.e. (A) an interest rate equal to the lesser of (i) 6.5% or (ii) 120% of the PBGC immediate annuity rate for lump sums; and (B) the GAM 83 male mortality table) and (Y) is that portion of (X) that is paid from the qualified Retirement Plan.

          Except as expressly provided above, all other terms of the Plan shall be applied to the calculation and distribution of the pilot's benefit as they would have been in the absence of the program, including the fact that the social security offset shall be actuarially reduced to the pilot's actual age at retirement and not to any imputed age.

PART III:  ENHANCEMENTS TO THE DELTA PILOTS MEDICAL PLAN (THE "MEDICAL PLAN")

          The Medical Plan will be affected by the program in terms of the amount and timing of post-retirement medical premiums to be paid under the Medical Plan.

          Early Retirement: Under the current Medical Plan, a pilot who retires prior to his Normal Retirement Date (as defined in the Medical Plan) is required to pay 100% of the post-retirement medical premium (the "100% Early Retirement Premium") until the first day of the month following his 60th birthday in order to maintain medical and dental coverage for himself and his dependents. Upon reaching age 60, he is required to continue to pay "Service-Related Premiums" for the duration of his retirement if, on his retirement date, he had less than 25 years of continuous service. The Service-Related Premium is equal to the monthly premium times a fraction, the numerator of which is 25 minus the retiree's years of continuous service at retirement and the denominator of which is 25. If a pilot has 25 years of continuous service on his retirement date, he is not required to pay a Service-Related Premium.

          For a pilot who retires under the program prior to his Normal Retirement Date, the 100% Early Retirement Premium will not be required in order to maintain medical and dental coverage for the pilot and his spouse. However, a pilot must pay 100% of the applicable child(ren) Early Retirement Premium in order to maintain coverage for any dependent child. Notwithstanding the foregoing, a pilot who retires under the program with less than 25 years of continuous service at his early retirement date must commence paying Service-Related Premiums immediately upon retirement to continue medical and dental coverage for the pilot and his spouse. In addition, upon reaching age 60, the pilot stops paying the 100% Early Retirement Premium for the coverage of any eligible dependent child, but must begin to pay the Service-Related Premium associated with such child's coverage in order to continue medical and dental coverage for such child (assuming such child still qualifies as a dependent eligible for coverage at that time). Service-Related Premiums must be paid throughout retirement in order to maintain medical and dental coverage for the pilot and his eligible family members.

          In determining the number of years of continuous service that a pilot has earned at his early retirement date for purposes of calculating the Service-Related Premium that a pilot must pay, years of continuous service with both Delta and Western are counted. In addition, as an enhancement under the program, Pan Am service, from the most recent Pan Am hire date, will be added to the pilot's actual years of continuous service in the case of Pan Am pilots who were hired by the Company immediately following the acquisition of Pan Am assets. In addition, for each pilot who participates in the program, an additional five years of continuous service will be added to his total continuous service as of his retirement date. In no event will a pilot be given credit for years of service in excess of 25.

          Normal Retirement or Deferred Retirement: Under the current Medical Plan a Service Related Premium is required of a pilot who retires on or after his Normal Retirement Date with less than ten years of service. The Service Related Premium is determined in the same manner as described in the section immediately above (including the use of 25 years in the numerator and the denominator) based on the length of service of the pilot.

          For the purpose of determining the number of years of continuous service that a pilot has earned as of his retirement date for purposes of calculating the Service-Related premium that a pilot must pay, years of continuous service with both Delta and Western are counted. In addition, as an enhancement under the program, five years of service will be added to a pilot's actual continuous service as of his retirement date. Further, as part of the program only, former Pan Am pilots who were hired immediately after the acquisition of Pan Am assets, will be granted credit for years of Pan Am service from the most recent Pan Am hire date. In no event will a pilot be given credit for years of continuous service in excess of 25.

          Any service-related premium being paid by a retiree at his death must continue to be paid by his eligible family members who are eligible for survivor benefits under the Delta Pilots Disability & Survivorship Plan in order to continue their medical/dental coverage after the pilot's death. In addition, the monthly premium paid by a pilot will change as the premium is adjusted each year based on the Company's costs. However, the percentage of the premium the pilot pays will remain constant.

The changes to be made to the Delta Pilots Medical Plan effective January 1, 1997 shall not apply to pilots who are accepted into and retire under the terms of the program.

PART IV: ENHANCEMENTS TO THE DELTA PILOTS DISABILITY AND SURVIVORSHIP PLAN (THE D & S PLAN)

          The post-retirement survivor benefit under the D & S Plan is calculated by taking into account the number of years of Credited Service (as defined in the D & S Plan) that a pilot had at his retirement date (Section 5.02(c)(iv)(cc)) and the pilot's age at retirement (Section 5.02(c)(iv)(dd)). For this purpose, as an enhancement under the program, either an additional five years of service will be added to the pilot's actual years of Credited Service (as defined in the D & S Plan) at his retirement date or an additional five years of age will be added to the pilot's actual age at retirement. The pilot will automatically receive the enhancement (age or service) that results in the greater post-retirement survivor benefit. In no event may the total years of Credited Service after such enhancement in service increase the pilot's total years beyond 25, nor may the enhancement in age increase the pilot's imputed age to beyond age 60. As a result, less than five years of service may be used in order to increase the pilot's years of Credited Service to a maximum of 25. In such event, the additional years and/or months will be added to the pilot's age. Likewise, any years and/or months not used because of the age 60 maximum will be added to the pilot's Credited Service. No Western or Pan Am service will be counted towards the pilot's years of Credited Service (as defined in the D & S
Plan) under this provision of the D & S Plan.

PART V:  OTHER CONDITIONS.

          A side letter of agreement between the parties will adopt this detailed program document and provide that the Retirement Plan, Medical Plan and D & S Plan will be amended to the extent necessary to give effect to the terms of the program. In addition, the side letter shall contain ALPA's agreement that each participant's Agreement, Waiver and Release form shall also bar the Association from bringing any grievance that would otherwise be precluded by the terms of such Agreement, Waiver and Release.

                                   EXHIBIT A

                                                 Employee ________________
                                                 Employee No. ____________
                                                 Station _________________

                         AGREEMENT, WAIVER AND RELEASE

          1. I, _____________________ ("Employee"), agree to voluntarily retire under the Special Early Retirement Program for Pilots ("Early Retirement Program") being offered by Delta Air Lines, Inc. ("Delta"). In agreeing to voluntarily retire, I have carefully reviewed the provisions of the Early Retirement Program and this Agreement, Waiver and Release ("Agreement") and believe them to be in my best interests.

          2. In exchange for executing and returning this Agreement to Delta, and retiring from Delta in accordance with the terms hereof, I understand that Delta will provide enhanced retirement and post-retirement benefits to me, as more fully described in Section 3 below. I understand that the benefits listed in Section 3 below are in addition to anything of value to which I would be entitled under the Delta Pilots Retirement Plan or any non-qualified retirement plan (collectively the "Retirement Plan"), the Delta Pilots Medical Plan (the "Medical Plan"), and the Delta Pilots Disability and Survivorship Plan ("the "D&S Plan") (collectively the "Delta Plans") as a retiree from Delta.

          3. In exchange for the execution and return of this Agreement and my retirement under the terms of the Early Retirement Program, Delta and the Delta Plans will provide the following benefits to the Employee.

              a. Delta and the Delta Plans will provide either of (i) or (ii), below, at the Employee's choice. Alternatively, the Delta Plans will provide the enhanced minimum benefit described in (iii), below, if the Employee is eligible for such benefit and if the minimum benefit, as so calculated, produces a benefit that is greater than the benefit calculated pursuant to subclause (i) or (ii), whichever is applicable.:

                  (i) Five (5) years of "Credited Service" (as defined in the Retirement Plan) added to the number of years of Credited Service earned by the Employee as of the Retirement Date. This additional Credited Service will be used for purposes of calculating the Employee's benefit under the Retirement Plan using the standard retirement formula contained in the Retirement Plan. The Employee may not, however, accumulate more than twenty-five (25) years of Credited Service. Therefore, any of the five (5) additional years of Credited Service that are not needed to achieve the maximum of twenty-five (25) years of Credited Service under the Retirement Plan may be applied toward the Employee's age as described in subparagraph (ii) below.

              (ii) Alternatively to (i), above, Delta and the Delta Plans will provide five (5) years of age added to the Employee's actual age as of the Retirement Date for purposes of calculating the Employee's benefit under the Retirement Plan using the standard retirement formula contained in the Retirement Plan. An employee may not use these five (5) additional years to achieve an age greater than the age of sixty (60) years. Therefore, any of the five (5) years that are not needed to achieve the maximum age of sixty (60) shall be applied toward the Employee's years of Credited Service under the Retirement Plan as described in subparagraph (i) above.

              (iii) Alternatively to (i) or (ii), above, for an Employee eligible for such minimum benefit, either (A) an additional five years of age or, if less, the number of years and/or months that when added to the Employee's actual age shall bring the Employee's age to age 60; or (B) an additional five years of service or, if less, the number of years and/or months that would bring the Employee's actual service as of his Retirement Date to the same total number of years of service that he would have had if he had worked until age 60 shall be added to the Employee's actual age or service at the Retirement Date for purposes of the minimum benefit formula of the Retirement Plan. To the extent that the Employee does not need the full five years of age to bring his imputed age to age 60, then the number of years and/or months not so used shall be added to his service (but only to the extent that such addition will not increase the Employee's years of service to more than the years of service that he would have had if he had worked until age 60). Further if the addition of five years of service shall increase the Employee's years of service to more than the number of years of service that he would have had if he had worked until age 60, then the number of years and/or months not so used shall be added to the Employee's actual age at the Retirement Date (provided that such addition shall not increase the Employee's imputed age to more than age 60). The determination as to whether the additional five years is first added to the Employee's age or the Employee's service shall be at the Employee's election and it shall be consistent with the order in which the age or service enhancement is applied to the standard formula under the Retirement Plan (as described in subclauses (i) and (ii), above) in order to determine whether the minimum benefit is greater than the benefit produced from the enhanced standard formula.

          b. Delta and the Delta Plans will not require the Employee to pay the 100% early retirement premium ordinarily required under the Medical Plan in order to maintain post-retirement coverage for the Employee and the Employee's eligible spouse. The applicable 100% early retirement premium will continue to apply with respect to any covered children of the Employee. Service Related Premiums required under the Medical Plan will apply to participants in the Early Retirement Program immediately upon retirement under the Early Retirement Program and must be paid for the Employee and any covered eligible family members in order to maintain eligibility under the Medical Plan. However, Delta and the Delta Plans will add five (5) years of service to the number of years of service the Employee will have earned under the Medical Plan as of the Retirement Date for purposes of calculating any applicable Service Related Premium. In addition, Pan Am service (from the most recent Pan Am date of hire) shall be added to the Employee's years of service as of the Retirement Date if the Employee is a former Pan Am pilot who was hired by Delta immediately following the acquisition of Pan Am assets by Delta. Future premium increases may be applied to the Employee and all eligible family members.

          c. Delta and the Delta Plans will add five (5) years of service to the number of years of service the Employee will have earned under the D&S Plan as of the Retirement Date for purposes of calculating the Employee's post-retirement monthly survivor benefits that will be paid to the Employee's eligible family members after the Employee's death.

       4. In exchange for the benefits which Delta and the Delta Plans are providing me in connection with the Early Retirement Program, I hereby agree as follows:

          a. I hereby waive, release, dismiss, and forever discharge Delta and the Air Line Pilots Association and their respective officers, directors, employees, agents, predecessors, successors, transferees, and assigns and the Delta Plans and their fiduciaries, employees, agents, successors, and assigns (collectively the "Released Parties") from any and all actions, causes of action, grievances, arbitrations, suits, damages, debts, claims, penalties, counterclaims, obligations, and liabilities of whatever nature, known or unknown, resulting or arising out of, directly or indirectly, my employment relationship with Delta, the termination of that relationship, and my participation in any or all of the Delta Plans, including, without limitation, any claims for wrongful discharge of any kind and any claims arising under any federal, state, or local laws or ordinances prohibiting any form of discrimination, including the Age Discrimination Employment Act of 1967, as amended, 29 U.S.C. (S) 621, et seq., any claims arising under the Railway Labor Act, any claims alleging a violation of the Collective Bargaining Agreement between Delta and the Air Line Pilots in the Service of Delta as represented by the Air Line Pilots Association, and any common-law claims now or hereafter recognized (collectively the "Claims"), except for the Claims that are non-waivable under any federal or state law. I understand that notwithstanding the above, I am waiving only those Claims which have existed in the past or which are existing now, and that I am not waiving Claims which may arise after the date this Agreement is executed by me and returned to Delta.

          b. I hereby agree that neither I, nor anyone acting on my behalf, will sue or file charges, or complaints with any local, state, or federal agency, board or court, including, but not limited to, the Equal Employment Opportunity Commission, against any of the Released Parties relating to any of the released Claims. I further agree that neither I, nor anyone acting on my behalf, will file any grievance with Delta or the Delta Air Lines Pilots' System Board of Adjustment. I further agree to indemnify and hold harmless any of the Released Parties against whom I, or anyone acting on my behalf, sues or files charges or complaints in any local, state, or federal agency, board or court, or files a grievance with Delta or the Delta Air Lines Pilots' System Board of
Adjustment.    I further agree that prior to the time that I or anyone acting on my behalf attempts to file a charge or complaint in any local, state, or federal agency, board or court, or attempts to file a grievance with Delta or the Delta

Air Lines Pilots' System Board of Adjustment, in contravention of this Agreement, I must tender back to Delta all sums and other benefits provided to me by any of the Released Parties under this Agreement.

      5. If I am an individual who resides in California, or with respect to whom California law governs this Agreement, I understand that Section 1542 of the Civil Code of the State of California states as follows :

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

I hereby expressly waive and relinquish all rights and benefits, if any, afforded to me by the above Section and acknowledge that this Agreement is intended to and does include and discharge all claims which I do not know about, or suspect to exist, at the date of this Agreement.

      6. I also agree that this Agreement is not to be construed in any way as an admission by any of the Released Parties that they have violated any federal, state, or local law, ordinance, regulation, or policy. I understand that I have numerous, valuable rights under federal and state law, including rights under the Age Discrimination Employment Act of 1967, as amended, 29 U.S.C. (S) 621, et seq. which I am waiving by executing this Agreement. I also understand that in order to waive these rights, I must make certain, affirmative representations regarding those rights, and regarding the circumstances surrounding my execution of this Agreement. In connection with this, by executing this Agreement, I hereby certify that:

          a. I am receiving valuable consideration under this Agreement to which I would not otherwise be entitled;

          b. I have been advised in writing to consult with an attorney prior to executing this Agreement and I understand that I have the right to consult with an attorney before executing this Agreement;

          c. I have read this Agreement and I understand that it is a general release of Delta and the other Released Parties from any past or existing Claim or potential Claim that I may have against Delta or against any of the Released Parties including any Claim or potential Claim relating to my employment relationship with Delta, or termination of that relationship;

          d. I have been given a period of up to forty-five (45) days in which to consider whether to sign this Agreement and to consult with an attorney, accountant, tax advisor, spouse, or any other person of my choosing. I certify that I have either used this full forty-five (45) day period to consider this Agreement, or I have voluntarily chosen to execute this Agreement before the end of that period;

          e. I understand that all pilots currently employed by Delta, who will be fifty years of age or older on or before [the first day of the month following the month in which the window period ends], are eligible to participate in Delta's Early Retirement Program. I have been given, in writing, information as to the job titles and range of ages of all Delta Pilots who are being afforded the opportunity to participate in Delta's Early Retirement Program. That information is attached hereto as Attachment A. I have also been given, in writing, information as to the job titles and range of ages of all Delta pilots who are not being afforded the opportunity to participate in this Program. That information is attached as Attachment B. I am aware that I may review a complete list of the job titles and ages of all individuals eligible to participate in Delta's Early Retirement Program by contacting June NeSmith at
(404) 715-6518. I have also been given, in writing, a disclosure as to the eligibility factors and time limits applicable to the Delta Early Retirement Program.

          f. I understand that I have up to seven (7) days from the date I sign this Agreement to change my mind and revoke this Agreement. To revoke this Agreement, I must notify Delta of my wish to revoke through a signed statement. This Agreement will not take effect until the eighth day after its execution, but if not revoked within the seven (7) day period, this Agreement shall be fully effective and enforceable thereafter.

     7. I understand that I will receive the benefits available under the Early Retirement Program only if I am employed as of the retirement date set forth in the program.

     8. I understand that this Agreement is governed by, and shall be construed in accordance with, the laws of the State of Georgia. I further understand that in the event that one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, that this shall not affect any other provisions in this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had never been contained herein.

     9. I understand that this Agreement sets forth the entire Agreement between myself and Delta, and that no representations, statements, or inducements have been made to me concerning this Agreement other than the representations and statements contained and memorialized in this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the 29th day of April, 1996.


                                        -----------------------------------
                                        EMPLOYEE



                                        DELTA AIR LINES, INC.

                                     By:
                                        ----------------------------------

                                     Its:
                                         ---------------------------------